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INDEX TO JUMPTAP'S FINANCIAL STATEMENTS
TABLE OF CONTENTS 3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Millennial Media, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, and Preferred Stock, par value $0.01 per share, of Jumptap, Inc.
	(2)	Aggregate number of securities to which transaction applies: 5,694,250 shares of Common Stock of Jumptap, Inc. and 28,716,964 shares of Preferred Stock of Jumptap, Inc.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the book value of the securities of Jumptap, Inc. being acquired by Millennial Media, Inc. (as reflected in the Unaudited Consolidated Balance Sheets of Jumptap, Inc. and Subsidiaries as of June 30, 2013) of $9,095,000.00 by 0.00013640.
	(4)	Proposed maximum aggregate value of transaction: $9,095,000.00
	(5)	Total fee paid: $1,240.56
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MILLENNIAL MEDIA, INC.
2400 Boston Street, Suite 201
Baltimore, Maryland 21224

Dear Millennial Media Stockholder:

        Millennial Media, Inc. has entered into an agreement to acquire all of the outstanding securities of Jumptap, Inc., a privately held company. Jumptap has created a unified mobile audience platform that takes a programmatic and mobile-first approach to reaching audiences. We believe that Jumptap's business will be complementary to Millennial Media's full suite of mobile advertising services and products, and that the combination of our two companies will result in revenue and cost synergies as we gain new scale and prominence in the mobile advertising marketplace. In addition to gaining new customers, we believe the combined company will be able to consolidate our ad serving platforms and our data center needs and to take advantage of the combined company's engineering, product development and sales and marketing personnel. In short, we believe acquiring Jumptap provides us with a unique opportunity to achieve one of Millennial Media's key strategic objectives to be a market leader in mobile advertising solutions.

        On August 13, 2013, Millennial Media and its wholly owned subsidiary, Polo Corp., which we refer to as Merger Sub, entered into an Agreement and Plan of Reorganization, which we refer to as the Acquisition Agreement, with Jumptap, Inc., a Delaware corporation, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as Stockholders' Representative, pursuant to which Merger Sub will be merged with and into Jumptap, with Jumptap continuing as the surviving company. We refer to this transaction as the Acquisition. As a result of the Acquisition, upon satisfaction of the terms and conditions in the Acquisition Agreement, Jumptap will become a wholly owned subsidiary of Millennial Media.

        Under the Acquisition Agreement, the consideration to be issued to Jumptap securityholders will consist of:

  •
  up to 26,952,317 shares of common stock of Millennial Media, par value $0.001 per share, which is equal to approximately 23.5% of Millennial Media's fully diluted capital stock as of the date of the Acquisition Agreement, which is subject to adjustment as described in this proxy statement and as more fully described in the Acquisition Agreement;

  •
  cash for shares of Jumptap common stock held by certain holders of Jumptap common stock who are not (i) "accredited investors" as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, or (ii) listed in a spreadsheet to be delivered by Jumptap to Millennial Media (provided that such cash amount payable by the Company shall not exceed $3 million without the prior written consent of the Company), which we refer to as the Cash Payment; and

  •
  cash to participants of Jumptap's Management Incentive Plan (such aggregate amount not to exceed $11 million), which we refer to as the MIP Payment.

        The number of shares of Company common stock to be issued in the Acquisition will be reduced by a number of shares of Company common stock equal to the quotient of: (a) the sum of: (i) a portion of specified transaction-related expenses and transaction-related bonus payments payable by Jumptap; plus (ii) $250,000, which will be used for the purposes of paying directly, or reimbursing the Stockholders' Representative for, any third party expenses pursuant to the Acquisition Agreement and the related escrow agreement; plus (iii) the Cash Payment; plus (iv) the MIP Payment; divided by (b) the average of the closing stock prices of Millennial Media's common stock for the five consecutive trading days ending on the trading day that is three trading days prior to the closing date of the Acquisition.

        A portion of the shares to be issued in connection with the Acquisition will be held in escrow as partial security for the indemnification obligations of the Jumptap securityholders and management participants in the MIP as set forth in the Acquisition Agreement and pursuant to the terms of an escrow agreement attached as an exhibit to the Acquisition Agreement. Millennial Media will assume options to purchase common stock of Jumptap with exercise prices lower than the consideration payable for each share of Jumptap common stock, and such options will become options to purchase common stock of Millennial Media, as described in the Acquisition Agreement. All options to purchase common stock of Jumptap with exercise prices above, and all warrants with strike prices above, the consideration payable for each share of Jumptap common stock will be cancelled without payment of any consideration therefor. All outstanding warrants with strike prices below the consideration payable for each share of Jumptap stock exercisable for, and all outstanding debt instruments convertible into, common stock of Jumptap, will be exchanged for a portion of the shares of common stock of Millennial Media to be issued in the Acquisition.

        The final number of shares to be issued in the Acquisition will not exceed 26,952,317, but the exact number will not be known until the closing of the Acquisition. However, under the rules of the New York Stock Exchange, or NYSE, on which Millennial Media common stock is listed, the proposed issuance of the shares of Millennial Media common stock to the current securityholders of Jumptap in connection with the Acquisition requires the approval of Millennial Media's stockholders because the maximum number of shares to be issued exceeds 20% of the number of shares of the Company's common stock outstanding prior to the issuance.

        If the stock issuance is approved, Millennial Media will issue the shares to the current Jumptap securityholders in a private placement transaction exempt from registration requirements under Regulation D and Rule 506 under the Securities Act of 1933, as amended. Under the terms of the Acquisition Agreement, Millennial Media has also agreed to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 relating to the shares of common stock issuable as part of the consideration, pursuant to the terms of a registration rights agreement attached as an exhibit to the Acquisition Agreement.

        Each company's board of directors has approved the transaction, which has also been approved by Jumptap's stockholders. Pending regulatory and stockholder approvals, we anticipate the transaction will close in the fourth quarter of 2013.

        The attached proxy statement contains a description of the Acquisition Agreement and the proposed Acquisition, as well as information regarding Jumptap and Millennial Media. Please give this material your careful consideration, including the annexes and information incorporated by reference and the matters discussed under "Risk Factors" beginning on page 14.

        The board of directors of Millennial Media unanimously recommends that stockholders vote in favor of the issuance of Millennial Media common stock to the current securityholders of Jumptap. We invite you to attend our meeting, details of which are included in the enclosed Notice of Special Meeting and Proxy Statement. Regardless of the number of shares you own or whether you plan to attend the meeting, it is important that your shares be represented and voted. Voting instructions are included.

        The date, time and place of the special meeting of stockholders are as follows:

    November 4, 2013
    9:00 a.m. local time
    Grand Hyatt Washington
    1000 H Street, NW
    Washington, D.C.

        Your vote is very important. We cannot complete the Acquisition pursuant to the Acquisition Agreement without the approval of the issuance of our common stock in connection with the Acquisition. The proposal to issue up to 26,952,317 shares of Millennial Media common stock pursuant to the Acquisition Agreement requires the approval of a majority of the votes cast at the special meeting, including abstentions but not including broker non-votes, provided that a quorum is present in person or by proxy at the special meeting. The proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the stock issuance proposal requires the approval of the holders of a majority of the shares of our common stock present or represented by proxy at the special meeting and entitled to vote, regardless of whether a quorum is present.

        Whether or not you plan to attend the special meeting of stockholders, please take the time to vote by completing and mailing to us the enclosed proxy card or grant your proxy by telephone or through the Internet. You may also cast your vote in person at the special meeting to be held on November 4, 2013. If your shares are held in "street name," you must instruct your broker, bank or other nominee to vote.

        On behalf of your management team and board of directors, I thank you for your support and urge you to vote "FOR" approval of the issuance of Millennial Media common stock in the Acquisition.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        This proxy statement is dated October 2, 2013 and is first being mailed to stockholders on or about October 4, 2013.

Sincerely,
Paul J. Palmieri President and CEO

ADDITIONAL INFORMATION

        This proxy statement incorporates important business and financial information about Millennial Media from documents that Millennial Media has filed with the Securities and Exchange Commission, or the SEC, that are not included in or delivered with this proxy statement. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement through the SEC website at http://www.sec.gov or by submitting an oral or written request to:

  Millennial Media, Inc.
  2400 Boston Street, Suite 201
  Baltimore, Maryland 21224
  Attention: Investor Relations
  Telephone: (410) 522-8705

PLEASE REQUEST DOCUMENTS FROM MILLENNIAL MEDIA NO LATER THAN OCTOBER 28, 2013 TO RECEIVE THEM BEFORE THE MEETING. UPON REQUEST, MILLENNIAL MEDIA WILL MAIL ANY DOCUMENTS TO YOU BY FIRST CLASS MAIL PROMPTLY.

        In addition, you may obtain copies of this information from Millennial Media's website, http://www.millennialmedia.com. This website address is provided as an inactive textual reference only. Information contained on Millennial Media's website does not constitute part of this proxy statement.

        Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference in the documents or this proxy statement.

        See the section entitled "Where You Can Find Additional Information" beginning on page 89 of this proxy statement for more information about the documents incorporated by reference into this proxy statement.

        You should rely only on the information contained in, or incorporated by reference into, this proxy statement in deciding how to vote on each of the proposals. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated October 2, 2013. You should not assume that the information contained in, or incorporated by reference into, this proxy statement is accurate as of any date other than that date.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make any such solicitation in such jurisdiction. Information contained in this proxy statement regarding Jumptap has been provided by Jumptap and information contained in this proxy statement regarding Millennial Media has been provided by us.

VOTING ELECTRONICALLY, BY TELEPHONE OR BY MAIL

        Stockholders of record at the close of business on October 2, 2013, the record date for the special meeting of stockholders, may submit their proxies:

  •
  through the Internet by visiting a website established for that purpose at http://www.voteproxy.com and following the instructions;

  •
  by telephone by calling the toll-free number 1-800-PROXIES (1-800-776-9437) in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions; or

  •
  by returning the enclosed proxy card in the provided return envelope (which is postage paid if mailed in the United States).

        To vote via telephone or Internet, please have in front of you either your proxy card, or if you have consented to receive your materials electronically, your email notification advising that materials are available online. A phone number and an Internet website address are contained on each of the documents. Upon entering either the phone number or the Internet website address, you will be instructed on how to proceed.

        If a stockholder holds shares registered in the name of a broker, bank or other nominee, that broker, bank or other nominee will enclose or provide a voting instruction card for use in directing that broker, bank or other nominee how to vote those shares.

MILLENNIAL MEDIA, INC.
2400 Boston Street, Suite 201
Baltimore, Maryland 21224

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On November 4, 2013

Dear Stockholder:

        On August 13, 2013, MILLENNIAL MEDIA, INC., a Delaware corporation ("Millennial Media," the "Company" or "we"), entered into an Agreement and Plan of Reorganization (the "Acquisition Agreement") with Jumptap, Inc., a Delaware corporation ("Jumptap"), Polo Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub") and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Stockholders' Representative, pursuant to which Merger Sub will be merged with and into Jumptap, with Jumptap continuing as the surviving company (the "Acquisition"). As a result of the Acquisition, upon satisfaction of the terms and conditions in the Acquisition Agreement, Jumptap will become a wholly owned subsidiary of the Company.

        Under the Acquisition Agreement, the consideration to be issued to Jumptap securityholders will consist of:

  •
  up to 26,952,317 shares of common stock of the Company, par value $0.001 per share, which is equal to approximately 23.5% of the Company's fully diluted capital stock as of the date of the Acquisition Agreement, which is subject to adjustment as described in this proxy statement and as more fully described in the Acquisition Agreement;

  •
  cash for shares of Jumptap common stock held by certain holders of Jumptap common stock who are not (i) "accredited investors" as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, or (ii) listed in a spreadsheet to be delivered by Jumptap to the Company as receiving common stock of Millennial Media (provided that such cash amount payable by the Company shall not exceed $3 million without the prior written consent of the Company) (the "Cash Payment"); and

  •
  cash to participants of Jumptap's Management Incentive Plan (the "MIP") (such aggregate amount not to exceed $11 million) (the "MIP Payment").

        The number of shares of Company common stock to be issued in the Acquisition will be reduced by a number of shares of Company common stock equal to the quotient of: (a) the sum of: (i) a portion of specified transaction-related expenses and transaction-related bonus payments payable by Jumptap; plus (ii) $250,000, which will be used for the purposes of paying directly, or reimbursing the Stockholders' Representative for, any third party expenses pursuant to the Acquisition Agreement and the related escrow agreement; plus (iii) the Cash Payment; plus (iv) the MIP Payment; divided by (b) the average of the closing stock prices of Millennial Media's common stock for the five consecutive trading days ending on the trading day that is three trading days prior to the closing date of the Acquisition.

        The consummation of the Acquisition is subject to customary closing conditions, including the approval of the Company's stockholders of the issuance of the Company's common stock to Jumptap's securityholders.

        You are cordially invited to attend a Special Meeting of Stockholders of the Company (the "Special Meeting"), to be held on November 4, 2013 at 9:00 a.m. local time, at the Grand Hyatt Washington, 1000 H Street, NW, Washington, D.C., to vote on the following proposals:

  1.
  A proposal to approve the issuance of up to 26,952,317 shares of the Company's common stock to Jumptap's securityholders in connection with the Acquisition (the "Share Issuance Proposal");

  2.
  If necessary, an adjournment of the Special Meeting, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal; and

  3.
  Transaction of such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

        The Company's board of directors recommends that the stockholders vote "FOR" the Share Issuance Proposal and, if necessary, "FOR" the proposal for an adjournment of the Special Meeting. Approval of the Share Issuance Proposal is necessary to complete the Acquisition.

        These items of business are more fully described in the proxy statement accompanying this Notice.

        The record date for the Special Meeting is October 2, 2013. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important notice regarding the availability of proxy materials for the Special Meeting of Stockholders to be held on November 4, 2013 at 9:00 a.m. local time at the Grand Hyatt Washington, 1000 H Street, NW, Washington, D.C. The proxy statement is available at http://www.astproxyportal.com/ast/17552/.

By Order of the Board of Directors

Ho Sik Shin Secretary

Baltimore, Maryland
October 4, 2013

  You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION, THE ACQUISITION AGREEMENT AND
THE SPECIAL MEETING

        The following are some questions that you, as a stockholder of the Company, may have regarding the Acquisition, the Acquisition Agreement and the Special Meeting, together with brief answers to those questions. We urge you to read carefully the remainder of this proxy statement, including the annexes and other documents referred to in this proxy statement, because the information in this section may not provide all of the information that might be important to you with respect to the Acquisition or the Special Meeting.

Q:
What is the Acquisition?

A:
The Company has entered into an Agreement and Plan of Reorganization (the "Acquisition Agreement") with Jumptap, Inc., a Delaware corporation ("Jumptap"), Polo Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub") and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Stockholders' Representative, pursuant to which Merger Sub will be merged with and into Jumptap, with Jumptap continuing as the surviving company (the "Acquisition"). Following the consummation of the Acquisition, Jumptap will become a wholly owned subsidiary of the Company, the stockholders of Jumptap will become stockholders of the Company and certain of the holders of options to purchase shares of Jumptap common stock will become holders of options to purchase shares of common stock of the Company. For a more complete discussion of the Acquisition Agreement, see the section entitled "The Acquisition Agreement" beginning on page 42. A copy of the Acquisition Agreement is attached as Annex A to this proxy statement.

Q:
Why is the Company proposing to acquire Jumptap?

A:
The Company believes that acquiring Jumptap will (i) accelerate our progress toward achieving our strategic goals, (ii) enhance our overall product offerings, (iii) improve our data assets and (iv) enhance our intellectual property position.

Q:
Why am I receiving these materials?

A:
The Company is sending these materials to its stockholders to help them decide how to vote their shares of common stock with respect to the issuance of the Company's common stock to the securityholders of Jumptap in connection with the proposed Acquisition. This document contains important information about the Acquisition and the Special Meeting and you should read it carefully.

Q:
What stockholder approvals are required to complete the Acquisition?

A:
The Company's common stock is listed on the New York Stock Exchange (the "NYSE"). NYSE rules require stockholder approval before the issuance of common stock if the common stock to be issued will have voting power equal to or greater than 20% of the voting power outstanding before the issuance, or if the number of shares of common stock to be issued will be equal to or greater than 20% of the number of shares of common stock outstanding before the issuance. Even though the final number of shares to be issued will not be known until the closing of the Acquisition, the maximum number of shares of common stock of the Company that may be issued in connection with the Acquisition will exceed the thresholds under NYSE rules and, therefore, the proposed issuance requires the approval of the Company's stockholders. To complete the Acquisition, the Company's stockholders must approve the issuance of up to 26,952,317 shares of the Company's common stock in connection with the Acquisition (the "Share Issuance Proposal"), which approval requires a majority of the total votes cast on the Share Issuance Proposal at the Special Meeting (assuming a quorum is present). In addition to the receipt of the foregoing stockholder approval, each of the other conditions to the completion of the Acquisition contained in the Acquisition Agreement must be satisfied or waived. For a more complete discussion of the conditions to the completion of the Acquisition under the Acquisition Agreement, see the section entitled "The Acquisition Agreement—Conditions to Completion of the Acquisition" beginning on page 55.

Q:
What stockholder approvals are required for the adjournment of the Special Meeting, if necessary, to solicit additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal?

A:
The holders of a majority of the shares of the Company's common stock present or represented by proxy and entitled to vote at the Special Meeting must vote in favor of any adjournment of the Special Meeting.

Q:
How will the Company's stockholders be affected by the Acquisition and the issuance of shares of common stock to the securityholders of Jumptap in connection with the Acquisition?

A:
After the completion of the Acquisition, each stockholder will have the same number of shares of the Company's common stock that such stockholder held immediately prior to the completion of the Acquisition. However, upon issuance of the shares of the Company's common stock to the securityholders of Jumptap in connection with the Acquisition, each share of the Company's common stock outstanding immediately prior to the completion of the Acquisition will represent a smaller percentage of the aggregate number of shares of the Company's common stock outstanding after the completion of the Acquisition.

Q:
When does the Company expect to complete the Acquisition?

A:
The Company currently expects to complete the Acquisition in the fourth quarter of 2013. Completion of the Acquisition will only be possible, however, after all conditions to the completion of the Acquisition contained in the Acquisition Agreement are satisfied or waived, including stockholder approval of the Share Issuance Proposal and all required regulatory approvals. It is possible, therefore, that factors outside of the Company's control could require it to complete the Acquisition at a later time or not complete it at all.

Q:
How does the Company's board of directors recommend that the Company's stockholders vote with respect to the Share Issuance Proposal and the adjournment of the Special Meeting?

A:
The Company's board of directors recommends that the Company's stockholders vote "FOR" the Company's Share Issuance Proposal, and, if necessary, "FOR" the adjournment of the Special Meeting, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal.

Q:
What risks should I consider in deciding whether to vote in favor of the Share Issuance Proposal?

A:
You should carefully review the section of this proxy statement entitled "Risk Factors" beginning on page 14, which presents risks and uncertainties related to the Acquisition, the combined company, and the business and operations of the Company, as well as the risk factors set forth in our filings with the Securities and Exchange Commission, which are incorporated by reference into this proxy statement. See the section entitled "Where You Can Find Additional Information" beginning on page 89.

Q:
Do I have appraisal rights in connection with the Acquisition?

A:
No. Under Delaware law, the Company's stockholders will not be entitled to exercise any appraisal rights in connection with the Acquisition.

Q:
When and where will the Special Meeting take place?

A:
The Special Meeting will be held on November 4, 2013 at 9:00 a.m., local time, at the Grand Hyatt Washington, 1000 H Street, NW, Washington, D.C.

Q:
Who can attend and vote at the Special Meeting?

A:
All the Company's stockholders of record as of the close of business on October 2, 2013, the record date for the Special Meeting, are entitled to receive notice of, attend, and vote at the Special Meeting.

Q:
What do I need to do now and how do I vote?

A:
The Company urges you to read this proxy statement carefully, including its annexes, and to consider how the Acquisition may affect you and the Company as a whole.

  To vote, you may provide your proxy instructions in three different ways. First, you can mail your signed proxy card in the enclosed return envelope. Alternatively, you can provide your proxy instructions by calling the toll-free call center set up for this purpose indicated on the enclosed proxy card and following the instructions provided. Please have your proxy card available when you call. Finally, you can provide your proxy instructions over the Internet by accessing the website indicated on the enclosed proxy card and following the instructions provided. Please have your proxy card available when you access the web page. Please provide your proxy instructions only once and as soon as possible so that your shares can be voted at the Special Meeting.

Q:
What happens if I do not return a proxy card or otherwise provide proxy instructions or if I elect to abstain from voting?

A:
If you do not submit a proxy card, provide proxy instructions by telephone or over the Internet or vote at the Special Meeting, your shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Special Meeting, and your actions will have no effect on the outcome of the Company's Proposal No. 1 (the Share Issuance Proposal), Proposal No. 2 (adjournment) or Proposal No. 3 (other business).

  If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as present for the purpose of determining the presence of a quorum for the Special Meeting and all of your shares will be voted "FOR" the Company's Proposals Nos. 1 and 2. However, if you submit a proxy card or provide proxy instructions by telephone or over the Internet and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the Special Meeting and your abstention will have the same effect as a vote "AGAINST" the Company's Proposals Nos. 1 and 2.

Q:
If my shares are held in "street name" by a broker or other nominee, will my broker or nominee vote my shares for me?

A:
If your shares are held in "street name" in a stock brokerage account or by another nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to the Company or by voting in person at the Special Meeting unless you provide a "legal proxy," which you must obtain from your broker or other nominee.

  If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Non-discretionary matters include director elections and other matters like those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers, acquisitions, share issuances or shareholder proposals. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Discretionary items are proposals considered routine under the rules of the NYSE on which your broker may vote shares held in street name in the absence of your voting instructions.

  The Share Issuance Proposal is a non-discretionary matter. Therefore, if you do not instruct your broker or other nominee on how to vote your shares then:

  •
  your broker or other nominee may not vote your shares on the Share Issuance Proposal, and the resulting broker non-vote will have no effect on this proposal; and

  •
  your broker or other nominee may vote your shares on the proposal to adjourn the Special Meeting.

Q:
May I vote in person?

A:
If your shares of the Company's common stock are registered directly in your name with the Company's transfer agent, you are considered, with respect to those shares, the "stockholder of record," and the proxy materials and proxy card are being sent directly to you. If you are the stockholder of record, you may attend the Special Meeting and vote your shares in person, rather than signing and returning your proxy card or otherwise providing proxy instructions by telephone or over the Internet.

  If your shares of the Company's common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Special Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a "legal proxy" from the broker or other nominee that holds your shares giving you the right to vote the shares in person at the Special Meeting.

Q:
May I revoke or change my vote after I have provided proxy instructions?

A:
Yes. You may revoke or change your vote at any time before your proxy is voted at the Special Meeting. You can do this in one of three ways. First, you can send a written notice to the Company stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card, by telephone or over the Internet, as and if applicable. Third, you can attend the Special Meeting and vote in person. Your attendance alone at the Special Meeting will not revoke your proxy. If you have instructed a broker or other nominee to vote your shares, you must follow directions received from your broker or other nominee to change those instructions.

Q:
What constitutes a quorum?

A:
Stockholders who hold a majority of the shares of the Company's common stock outstanding as of the close of business on the record date for the Special Meeting must be present either in person or by proxy to constitute a quorum to conduct business at the Special Meeting.

Q:
Who is paying for this proxy solicitation?

A:
The Company will pay for the cost and expense of preparing, filing, assembling, printing and mailing this proxy statement, and any amendments thereto, the proxy card and any additional information furnished to the Company's stockholders. The Company may also reimburse brokers, custodians, nominees and fiduciaries for their costs of soliciting and obtaining proxies from beneficial owners, including the costs of reimbursing brokers, custodians, nominees and fiduciaries for their costs of forwarding this proxy statement and other solicitation materials to beneficial owners. In addition, proxies may be solicited without extra compensation by directors, officers and employees of the Company by mail, telephone, fax, or other methods of communication.

Q:
Whom should I contact if I have any questions about the Acquisition or the Special Meeting?

A:
Stockholders may call Ho Shin, General Counsel and Secretary, at (410) 522-8705.

Q:
What happens if I sell my shares after the record date but before the Special Meeting?

A:
If you transfer any of your shares of the Company's common stock after the record date but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting.

Q:
What do I do if I receive more than one proxy statement or set of voting instructions?

A:
If you hold shares directly as a record holder and also in "street name" or otherwise through a nominee, you may receive more than one proxy statement and/or set of voting instructions relating to the Special Meeting. These should each be voted and/or returned separately to ensure that all of your shares are voted.

SUMMARY

        This summary highlights selected information from this proxy statement. It may not contain all of the information that is important to you with respect to the Share Issuance Proposal or any other matter described in this proxy statement. We urge you to read carefully this proxy statement, as well as the documents attached to and referenced in this proxy statement, to fully understand the Acquisition. In particular, you should read the Acquisition Agreement described elsewhere in this proxy statement and attached as Annex A. In addition, we encourage you to read the information incorporated by reference into this proxy statement, which includes important business and financial information about the Company that has been filed with the SEC. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find Additional Information" beginning on page 89.

        When this proxy statement refers to the "combined company," it means the Company and its subsidiaries together with Jumptap and its subsidiaries, collectively.

The Companies

  Millennial Media, Inc.

  2400 Boston Street, Suite 201
  Baltimore, Maryland 21224
  (410) 522-8705

        The Company is the leading independent mobile advertising platform company. The Company's technology, tools and services help developers maximize their advertising revenue, acquire users for their apps and gain insight about their users. To advertisers, the Company offers significant audience reach, sophisticated targeting capabilities and the opportunity to deliver rich and engaging ad experiences to customers on their mobile connected devices. The Company's proprietary technology and data platform, known as MYDAS®, determines in real-time which ad to deliver, as well as to whom and when, with the goal of optimizing the effectiveness of advertising campaigns regardless of device type or operating system.

        The Company was incorporated under the General Corporation Law of the State of Delaware on May 30, 2006. It offered common stock to the public for the first time on March 28, 2012 (NYSE: MM).

  Jumptap, Inc.

  155 Seaport Boulevard, 8th Floor
  Boston, Massachusetts 02210
  (617) 301-4550

        Jumptap is a mobile advertising and audience targeting platform company that develops and provides technology and advertising solutions to advertisers, publishers and app developers. Jumptap helps app developers acquire users for their apps and also helps both app developers and publishers maximize their advertising revenue. Jumptap offers advertisers sophisticated targeting capabilities and the ability to reach consumers on a variety of mobile devices, as well as online, with ads designed for the device the consumer is using to view the ad. Jumptap earns revenue from advertisers when it serves ads on publisher mobile web sites and on apps. Jumptap generally pays a portion of that revenue to the publishers and app developers on whose sites and apps it places ads. Jumptap also has 60 issued patents and more than 130 patents pending in the United States and internationally, covering broad aspects of the mobile advertising market.

        Jumptap, Inc. was founded in 2004 and incorporated under the General Corporation Law of the State of Delaware on January 18, 2005. Jumptap is headquartered in Boston, Massachusetts.

The Acquisition (See page 25)

        The board of directors of the Company, the board of directors of Jumptap and the stockholders of Jumptap have approved the Acquisition and the Acquisition Agreement, and the Company, Jumptap, Merger Sub and the Stockholders' Representative have entered into the Acquisition Agreement, which provides that, subject to the terms and conditions of the Acquisition Agreement and upon completion of the Acquisition, Jumptap will become a wholly owned subsidiary of the Company.

Consideration to be Paid at the Closing for the Acquisition (See page 42)

        The consideration to be paid by the Company for the outstanding securities of Jumptap in the Acquisition consists of:

  •
  the issuance of up to 26,952,317 shares of common stock of the Company, which is equal to approximately 23.5% of the Company's fully diluted capital stock as of the date of the Acquisition Agreement;

  •
  cash for shares of Jumptap common stock held by certain holders of Jumptap common stock who are not (i) "accredited investors" as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, or (ii) listed in a spreadsheet to be delivered by Jumptap to the company as receiving common stock of Millennial Media (provided that such cash amount payable by the Company shall not exceed $3 million without the prior written consent of the Company) (the "Cash Payment"); and

  •
  cash to participants of Jumptap's Management Incentive Plan (the "MIP") (such aggregate amount not to exceed $11 million) (the "MIP Payment").

        The number of shares of Company common stock to be issued in the Acquisition will be reduced by a number of shares of Company common stock equal to the quotient of: (a) the sum of: (i) a portion of specified transaction-related expenses and transaction-related bonus payments payable by Jumptap; plus (ii) $250,000, which will be used for the purposes of paying directly, or reimbursing the Stockholders' Representative for, any third party expenses pursuant to the Acquisition Agreement and the related escrow agreement; plus (iii) the Cash Payment; plus (iv) the MIP Payment; divided by (b) the average of the closing stock prices of Millennial Media's common stock for the five consecutive trading days ending on the trading day that is three trading days prior to the closing date of the Acquisition.

        A portion of the shares to be issued in connection with the Acquisition will be held in escrow as partial security for the indemnification obligations of the Jumptap securityholders and management participants in the MIP as set forth in the Acquisition Agreement and pursuant to the terms of an escrow agreement attached as an exhibit to the Acquisition Agreement. The Company will assume options to purchase common stock of Jumptap with exercise prices lower than the consideration payable for each share of Jumptap common stock, and such options will become options to purchase common stock of the Company, as described in the Acquisition Agreement. All options to purchase common stock of Jumptap with exercise prices above, and all warrants with strike prices above, the consideration payable for each share of Jumptap common stock will be cancelled without payment of any consideration therefor. All outstanding warrants with strike prices below the consideration payable for each share of Jumptap stock exercisable for, and all outstanding debt instruments convertible into, common stock of Jumptap, will be exchanged for a portion of the shares of common stock of the Company to be issued in the Acquisition.

        Because the number of shares of Company common stock to be issued is subject to adjustment as described above, the final number of shares will not be known until the closing of the Acquisition.

Sample Calculations of Distribution of Consideration

        Below are a series of sample calculations of the number of shares of common stock to be issued and the various cash payments to be made assuming various average closing prices of the common stock for the five consecutive trading days ending on the trading day that is three trading days prior to the closing of the Acquisition.

	Average closing prices of common stock
	$6.50	$7.50	$8.50
Transaction expenses and bonus payments	$2,914,874	$3,117,016	$3,319,159
Expense fund	$250,000	$250,000	$250,000
Cash Payment and MIP Payment	$70,523	$9,080,178	$10,663,404
Shares of common stock issued	26,454,564	25,292,691	25,277,898
Escrow % of total shares issued	10%	10%	10%
Number of shares placed in escrow	2,645,456	2,529,269	2,527,790

Ownership of the Company After the Completion of the Acquisition

        If the Company issued to the securityholders of Jumptap an aggregate of 26,952,317 shares of the Company's common stock (the maximum number of securities that the securityholders of Jumptap may receive pursuant to the Acquisition Agreement), the securityholders of Jumptap would receive shares of the Company's common stock and options representing approximately 23.5% of all shares of the Company's capital stock on a fully-diluted basis as of immediately following the completion of the Acquisition. The Company's securityholders immediately prior to the Acquisition would continue to own their existing shares and options, and such shares and options would represent approximately 76.5% of all shares of the Company's capital stock on a fully-diluted basis as of immediately following the completion of the Acquisition (a change from 100% without the Acquisition).

        Depending upon the Company's stock price as of the closing of the Acquisition, and assuming the maximum amount of cash is paid that is permitted under the Acquisition Agreement, the number of shares of common stock of the Company to be issued could be reduced to approximately 25,273,710 shares. In that event, the securityholders of Jumptap would own or have a right to purchase approximately 22.4% of all shares of the Company's capital stock on a fully-diluted basis as of immediately following the completion of the Acquisition, and the shares and options held by the Company's securityholders immediately prior to the Acquisition would represent approximately 77.6% of all shares of the Company's capital stock on a fully-diluted basis as of immediately following the completion of the Acquisition.

What the Company's Stockholders Will Receive in the Acquisition

        The Company's stockholders will not receive any additional shares of the Company's common stock as a result of the Acquisition, and the rights associated with their shares of the Company's common stock will remain unchanged, except insofar as the relative voting power associated with such shares will be diluted as a result of the issuance of additional shares of the Company's common stock to Jumptap's securityholders in connection with the Acquisition.

Board of Directors of the Company After Completion of the Acquisition (See page 40)

        Upon completion of the Acquisition, the size of the Company's board of directors will be increased from seven to eight, and pursuant to the terms of the Acquisition Agreement, George Bell will be appointed to the Company's board of directors, subject to the Company's compliance with applicable law, listing requirements and the board of directors' fiduciary duties. Mr. George Bell is a member of Jumptap's board of directors and is on leave as Managing Director at General Catalyst Partners, a principal stakeholder in Jumptap, to serve as Jumptap's President and CEO. Mr. Bell will hold office until the earliest of the appointment of his successor or his resignation or proper removal and will join the class of directors whose term will expire at the 2014 annual meeting of stockholders.

Recommendations of the Company's Board of Directors and its Reasons for the Acquisition (See page 18)

        The Company's board of directors has approved the Acquisition Agreement and the Acquisition. The Company's board of directors has determined that the Acquisition, pursuant to the terms of the Acquisition Agreement, is in the Company's and the Company's stockholders' best interests, and therefore recommends that the Company's stockholders vote "FOR" the Share Issuance Proposal. In reaching these decisions, the Company's board of directors considered a number of factors, including:

  •
  the expected enhancement of the Company's progress towards achieving its strategic goals of making it easier to buy and transact on its platform, grow its proprietary data assets, deliver effective advertising across many different mobile devices and expand globally;

  •
  the ability to offer a more focused presence in performance advertising and the gain of additional capabilities in the emerging programmatic real-time bidding segment as well as cross-screen solutions;

  •
  the expected improvement to the Company's data assets by combining and integrating its current first-party data assets with Jumptap's third-party data assets; and

  •
  the expansion of the Company's intellectual property portfolio.

        The Company also considered possible negative factors in assessing the advisability of the Acquisition, including restrictions on the issuance of equity until the closing of the Acquisition, the potential termination fee payable to Jumptap if the Company's stockholders do not approve the Share Issuance Proposal, the payment of cash as part of the consideration in the Acquisition, the requirement for the Company to file a Registration Statement on Form S-3 to register the new shares and the indemnification obligations of the Company as part of the Acquisition Agreement.

Opinion of the Company's Financial Advisor (See page 31)

        Goldman, Sachs & Co. ("Goldman Sachs") delivered its opinion to the Company's board of directors that, as of August 13, 2013 and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration (as defined in the Acquisition Agreement) to be paid by the Company for Jumptap pursuant to the Acquisition Agreement was fair from a financial point of view to the Company.

        The full text of the written opinion of Goldman Sachs, dated August 13, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of the Company's board of directors in connection with its consideration of the Acquisition. The Goldman Sachs opinion is not a recommendation as to how any holder of the Company's common stock should vote with respect to the Acquisition or any other matter. Pursuant to an engagement letter between the Company and Goldman Sachs, the Company has agreed to pay Goldman Sachs a transaction fee of $2,950,000, all of which is payable upon consummation of the Acquisition.

Anticipated Accounting Treatment of the Acquisition (See page 41)

        The Acquisition will be accounted for using the acquisition method as required in Accounting Standards Codification 805, Business Combinations.

No Appraisal Rights (See page 41)

        The Company's stockholders will not be entitled to exercise any appraisal rights in connection with the Acquisition.

Regulatory Approvals (See page 41)

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), the Acquisition may not be completed until the required information and materials have been furnished to the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") and the U.S. Federal Trade Commission (the "FTC") and until certain waiting period requirements have expired or been earlier terminated.

Conditions to Completion of the Acquisition (See page 55)

        The obligations of the Company and Jumptap to complete the Acquisition are each subject to the satisfaction of a number of conditions.

No Solicitation (See page 53)

        In the Acquisition Agreement, Jumptap has agreed that it will not (i) solicit, initiate or knowingly encourage the submission of any takeover proposal by any person, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action intended or reasonably expected to facilitate the making of any inquiry or proposal to Jumptap that constitutes, or is reasonably expected to lead to, any takeover proposal by any person (other than the Company or its representatives).

        In the Acquisition Agreement, the board of directors of Jumptap has agreed not to (i) withdraw or modify the approval or recommendation by Jumptap's board of directors of the Acquisition Agreement or Acquisition, (ii) approve or recommend any takeover proposal or (iii) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any takeover proposal.

Termination of the Acquisition Agreement (See page 56)

        The Acquisition Agreement may be terminated under certain circumstances at any time prior to the closing.

Termination Fees and Expenses (See page 57)

        Subject to certain exceptions, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Acquisition Agreement and the transactions contemplated thereby will be borne by the party incurring such costs and expenses.

        The Acquisition Agreement provides that the Company will be required to pay Jumptap a termination fee of $10 million if Jumptap terminates the Acquisition Agreement due to the Company's failure to obtain the required approval of its stockholders.

Risk Factors (See page 14)

        In evaluating the Acquisition Agreement and the Acquisition, you should consider certain risks discussed in the section entitled "Risk Factors" beginning on page 14.

Matters to Be Considered at the Special Meeting (See page 23)

        The Special Meeting will be held on November 4, 2013 at 9:00 a.m., local time, at the Grand Hyatt Washington, 1000 H Street, NW, Washington, D.C.

        Matters to be Considered at the Special Meeting.    At the Special Meeting, and any adjournments or postponements thereof, the Company's stockholders will be asked to:

  •
  approve the Share Issuance Proposal;

  •
  if necessary, approve the adjournment of the Special Meeting, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal; and

  •
  conduct any other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

        Record Date.    The Company's board of directors has fixed the close of business on October 2, 2013 as the record date for determination of the Company's stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

        Required Vote.    Approval of the Share Issuance Proposal requires a majority of the total votes cast on the Share Issuance Proposal (assuming a quorum is present). Any adjournment of the Special Meeting including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of the Company's common stock present or represented by proxy and entitled to vote at the Special Meeting. As of the close of business on the record date for the Special Meeting, there were 81,466,432 shares of the Company's common stock outstanding.

SUMMARY CONSOLIDATED FINANCIAL DATA OF JUMPTAP

        The following tables set forth, for the periods and as of dates indicated, the summary historical financial data of Jumptap. The summary historical financial data as of and for the six months ended June 30, 2013 and 2012 has been derived from Jumptap's unaudited condensed consolidated financial statements included elsewhere in this proxy statement. The summary historical consolidated financial data as of and for the years ended December 31, 2012, 2011 and 2010 has been derived from the audited consolidated financial statements included elsewhere in this proxy statement. The unaudited condensed consolidated financial statements have been prepared on the same basis as Jumptap's audited consolidated financial statements and, in the opinion of management of Jumptap, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for those periods. The results for any interim period are not necessarily indicative of the results that may be expected for a full year. The historical results included here and elsewhere in this proxy statement are not necessarily indicative of future performance or results of operations.

        The summary consolidated financial data presented below represents portions of the financial statements of Jumptap and you should read this information in conjunction with "Selected Historical Consolidated Financial Data of Jumptap," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Jumptap" and the consolidated financial statements of Jumptap and related notes included elsewhere in this proxy statement.

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011	2010
	(in thousands)
Statement of operations data:
Revenue	$39,492	$31,087	$63,634	$47,934	$24,560
Cost of revenue	24,567	19,077	39,109	29,357	13,453

Gross profit	14,925	12,010	24,525	18,577	11,107
Operating expenses:
Sales and marketing	10,473	8,561	17,215	16,958	11,596
Technology and development	8,193	6,566	12,949	10,964	7,859
General and administrative	3,541	2,760	6,909	5,304	4,704

Total operating expenses	22,207	17,887	37,073	33,226	24,159

Loss from operations	(7,282)	(5,877)	(12,548)	(14,649)	(13,052)
Other income (expense):
Interest expense—net	(406)	(376)	(839)	(1,306)	(1,235)
Other income (expense):	108	151	343	814	(1,209)

Total other income (expense)	(298)	(225)	(496)	(492)	(2,444)

Net loss	(7,580)	(6,102)	(13,044)	(15,141)	(15,496)

		As of December 31,
	As of June 30, 2013
		2012	2011
	(in thousands)
Balance sheet data:
Cash and cash equivalents	$25,415	$27,330	$13,044
Working capital	12,709	16,339	4,253
Total assets	51,510	49,779	30,277
Total debt	18,475	16,181	15,088
Accumulated deficit	(157,776)	(150,196)	(127,724)
Stockholders' deficit	(157,014)	(150,189)	(127,750)

 SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

        The following selected unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting as outlined in Financial Accounting Standards Board ASC 805, Business Combinations, with the Company considered the acquiring company. The Company and Jumptap unaudited pro forma condensed combined balance sheet data assumes that the Acquisition took place on June 30, 2013, and combines the Company's and Jumptap's historical consolidated balance sheets at June 30, 2013. The Company's unaudited pro forma condensed combined statements of operations data assume that the Acquisition took place as of January 1, 2012. The unaudited pro forma condensed combined statements of operations data for the six months ended June 30, 2013 and the year ended December 31, 2012 combines the Company's and Jumptap's historical consolidated statements of operations data for the periods then ended.

        The selected unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods. The selected unaudited pro forma combined financial data as of and for the six months ended June 30, 2013 and for the year ended December 31, 2012 are derived from the unaudited pro forma condensed combined financial statements included elsewhere in this proxy statement and should be read in conjunction with those statements and the related notes. See "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 62.

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
	(in thousands, except per share data)
Unaudited pro forma condensed combined statement of operations data:
Revenue	$145,939	$241,301
Loss from operations	(19,374)	(27,694)
Loss before income taxes	(19,727)	(29,306)
Net loss attributable to common stockholders	(19,763)	(30,704)
Net loss per share, basic and diluted	(0.19)	(0.36)
Shares used in per share calculations, basic and diluted	104,530	86,244

As of June 30, 2013
(in thousands)
Unaudited pro forma condensed combined balance sheet data:
Cash and cash equivalents	$138,970
Total current assets	220,145
Total assets	434,971
Total liabilities	82,607
Stockholders' equity	352,364

RISK FACTORS

        In addition to the other information included and incorporated by reference into this proxy statement, including the matters addressed in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 17, you should carefully consider the following risk factors before deciding how to vote your shares of the Company's common stock at the Special Meeting. These factors should be considered in conjunction with the other information included by the Company in this proxy statement. If any of the risks described below or in the documents incorporated by reference into this proxy statement actually materialize, the businesses, financial condition, results of operations, prospects or stock prices of the Company and/or the combined company could be materially and adversely affected. See the section entitled "Where You Can Find Additional Information" beginning on page 89.

Risks Related to the Acquisition

The announcement and pendency of the Acquisition could have a negative impact on the Company's and Jumptap's respective businesses, financial conditions, results of operations or business prospects, or on the Company's stock price.

        The announcement and pendency of the Acquisition could disrupt the Company's and Jumptap's businesses in the following ways, any of which could negatively affect our stock price or could harm our financial condition, results of operations or business prospects:

  •
  customers and other third-party business partners of the Company or Jumptap may seek to terminate or renegotiate their relationships with the Company or Jumptap as a result of the Acquisition, whether pursuant to the terms of their existing agreements with the Company or Jumptap, or otherwise;

  •
  the attention of the Company's and/or Jumptap's management may be directed toward the completion of the Acquisition and related matters and may be diverted from the day-to-day business operations of their respective companies, including from other opportunities that might otherwise be beneficial to the Company or Jumptap; and

  •
  current and prospective employees may experience uncertainty regarding their future roles with the combined company, which might adversely affect the Company's ability to retain, recruit and motivate key personnel.

        Should they occur, any of these matters could adversely affect the stock price of the Company or harm the financial condition, results of operations or business prospects of the Company and/or Jumptap.

The Company may fail to complete the Acquisition.

        The Acquisition has been approved by each company's board of directors, as well as Jumptap's stockholders, but prior to the consummation of the Acquisition, the Acquisition will require approval of the Company's stockholders. While there can be no assurances as to the exact timing of the completion of the Acquisition, or that the Acquisition will be completed at all, the Company and Jumptap are working to complete the transaction in the fourth quarter of 2013. In addition to the approval of the Company's stockholders, the consummation of the Acquisition is subject to a number of conditions, including requisite regulatory approvals, the receipt of necessary third-party consents and other customary closing conditions. The Company cannot assure you that the conditions required to consummate the Acquisition will be satisfied on the anticipated schedule, or at all.

        If the Company does not complete the Acquisition, it will have incurred substantial expenses for which no ultimate benefit will have been received. The Company has incurred out-of-pocket expenses in connection with the transaction for investment banking, legal and accounting fees and financial printing and other related charges, much of which will be incurred even if the Acquisition is not completed. In addition, the Acquisition Agreement provides for the payment by the Company to Jumptap of a reverse termination fee of $10 million if the Company's stockholders do not approve the issuance of shares of to the Jumptap securityholders in the Acquisition. Furthermore, the market price of the Company's common stock might reflect the assumption that the Acquisition will be completed, in which case the termination of the Acquisition Agreement could cause the Company's stock price to decline.

Risks Related to the Combined Company if the Acquisition Is Completed

The Company and Jumptap may be unable to realize the benefits anticipated by the Acquisition, including estimated cost savings and synergies, or it may take longer than anticipated for the combined company to achieve those benefits.

        The Company's realization of the benefits anticipated as a result of the Acquisition will depend in part on the integration of Jumptap's business with that of the Company. However, there can be no assurance that the Company will be able to operate Jumptap's business profitably or integrate it successfully into the Company's operations in a timely fashion, or at all. Following the Acquisition, the size of the combined company's business will be significantly larger than the Company's current business. Its future success as a combined company depends, in part, upon the Company's ability to manage this expanded business, which will pose substantial challenges for its management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. The dedication of management resources to this integration could detract attention from the Company's current day-to-day business, and the Company cannot assure stockholders that there will not be substantial costs associated with the transition process or other negative consequences as a result of these integration efforts. These effects, including, but not limited to, incurring unexpected costs or delays in connection with integration of the two businesses, or the failure of Jumptap's business to perform as expected, could harm the combined company's results of operations.

The issuance of shares of the Company's common stock in the Acquisition will dilute the voting power and economic interests of the Company's current stockholders.

        Upon consummation of the Acquisition, all of Jumptap's capital stock and certain of its convertible securities and warrants issued and outstanding immediately prior to the effective time of the Acquisition will be converted into shares of the Company's common stock. If the Acquisition is consummated, the Company will issue shares of its common stock to the former securityholders of Jumptap in an aggregate number that will equal up to 23.5% of the total outstanding number of common shares following the issuance. Consequently, the Company's stockholders will own a significantly smaller percentage of the combined company and they should expect to exercise less influence over the management and policies of the combined company following the Acquisition than they currently exercise over the Company's management and policies.

The loss of key personnel could hurt the combined company's business and its prospects.

        The success of the Acquisition will depend, in part, on the combined company's ability to retain key employees who continue employment with the combined company after the Acquisition is completed. If any of these key employees terminate their employment, the combined company's sales, marketing or development activities might be negatively impacted and management's attention might be diverted from successfully integrating Jumptap's operations. In addition, the combined company might not be able to locate suitable replacements on reasonable terms for any such key employees who leave the combined company.

The combined company's success will also depend on relationships with third parties and pre-existing customers of the Company and Jumptap, which relationships may be affected by customer preferences or public attitudes about the Acquisition.

        The combined company's success following the Acquisition will be dependent on the ability to maintain and renew relationships with pre-existing customers and other clients of both the Company and Jumptap and to establish new advertiser and developer relationships. There can be no assurance that the business of the combined company will be able to maintain pre-existing customer contracts and other business relationships, or that the combined company will be able to enter into or maintain new customer contracts and other business relationships on acceptable terms, if at all. The combined company's failure to maintain important customer relationships could harm its reputation, while also negatively impacting the financial condition and results of operations of the combined company.

Charges to earnings resulting from the Acquisition may cause the combined company's operating results to suffer.

        Under accounting principles, the Company will allocate the total purchase price of the Acquisition to Jumptap's net tangible assets and intangible assets based on their fair values as of the date of the Acquisition, and the Company will record the excess of the purchase price over those fair values as goodwill. Management's estimates of fair value will be based upon assumptions that they believe to be reasonable but that will be inherently uncertain. After the Acquisition, the following factors, among others, could result in material charges that would cause the combined company's financial results to be negatively impacted:

  •
  impairment of goodwill;

  •
  charges for the amortization of identifiable intangible assets and for stock-based compensation;

  •
  accrual of newly identified pre-acquisition contingent liabilities that are identified subsequent to the finalization of the purchase price allocation; and

  •
  charges to income to eliminate certain of the Company's pre-acquisition activities that duplicate those of Jumptap or to reduce the combined company's cost structure.

        Additional costs may include costs of employee redeployment, relocation and retention, including salary increases or bonuses, accelerated amortization of deferred equity compensation and severance payments, reorganization or closure of facilities, taxes and termination of contracts that provide redundant or conflicting services. Some of these costs may have to be accounted for as expenses that would decrease net income and earnings per share for the periods in which those adjustments are made.

Future results of the combined company may differ materially from the unaudited pro forma financial statements presented in this proxy statement and the anticipated future performance of the combined company.

        The future results of the combined company may be materially different from those shown in the unaudited pro forma condensed combined financial statements presented in this proxy statement, which show only a combination of the historical results of the Company and Jumptap, and the anticipated future performance of the combined company. The Company expects to incur significant costs associated with the completion of the Acquisition and combining the operations of the two companies, the exact magnitude of which is not yet known. Furthermore, these costs may decrease the capital that the combined company could use for revenue-generating investments in the future.

Other Risks Related to the Company

        In addition to the foregoing risks, the Company is, and will continue to be, subject to the risks described in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and all Quarterly Reports on Form 10-Q filed thereafter. All such reports are or will be filed with the SEC and are incorporated by reference into this proxy statement. See the section entitled "Where You Can Find Additional Information" beginning on page 89.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement and the other documents incorporated by reference into this proxy statement contain or may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Statements that include words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue," "pursue," "possible" or "potential" or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and the other documents incorporated herein by reference and relate to a variety of matters, including but not limited to (i) the timing and anticipated completion of the proposed Acquisition, (ii) the benefits, cost savings and synergies expected to result from the proposed Acquisition, (iii) the anticipated customer base of the Company and Jumptap following the completion of the proposed Acquisition and (iv) other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and Jumptap, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and those that are incorporated by reference into this proxy statement. In addition to the risk factors identified elsewhere, important factors that could cause actual results to differ materially from those described in forward-looking statements contained herein include, but are not limited to:

  •
  any operational or cultural difficulties associated with the integration of the businesses of the Company and Jumptap;

  •
  potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Acquisition;

  •
  unexpected costs, charges or expenses resulting from the Acquisition;

  •
  litigation or adverse judgments relating to the Acquisition;

  •
  risks relating to the completion of the Acquisition, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other conditions to the completion of the Acquisition will not be satisfied;

  •
  the failure to realize anticipated cost savings or annual net operating synergies from the Acquisition or delay in the realization thereof;

  •
  any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the Acquisition; and

  •
  any changes in general economic and/or industry-specific conditions.

        Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the section entitled "Risk Factors" beginning on page 14, the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2013, which was filed with the SEC on August 14, 2013, under the heading "Item 1A-Risk Factors" and in subsequent reports on Forms 10-Q and 8-K.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement or, in the case of documents incorporated by reference, as of the date of those documents. Neither the Company nor Jumptap undertakes any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law.

 THE SPECIAL MEETING

General

        The Company is furnishing this proxy statement to its stockholders in connection with the solicitation of proxies by its board of directors for use at the Special Meeting of the Company's stockholders, including any adjournment or postponement of the Special Meeting.

Date, Time and Place

        The Special Meeting will be held on November 4, 2013 at 9:00 a.m., local time, at the Grand Hyatt Washington, 1000 H Street, NW, Washington, D.C.

Purpose of the Special Meeting

        The Special Meeting will be held for the following purposes:

  1.
  To approve the Share Issuance Proposal;

  2.
  If necessary, to approve the adjournment of the Special Meeting including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal; and

  3.
  The transaction of any other business as may properly come before the Company's Special Meeting or any adjournment or postponement thereof.

A copy of the Acquisition Agreement is attached to this proxy statement as Annex A. The Company's stockholders are encouraged to read the Acquisition Agreement in its entirety.

THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE COMPANY'S STOCKHOLDERS. ACCORDINGLY, STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT AND THE OTHER INFORMATION INCORPORATED BY REFERENCE HEREIN, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVELOPE OR SUBMIT THEIR PROXIES THROUGH THE INTERNET BY VISITING A WEBSITE ESTABLISHED FOR THAT PURPOSE AT HTTP://WWW.VOTEPROXY.COM AND FOLLOWING THE INSTRUCTIONS; OR BY TELEPHONE BY CALLING THE TOLL-FREE NUMBER 1-800-PROXIES (1-800-776-9437) IN THE UNITED STATES, PUERTO RICO OR CANADA ON A TOUCH-TONE PHONE AND FOLLOWING THE RECORDED INSTRUCTIONS.

Recommendation of the Board of Directors

        After careful consideration, the Company's board of directors unanimously determined that the Acquisition, pursuant to the terms of the Acquisition Agreement, is in the Company's and its stockholders' best interests, and unanimously approved the Acquisition and the Acquisition Agreement. The Company's board of directors unanimously recommends that the stockholders vote "FOR" the Share Issuance Proposal and, if necessary, "FOR" adjournment of the Special Meeting.

        In considering such recommendation, stockholders should be aware that some directors and executive officers have interests in the Acquisition that are different from, or in addition to, those of stockholders generally. See the section entitled "Interests of Certain Persons in the Acquisition" beginning on page 82.

        If your submitted proxy card does not specify how you want to vote your shares, your shares will be voted "FOR" the Share Issuance Proposal and, if necessary, "FOR" adjournment of the special meeting.

Record Date; Shares Entitled to Vote

        The Company's board of directors has fixed October 2, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Only holders of record of shares of the Company's common stock at the close of business on the record date are entitled to receive notice of, attend, and vote at the Special Meeting. At the close of business on the record date, the Company had outstanding and entitled to vote 81,466,432 shares of common stock.

        The Company's common stock is the only class of securities entitled to vote at the Special Meeting. Each share of the Company's common stock outstanding on the Company's record date entitles the holder thereof to one vote on each matter properly brought before the Special Meeting, exercisable in person or by proxy through a properly executed and delivered proxy card.

        Each stockholder is entitled to one vote for each share of common stock held as of the record date. For each matter scheduled for a vote at the Special Meeting, you may vote "For" or "Against" or you may "Abstain" from voting.

Quorum

        To conduct the business described above at the Special Meeting, the Company must have a quorum present. Stockholders who hold a majority of the Company's common stock outstanding as of the close of business on the record date for the Special Meeting must be present either in person or by proxy to constitute a quorum to conduct business at the Special Meeting. As of the record date, there were 81,466,432 shares of the Company's common stock outstanding and entitled to vote at the Special Meeting. Accordingly, the presence, in person or by proxy, of the holders of 40,733,217 shares of the Company's common stock will be required to establish a quorum.

Required Vote

        The proposals being submitted for approval by the Company's stockholders at the Special Meeting will be approved or rejected on the basis of certain specific voting thresholds. In particular:

  •
  the approval of the Share Issuance Proposal requires a majority of votes cast on the Share Issuance Proposal at the Special Meeting, assuming there is a quorum present; and

  •
  the approval of the adjournment of the Special Meeting, including to solicit proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal, requires the affirmative vote of the holders of a majority of the Company's common stock present or represented by proxy and entitled to vote at the Special Meeting.

        Approval of the Share Issuance Proposal is a required condition to the completion of the Acquisition. If this proposal is not approved by the holders of the Company's common stock, the Acquisition will not be completed.

Counting of Votes; Treatment of Abstentions and Incomplete Proxies; Broker Non-Votes

        If a stockholder does not submit a proxy card or vote at the Special Meeting, such stockholder's shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Special Meeting, and will have no effect on the outcome of the Company's Proposal No. 1 (Share Issuance Proposal), Proposal No. 2 (adjournment), or Proposal No. 3 (other business).

        If a stockholder submits a proxy card and affirmatively elects to abstain from voting, that proxy will be counted as present for the purpose of determining the presence of a quorum for the Special Meeting and abstentions will have the same effect as voting "AGAINST" each proposal abstained from.

        If a stockholder submits a proxy card without indicating how such stockholder wishes to vote, the shares of the Company's common stock represented by that proxy will be counted as present for the purpose of determining the presence of a quorum for the Company's Special Meeting and all of such shares will be voted "FOR" the Company's Proposals Nos. 1 and 2.

        If a broker, bank, custodian, nominee or other record holder of the Company's common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted with respect to each of the proposals. Broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will have no effect in determining whether the Company's Proposals Nos. 1 and 2 are approved.

  Stockholder of Record: Shares Registered in Your Name

        The Company's transfer agent is American Stock Transfer & Trust Company, LLC. If, as of the record date, your shares were registered directly in your name with the transfer agent, then you are a stockholder of record.

        If you are a stockholder of record, you may vote in person at the Special Meeting, vote by proxy by telephone, vote by proxy over the Internet, or vote by completing and returning the enclosed proxy card. Whether or not you plan to attend the Special Meeting, the Company urges you to vote by proxy to ensure that your vote is counted. You may still attend the Special Meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Special Meeting and the Company will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If your signed proxy card is received before the Special Meeting, your proxy will be voted as you direct.

  •
  To vote by telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on November 3, 2013 to be counted.

  •
  To vote over the Internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on November 3, 2013 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, rather than in your name, then you are the beneficial owner of shares held in street name and a voting instruction card is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. Since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, i.e., in "street name," you should have received a voting instruction card containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the voting instruction card to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

        Brokers or other nominees who hold shares of the Company's common stock in street name for a beneficial owner typically have the authority to vote in their discretion on "routine" proposals, even when they have not received instructions from beneficial owners. However, brokers or other nominees are not allowed to exercise their voting discretion on matters that are determined to be "non-routine" without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are represented at the Special Meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker or other nominee does not have discretionary voting power on such proposal.

        The Company believes that brokers or other nominees do not have discretionary authority to vote on the Share Issuance Proposal. Therefore, if you are a stockholder and you do not instruct your broker or other nominee on how to vote your shares, your broker or other nominee may not vote your shares on the Share Issuance Proposal, and the resulting broker non-vote will have no effect on this proposal but will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Special Meeting.

Counting Votes

        Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count "For," "Against," "Abstain" and broker non-votes.

Revoking Your Proxy

        If you wish to change your vote with respect to any proposal, you may do so by revoking your proxy at any time prior to the commencement of voting with respect to that proposal at the Special Meeting.

        If you are the record holder of your shares, you can revoke your proxy by:

  •
  sending a written notice stating that you would like to revoke your proxy to Ho Sik Shin, Secretary of the Company, at 2400 Boston Street, Suite 201, Baltimore, Maryland 21224;

  •
  submitting new proxy instructions on a new proxy card with a later date;

  •
  granting a subsequent proxy by telephone or over the Internet; or

  •
  attending the Special Meeting and voting in person (but note that your attendance alone will not revoke your proxy).

        If you are a stockholder of record, revocation of your proxy or voting instructions by written notice must be received by 11:59 p.m., Eastern Time, on November 3, 2013, although you may also revoke your proxy by attending the Special Meeting and voting in person. Simply attending the Special Meeting will not, by itself, revoke your proxy. Your most current proxy card or telephone or Internet proxy is the one that will be counted. If your shares are held in street name by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank to revoke your proxy.

Solicitation of Proxies

        The Company will generally pay for the cost and expense of preparing, filing, assembling, printing and mailing this proxy statement, any amendments thereto, the proxy card and any additional information furnished to the Company's stockholders, as well as any fees paid to the SEC. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of soliciting and obtaining proxies from beneficial owners, including the costs of reimbursing brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding this proxy statement and other solicitation materials to beneficial owners. In addition, proxies may be solicited without extra compensation by directors, officers and employees of the Company by mail, telephone, fax or other methods of communication.

Delivery of Proxy Materials to Households Where Two or More Stockholders Reside

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost-savings for companies.

        In connection with the Special Meeting, a number of brokers with account holders who are the Company's stockholders will be householding the proxy materials. As a result, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the applicable stockholders. Once a stockholder receives notice from its broker that they will be householding communications to such stockholder's address, householding will continue until such stockholder is notified otherwise or until such stockholder revokes its consent. If, at any time, a stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement, such stockholder should notify its broker or contact the Company at (410) 522-8705. Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request householding of their communications should contact their broker.

Attending the Special Meeting

        All the stockholders as of the Record Date, or their duly appointed proxies, may attend the Special Meeting. If you are a registered stockholder (that is, if you hold your stock in your own name) and you wish to attend the Special Meeting, please bring your proxy and evidence of your stock ownership, such as your most recent account statement, to the Special Meeting. You should also bring valid picture identification.

        If your shares are held in street name in a stock brokerage account or by another nominee and you wish to attend the Special Meeting, you need to bring a copy of a brokerage or bank statement to the Special Meeting reflecting your stock ownership as of the Record Date. You should also bring valid picture identification.

 THE PROPOSALS

Proposal No. 1: Approval of the Issuance of the Company's Common Stock in Connection with the Acquisition

        Under the Acquisition Agreement, the consideration payable to Jumptap securityholders will include up to 26,952,317 shares of the Company's common stock. Under the NYSE Listed Companies Manual, a company whose stock is listed on the NYSE, such as the Company, is required to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in connection with the acquisition of another company if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before such issuance in connection with such proposed acquisition. The maximum number of shares of the Company's common stock to be issued in connection with the Acquisition exceeds 20% of the shares of the Company's common stock outstanding before such issuance. For this reason, the Company must obtain the approval of its stockholders, in accordance with NYSE rules, for the issuance of shares of the Company's common stock in connection with the Acquisition. Accordingly, the Company is asking its stockholders to approve the issuance of up to 26,952,317 shares of the Company's common stock in connection with the Acquisition pursuant to the terms of the Acquisition Agreement.

  Required Vote; Recommendation of the Company's Board of Directors

        Approval of the Share Issuance Proposal requires a majority of the total votes cast on the Share Issuance Proposal at the Special Meeting, assuming a quorum is present. A failure to submit a proxy card or vote at the Special Meeting will result in your shares not being counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Special Meeting, and will have no effect on the Share Issuance Proposal. If you submit a proxy and affirmatively elect to abstain from voting on the Share Issuance Proposal, your shares will be counted as present for the purpose of determining the presence of a quorum, but your abstention will have the same effect as a vote "AGAINST" the Share Issuance Proposal.

        THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SHARE ISSUANCE PROPOSAL.

Proposal No. 2: If Necessary, Approval of the Adjournment of the Special Meeting Including to Solicit Additional Proxies if There Are Not Sufficient Votes in Favor of the Share Issuance Proposal.

        The Company is asking its stockholders to vote on a proposal to approve the adjournment of the Special Meeting, if necessary, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal.

  Required Vote; Recommendation of the Company's Board of Directors

        Approval of the adjournment of the Special Meeting, if necessary, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal, requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Special Meeting. A failure to submit a proxy card or vote will have no effect on the outcome of the vote for this proposal. If you submit a proxy and affirmatively elect to abstain from voting on this proposal, your shares will be counted as present for the purpose of determining the presence of a quorum, but your abstention will have the same effect as a vote "AGAINST" such proposal.

        THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL

PROXIES IF A QUORUM IS NOT PRESENT OR IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE SHARE ISSUANCE PROPOSAL.

Proposal No. 3: Other Matters

        As of the date of this proxy statement, the Company's board of directors does not know of any business to be presented at the Special Meeting other than as set forth in the notice accompanying this proxy statement. If any other matters should properly come before the Special Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

 THE ACQUISITION

Structure of the Acquisition

        In accordance with the Acquisition Agreement, at the closing of the Acquisition, Merger Sub will merge with and into Jumptap, with Jumptap being the surviving company in the Acquisition. At that time, Jumptap will become a wholly owned subsidiary of the Company. If the Company's stockholders approve the Share Issuance Proposal, then the Company and Jumptap expect the Acquisition to be completed as soon as practicable following the Special Meeting, subject to obtaining regulatory approval and satisfaction or waiver of all other closing conditions.

Background of the Acquisition

        The Company regularly reviews and evaluates potential strategic initiatives, including potential acquisitions of companies and their assets. Over approximately the past year and a half, the Company's board of directors has discussed Jumptap as a potential strategic acquisition target in furtherance of the Company's strategic plan. Although representatives of the Company and Jumptap have had historical intermittent contacts relating to the possibility of a potential strategic transaction, particularly after George Bell joined Jumptap as President and Chief Executive Officer in September 2010, the chronology below covers only the key events leading up to the Acquisition Agreement, and does not purport to catalog every conversation between representatives of the Company and Jumptap.

        In April 2012, Paul Palmieri, Chief Executive Officer of the Company, and George Bell, Jumptap's President and Chief Executive Officer, had a telephone conversation to discuss potential business relationships between the companies, including the potential of an acquisition of Jumptap. On April 25, 2012, the Company and Jumptap entered into a confidentiality agreement.

        Between April 12, 2012 and August 20, 2012, representatives of the Company and Jumptap had several discussions concerning a possible combination of the two companies. Those discussions did not result in any serious negotiations because the Company and Jumptap could not agree upon a valuation of Jumptap.

        In December 2012, Mr. George Bell contacted Michael Avon, the Company's Chief Financial Officer and Executive Vice President, by telephone to follow up on the prior discussion between the Company and Jumptap. The companies did not move forward with serious negotiations at that time.

        In early June 2013, Mr. Avon and Mr. George Bell had a telephone conversation to discuss potential business partnerships or a strategic transaction between the companies and agreed to meet in person to further such discussion. Mr. George Bell informed Jumptap's board of directors about the progress of these discussions.

        On June 26, 2013, Mr. Avon and Mr. Palmieri met with representatives of Goldman Sachs to discuss strategy and potential acquisition opportunities. A variety of acquisition opportunities were discussed, including the possibility of acquiring Jumptap.

        On June 27, 2013, Mr. Avon and Mr. George Bell met in Boston to restart their discussions regarding potential business partnerships or a strategic transaction between the companies, and Mr. George Bell indicated that any discussions between the Company and Jumptap would be part of a competitive process in which Jumptap would be negotiating with potential buyers. Mr. George Bell informed Jumptap's board of directors about the progress of these discussions.

        On July 9, 2013, the Company and Jumptap amended the existing confidentiality agreement between the companies that was entered into on April 25, 2012.

        On July 15, 2013, Mr. George Bell and Brian Cohen, Jumptap's Chief Financial Officer, went to Baltimore and presented a preliminary Jumptap business and financial overview to Mr. Palmieri, Mr. Avon, Thomas Bell, the Company's Senior Vice President, Corporate Development (who is not related to George Bell), and a representative of Goldman Sachs. At this meeting Messrs. George Bell and Cohen also provided preliminary financial and business due diligence to the Company's team for the purpose of enabling the Company to formulate a valuation for Jumptap and determine the Company's willingness to proceed with serious negotiations to acquire Jumptap.

        On July 17, 2013, at a regularly scheduled meeting, the audit committee of the Company's board of directors discussed a potential strategic transaction between the Company and Jumptap. Also on July 17, 2013, Messrs. Avon and Thomas Bell met with representatives of Goldman Sachs to review the preliminary due diligence materials provided by Jumptap.

        On July 18, 2013, at a regularly scheduled meeting, the Company's board of directors discussed a potential strategic transaction between the Company and Jumptap. At that meeting, representatives of Goldman Sachs discussed the potential acquisition with the Company's board of directors, and the Company's board of directors authorized management to continue discussions with Jumptap, including authorization to present an offer to Jumptap within certain parameters and to request exclusivity. The Company's board of directors also formed an informal transaction advisory committee for the purpose of consulting with and advising the management team in connection with a possible transaction with Jumptap.

        On July 19, 2013, pursuant to authorization from the Company's board of directors, Mr. Avon presented to Mr. George Bell a proposed exclusivity agreement relating to the potential acquisition of all of the outstanding equity of Jumptap by the Company for Company common stock. The agreement was subject to due diligence and the negotiation of a definitive acquisition agreement. Jumptap informed its board of directors of the receipt of this proposed exclusivity agreement.

        Between July 19, 2013 and July 25, 2013, there were several calls between representatives of Goldman Sachs and Evercore Partners Inc. ("Evercore"), the financial advisor to Jumptap, and between the Company and Jumptap to discuss the proposed transaction. During this period, the Company provided regular updates to its informal transaction advisory committee, and Jumptap informed its board of directors of the progress of these discussions.

        On July 25, 2013, Messrs. Palmieri and Avon had separate phone calls with Mr. George Bell to discuss the terms of the proposal to acquire Jumptap. Later that day, pursuant to authorization from the Company's board of directors provided at the July 18, 2013 board meeting and confirmed by telephone with members of the Company's board of directors, Mr. Palmieri discussed with Mr. George Bell by telephone a proposal that the Company would acquire all of the outstanding equity of Jumptap for Company common stock representing 23.5% of the combined company on a post-issuance, fully diluted basis, and agreed that the companies would execute an exclusivity agreement the following day.

        On July 25, 2013, the Jumptap board of directors discussed the contents of the exclusivity agreement. Also in attendance at this meeting by invitation of Jumptap's board of directors were Mr. Cohen, Neal Winneg, General Counsel to Jumptap, representatives of Evercore, and representatives of Goodwin Procter LLP ("Goodwin"), Jumptap's outside legal advisor. The exclusivity agreement provided for exclusivity through 9:00 a.m. on August 13, 2013, referred to the 23.5% Company stock consideration described above, which Jumptap's board of directors, following discussions with Jumptap and Evercore, believed to be the maximum amount of Company stock consideration that could be negotiated for in negotiations with the Company, and referred to a lockup of acquisition consideration over the 180 day period post-closing. While binding as to exclusivity, the exclusivity agrement did not create any binding agreement or understanding with respect to these proposed transaction terms, and, other than these terms, the exclusivity agreement did not include any additional business terms of the proposed transaction. After this discussion, Jumptap's board of directors approved the execution of the exclusivity agreement.

        On July 26, 2013, the Company's informal transaction advisory committee expressed its support for the execution of the exclusivity agreement and the engagement of Goldman Sachs as financial advisor to the Company in the proposed acquisition of Jumptap. Later on July 26, 2013, Jumptap executed the exclusivity agreement. The Company counter-signed the exclusivity agreement on July 26, 2013 and delivered the exclusivity agreement to Jumptap.

        After execution of the exclusivity agreement, also on July 26, 2013, the Company sent a due diligence request to Jumptap with respect to certain business, finance, accounting, tax and legal information required in connection with the Company's review of the potential strategic transaction. Also on July 26, 2013, Cooley LLP ("Cooley"), the Company's outside legal advisor, began conducting legal and intellectual property due diligence.

        On July 26, 2013, Cooley sent its initial draft of the Acquisition Agreement to Goodwin.

        On July 29, 2013, Jumptap provided access to the Company and its representatives, including Ernst & Young LLP ("EY"), the Company's independent public accounting firm, to certain due diligence materials through an online data room. From July 29, 2013 until the execution of the Acquisition Agreement, representatives of the Company met with representatives of Jumptap in Boston to conduct on-site due diligence. Jumptap also provided additional business, product and engineering, sales, finance, accounting, tax and legal due diligence information to representatives of the Company, including its outside advisors Goldman Sachs, Cooley and EY, through the online data room and responded to additional due diligence inquiries from representatives of the Company.

        On July 29, 2013, Mr. George Bell and Mr. Avon met in person to discuss key terms of the proposed acquisition.

        On July 30, 2013, Evercore sent a due diligence request to representatives of Goldman Sachs and the Company with respect to certain business, finance, accounting, and other information required in order to conduct additional due diligence on the Company (in addition to publicly available information to which Evercore already had access) and in connection with Jumptap's review of the potential strategic transaction.

        On July 30, 2013, the Company provided Jumptap and its representatives, including Evercore and Goodwin, access to certain due diligence materials. From July 30, 2013 until the execution of the Acquisition Agreement, the Company provided additional business, product and engineering, sales, finance, accounting, tax and legal due diligence information to representatives of Jumptap, including Jumptap's outside advisors at Evercore and Goodwin, and responded to additional due diligence inquiries from representatives of Jumptap.

        Also on July 30, 2013, Goodwin sent to Cooley a revised draft of the Acquisition Agreement, which, among other things, proposed a lower escrow amount, a shorter survival period for the escrow, a fiduciary out exception to the no-shop provision, and a reverse termination fee if the Company was unable to obtain stockholder approval to the Acquisition, and raised the possibility that Jumptap would request a collar with respect to the Company's stock price.

        On August 1, 2013, EY arrived in Boston to conduct on-site tax and financial due diligence review of Jumptap.

        On August 1, 2013, the Jumptap board of directors convened and discussed the status of ongoing negotiations with the Company and an overview of the process. Mr. Cohen provided an update on business and financial due diligence discussions with the Company. Mr. Cohen also noted that the possibility of a management incentive plan for Jumptap's officers and employees had been discussed with the Company, which management incentive plan had already been discussed extensively with the compensation committee of Jumptap's board of directors. The Jumptap board of directors discussed these issues and the terms of the Acquisition Agreement proposed by the Company with Jumptap counsel.

        On August 2, 2013, Company executives presented certain due diligence information to Jumptap's leadership team as well as Joel Cutler, a member of Jumptap's board of directors, and certain representatives of Evercore. Mr. Avon and Mr. Cutler discussed certain aspects of the deal.

        On August 3, 2013, Cooley sent a revised draft of the Acquisition Agreement to Goodwin. Among other things, Cooley's draft accepted Jumptap's request for a fiduciary out, and proposed a smaller escrow amount and a shorter survival period for the escrow than the initial draft of July 26, 2013, but rejected certain of Jumptap's requested terms, including the reverse termination fee.

        On August 5, 2013, Goodwin sent a revised draft of the Acquisition Agreement to Cooley that included, among other things, a reverse termination fee.

        On August 6, 2013, Mr. Avon and Mr. Thomas Bell, on behalf of the Company, and Mr. George Bell and Mr. Cohen, on behalf of Jumptap, met in person to discuss key terms of the proposed acquisition.

        On August 6, 2013, the Jumptap board of directors convened to discuss the current status of negotiations with the Company and the terms of a proposed management incentive plan for Jumptap's officers and employees, and the directors noted that such management incentive plan was designed to be funded entirely out of the proceeds of any transaction that would have been distributed to holders of Jumptap's preferred stock, so that holders of Jumptap's common stock would not bear any of the cost of the management incentive plan. Also in attendance at this meeting by invitation of Jumptap's board of directors were Mr. Cohen, Mr. Winneg, representatives of Evercore and representatives of Goodwin. After discussion, the Jumptap board of directors approved the management incentive plan.

        On August 7, 2013, Messrs. Palmieri, Avon and Thomas Bell from the Company met in person with Messrs. George Bell and Cohen from Jumptap, as well as Joel Cutler and Gary Rubinoff, members of the Jumptap board of directors, to discuss the proposed acquisition.

        On August 7, 2013, Cooley sent a revised draft of the Acquisition Agreement to Goodwin, which, among other things, included a rejection of Jumptap's proposed reverse termination fee.

        On August 8, 2013, the same representatives of the Company and Jumptap continued to meet in person to discuss key terms of the proposed acquisition. Also on August 8, 2013, Mr. George Bell and Mr. Avon met in person separately to discuss key terms of the proposed acquisition.

        On August 8, 2013, the Company's audit committee participated in a teleconference with EY and the Company's due diligence team to review the findings of the tax, accounting and financial due diligence review of Jumptap. Also on August 8, 2013, the Company's informal transaction advisory committee met to review the findings of the tax, accounting and due diligence review of Jumptap and discussed the open business terms in the Acquisition Agreement.

        On August 9, 2013, representatives of the Company provided an update to the informal transaction advisory committee that included a detailed due diligence report and a discussion of material transaction terms.

        On August 9, 2013, the Jumptap board of directors convened and discussed the negotiation process and the latest updates to the proposed Acquisition Agreement. Also in attendance at this meeting by invitation of Jumptap's board of directors were Mr. Cohen, Mr. Winneg, representatives of Evercore and representatives of Goodwin. The Jumptap board of directors also discussed and approved an amended management incentive plan. The amended plan remained funded entirely out of the proceeds of any transaction that would have been distributed to holders of Jumptap's preferred stock, so that holders of Jumptap's common stock would not bear any of the cost of the management incentive plan.

        On August 9, 2013, Goodwin sent a revised draft of the Acquisition Agreement to Cooley, which, among other things added a prohibition on the Company from issuing additional shares of its securities between signing of the Acquisition Agreement and the closing of the Acquisition and again proposed the inclusion of a reverse termination fee.

        Between August 9, 2013 and August 12, 2013, the parties and their representatives continued to negotiate the terms of the proposed Acquisition Agreement and related documents and continued their due diligence review of each other's businesses. During the negotiations, the Company agreed to a reverse termination fee of $10.0 million in favor of Jumptap.

        On August 12, 2013, the Company's board of directors convened to discuss the proposed Acquisition Agreement. At that meeting, representatives of the Company provided the Company's board of directors with a detailed due diligence report, representatives of Goldman Sachs provided an update regarding the proposed transaction, and Cooley provided a summary of key transaction terms. The Company's Audit Committee and informal transaction advisory committee both provided reports to the Company's board of directors.

        On August 12, 2013, the Jumptap board of directors convened to discuss the proposed final form of Acquisition Agreement. In attendance were all members of the Jumptap board of directors. Also in attendance by invitation of the Jumptap board of directors were Mr. Cohen, Mr. Winneg, representatives of Evercore and representatives of Goodwin. The Jumptap board of directors reviewed the transaction materials and process with Jumptap management, Evercore and Goodwin, including the terms of the Acquisition Agreement, the transaction structure, valuation, potential synergies of the combined businesses, due diligence findings and other financial and legal aspects of the proposed transaction. The Jumptap board of directors also asked for guidance from Evercore with respect to the market generally and the possibility of an alternative transaction with any of the parties that had been contacted prior to the exclusivity period. Following this review and related discussions, and after considering a number of factors, including the fact that a stock-for-stock transaction would afford Jumptap's stockholders the potential for further appreciation in value of the Company stock consideration and the concomitant risk that the value of the Company stock consideration could decline, the risks of operating an independent business, the risk that Jumptap would not receive an offer to be acquired on equal or superior terms to the offer from the Company, and the benefits of associating with a larger company such as the Company with its complementary product and service offerings and its substantial resources, the Jumptap board of directors unanimously approved the terms of the transaction, unanimously determined that the Acquisition Agreement was in the best interests of, and advisable to, Jumptap and its stockholders, unanimously approved the Acquisition in accordance with the Delaware General Corporation Law, and unanimously recommended that the stockholders of Jumptap vote in favor of adoption of the Acquisition Agreement.

        In the morning of August 13, 2013, the Company's board of directors convened to discuss the proposed final form of Acquisition Agreement. The Company's board of directors reviewed the transaction materials and process with Company management, Goldman Sachs and Cooley, including the terms of the Acquisition Agreement, the transaction structure, due diligence, valuation, potential synergies of the combined businesses, due diligence findings and other financial and legal aspects of the proposed transaction. Following discussion of these matters, representatives of Goldman Sachs made a presentation to the Company's board of directors with respect to its financial analysis of the transaction and rendered to the Company's board of directors an oral opinion, which was confirmed by delivery of a written opinion dated August 13, 2013, to the effect that, as of that date and based on and subject to the factors and assumptions set forth in the opinion, the Merger Consideration (as defined in the Acquisition Agreement) to be paid by the Company for Jumptap pursuant to the Acquisition Agreement was fair, from a financial point of view, to the Company. The full text of the written opinion of Goldman Sachs, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Following the review and discussion described above, the Company's board of directors unanimously approved the Acquisition Agreement, the Acquisition and the related transactions.

        Subsequently, the parties finalized the Acquisition Agreement, which was executed in the afternoon of August 13, 2013. After the closing of the U.S. stock markets on August 13, 2013, the parties issued a joint press release announcing their execution of the Acquisition Agreement. A copy of the press release has been filed as Exhibit 99.2 to the Company's Current Report on Form 8-K filed with the SEC on August 13, 2013 and is incorporated herein by reference.

Recommendations of the Company's Board of Directors and its Reasons for the Acquisition

        The following discussion of the Company's reasons for the Acquisition contains a number of forward-looking statements that reflect the current views of the Company with respect to future events that may have an effect on its future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in sections entitled "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" beginning on pages 17 and 14, respectively.

        The Company is acquiring Jumptap because the Company's board of directors believes that the assets and operations of Jumptap are complementary to those of the Company. By acquiring Jumptap, the Company's board of directors believes that the Acquisition will provide the following benefits:

        Strategic Goals.    Jumptap's core capabilities enhance the Company's progress towards achieving its strategic goals of making it easier to buy and transact on its platform, grow its proprietary data assets, deliver effective advertising across many different device types and expand globally. Jumptap is the second-largest independent mobile advertising platform in the United States, behind the Company, and has been a respected industry participant for many years in the performance segment of the Company's industry. According to International Data Corporation ("IDC"), a market research firm, Jumptap had a market share of 10.7% of the U.S. mobile display advertising industry in 2012, compared to the Company's 18.0% market share. Combined, the Company and Jumptap would have accounted for 28.7% of the U.S. mobile display advertising industry last year, according to IDC.

        Product Offerings.    Acquiring Jumptap gives the Company the opportunity to offer a more focused presence in performance advertising and gives the Company additional capabilities in the emerging programmatic real-time bidding segment, as well as excellent cross-screen solutions. Specifically, while the Company is known as the leader in mobile brand advertising, Jumptap has focused on the performance advertising side of the industry.

        Data Assets.    Jumptap has taken a complementary approach to using data for audience targeting. The Company has invested heavily in building its first-party data assets, which are derived directly from the user experience. Jumptap has focused on integrating third-party data to build and target audiences. Third-party data is data derived from external measuring and monitoring firms, and Jumptap has built data partnerships with more than 20 such third-party firms. The Company believes that the combination and integration of its first-party data and Jumptap's aggregation strategy around third-party data will improve the combined company's data assets and drive even better audiences and results for both brand and performance advertisers, while continuing to respect and protect consumers' privacy.

        Intellectual Property Portfolio.    After the consummation of the Acquisition, the combined company would have 60 issued patents and more than 150 patents pending in the United States and internationally. These patents cover broad aspects of the delivery and targeting of mobile advertising. The Company believes its enhanced patent portfolio as a combined company will strengthen its position in the market.

        The Company's board of directors also considered a number of potentially negative factors in assessing the advisability of the Acquisition, including the following:

        Restrictions on Issuance of Equity.    Until the consummation of the Acquisition or termination of the Acquisition Agreement, the Company would be limited in its ability to issue equity.

        Reverse Breakup Fee.    The Acquisition Agreement includes a reverse breakup fee of $10 million payable if the Company's stockholders do not approve the issuance of the Company's common stock in connection with the Acquisition.

        Cash Payments to Unaccredited Jumptap Stockholders.    The Acquisition Agreement requires the Company to pay cash to the unaccredited investors in Jumptap and certain others entitled to payment in the Acquisition, subject to the limitations in the Acquisition Agreement.

        Registration Statement on Form S-3.    The Company will be obligated to register the resale of the Company's common stock issued in the Acquisition pursuant to a Registration Statement on Form S-3.

        Indemnification Obligations.    The Acquisition Agreement provides that the Company will have post-closing indemnification obligations in connection with the Company's representations, warranties, and covenants in the Acquisition Agreement.

        Overall, and after considering many positive and negative factors, the Company's board of directors believes that the Acquisition represents an opportunity to enhance value for its stockholders.

        The foregoing information and factors considered by the Company's board of directors are not intended to be exhaustive but are believed to include all of the material factors considered by the Company's board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Acquisition and the complexity of these matters, the Company's board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Company's board of directors may have given different weight to different factors. The Company's board of directors conducted an overall review of the factors described above, including discussions with the Company's management and legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

Opinion of the Company's Financial Advisor

        The Company engaged Goldman Sachs as its financial advisor in connection with the Acquisition. Goldman Sachs rendered its opinion to the Company's board of directors that, as of August 13, 2013 and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid by the Company for Jumptap was fair from a financial point of view to the Company.

        The full text of the written opinion of Goldman Sachs, dated August 13, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of the Company's board of directors in connection with its consideration of the Acquisition. The Goldman Sachs opinion is not a recommendation as to how any holder of the Company's common stock should vote with respect to the Acquisition, or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the Acquisition Agreement;

  •
  the annual report to stockholders and the Annual Reports on Form 10-K of the Company for the year ended December 31, 2012;

  •
  the Company's Registration Statement on Form S-1, including the prospectus contained therein dated March 27, 2012 relating to the Company's initial public offering of common stock;

  •
  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

  •
  certain other communications from the Company to its stockholders;

  •
  Jumptap's unaudited balance sheet as of December 31, 2011 and December 31, 2012, Jumptap's unaudited statement of operations and statement of cash flows for the years ended December 31, 2011 and December 31, 2012 and the Company's unaudited balance sheet as of

    June 30, 2013 and unaudited statement of operations and statement of cash flows for the six month period ended June 30, 2013;

  •
  certain publicly available research analyst reports for the Company;

  •
  certain internal financial analyses and forecasts for Jumptap prepared by its management; and

  •
  certain internal financial analyses and forecasts for the Company and certain financial analyses and forecasts for Jumptap, in each case, as prepared by the management of the Company and approved for Goldman Sachs' use by the Company (the "Forecasts"), including certain cost savings and operating synergies projected by the management of the Company to result from the Acquisition and approved for Goldman Sachs' use by the Company (the "Synergies").

        Goldman Sachs also held discussions with members of the senior management teams of the Company and Jumptap regarding their assessment of the past and current business operations, financial condition and future prospects of Jumptap and with the members of senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company and the strategic rationale for, and the potential benefits of, the Acquisition; reviewed the reported price and trading activity for the shares of the Company's common stock; compared certain financial and stock market information for the Company and certain financial information for Jumptap with similar financial and stock market information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the internet industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

        For purposes of rendering this opinion, Goldman Sachs, with the Company's consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Company's consent that the Forecasts, including the Synergies, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Jumptap or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Acquisition will be obtained without any adverse effect on the Company or Jumptap on the expected benefits of the Acquisition in any way meaningful to its analysis. Goldman Sachs has also assumed that the Acquisition will be consummated on the terms set forth in the Acquisition Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

        Goldman Sachs' opinion does not address the underlying business decision of the Company to engage in the transaction or the relative merits of the transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs' opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the Merger Consideration to be paid by the Company for Jumptap pursuant to the Acquisition Agreement. Goldman Sachs' opinion does not express any view on, and does not address, any other term or aspect of the Acquisition Agreement or the transaction or any term or aspect of any other agreement or instrument contemplated by the Acquisition Agreement or entered into or amended in connection with the transaction, including any ongoing obligations of the Company, the allocation of the Merger Consideration, the fairness of the transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or

Jumptap, or class of such persons in connection with the transaction, whether relative to the Merger Consideration to be paid by the Company for Jumptap pursuant to the Acquisition Agreement or otherwise. In addition, Goldman Sachs did not express any opinion as to the prices at which shares of the Company's common stock will trade at any time or as to the impact of the transaction on the solvency or viability of the Company or Jumptap or the ability of the Company or Jumptap to pay their respective obligations when they come due. Goldman Sachs' opinion was necessarily based on economic, monetary market and other conditions, as in effect on, and the information made available to it as of the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

        The following is a summary of the material financial analyses delivered by Goldman Sachs to the board of directors of the Company in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 9, 2013, and is not necessarily indicative of current market conditions.

        Selected Companies Analysis.    Goldman Sachs reviewed and compared certain financial information for the Company and Jumptap to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the internet industry (collectively, the "selected companies"):

  •
  Bankrate, Inc.

  •
  Facebook, Inc.

  •
  Google Inc.

  •
  Pandora Media, Inc.

  •
  Trulia, Inc.

  •
  Tremor Video, Inc.

  •
  ValueClick, Inc.

  •
  Yelp Inc.

  •
  YuMe, Inc.

  •
  Zillow, Inc.

        Although none of the selected companies is directly comparable to the Company or Jumptap, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of the Company and Jumptap.

        Goldman Sachs also calculated and compared various financial multiples and ratios based on financial data as of August 9, 2013, information it obtained from SEC filings, Institutional Brokers Estimate System ("IBES") estimates and publicly available broker estimates. The multiples and ratios of the Company were based on the Forecasts and IBES estimates and publicly available broker estimates. The multiples and ratios for each of the selected companies were based on the most recent publicly available information. With respect to the selected companies, Goldman Sachs calculated:

  •
  enterprise value, which is the market value of common equity plus the book value of debt less cash, as a multiple of estimated calendar year ("CY") 2014 sales; and

  •
  enterprise value as a multiple of estimated calendar year 2015 sales;

  •
  enterprise value as a multiple of estimated calendar year 2014 earnings before interest, taxes and depreciation and amortization ("EBITDA"); and

  •
  enterprise value as a multiple of estimated calendar year 2015 EBITDA.

        The results of these analyses are summarized as follows:

Selected Companies
			The Company (Forecasts)	The Company (Street)
Enterprise value as a multiple of	Range	Median
CY 2014E Sales	1.8x - 11.9x	4.1x	1.6x	1.6x
CY 2015E Sales	1.4x - 8.8x	3.4x	1.2x	1.1x
CY 2014E EBITDA	6.2x - 75.8x	44.7x	15.8x	13.6x
CY 2015E EBITDA	5.6x - 45.4x	23.2x	7.8x	7.9x

        Goldman Sachs also calculated the selected companies' estimated calendar years 2014 and 2015 price/earnings ratios to the results for the Company based on the Forecasts and IBES estimates and other publicly available broker estimates. The following table presents the results of this analysis:

Selected Companies
			The Company (Forecasts)	The Company (Street)
Price/Earnings Ratio:	Range	Median
CY 2014E EPS	11.2x - 74.9x	33.8x	21.9x	22.8x
CY 2015E EPS	10.3x - 74.8x	37.6x	16.3x	13.9x

        Goldman Sachs also considered the compound annual growth rate ("CAGR") of estimated revenue from calendar year 2014 to calendar year 2016, the compound annual growth rate of estimated EBITDA from calendar year 2014 to calendar year 2016, the calendar year 2014 estimated EBITDA margin and the calendar year 2014 estimated gross margin, for the selected companies, the Company and Jumptap based on IBES estimates and other publicly available broker estimates for the selected companies and on the Forecasts for the Company and Jumptap.

        The following table presents the results of this analysis:

	Selected Companies
			The Company
	Range	Median		Jumptap
CY 2014E - 2016E Revenue CAGR	9.6% - 32.9%	24.5%	34.7%	40.4%
CY 2014E - 2016E EBITDA CAGR	11.4% - 187.7%	62.7%	83.5%	NM
CY 2014E EBITDA Margin	2.5% - 55.2%	21.4%	10.3%	(1.3)%
CY 2014E Gross Margin	45.0% - 93.3%	70.6%	41.0%	37.6%

        Applying a range of enterprise value to estimated 2014 revenue multiples of 1.5x to 2.5x to Jumptap's estimated 2014 revenue (based on the Forecasts) resulted in an implied equity value for Jumptap of $216,000,000 to $356,000,000. Applying a range of enterprise value to estimated 2015 EBITDA multiples of 20.0x to 40.0x to Jumptap's estimated 2015 EBITDA (based on the Forecasts) resulted in an implied equity value for Jumptap of $248,000,000 to $490,000,000.

        Selected Transactions Analysis.    Goldman Sachs analyzed certain information relating to the following selected transactions in the internet industry since November 2009 (collectively, the "selected transactions"):

  •
  Thomo Bravo LLC/Keynote Systems, Inc. (announced June 2013)

  •
  Google Inc./Waze Limited (announced June 2013)

  •
  Yahoo! Inc./Tumblr, Inc. (announced May 2013)

  •
  Seamless North America LLC/GrubHub Inc. (announced May 2013)

  •
  Trulia, Inc./Market Leader, Inc. (announced May 2013)

  •
  Baidu Inc./PPS (announced May 2013)

  •
  DreamWorks Animation SKG, Inc./AwesomenessTV, Inc.(announced May 2013)

  •
  Avis Budget Group, Inc./Zipcar, Inc. (announced January 2013)

  •
  Charlesbank Capital Partners/OneStopPlus Group (announced December 2012)

  •
  Priceline.com Inc./Kayak Software Corp. (announced November 2012)

  •
  Permira/Ancestry.com Inc. (announced October 2012)

  •
  Recruit Co. Ltd./Indeed Inc. (announced September 2012)

  •
  Digital River, Inc./LML Payment Systems, Inc. (announced September 2012)

  •
  IAC/InterActiveCorp/The About Group (announced August 2012)

  •
  Time Warner Inc./Bleacher Report (announced August 2012)

  •
  Google Inc./Wildfire Interactive (announced July 2012)

  •
  IHS Inc./GlobalSpec, Inc. (announced June 2012)

  •
  MoneySupermarket.com Group plc/MoneySavingExpert.com (announced June 2012)

  •
  Bazaarvoice, Inc./PowerReviews, Inc. (announced May 2012)

  •
  Alibaba Group /Yahoo! Inc.'s Alibaba Group Stake (50%) (announced May 2012)

  •
  Kohlbert Kravis Roberts & Co. L.P./Fotolia (announced May 2012)

  •
  Ybrant Digital/PriceGrabber, LowerMyBills, ClassesUSA.com (announced May 2012)

  •
  LinkedIn Corporation/SlideShare, Inc. (announced May 2012)

  •
  GREE International, Inc./Funzio, Inc. (announced May 2012)

  •
  Fanatics, Inc./Dreams, Inc.(announced April 2012)

  •
  Facebook, Inc./Instagram, Inc. (announced April 2012)

  •
  Microsoft Corporation/AOL Inc. (patent sale) (announced April 2012)

  •
  Zynga Inc./OMGPOP (announced March 2012)

  •
  Youku Inc./Tudou Holdings Ltd. (announced March 2012)

  •
  General Atlantic LLC/Axel Springer AG (online assets) (announced March 2012)

  •
  Royal Ahold MV/Bol.com BV (announced February 2012)

  •
  Aegis Group plc/Roundarch Inc. (announced February 2012)

  •
  Meredith Corp./Allrecipes.com (announced January 2012)

  •
  VistaPrint N.V./Webs, Inc. (announced December 2011)

  •
  Yahoo! Inc./Interclick Inc. (announced November 2011)

  •
  Google Inc./Zagat Survey, LLC (announced September 2011)

  •
  Great Hill Partners/Plimus Inc. (announced August 2011)

  •
  Web.com Group, Inc./GA-Net Sol Parent LLC (Network Solutions) (announced August 2011)

  •
  ValueClick, Inc./Dotomi, Inc. (announced August 2011)

  •
  Quepasa Corp./Insider Guides Inc. (announced July 2011)

  •
  eBay Inc./Zong Inc. (announced July 2011)

  •
  Digital Generation Inc./MediaMind Technologies Inc. (announced June 2011)

  •
  Microsoft Corporation/Skype Global S.à.r.l. (announced May 2011)

  •
  Symphony Technology Group/Shopzilla Inc.(announced April 2011)

  •
  eBay Inc./GSI Commerce, Inc. (announced March 2011)

  •
  Shutterfly Inc./Tiny Prints Inc. (announced March 2011)

  •
  Skype Group S.à.r.l./Qik (announced March 2011)

  •
  Nordstrom, Inc./HauteLook, Inc. (announced February 2011)

  •
  GSI Commerce, Inc./Fanatics, Inc. (announced February 2011)

  •
  Visa Inc./PlaySpan Inc. (announced February 2011)

  •
  AOL Inc./HuffingtonPost.com Inc. (announced February 2011)

  •
  AFCV Holdings, LLC (Summit Partners)/Answers Corporation (announced (February 2011)

  •
  Concur Technologies Inc./TripIt, Inc. (announced January 2011)

  •
  EarthLink Inc./One Communications Corp. (announced December 2010)

  •
  Amazon.com Inc./Quidsi, Inc. (announced November 2010)

  •
  DeNA Co., Ltd. /ngmoco, Inc. (announced October 2010)

  •
  EarthLink Inc./ITC^Deltacom Inc. (announced October 2010)

  •
  Experian plc/Mighty Net Inc. (announced September 2010)

  •
  Hellman & Friedman Capital Partners/Internet Brands, Inc. (announced September 2010)

  •
  Google Inc./Slide, Inc. (announced August 2010)

  •
  The Walt Disney Company/Playdom, Inc. (announced July 2010)

  •
  Automatic Data Processing, Inc./The Cobalt Group (announced July 2010)

  •
  Google Inc./ITA Software, Inc. (announced July 2010)

  •
  Bankrate, Inc. (Apax Partners) /Creditcards.com, Inc. (announced June 2010)

  •
  Bankrate, Inc. (Apax Partners) / NetQuote, Inc. (announced June 2010)

  •
  Web.com Group, Inc./Register.com LP (announced June 2010)

  •
  Rakuten Inc./Buy.com Inc. (announced May 2010)

  •
  Jack Henry & Associates, Inc./iPay Technologies, LLC (May 2010)

  •
  salesforce.com, inc./Jigsaw Data Corporation (April 2010)

  •
  Apple Inc./Quattro Wireless, Inc. (January 2010)

  •
  Google Inc./AdMob, Inc. (November 2009)

        For each of the selected transactions, Goldman Sachs calculated and compared enterprise value as a multiple of latest twelve months revenues, enterprise value as a multiple of latest twelve months EBITDA, and equity value as a multiple of latest twelve months ("LTM") net income, in each case as reported by the companies that participated in the selected transaction or as estimated in publicly available broker research. While none of the companies that participated in the selected transactions are directly comparable to the Company or Jumptap, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of the Company's and Jumptap's results, market size and product profile.

        The following table presents the results of this analysis:

Selected Transactions
	Range	Median
Ent. Value/LTM Revenue	0.6x - 23.0x	3.4x
Ent. Value/LTM EBITDA	5.2x - 47.3x	14.9x
Eq. Value/LTM Net Income	5.1x - 205.0x	33.5x

        Applying a range of enterprise value to LTM revenue of 3.0x to 5.0x to Jumptap's LTM revenue resulted in a range of implied equity value for Jumptap of $255,000,000 to $421,000,000.

        Illustrative Present Value of Future Share Price Analysis.    Goldman Sachs performed an illustrative analysis of the implied present value of the future equity value of Jumptap, which is designed to provide an indication of the present value of a theoretical future value of a company's equity as a function of such company's estimated future revenue and its assumed multiple of future enterprise value to forward revenue. For this analysis, Goldman Sachs used the Forecasts for the fiscal year 2015. Goldman Sachs first calculated the implied equity value of Jumptap as of December 31 for the fiscal year 2015, by applying multiples of 1.5x to 2.5x to forward revenue estimates for the fiscal year 2016, adjusted for the net debt for Jumptap as of December 31, 2016 to derive future equity value and then discounted that value back to August 9, 2013 using an illustrative discount rate of 13.3%, reflecting an estimate of Jumptap's cost of equity. This analysis resulted in a range of implied present equity values of Jumptap of $287,000,000 to $493,000,000 based on 2016 forward revenue estimates.

        Goldman Sachs also performed an illustrative analysis of the implied present value of the future price per share of the Company's common stock, on a standalone basis and on a pro forma combined basis. For this analysis, Goldman Sachs used the Forecasts for each of the fiscal years 2014 to 2016. Goldman Sachs first calculated the implied values per share of the Company common stock as of December 31 for each of the fiscal years 2013 to 2015, by applying multiples of 13.8x to 17.8x to forward EBITDA estimates for each of the fiscal years 2014 to 2016, adjusted for the net debt of the Company as of December 31 in years 2013 to 2015, respectively, to derive future equity value and then discounted those values back to August 9, 2013, using an illustrative discount rate of 13.3%, reflecting an estimate of the Company's cost of equity. On a standalone basis, this analysis resulted in ranges of implied present values of $7.79 to $9.54 per share of the Company common stock based on 2014 forward EBITDA multiples, $12.29 to $15.36 per share of the Company common stock based on 2015 forward EBITDA multiples and $17.25 to $21.75 per share of the Company common stock based on 2016 forward EBITDA multiples. On a pro forma combined basis, this analysis resulted in ranges of implied present values of $6.03 to $7.49 per share of the Company common stock based on 2014 forward EBITDA multiples, $12.62 to $15.94 per share of the Company common stock based on 2015 forward EBITDA multiples and $18.84 to $23.94 per share of the Company common stock based on 2016 forward EBITDA multiples.

        Illustrative Discounted Cash Flow Analyses.    Goldman Sachs performed an illustrative discounted cash flow analysis on Jumptap, as well as an illustrative discounted cash flow analysis of Jumptap including the Synergies. These analyses were based upon the Forecasts. These analyses assumed a September 30, 2013 base date and a mid-year discounting methodology.

        Goldman Sachs calculated indications of net present value of free cash flows for Jumptap for the fourth quarter of 2013 through 2019 using discount rates ranging from 11.3% to 15.3%, reflecting estimates of Jumptap's weighted average cost of capital, with and without the Synergies. Goldman Sachs calculated implied equity value of Jumptap using illustrative terminal values in the year 2019 based on perpetuity growth rates ranging from 3.0% to 5.0%. These illustrative terminal values were then discounted to calculate implied indications of present values using illustrative discount rates ranging from 11.3% to 15.3%. This analysis resulted in illustrative equity value indications for Jumptap of $210,000,000 to $513,000,000 without the Synergies and $335,000,000 to $785,000,000 with the Synergies.

        Goldman Sachs calculated indications of relative equity contribution to the pro forma combined company, excluding the Synergies, using the discounted cash flow analyses described above for Jumptap and a similar discounted cash flow analysis of the Company using perpetuity growth rates ranging from 3.0% to 5.0% and discount rates ranging from 11.3% to 15.3%. This analysis resulted in illustrative DCF-based relative equity contribution for Jumptap of 24.0% to 28.9%.

        Illustrative Pro Forma Acquisition Analysis.    Goldman Sachs prepared illustrative pro forma analyses of the potential financial impact of the Acquisition using the Forecasts. For each of the years 2014, 2015 and 2016, Goldman Sachs compared the projected EBITDA per share of the Company common stock and earnings per share ("EPS") for the Company, on a standalone basis, to the projected EBITDA per share and EPS of the combined companies. Based on such analyses, the proposed transaction would be dilutive to the Company's stockholders on an EBITDA per share basis in 2014 and accretive to the Company's stockholders on an EBITDA per share basis in the years 2015 and 2016 and dilutive to the Company's stockholders on an EPS basis in 2014 and accretive to the Company's stockholders on an EPS basis in the years 2015 and 2016.

        Illustrative Relative Contribution Analysis.    Goldman Sachs compared the implied equity contribution based on specific estimated future operating and financial information including, among other things, revenue, adjusted gross profit (excluding data center costs from cost of sales for Jumptap), and adjusted EBITDA (including data center costs and excluding stock based compensation, acquisition related expenses and the depreciation component of data center costs for Jumptap and excluding stock based compensation and acquisition related expenses for the Company) based on the Forecasts and assumptions regarding transaction expenses provided by the Company's management and excluding the effect of Synergies. To calculate the implied equity contribution for the Company and Jumptap, Goldman Sachs calculated the multiple of the Company for each respective operating metric in each particular year and then applied these multiples to each company's respective operating metric in each particular year to obtain an implied standalone enterprise value for revenue, adjusted gross profit and, in the case of 2015, adjusted EBITDA based multiples. Goldman Sachs then adjusted each implied standalone levered market capitalization by each company's respective net debt position to arrive at each company's implied standalone market capitalization, which it then used to calculate the implied equity contribution based on each particular operating metric in a given year. The following table presents the results of this analysis:

	Jumptap Equity Contribution
	Revenue	Adjusted Gross Profit	Adjusted EBITDA
2013	22.1%	19.7%	—
2014	23.0%	21.5%	—
2015	23.8%	23.4%	11.2%

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or Jumptap or the contemplated Acquisition.

        Goldman Sachs prepared these analyses for purposes of Goldman Sachs' providing its opinion to the Company's board of directors as to the fairness from a financial point of view to the Company of the Merger Consideration to be paid by the Company for Jumptap pursuant to the Acquisition Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Jumptap, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The Merger Consideration was determined through arm's-length negotiations between the Company and Jumptap and was approved by the Company's board of directors. Goldman Sachs provided advice to the Company during these negotiations. Goldman Sachs did not, however, recommend any specific Merger Consideration to the Company or its board of directors or that any specific amount of consideration constituted the only appropriate consideration for the transaction.

        As described above, Goldman Sachs' opinion to the Company's board of directors was one of many factors taken into consideration by the Company's board of directors in making its determination to approve the Merger Consideration. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

        Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Jumptap, any of their respective affiliates and third parties, including General Catalyst Partners, Summerhill Venture Partners and Redpoint Ventures, each an affiliate of a significant stockholder of Jumptap (collectively, the "Funds") and any of their respective affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Acquisition Agreement for the accounts of Goldman Sachs and its affiliates and employees and their customers. Goldman Sachs acted as financial advisor to the Company in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the Acquisition Agreement. Goldman Sachs has provided certain investment banking services to the Company and its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint active bookrunner on the Company's initial public offering of 10,200,000 shares of common stock in March 2012 and follow-on offering of 10,000,000 shares of common stock in October 2012. Goldman Sachs may also in the future provide investment banking services to the Company, Jumptap and their respective affiliates and the Funds and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman Sachs also may have co-invested with the Funds and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of the Funds from time to time and may do so in the future.

        The Company's board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction. Pursuant to a letter agreement dated August 8, 2013, the Company engaged Goldman Sachs to act as its financial advisor in connection with the contemplated Acquisition. Pursuant to the terms of this engagement letter, the Company has agreed to pay Goldman Sachs a transaction fee of approximately $2,950,000, all of which is payable upon consummation of the

Acquisition. In addition, the Company has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Board of Directors and Executive Officers of the Company After the Completion of the Acquisition

  Board of Directors

        Upon completion of the Acquisition, the Company's board of directors will be comprised of eight members, including the seven current directors of the Company and George Bell, the Chief Executive Officer of Jumptap.

        Mr. Bell has served as the President and Chief Executive Officer of Jumptap since September 2010. From April 2005 to September 2010, when he took leave to join Jumptap, he was a Special Venture Partner and a Managing Director of General Catalyst, a venture capital and growth private equity firm that invests in technology-enabled companies. He served as Chief Executive Officer of Upromise, the country's largest college savings service, from 2001 until January 2005. Mr. Bell joined Excite, a worldwide internet portal and media company, as Chief Executive Officer in 1996 and continued as Chairman and Chief Executive Officer of Excite@Home following Excite's merger with the @Home Network. Earlier in his career, Mr. Bell was a producer and writer of documentary programs, for which he won four Emmy Awards. He founded The Outdoor Life Network, a specialty cable network, and served as Senior Vice President for the Times Mirror Magazines, where he oversaw eight special interest lifestyle magazines. Mr. Bell currently serves as a member of the board of directors of a number of privately held companies, including Jumptap, and serves on the Massachusetts Technology Leadership Council and the New England Advisory Board of Trust for Public Land. Mr. Bell received a B.A. in English from Harvard College.

        Of the seven current directors of the Company, six meet the independence standards of the SEC and the NYSE with respect to the Company, and one of the Company's directors, Paul J. Palmieri, is employed by the Company as its Chief Executive Officer. The Company's Nominating and Corporate Governance Committee and board of directors will determine whether Mr. Bell is independent under the rules of the SEC and listing standards of the NYSE.

  Executive Officers

        There are currently no expected changes with regard to the Company's executive officers following the completion of the Acquisition.

Interests of the Company's Directors and Executive Officers in the Acquisition

        In considering the recommendation of the Company's board of directors to vote "FOR" the Company's Share Issuance Proposal, the Company's stockholders should be aware that certain members of the Company's board of directors and certain executive officers of the Company have interests in the Acquisition that may be in addition to, or different from, their interests as the Company's stockholders. These interests may create the appearance of a conflict of interest. The Company's board of directors was aware of these potential conflicts of interest during its deliberations on the merits of the Acquisition and in making its decisions in approving the Acquisition Agreement, the Acquisition and the other transactions contemplated by the Acquisition Agreement.

        Each of the current members of the Company's board of directors will continue as a director of the Company following the completion of the Acquisition, and will hold office from and after the completion of the Acquisition until the end of each such director's term and until their successor is duly elected and qualified or until their death, resignation or removal. It is expected that all of the Company's executive officers will continue to serve in their current positions following the completion of the Acquisition.

Anticipated Accounting Treatment

        The Acquisition is expected to be accounted for using the acquisition method as required in Accounting Standards Codification 805, Business Combinations. As such, fair values will be assigned to the assets and liabilities acquired and the excess of the total purchase price over the fair value of the net assets acquired will be recorded as goodwill. The Company, with the assistance of independent valuation professionals, has calculated preliminary fair values of certain intangible assets; however the allocation is based upon a valuation that has not yet been finalized. The goodwill represents business benefits the Company anticipates realizing from optimizing resources and cross-sale opportunities.

Regulatory Approvals Required for the Acquisition

        Under the HSR Act and the rules promulgated thereunder, the Acquisition may not be completed until notifications have been given and information furnished to the FTC and to the Antitrust Division and the specified waiting period has been terminated or has expired. The Company and Jumptap each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on August 20, 2013, and the waiting period applicable to the Acquisition expired at 11:59 p.m., Eastern Time, on September 19, 2013.

        At any time before or after the completion of the Acquisition, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Acquisition or seeking divestiture of substantial assets of the Company or Jumptap. The Acquisition also is subject to review under state antitrust laws and could be the subject of challenges by states or private parties under applicable antitrust laws. Neither the Company nor Jumptap is aware of any foreign antitrust filings or approvals of foreign government agencies that are required to complete the Acquisition.

        The Company must also comply with applicable federal and state securities laws and the rules and regulations of the NYSE in connection with the issuance of shares of the Company's common stock in the Acquisition and the filing of this proxy statement with the SEC.

Restrictions on Sales of Shares of the Company's Common Stock Received in the Acquisition

        The shares of common stock of the Company issued in accordance with the Acquisition Agreement will be issued pursuant to an exemption from registration under federal securities regulations. Such shares will be subject to certain transfer restrictions, including applicable holding period requirements.

        Additional restrictions on sales of the Company's common stock to be issued to the securityholders of Jumptap in connection with the Acquisition will be set forth in a lockup agreement to be signed by certain of Jumptap's equityholders. The lockup agreements will provide that the holder may transfer shares of the Company's common stock received in the Acquisition to certain transferees. The holder and its permitted transferees are then prohibited from selling, or otherwise disposing of, any of those shares for three months following the closing date of the Acquisition. During the following three months, until six months after the closing date of the Acquisition, the holder and his, her or its transferees are only permitted to sell up to one-third of the shares of the Company's common stock received in the Acquisition. After the six month anniversary of the closing date of the Acquisition, there will be no restrictions under the lockup agreements on sales of shares of the Company's common stock received in the Acquisition.

Appraisal Rights

        Under Delaware law, the Company's stockholders are not entitled to appraisal rights in connection with the Acquisition.

New York Stock Exchange Listing of the Company's Common Stock

        Application will be made to the NYSE to have the shares of the Company's common stock issued in connection with the Acquisition approved for listing on the NYSE, where the Company's common stock currently is traded under the symbol "MM".

THE ACQUISITION AGREEMENT

        The following is a summary of the material provisions of the Acquisition Agreement but does not purport to describe all of the terms of the Acquisition Agreement. The following summary is qualified in its entirety by reference to the complete text of the Acquisition Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. Terms used in this proxy statement, unless otherwise defined, have the meanings ascribed to them in the Acquisition Agreement. This summary may not contain all of the information about the Acquisition Agreement that is important to you. You should refer to the full text of the Acquisition Agreement for details of the transaction and the terms and conditions of the Acquisition Agreement. The Acquisition Agreement is not intended to provide any factual information about the Company, Jumptap or their respective businesses. Such information can be found elsewhere in this proxy statement and in the other public filings that the Company makes with the SEC, which are available without charge at www.sec.gov.

Structure of the Acquisition

        Each of the Company's, Merger Sub's and Jumptap's respective boards of directors and Jumptap's stockholders have approved the Acquisition Agreement. The Acquisition Agreement provides for the merger of the Merger Sub with and into Jumptap, with Jumptap continuing as the surviving corporation (the "Surviving Corporation").

Completion of the Acquisition

        The consummation of the Acquisition and other transactions contemplated by the Acquisition Agreement will take place on a date to be designated by the parties, which shall be no later than the third business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions to the closing (as described below). Subject to the provisions of the Acquisition Agreement, a certificate of merger satisfying the applicable requirements of the Delaware General Corporation Law ("DGCL"), will be executed by Jumptap and, concurrently with the closing of the Acquisition, delivered to and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Acquisition will become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware, or at such later time as may be mutually agreed in writing by the Company and Jumptap and specified in the certificate of merger.

Acquisition Consideration

        Under the Acquisition Agreement, the consideration to be issued to Jumptap securityholders in connection with the Acquisition will consist of:

  •
  up to 26,952,317 shares of common stock of Millennial Media, par value $0.001 per share, which is equal to approximately 23.5% of Millennial Media's fully diluted capital stock as of the date of the Acquisition Agreement, which is subject to adjustment as described in this proxy statement and as more fully described in the Acquisition Agreement;

  •
  cash for shares of Jumptap common stock held by certain holders of Jumptap common stock who are not (i) "accredited investors" as defined by Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, or (ii) listed in a spreadsheet to be delivered by Jumptap to the Company (provided that such cash amount payable by the Company shall not exceed $3 million without the prior written consent of the Company) (the "Cash Payment"); and

  •
  cash to participants of Jumptap's Management Incentive Plan (the "MIP") (such aggregate amount not to exceed $11 million) (the "MIP Payment").

        The number of shares of Company common stock to be issued in the Acquisition will be reduced by a number of shares of Company common stock equal to the quotient of: (a) the sum of: (i) a portion of specified transaction-related expenses and transaction-related bonus payments payable by Jumptap; plus (ii) $250,000, which will be used for the purposes of paying directly, or reimbursing the Stockholders' Representative for, any third party expenses pursuant to the Acquisition Agreement and the related escrow agreement; plus (iii) the Cash Payment; plus (iv) the MIP Payment; divided by (b) the average of the closing stock prices of Millennial Media's common stock for the five consecutive trading days ending on the trading day that is three trading days prior to the closing date of the Acquisition.

        Upon consummation of the Acquisition:

  •
  each share of Jumptap preferred stock issued and outstanding immediately prior to the consummation of the Acquisition will cease to be an existing and issued share of Jumptap preferred stock and (except for dissenting shares) will be converted into the right to receive, without interest: (a) the number of shares of the Company's common stock equal to the portion of the stock consideration payable in respect of such share of Jumptap preferred stock as set forth next to the name of the holder of such share on a spreadsheet (the "Spreadsheet"), to be delivered by Jumptap to us in connection with the closing of the Acquisition, plus (b) with respect to the person that held such share immediately prior to the closing of the Acquisition, such person's pro rata fraction of any of the Company's common stock released from the escrow fund to Jumptap's stakeholders, if any, in each case in accordance with the terms of Jumptap's certificate of incorporation in effect as of immediately prior to the consummation of the Acquisition;

  •
  each share of Jumptap common stock issued and outstanding immediately prior to the consummation of the Acquisition will cease to be an existing and issued share of Jumptap common stock and (except for dissenting shares) will be converted into the right to receive, without interest:

  •
  if the person who holds such share of Jumptap common stock as of immediately prior to the consummation of the Acquisition is an "accredited investor" as defined by Rule 501(a) of Regulation D under the Securities Act (an "Accredited Investor"), or such Person is not an Accredited Investor and is set forth in the Spreadsheet as receiving the Company's common stock (excluding any holder of Jumptap common stock who executes an investor questionnaire prior to the closing of the Acquisition indicating that such holder is an Accredited Investor, each a "Participating Unaccredited Investor"): (a) the number of shares of the Company's common stock equal to the portion of the stock consideration payable in respect of such share of Jumptap common stock as set forth in the Spreadsheet next to the name of the holder of such share, if any; plus (b) with respect to such person that held such share immediately prior to the consummation of the Acquisition, such person's pro rata fraction of any of the Company's common stock released from the escrow fund to Jumptap's stakeholders, if any; and

  •
  if the holder of such share of Jumptap common stock is not an Accredited Investor and such holder is not a Participating Unaccredited Investor, an amount in cash equal to the portion of the cash consideration payable in respect of such share of Jumptap common stock as set forth on the Spreadsheet next to the name of the holder of such share, if any (provided that the amount payable to all such holders will not exceed $3,000,000 without the prior written consent of the Company).

  •
  Subject to certain limitations, Jumptap's outstanding convertible debt will be converted into the right to receive, without interest: (a) the number of shares of the Company's common stock equal to the portion of the stock consideration payable in respect of such convertible debt as set forth in the Spreadsheet next to the name of the holder of such convertible debt; plus (b) such

    Jumptap convertible debt holder's pro rata fraction of any of the Company's common stock released from the escrow fund to Jumptap stakeholders, if any.

  •
  Subject to certain limitations, Jumptap employees who are participants in the MIP (the "MIP Holders") shall receive, without interest: (a) a number of shares of the Company's common stock and the amount of cash equal to the portion of the stock consideration and cash consideration set forth in the Spreadsheet next to the name of such MIP Holder (such cash payments not to exceed $11 million in the aggregate); plus (b) in the case of the members of Jumptap's management who are participants in the MIP (the "MIP Management Holders"), such holder's pro rata fraction of any of the Company's common stock released from the escrow fund to Jumptap stakeholders, if any.

  •
  Each Jumptap option with exercise prices lower than the consideration payable for each share of Jumptap common stock, whether or not vested or exercisable, that is outstanding and unexercised immediately prior to the consummation of the Acquisition, will be assumed by the Company and converted into an option to purchase a number of shares of the Company's common stock, rounded down to the nearest whole share (with no cash being payable for any fractional share eliminated by such rounding), equal to a number of shares of the Company's common stock equal to the portion of the stock consideration set forth on the Spreadsheet next to the name of the holder of such option at an exercise price per share of the Company's common stock (rounded up to the nearest whole cent) equal to the exercise price per share of such Jumptap option divided by the exchange ratio. After the consummation of the Acquisition, each such assumed option will continue to have, and be subject to, the same terms and conditions (including, if applicable, the vesting arrangements and other terms and conditions set forth in Jumptap's equity plan and the applicable stock option agreement) as were applicable to the related Jumptap option immediately prior to the consummation of the Acquisition. All options to purchase common stock of Jumptap with exercise prices above the consideration payable for each share of Jumptap common stock will be cancelled.

  •
  Each Jumptap warrant with exercise prices lower than the consideration payable for each share of Jumptap capital stock underlying such warrant, that is outstanding as of immediately prior to the consummation of the Acquisition, will be converted into the right to receive, without interest: (a) the number of shares of the Company's common stock equal to a portion of the consideration set forth on the Spreadsheet next to the name of the holder of such Jumptap warrant; plus (b) such holder's pro rata fraction of any of the Company's common stock released from the escrow fund to Jumptap stakeholders, if any. Each outstanding and unexercised Jumptap warrant with exercise prices equal to or higher than the consideration payable for each share of Jumptap capital stock underlying such warrant will be canceled without payment of any consideration therefor.

  Sample Calculations of Distribution of Consideration

        Below are a series of sample calculations of the number of shares of common stock to be issued and the various cash payments to be made assuming various average closing prices of the common stock for the five consecutive trading days ending on the trading day that is three trading days prior to the closing of the Acquisition.

	Average closing price of common stock
	$6.50	$7.50	$8.50
Transaction expenses and bonus payments	$2,914,874	$3,117,016	$3,319,159
Expense fund	$250,000	$250,000	$250,000
Cash Payment and MIP Payment	$70,523	$9,080,178	$10,663,404
Shares of common stock issued	26,454,564	25,292,691	25,277,898
Escrow % of total shares issued	10%	10%	10%
Number of shares placed in escrow	2,645,456	2,529,269	2,527,790

Representations and Warranties

        The Acquisition Agreement contains representations and warranties made by Jumptap to the Company and the Merger Sub, and by the Company and the Merger Sub to Jumptap. The assertions embodied in the representations and warranties of each party contained in the Acquisition Agreement are qualified by information in the confidential disclosure schedules provided by the Company and Jumptap in connection with the signing of the Acquisition Agreement on August 13, 2013. Each disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties of each party set forth in the Acquisition Agreement. You should not rely on the representations and warranties in the Acquisition Agreement as characterizations of the actual state of facts about the Company or Jumptap, since they were only made as of August 13, 2013, and are modified in important part by the corresponding disclosure schedule. Moreover, the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Acquisition Agreement may have the right not to close the Acquisition if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and of allocating risk between the Company and Jumptap, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations and warranties may have changed since the date they were made, which subsequent information may or may not be fully reflected in the Company's public disclosures, and some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality different from that generally applicable to public disclosures to stockholders and reports and documents filed with the SEC.

        The representations and warranties by each of the Company and the Merger Sub and Jumptap in the Acquisition Agreement (many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds and are further modified and limited by the confidential disclosure schedules exchanged by the Company and Jumptap on August 13, 2013, as discussed above) relate to the following subject matters, among other things:

  •
  organizational and similar corporate matters, including the qualification to do business under applicable law, good standing and corporate power;

  •
  authority to enter into and to perform obligations under, the execution and delivery of and the enforceability of, the Acquisition Agreement and certain other transaction documents;

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  the absence of conflicts between the entry into and performance of the Acquisition Agreement and certain other transaction documents with the applicable party's charter documents, applicable material law or governmental orders, and material contracts;

  •
  capitalization;

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  the absence of any lawsuit or other proceeding pending before any court of competent jurisdiction against the applicable party;

  •
  compliance with applicable laws; and

  •
  the absence of brokers and brokers' fees related to the Acquisition, other than those fees payable to the Company's or Jumptap's respective financial advisors.

        The Acquisition Agreement contains additional representations and warranties of the Company regarding, among other things, certain SEC filings, including certain financial statements contained in such filings; the formation and operations of the Merger Sub; absence of certain changes since the Company's most recent quarterly report on Form 10-Q required to be filed with the SEC that have had or, with notice or lapse of time or both, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; the absence of any untrue statement of fact or omission of any material fact required to be stated in any information statement or necessary in order to make the statements in any information statement not misleading in light of the circumstances under which they are made; the eligibility of the Company to register (i) the Company's common stock to be issued in the Acquisition for resale by Jumptap's stockholders on Form S-3 and (ii) the Company's common stock to be issued upon exercise of all Jumptap options that are assumed by the Company and eligible to be registered on Form S-8, on Form S-8; the absence, to the Company's knowledge, of any infringement, misappropriation or other violation of any intellectual property owned (or purported to be owned) by, or exclusively licensed to the Company or any of its subsidiaries by any person; and the absence, to the Company's knowledge, of any infringement, misappropriation, violation or misuse of any intellectual property of any other person or engagement in unfair competition.

        Additionally, Jumptap made certain representations and warranties to the Company related to the following subject matters:

  •
  financial statements, system of internal accounting controls and indebtedness;

  •
  title to its assets;

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  adequacy and condition of material items of equipment and other tangible assets owned by or leased to Jumptap;

  •
  real property;

  •
  intellectual property;

  •
  applicable authorizations, licenses, permits, registrations, certificates and certifications required by the United States and the comparable laws of each other governmental body having jurisdiction over the operation of Jumptap in order to engage in the conduct of its business;

  •
  certain material contracts, including no existing material violation or material breach of, or material default under, such material contracts;

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  the absence of certain undisclosed liabilities;

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  tax matters;

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  employee benefit plans and labor matters;

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  environmental matters;

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  insurance;

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  certain business relationships with affiliates and related parties;

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  the absence of any restrictions on business activities;

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  the absence of certain business practices;

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  customers and suppliers;

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  accounts receivable;

  •
  books and records;

  •
  required vote of the holders of Jumptap capital stock necessary to adopt the Acquisition Agreement and approve the Acquisition and other transactions contemplated by the Acquisition Agreement; and

  •
  the approval of the Acquisition Agreement, its execution and delivery, and the consummation of the Acquisition and the determination that the Acquisition is in the best interests of Jumptap and its stockholders by Jumptap's board of directors.

Material Adverse Effect

        Certain of the representations, warranties, covenants, closing conditions and termination provisions contained in the Acquisition Agreement refer to the concept of a "Material Adverse Effect."

        For purposes of the Acquisition Agreement, a "Material Adverse Effect" means, with respect to the applicable party (either the Company or Jumptap), any state of facts, condition, change, development, event or effect that (when considered either individually or in the aggregate) is, or reasonably likely to be, materially adverse to the assets, liabilities, financial condition, business or results of operation of either party to the Acquisition Agreement; provided, however, that none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse effect resulting directly or indirectly from general business or economic conditions, except to the extent such general business or economic conditions have a disproportionate effect on the party as compared to other companies in the party's industry; (b) any adverse effect resulting directly or indirectly from conditions generally affecting the industry or industry sector in which the party primarily operates or competes, except to the extent such adverse effect has a disproportionate effect on the party as compared to other companies in such industry or industry sector; (c) any adverse effect resulting directly and solely from any change in accounting requirements or principles or any change in applicable laws that do not affect the party disproportionately, (d) any changes, events or effects resulting from or arising in connection with the Acquisition Agreement or the transactions contemplated thereby, or the announcement thereof (including any loss of or adverse change in the relationship of the party with its employees, customers, partners or suppliers related thereto); (e) any changes, events or effects resulting from or arising in connection with the loss of any customer; (f) any failure to meet internal or analysts' estimates or projections, performance measures, operating statistics or revenue or earnings predictions for any period; (g) with respect to the Company, any decline in the price or trading volume of the shares of the Company's common stock; or (h) with respect to the Company, any adverse effect arising out of or relating to certain matters disclosed in the confidential disclosure schedule delivered by the Company, provided, however, that the exceptions set forth in clauses (e) and (f) of this paragraph will not prevent or otherwise affect a determination that the underlying cause of any such event is a Material Adverse Effect.

Indemnification; Remedies

        Pursuant to the Acquisition Agreement, the Jumptap stockholders who receive shares of the Company's common stock in the Acquisition, holders of Jumptap convertible debt, holders of Jumptap warrants and MIP Management Holders (collectively, the "Participating Holders") will defend and indemnify the Company, the Surviving Corporation, their subsidiaries and their respective officers, directors, agents, employees, representatives and each person, if any, who controls or may control the

Company within the meaning of the Securities Act of 1933, as amended (the "Company Indemnified Parties") in respect of, and hold them harmless against, any liabilities, losses, costs, taxes, damages, reductions in value and expenses suffered by any of the Company Indemnified Parties resulting from, in connection with or arising out of:

  •
  any inaccuracy in any representation or warranty made by Jumptap in the Acquisition Agreement or in any certificate delivered to the Company pursuant to the Acquisition Agreement or third party claim that, if determined adversely, would constitute such an inaccuracy;

  •
  any breach of or default in connection with any of the covenants or agreements made by Jumptap in the Acquisition Agreement (the "Covenant Claims");

  •
  any inaccuracy in the spreadsheet identifying the distribution of the consideration to be paid pursuant to the Acquisition Agreement or the closing financial certificate to be delivered to the Company by Jumptap (the "Spreadsheet Inaccuracies");

  •
  any payments made by the Company, the Surviving Corporation or Jumptap with respect to any shares of Jumptap capital stock to a holder who has made a demand for appraisal of such shares in accordance with Section 262 of the DGCL in excess of the consideration that otherwise would have been payable in respect of such shares pursuant to the Acquisition Agreement (the "Dissenting Share Payments");

  •
  certain actions or proceedings commenced or threatened to be commenced by any third party against the Company, the Surviving Corporation and their subsidiaries and respective officers, directors, agents, employees, representatives and each person, if any, who controls or may control the Company within the meaning of the Securities Act;

  •
  any and all liabilities for any taxes of Jumptap with respect to any pre-closing tax period, including the employer portion of any employment or payroll taxes with respect to any compensatory payments made on or about the closing date of the Acquisition (the "Tax Indemnities"); and

  •
  certain matters set forth in the confidential disclosure schedule delivered by Jumptap (the "Special Matters").

        Pursuant to the Acquisition Agreement, the Company will defend and indemnify the Participating Holders (the "Holder Indemnified Parties" and, together with the Company Indemnified Parties, the "Indemnified Parties") in respect of, and hold them harmless against, any liabilities, losses, costs, taxes, damages, reductions in value and expenses suffered by any of the Holder Indemnified Parties resulting form, in connection with or arising out of:

  •
  any inaccuracy in any representation or warranty made by the Company in the Acquisition Agreement or in any certificate delivered to Jumptap pursuant to the Acquisition Agreement or third party claim that, if determined adversely, would constitute such an inaccuracy; and

  •
  any breach of or default in connection with any of the covenants or agreements made by the Company in the Acquisition Agreement.

        All representations and warranties contained in the Acquisition Agreement or in any certificate or other document delivered to the Company, Merger Sub, Jumptap or the Stockholders' Representative pursuant to the Acquisition Agreement will survive until 5:00 p.m., Pacific Standard Time on the date that is 12 months after the closing date of the Acquisition; provided, however, that certain fundamental representations as specified in the Acquisition Agreement (the "Fundamental Representations") will survive until the expiration of the applicable statute of limitations; Jumptap's representations regarding tax matters shall survive until 30 days after the applicable statute of limitations (together with the

Fundamental Representations, the "Special Claims"); Jumptap's representations regarding intellectual property matters (the "IP Claims") will survive until 18 months after the closing of the Acquisition Agreement; and in the event of fraud or intentional misrepresentation, any claim for losses arising therefrom will survive indefinitely.

        Except with respect to the Fundamental Representations and the Special Matters, no Indemnified Party shall be entitled to any recovery until such time (if at all) as the total amount of all damages that have been suffered or incurred by any one or more of the Indemnified Parties with respect to such matters exceeds $1,000,000 in the aggregate (the "Basket"); and in such event, the Indemnified Parties shall, subject to certain limitations, be entitled to be indemnified against and compensated and reimbursed for all damages, including the Basket.

        Upon the closing of the Acquisition, the Company will deliver to the escrow agent, as a contribution to the escrow fund, a number of shares of the Company common stock equal to the product of 10% multiplied by the Company common stock payable in connection with the Acquisition, which shall serve as partial security for the Participating Holders' indemnification obligations. Any amounts held in the escrow fund that are not subject to then outstanding indemnification claims will be released to the Participating Holders within five business days following the date that is the 12 month anniversary of the closing of the Acquisition.

        If the Acquisition is consummated, except for Special Claims, IP Claims, Covenant Claims, Spreadsheet Inaccuracies, Dissenting Share Payments, Tax Indemnities, Special Matters or fraud or intentional misrepresentation, recovery from the escrow fund will be the exclusive means for the Company and the Surviving Corporation to recover any damages for which they are entitled to indemnification under the Acquisition Agreement or otherwise and under any theory of liability; provided, however, that a Participating Holder's liability to the Company for damages in circumstances not limited to the escrow fund will be several and not joint and will not exceed such Participating Holder's pro rata fraction of such damages (and will not exceed the consideration received by such Participating Holder) except in cases of fraud or intentional misrepresentation by such Participating Holder or willful breaches of covenants by a Participating Holder, in which case such Participating Holder's liability will not be limited by its pro rata fraction of the damages or the consideration received by such Participating Holder.

Certain Covenants of the Parties

  Jumptap Covenants

        Jumptap has undertaken customary covenants in the Acquisition Agreement relating to the conduct of its business prior to the completion of the Acquisition or the earlier termination of the Acquisition Agreement. In general, Jumptap has agreed, among other things (subject in some cases to exceptions specified in the Acquisition Agreement or set forth in the confidential disclosure schedules to the Acquisition Agreement), unless necessary to ensure Jumptap complies with applicable laws or the Company provides its prior written consent (which consent will not be unreasonably withheld, delayed or conditioned) (i) Jumptap shall (A) carry on its business in the ordinary course and consistent with past practice, (B) use commercially reasonable efforts to preserve substantially intact its present business organization, (C) use commercially reasonable efforts to preserve its material relationships with those parties to whom Jumptap has contractual obligations, and (D) use its commercially reasonable efforts to manage cash consistent with past practice; and (ii) except as set forth in the confidential disclosure schedules to the Acquisition Agreement, Jumptap will not :

  •
  amend its certificate of incorporation or bylaws;

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  split, combine or reclassify any of its capital stock, subject to specified exceptions;

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  issue any shares of Jumptap capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities; provided, however, that (i) Jumptap may issue shares of Jumptap common stock in connection with the exercise of Jumptap options or other rights for Jumptap common stock that, in each case, are outstanding as of August 13, 2013, and (ii) Jumptap may issue shares of Jumptap common stock in connection with the conversion of Jumptap preferred stock that, in each case, are outstanding as of August 13, 2013;

  •
  declare, set aside or distribute any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock;

  •
  incur any indebtedness for borrowed money or guarantee any such indebtedness, or issue or sell any debt securities or guarantee any debt securities of others, except as reasonably necessary to fund Jumptap's existing operations consistent with past practice;

  •
  make any capital expenditures, capital additions or capital improvements, in excess of $400,000 in the aggregate for each full or partial calendar month in the pre-closing period, not to exceed $1,000,000 in the aggregate during the pre-closing period, in each case, other than data center maintenance and similar expenditures incurred in the ordinary course of business;

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  reduce the amount of any material insurance coverage provided by existing insurance policies or fail to renew such policy following its expiration;

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  knowingly waive any material right of Jumptap under any material contract;

  •
  except as required under applicable law or under the terms of any Jumptap plan set forth in the confidential disclosure schedule in existence as of August 13, 2013, (A) grant or increase any severance, termination pay, or retention payments or benefits, or enter into or amend any existing arrangement with any employee (other than ordinary course hiring activities with respect to employees of director level and below and salary increases of employees of director level or below not to exceed twenty percent of such employee's salary as of August 13, 2013, in each case, consistent with past practice), (B) increase benefits payable under any severance or termination pay policies or employment agreements existing as of August 13, 2013, (C) establish, adopt, enter into, amend or terminate any Jumptap plan or any plan, agreement, program, policy, or other arrangement that would be a Jumptap plan if it were in effect as of August 13, 2013, (D) increase the compensation, bonus or other benefits payable to any directors, officers, employees or individual independent contractors (other than ordinary course hiring activities with respect to employees of director level and below and salary increases of employees of director level or below not to exceed twenty percent of such employee's salary as of August 13, 2013, in each case, consistent with past practice), (E) accelerate the payment or vesting of any compensation or benefits, other than as expressly contemplated by the Acquisition Agreement, (F) grant any equity or equity-based awards, (G) loan or advance any money or property to any employee, or (H) terminate the employment of any key employee or any other officer of Jumptap, except for cause;

  •
  announce, implement or effect any reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees;

  •
  acquire or agree to acquire by merging with, or by purchasing a portion of the stock or assets of, or by any other manner, any business or any entity;

  •
  sell or otherwise dispose of, lease or exclusively license any properties or assets of Jumptap which are material to Jumptap, other than in the ordinary course of business;

  •
  enter into any material contract, amend in any material respect any such material contract or terminate any such material contract, other than, in each case, in the ordinary course of business;

  •
  file or amend any material Jumptap tax return, make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes (except as required by applicable law), settle any material claim or assessment in respect of taxes or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of taxes;

  •
  change any of its material methods of accounting or material accounting practices in any material respect;

  •
  commence or settle any proceeding other than (1) for the routine collection of bills or (2) in such cases whether Jumptap in good faith determines that failure to commence a proceeding would result in the material impairment of a valuable aspect of its business;

  •
  make any payments or otherwise change or deviate from any cash management practices, in each case, outside of the ordinary course of business or inconsistent with prior practice; or

  •
  agree or commit to take any of the foregoing actions.

  Company Covenants

        Prior to the completion of the Acquisition, the Company has undertaken not to issue, sell or grant any shares of Company common stock, options to purchase shares of Company capital stock, Company preferred stock, or any securities convertible into or exchangeable or exercisable for Company common stock, other than: (a) grants of Company options or restricted stock units to purchase no more than 250,000 shares of Company common stock granted to employees of the Company during the period between the execution of the Acquisition Agreement and completion of the Acquisition in the ordinary course of business consistent with past practices; and (b) the issuance of shares of Company common stock upon the exercise or settlement of any Company options or restricted stock units outstanding on August 13, 2013.

  Mutual Covenants

        If the aggregate amount of cash payable by the Company to holders of Jumptap capital stock who are not (i) Accredited Investors or (ii) listed in the Spreadsheet to be delivered by Jumptap to the Company, exceeds $3 million, the Company and Jumptap have agreed to cooperate with one another in good faith for a period of not less than 30 days (but not more than 45 days), and will consider in good faith the views of one another, and will use their commercially reasonable efforts to restructure the transactions contemplated by the Acquisition Agreement to provide (to the extent necessary) that: (a) the issuance of Company common stock in connection with the closing of the Acquisition would constitute a valid "private placement" pursuant to Regulation D and/or Regulation S under the Securities Act of 1933, amended; and (b) the aggregate amount of cash payable by the Company to holders of Jumptap capital stock who are not (i) Accredited Investors or (ii) or listed in a spreadsheet to be delivered by Jumptap to the Company does not exceed $3 million.

        If the aggregate amount of cash payable by the Company to the MIP Holders pursuant to the Acquisition Agreement exceeds $11 million, then the Company and Jumptap have agreed to cooperate with one another in good faith for a period of not less than thirty days (but not more than forty-five days), and will consider in good faith the views of one another, and will use their commercially reasonable efforts to restructure the transactions contemplated by the Acquisition Agreement to provide (to the extent necessary) that the maximum amount payable to the MIP Holders pursuant to the Acquisition Agreement does not exceed $11 million.

Registration Rights Agreement and Lockup Agreements

        At the closing, the Company is obligated to enter into a registration rights agreement with certain of Jumptap's equityholders, pursuant to which the Company will agree to file, within 10 days after the closing of the Acquisition, a registration statement on Form S-3 to register for resale the shares of the Company's common stock to be received by such holders in connection with the Acquisition, and will grant certain other piggyback registration rights to such holders. The registration rights granted to the holders will expire on the date on which all registrable securities (as defined in the registration rights agreement) held by the holder thereof (or any assignees of such registration rights in accordance with the stockholder agreement) may be sold pursuant to Rule 144 without volume or manner of sale restrictions.

        The Company has also entered into lockup agreements with certain of Jumptap's securityholders. The lockup agreements provide for certain limitations on the transfer by the holders of the shares acquired by it in the Acquisition as described in "The Acquisition—Restrictions on Sales of Shares of the Company's Common Stock Received in the Acquisition" beginning on page 41, and other matters related to the foregoing rights and obligations.

Employees and Employee Benefits

        The Acquisition Agreement provides that the Company will provide or cause to be provided immediately following the consummation of the Acquisition, to all employees of Jumptap whose employment continues with the Company or the Surviving Corporation or any applicable subsidiary of the Company or Surviving Corporation following the consummation of the Acquisition (the "Continuing Employees"): (i) an annual base salary or hourly wage rate that is no less favorable than the annual base salary or hourly wage rate in effect as of immediately prior to the consummation of the Acquisition, and (ii) employee benefits that are substantially comparable in the aggregate to the employee benefits that are provided to similarly-situated employees of the Company under its employee welfare and retirement benefit plans.

        To the extent that Continuing Employees are transitioned to the employee welfare and retirement benefit plans of the Company or its subsidiaries (the "Company Plans") and to the extent permitted by law, applicable tax qualification requirements, and the terms and conditions of each such Company Plan, and subject to any applicable break in service or similar rule, (i) each Continuing Employee will be credited with his or her years of service with Jumptap or its subsidiaries (or any predecessor entities) before the consummation of the Acquisition for purposes of eligibility to participate, vesting and determination of level of benefits (but not for purposes of benefit accruals under any Company Plans or to the extent that such recognition would result in duplication of benefits), but only to the extent such service would have been taken into account under a Company Plan had such service been performed as an employee of the Company and provided that, if Jumptap maintained a comparable plan prior to the consummation of the Acquisition, such service will only be credited to the extent such service was credited under such Jumptap plan; and (ii) for purposes of each Company Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, the Company will use commercially reasonable efforts to cause its third-party insurance providers or third-party administrators to ensure that such Continuing Employees will receive credit under such medical plans for the plan year in which the consummation of the Acquisition occurs towards applicable deductibles and out-of-pocket limits for expenses incurred for the plan year in which the consummation of the Acquisition occurs under the corresponding Jumptap plans.

        Pursuant to the Acquisition Agreement, unless the Company provides written notice to Jumptap to the contrary prior to the consummation of the Acquisition, the board of directors of each of Jumptap and its subsidiaries are required to adopt resolutions to terminate any and all 401(k) plans.

        The Company will also honor its obligations arising after the closing of the Acquisition under certain employment and employee benefit contracts, agreements, plans and commitments of Jumptap and its subsidiaries in existence on the date of the Acquisition Agreement.

Regulatory Matters

        Under the HSR Act, and the rules that have been promulgated thereunder, certain acquisitions of voting securities, noncorporate interests, or of assets may not be consummated unless Premerger Notification and Report Forms have been filed with the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC"), and certain waiting period requirements have been satisfied. These requirements apply to the Company's acquisition of all outstanding shares of Jumptap and the receipt by Jumptap's stockholders of the Company's common stock as the consideration to acquire those shares.

        The Acquisition Agreement requires the Company and Jumptap to use all reasonable efforts to prepare any merger notifications and to respond promptly to inquiries or requests received from the FTC or the Antitrust Division for additional information or documentation under the HSR Act and to take other necessary, proper or advisable actions, with qualifications as set forth in the Acquisition Agreement, to close the Acquisition.

        The Company and Jumptap each filed the required notification on August 20, 2013. The waiting period under the HSR Act expired at 11:59 p.m. Eastern time on September 19, 2013.

        The Antitrust Division and the FTC routinely evaluate the legality under the antitrust laws of proposed acquisitions. At any time before or after the consummation of the Acquisition, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, such as seeking to enjoin the Acquisition, seeking the divestiture of assets or imposing other conditions. Private parties and state attorneys generals may also bring legal actions under the antitrust laws seeking similar remedies. There can be no assurance that a challenge to the Acquisition on antitrust grounds will not be made or, if such a challenge is made, what the result will be.

        In addition, under the merger control rules of jurisdictions outside the United States where the Company or Jumptap and their respective subsidiaries conduct business, filings may be required and it may be necessary to obtain authorizations, consents, orders or approvals of, declarations, or expirations of waiting periods before consummating the Acquisition. The Company has determined that, at this time, no such filings are required but foreign competition authorities retain the ability to challenge the legality of the transaction on the basis of its effects on competition or otherwise on the public interest, to seek divestitures or impose other conditions. At any time before or after consummation of the transaction, foreign competition authorities may seek to enjoin the Acquisition, seek divestiture of assets, or impose other conditions. There can be no assurance that a challenge to the Acquisition under foreign merger control rules will not be made, or, if such a challenge is made, what the result will be.

No Solicitation

        In the Acquisition Agreement, Jumptap has agreed that it will not (i) solicit, initiate or knowingly encourage the submission of any takeover proposal by any person, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action intended or reasonably expected to facilitate the making of any inquiry or proposal to Jumptap that constitutes, or is reasonably expected to lead to, any takeover proposal by any person (other than the Company or its representatives).

        In the Acquisition Agreement, the board of directors of Jumptap has agreed not to, (i) withdraw or modify the approval or recommendation by Jumptap's board of directors of the Acquisition

Agreement or Acquisition, (ii) approve or recommend any takeover proposal or (iii) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any takeover proposal.

        Jumptap was obligated upon the execution of the Acquisition Agreement immediately to cease and cause to be terminated any and all existing discussions with any person that relate to any alternative acquisition proposal.

Stockholder Meeting

        The Company has agreed to take all action necessary to hold a meeting of its stockholders for the purpose of obtaining the required stockholder approval of the Share Issuance Proposal. The Company may adjourn or postpone the meeting of its stockholders after consultation with Jumptap only (i) to the extent necessary to ensure that any supplement or amendment to this proxy statement that is required by applicable legal requirements is timely provided to the Company's stockholders, (ii) if as of the time for which the stockholders' meeting is originally scheduled there are insufficient shares of the Company's common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the stockholders' meeting, or (iii) if additional time is reasonably required to solicit proxies in favor of the Share Issuance Proposal.

Indemnification of Directors and Officers; Directors' and Officers' Insurance

        The Acquisition Agreement provides that all rights to indemnification by Jumptap existing in favor of those persons who are directors and officers of Jumptap as of August 13, 2013 (the "D&O Indemnified Persons"), for their acts and omissions occurring prior to the effective time of the Acquisition, as provided in the certificate of incorporation and bylaws of Jumptap (as in effect as of August 13, 2013) and as provided in the indemnification agreements between Jumptap and such D&O Indemnified Persons (as in effect as of August 13, 2013) in the forms made available by Jumptap to the Company prior to August 13, 2013, shall survive the Acquisition and shall be observed by the Surviving Corporation to the fullest extent available and unless otherwise required under applicable law for a period of six years from the effective time of the Acquisition, and any claim made requesting indemnification pursuant to such indemnification rights within such six year period shall continue to be subject to the foregoing a until disposition of such claim.

        For a period of six years after the Acquisition is completed, the Company and the Surviving Corporation, to the fullest extent permitted under applicable law and consistent with any existing indemnification agreements, indemnify, defend and hold harmless each D&O Indemnified Person in his or her capacity as an officer or director of Jumptap against all losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such D&O Indemnified Person in his or her capacity as an officer, director or employee of Jumptap, to the extent arising out of or pertaining to any and all matters pending, existing or occurring at or prior to the time the Acquisition is completed.

        The Acquisition Agreement further provides that, prior to the completion of the Acquisition, Jumptap will purchase a "tail" directors' and officers' policy providing liability insurance coverage for the benefit of those persons who are covered by Jumptap's and its subsidiaries' directors' and officers' liability insurance policy as of August 13, 2013.

Conditions to Completion of the Acquisition

        The obligations of the Company, the Merger Sub and Jumptap to complete the Acquisition are each subject to the satisfaction of the following conditions, subject, in some cases, to the exceptions or limitations contained in confidential disclosure schedules delivered to each party by the other:

  •
  accuracy of the representations and warranties made by the Company and Merger Sub (in the case of Jumptap) or Jumptap (in the case of the Company and the Merger Sub) in the Acquisition Agreement (without giving effect to any qualification as to materiality or material adverse effect); performance by the Company and the Merger Sub (in the case of Jumptap) or Jumptap (in the case of the Company), in all material respects, of all of such party's covenants under the Acquisition Agreement;

  •
  approval by the Company's stockholders of the issuance of shares of the Company's common stock in the Acquisition;

  •
  absence of temporary restraining orders, preliminary or permanent injunctions or other orders issued by any court of competent jurisdiction that remains in effect and the absence of any material law enacted since August 13, 2013, in each case, that makes consummation of the Acquisition illegal;

  •
  receipt of certain certificates executed by duly authorized officers of the Company (in the case of Jumptap) or Jumptap (in the case of the Company) as to the satisfaction of certain conditions;

  •
  delivery of an executed escrow agreement;

  •
  expiration or termination of any waiting period applicable to the consummation of the Acquisition under the HSR Act;

  •
  shares of the Company's common stock to be issued in the Acquisition will have been approved for listing (subject to notice of issuance) on the NYSE;

  •
  for the Company, since August 13, 2013, there shall have been no effect, event or change, which, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on Jumptap;

  •
  for Jumptap, since August 13, 2013, there shall have been no effect, event or change, which, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect on the Company;

  •
  for the Company, Jumptap's solicitation of a stockholder vote for each individual who has executed a parachute payment waiver;

  •
  for the Company, receipt of resignations, effective as of the consummation of the Acquisition, of the individual directors and officers of Jumptap and its subsidiaries from their positions as directors and officers of Jumptap and its subsidiaries;

  •
  for the Company, the continued employment of all key employees of Jumptap and no more than seven core employees having terminated their employment with Jumptap or becoming unable to continue their employment upon consummation of the Acquisition;

  •
  for the Company, the receipt of customary payoff letters and executed UCC-2 or UCC-3 termination statements by each person holding a security interest in any Jumptap assets as of the consummation of the Acquisition;

  •
  for the Company, the receipt of an executed statement for purposes of satisfying the Company's obligations under Treasury Regulation Section 1.1445-2(c)(3), together with the required notice to the Internal Revenue Service ("IRS") and written authorization for the Company to deliver such notice and copy of such statement to the IRS on behalf of Jumptap;

  •
  for the Company, no pending proceeding in which a governmental body is a party (a) challenging or seeking to restrain or prohibit the consummation of the Acquisition or any of the other transactions contemplated by the Acquisition Agreement; (b) relating to the Acquisition and seeking to obtain from the Company or any of Jumptap and its subsidiaries any damages or other relief in connection with the Acquisition that may be material to the Company or Jumptap and its subsidiaries; (c) seeking to prohibit or limit in any material respect the Company's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) seeking to compel any of Jumptap and its subsidiaries, the Company or any subsidiary of the Company, to dispose of or hold separate any material assets, as a result of the Acquisition or any of the other transactions contemplated by the Acquisition Agreement;

  •
  for the Company, certain Jumptap stockholders shall have executed and delivered to the Company a lockup agreement;

  •
  for Jumptap, no pending legal proceeding in which a governmental body is a party challenging or seeking to restrain or prohibit the consummation of the Acquisition or any of the other transactions contemplated by the Acquisition Agreement;

  •
  for Jumptap, the Company will be eligible to register its common stock to be issued in the Acquisition for resale by Jumptap's stockholders on Form S-3 promulgated under the Securities Act and will be eligible to register on Form S-8 promulgated under the Securities Act its common stock issuable upon exercise of Jumptap options that are assumed by the Company and eligible to be registered on Form S-8; and

  •
  for Jumptap, the Company will have executed and delivered a registration rights agreement.

Termination of the Acquisition Agreement

        The Acquisition Agreement may be terminated, at any time prior to closing:

  •
  by mutual written consent of the Company and Jumptap;

  •
  by either the Company or Jumptap if: (i) a court of competent jurisdiction has issued a final and nonappealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, and (ii) the contravention of such order would have a material adverse effect on the Company (in the case of a termination by the Company) or a material adverse effect on Jumptap (in the case of a termination by Jumptap);

  •
  by the Company if it is not in material breach of its obligations under the Acquisition Agreement and there has been a breach of the non-solicitation covenant or a breach of any representation, warranty, covenant or agreement of Jumptap contained in the Acquisition Agreement such that the closing conditions would not be satisfied and such breach has not been cured within 30 calendar days after written notice to Jumptap; provided, however, that no cure period will be applicable for a breach of the non-solicitation covenant or a breach which by its nature cannot be cured;

  •
  by Jumptap if Jumptap is not in material breach of its obligations under the Acquisition Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Company contained in the Acquisition Agreement such that the closing conditions would not be satisfied and such breach has not been cured within 30 calendar days after written notice to the Company; provided, however, that no cure period will be applicable for a breach which by its nature cannot be cured;

  •
  by Jumptap if the Company does obtain the requisite stockholder vote by December 31, 2013; or

  •
  by either the Company or Jumptap if the Acquisition is not consummated by January 15, 2014; provided, however, that: (i) a party will not be permitted to terminate the Acquisition Agreement if the failure to consummate the Acquisition by January 15, 2014, is attributable to a failure on the part of such party to perform any covenant or obligation in the Acquisition Agreement that is required to be performed by such party at or prior to the consummation of the Acquisition.

        If the Acquisition Agreement is terminated for any reason, the Acquisition Agreement will become void and of no further force or effect with no liability on the part of any party or related party thereto, except as provided under the section entitled "Termination Fees and Expenses" below and for provisions relating to confidentiality matters and certain miscellaneous provisions.

Termination Fees and Expenses

        The Acquisition Agreement provides that, except as otherwise specified in the agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants incurred in connection with the Acquisition Agreement and the transactions contemplated thereby will be borne by the party incurring such costs and expenses.

        The Acquisition Agreement provides that the Company will be required to pay to Jumptap a termination fee of $10 million if Jumptap terminates the Acquisition Agreement due to the Company's failure to obtain the required approval of its stockholders.

Amendments and Waivers

        The Acquisition Agreement may be amended at any time by written agreement between the Company and Jumptap. In addition, any party to the Acquisition Agreement may extend the time for performance of the obligations of the other parties, waive any inaccuracies in the representations and warranties of the other parties, or waive compliance with any of the agreements of the other parties or conditions to the obligations of the other parties, provided that such extensions or waivers be set forth in writing and signed by the party being bound thereby.

Governing Law

        The Acquisition Agreement is governed in all respects by the laws of the State of Delaware.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE COMPANY

        The tables below present the selected historical consolidated financial data of the Company for the five years ended December 31, 2012 derived from its audited consolidated financial statements for those years. The summary of operations for the years ended December 31, 2012, 2011, and 2010, and the balance sheet data as of December 31, 2012 and 2011 have been derived from the Company's audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated into this proxy statement by reference. The summary of operations data for the years ended December 31, 2009 and 2008, and the balance sheet data as of December 31, 2010, 2009, and 2008 have been derived from the Company's audited financial statements, which have not been incorporated by reference in this proxy statement. The tables below also present the selected unaudited historical consolidated financial data of the Company for the six months ended June 30, 2013 and 2012 derived from the Company's unaudited consolidated financial statements from those periods, included in the Quarterly Report on Form 10-Q for the Company for the six months ended June 30, 2013, which is incorporated into this proxy statement by reference. The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management of the Company, reflect all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of those periods. The results for any interim period are not necessarily indicative of the results that may be expected for a full year.

        The following tables should be read in conjunction with the consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which are incorporated by reference in this proxy statement. Historical results are not necessarily indicative of the results to be expected in the future.

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(in thousands, except per share data)
Consolidated statement of operations data:
Revenue	$106,447	$72,342	$177,667	$103,678	$47,828	$16,220	$6,281
Cost of revenue	61,698	43,677	105,739	63,595	31,602	11,596	4,992

Gross profit	44,749	28,665	71,928	40,083	16,226	4,624	1,289
Operating expenses:
Sales and marketing	16,493	10,638	23,816	14,255	8,508	4,609	3,463
Technology and development	8,264	5,417	13,620	5,181	2,175	1,095	663
General and administrative	26,742	17,939	38,954	21,321	12,535	6,326	5,682

Total operating expenses	51,499	33,994	76,390	40,757	23,218	12,030	9,808

Loss from operations	(6,750)	(5,329)	(4,462)	(674)	(6,992)	(7,406)	(8,519)
Total other (expense) income	(21)	(871)	(898)	(99)	(107)	(144)	160

Loss before income taxes	(6,771)	(6,200)	(5,360)	(773)	(7,099)	(7,550)	(8,359)
Income tax (expense) benefit	(36)	(10)	(70)	486	(22)	—	—

Net loss	(6,807)	(6,210)	(5,430)	(287)	(7,121)	(7,550)	(8,359)
Accretion of dividends on redeemable convertible preferred stock	—	(1,328)	(1,328)	(5,022)	(2,933)	(1,793)	(1,542)

Net loss attributable to common stockholders	$(6,807)	$(7,538)	$(6,758)	$(5,309)	$(10,054)	$(9,343)	$(9,901)

Net loss per share attributable to common stockholders—basic and diluted	$(0.09)	$(0.17)	$(0.11)	$(0.32)	$(0.56)	$(0.56)	$(0.60)

Weighted average shares of common stock outstanding used in computing net loss per share attributable to common stockholders	79,237	44,860	60,951	16,363	17,966	16,783	16,377

		As of December 31,
	As of June 30, 2013
		2012	2011	2010	2009	2008
	(in thousands)
Consolidated balance sheet data:
Cash and cash equivalents	$122,635	$137,439	$16,707	$27,803	$19,171	$10,200
Accounts receivable, net of allowances	57,073	59,179	34,986	19,978	6,485	2,280
Total assets	205,497	208,449	61,885	49,115	26,136	13,042
Long-term debt, including current portion	—	—	—	—	2,238	2,975
Total liabilities	42,828	44,668	29,638	17,807	10,190	5,731
Total redeemable convertible preferred stock	—	—	76,668	71,622	41,202	23,476
Total stockholders' equity (deficit)	162,669	163,781	(44,421)	(40,314)	(25,256)	(16,165)

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF JUMPTAP

        The following table sets forth the selected historical consolidated financial data as of the dates and for the periods indicated. The selected historical consolidated financial data as of and for the years ended December 31, 2012, 2011 and 2010 have been derived from the audited consolidated financial statements of Jumptap included elsewhere in this proxy statement. The historical financial data as of and for the six months ended June 30, 2013 and 2012 have been derived from the unaudited consolidated financial statements of Jumptap included elsewhere in this proxy statement. The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management of Jumptap, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for those periods. The results for any interim period are not necessarily indicative of the results that may be expected for a full year. Historical results are not necessarily indicative of future performance or results of operations. You should read the information presented below together with "Management's Discussion and Analysis of Financial Condition and Results of Operations of Jumptap" and the consolidated financial statements of Jumptap and related notes included elsewhere in this proxy statement.

		Year Ended December 31,
	Six Months Ended June 30, 2013
		2012	2011	2010	2009	2008
					(unaudited)
	(in thousands)
Historical consolidated statement of operations data:
Revenue	$39,492	$63,634	$47,934	$24,560	$10,646	$7,120
Loss from operations	(7,282)	(12,548)	(14,649)	(13,052)	(14,962)	(24,442)

		As of December 31,
	June 30, 2013
		2012	2011	2010	2009	2008
					(unaudited)
	(in thousands)
Historical consolidated balance sheet data:
Cash and cash equivalents	$25,415	$27,330	$13,044	$2,657	$5,455	$21,800
Accounts receivable, net of allowances	19,609	17,935	15,240	7,625	3,737	3,308
Total assets	51,510	49,779	30,277	11,950	11,299	27,047
Long-term debt, including current portion	18,475	16,181	15,088	11,585	7,595	9,291
Total liabilites	42,415	35,456	31,645	24,065	15,132	15,700
Convertible preferred stock	166,109	164,512	126,382	96,242	81,134	77,215
Total stockholders' deficit	(157,014)	(150,189)	(127,750)	(108,357)	(84,967)	(65,867)

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the Acquisition. These unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of the Company and Jumptap. These financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

        The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of the Company and Jumptap as of June 30, 2013, and includes preliminary adjustments to reflect the events that are directly attributable to the Acquisition and factually supportable. In addition, the unaudited pro forma condensed combined statements of operations combine the historical consolidated statements of operations of the Company and Jumptap and have also been adjusted to give effect to pro forma events that are directly attributable to the Acquisition, factually supportable and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined statements of operations have been prepared assuming the Acquisition closed on January 1, 2012.

        We have prepared the unaudited pro forma combined condensed financial statements based on available information using assumptions that we believe are reasonable. These pro forma financial statements are being provided for informational purposes only and do not claim to represent our actual financial position or results of operations had the Acquisition occurred on that date specified nor do they project our results of operations or financial position for any future period or date. In addition, the pro forma financial statements do not account for the cost of any restructuring activities or synergies resulting from the Acquisition.

        The unaudited pro forma combined condensed financial statements were prepared using the acquisition method of accounting as outlined in Financial Accounting Standards Board Accounting Standards Codification ("ASC") 805, Business Combinations, with the Company considered the acquiring company. Based on the acquisition method of accounting, the consideration paid to Jumptap is allocated to their assets and liabilities based on their fair value as of the date of the completion of the acquisition. The purchase price allocation and valuation is preliminary and subject to final adjustments and provided for informational purposes only.

Unaudited Pro Forma Condensed Combined Statements of Operations

	Six Months Ended June 30, 2013
	Historical Millennial	Historical Jumptap	Pro forma Adjustments		Pro forma Combined
	(in thousands, except per share data)
Revenue	$106,447	$39,492	$—		$145,939
Cost of revenue	61,698	24,567	—		86,265

Gross profit	44,749	14,925	—		59,674
Operating expenses:
Sales and marketing	16,493	10,473	—		26,966
Technology and development	8,264	8,193	3,608	(a)	20,065
General and administrative	26,742	3,541	1,734	(a)	32,017

Total operating expenses	51,499	22,207	5,342		79,048

Loss from operations	(6,750)	(7,282)	(5,342)		(19,374)
Other income (expense):
Interest expense—net	(21)	(406)	74	(f)	(353)
Other income	—	108	(108	)(f)	—

Total other income (expense)	(21)	(298)	(34)		(353)

Loss before income taxes	(6,771)	(7,580)	(5,376)		(19,727)
Income tax expense	(36)	—	—		(36)

Net loss attributable to common stockholders	$(6,807)	$(7,580)	$(5,376)		$(19,763)

Net loss per share:
Basic and diluted	$(0.09)	$—	$—		$(0.19)
Weighted average common shares outstanding:
Basic and diluted	79,237	—	25,293	(b)	104,530

	Year Ended December 31, 2012
	Historical Millennial	Historical Jumptap	Pro forma Adjustments		Pro forma Combined
	(in thousands, except per share data)
Revenue	$177,667	$63,634	$—		$241,301
Cost of revenue	105,739	39,109	—		144,848

Gross profit	71,928	24,525	—		96,453
Operating expenses:
Sales and marketing	23,816	17,215	—		41,031
Technology and development	13,620	12,949	7,216	(a)	33,785
General and administrative	38,954	6,909	3,468	(a)	49,331

Total operating expenses	76,390	37,073	10,684		124,147

Loss from operations	(4,462)	(12,548)	(10,684)		(27,694)
Other income (expense):
Interest expense—net	(64)	(839)	125	(f)	(778)
Other income (expense)	(834)	343	(343	)(f)	(834)

Total other income (expense)	(898)	(496)	(218)		(1,612)

Loss before income taxes	(5,360)	(13,044)	(10,902)		(29,306)
Income tax expense	(70)	—	—		(70)

Net loss	(5,430)	(13,044)	(10,902)		(29,376)
Accretion of dividends on redeemable convertible preferred stock	(1,328)	—	—		(1,328)

Net loss attributable to common stockholders	$(6,758)	$(13,044)	$(10,902)		$(30,704)

Net loss per share:
Basic and diluted	$(0.11)	$—	$—		$(0.36)
Weighted average common shares outstanding:
Basic and diluted	60,951	—	25,293	(b)	86,244

Unaudited Pro Forma Condensed Combined Balance Sheet

	As of June 30, 2013
	Historical Millennial	Historical Jumptap	Pro forma Adjustments		Pro forma Combined
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$122,635	$25,415	$(9,080	)(c)	$138,970
Restricited cash	—	320	—		320
Accounts receivable, net of allowances	57,073	19,609	—		76,682
Prepaid expenses and other current assets	3,319	854	—		4,173

Total current assets	183,027	46,198	(9,080)		220,145
Property and equipment, net	7,846	4,684	—		12,530
Goodwill	11,111	—	115,724	(d)	126,835
Intangible assets, net	2,777	—	71,320	(e)	74,097
Other assets	736	628	—		1,364

Total assets	$205,497	$51,510	$177,964		$434,971

Liabilities, redeemable convertible preferred stock and stockholders' (deficit) equity
Current liabilities:
Accounts payable and accrued expenses	$3,780	$18,454	$—		$22,234
Accrued cost of revenue	32,986	3,094	—		36,080
Accrued payroll and payroll related expenses	5,064	—	—		5,064
Deferred revenue	498	481	—		979
Line of credit	—	10,346	—		10,346
Current portion of capital lease	—	447	—		447
Current portion of notes payable	—	667	—		667

Total current liabilities	42,328	33,489	—		75,817
Notes payable, net of current portion	—	3,333	—		3,333
Preferred stock warrant liability	—	383	(383	)(f)	—
Convertible debt, embedded derivative, and accrued interest	—	2,253	(2,253	)(f)	—
Capital lease, net of current portion	—	1,429	—		1,429
Other long-term liabilities	500	1,528	—		2,028

Total liabilities	42,828	42,415	(2,636)		82,607
Convertible preferred stock	—	166,109	(166,109	)(g)	—
Stockholders' (deficit) equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of June 30, 2013	—	—	—		—
Common stock, $0.001 par value, 250,000,000 shares authorized, 81,274,675 and 106,567,366 shares issued and outstanding as of June 30, 2013 and June 30, 2013 pro forma, respectively	81	57	(57	)(g)	81
Additional paid-in capital	219,583	730	188,965	(b)(g)	409,278
Accumulated other comprehensive loss	(145)	(25)	25	(g)	(145)
Accumulated deficit	(56,850)	(157,776)	157,776	(g)	(56,850)

Total stockholders' (deficit) equity	162,669	(157,014)	346,709		352,364

Total liabilities, redeemable convertible preferred stock and stockholders' equity	$205,497	$51,510	$177,964		$434,971

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.     Basis of Presentation

        On August 13, 2013, Millennial Media and its wholly owned subsidiary, Polo Corp., (the "Merger Sub"), entered into an Agreement and Plan of Reorganization, (the "Acquisition Agreement"), with Jumptap, Inc., a Delaware corporation, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as Stockholders' Representative, pursuant to which Merger Sub will be merged with and into Jumptap, with Jumptap continuing as the surviving company. We refer to this transaction as the Acquisition. As a result of the Acquisition, upon satisfaction of the terms and conditions in the Acquisition Agreement, Jumptap will become a wholly owned subsidiary of Millennial Media.

        The Acquisition will be accounted for under the purchase method of accounting in accordance with ASC 805, Business Combinations. Under the purchase method, the total estimated purchase price, or consideration transferred, is measured at the acquisition closing date. The assets of Jumptap have been measured based on various preliminary estimates using assumptions that the Company's management believes are reasonable utilizing information currently available. Use of different estimates and judgments could yield different results.

        The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the estimated amounts of identifiable assets of Jumptap as of the effective date of the acquisition was allocated to goodwill in accordance with the accounting guidance. The purchase accounting is subject to finalization of the Company's analysis of the fair value of the assets and liabilities of Jumptap as of the acquisition date. Accordingly, the purchase accounting in the unaudited pro forma combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

        For purposes of measuring the estimated fair value of the assets acquired as reflected in the unaudited pro forma combined financial statements, in accordance with the applicable accounting guidance, the Company established a framework for measuring fair values. The applicable accounting guidance defines fair value as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal or most advantageous market for the asset or liability. Additionally, under the applicable accounting guidance, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value assets of Jumptap at fair value measures that do not reflect the Company's intended use of those assets. Use of different estimates and judgments could yield different results.

2.     Purchase Price

        The unaudited pro forma condensed combined financial information reflects the purchase price as follows (in thousands):

As of June 30, 2013
Net assets acquired	11,731
Customer relationships	20,810
Technology	50,510
Goodwill	115,724

Total purchase price	$198,775

        Under the acquisition method of accounting, the Company estimated the fair values of the acquired tangible and intangible assets. The valuation of the identifiable intangible assets acquired was based on management's preliminary estimates, currently available information and reasonable and supportable assumptions. These estimates are preliminary as the Company is still in the process of evaluating the various assumptions used in valuing these assets. The tangible long-lived assets were recorded at their estimated fair values, which approximates their carrying value, while the intangible long-lived assets were valued using a discounted cash flow method. In the unaudited pro forma combined balance sheet as of June 30, 2013, the excess of the aggregate purchase price over the estimated fair value of the tangible and intangible assets and liabilities in the amount of approximately $119.6 million was classified as goodwill. The fair value of identifiable intangible assets that are subject to amortization after the acquisition was estimated to be $71.3 million.

        The total estimated purchase price of approximately $198.8 million is based on an assumed average closing price of Company common stock for the five consecutive trading days ending on the trading day that is the third trading day before the closing of the Acquisition of $7.50 per share and includes $9.1 million in cash consideration and $189.7 million in stock consideration paid by the Company. If the assumed Company common stock price is $6.50 per share, the estimated purchase price will be $172.0 million all in stock consideration paid by the Company. If the assumed Company common stock price is $8.50 per share, the estimated purchase price will be $225.5 million and includes $10.6 million in cash consideration and $214.9 million in stock consideration paid by the Company.

3.     Pro Forma Adjustments

        The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

  (a)
  Represents the amortization of intangible assets acquired in the Acquisition based on their estimated fair values of useful lives. Estimated useful lives of the intangible assets range from six to seven years and amortization expense will be calculated on a straight-line basis.

  (b)
  Represents the impact of issuance of 25,292,691 shares in connection with the Acquisition.

  (c)
  Represents $9.1 million in cash consideration.

  (d)
  Represents the difference between the estimated purchase price and the estimated fair values of the identified assets acquired and liabilities assumed.

  (e)
  Represents the preliminary allocation of the fair value of the consideration transferred to the acquired intangible assets of Jumptap based on their estimated fair value. Intangible assets that have been identified in this preliminary allocation include customer relationships and technology.

  (f)
  Reflects the elimination of Jumptap's historical convertible debt and preferred stock warrants.

  (g)
  Reflects the elimination of Jumptap's historical stockholders' equity and convertible preferred stock.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

        The information below reflects the historical net loss from continuing operations, book value per common share and cash dividends per common share of the Company and the unaudited pro forma combined condensed net loss from continuing operations, book value per common share and cash dividends per common share of the Company after giving effect to the proposed Acquisition. The historical book value per share is computed by dividing total stockholders' equity (deficit) by the number of shares of common stock outstanding at the end of the period. The pro forma earnings per share of the Company following the consummation of the Acquisition is computed by dividing the pro forma net loss by the pro forma weighted average number of shares outstanding. The pro forma book value of the Company following the consummation of the Acquisition is computed by dividing total pro forma stockholders' equity (deficit) by the pro forma number of shares of common stock outstanding at the end of the period. The pro forma per share data includes the maximum of 25,292,691 shares to be issued in connection with the Acquisition based on an assumed average closing price of Company common stock for the five consecutive trading days ending on the trading day that is the third trading day before the closing of the Acquisition of $7.50 per share and were prepared using the acquisition method of accounting as outlined in Financial Accounting Standards Board ASC 805, Business Combinations, with the Company considered the acquiring company.

        You should read the tables below in conjunction with the respective audited consolidated financial statements and related notes of the Company incorporated by reference in this proxy statement and the audited consolidated financial statements and related notes of Jumptap and the unaudited pro forma combined condensed financial information and notes related to such consolidated financial statements included elsewhere in this proxy statement.

Millennial Media:

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
Historical per common share data:
Net loss per share:
Basic and diluted	$(0.09)	$(0.11)
Book value per share	2.00	2.07
Cash dividend per share	—	—

Millennial Media and Jumptap combined condensed pro forma per share data:

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
Pro forma per common share data:
Net loss per share:
Basic and diluted	$(0.19)	$(0.36)
Book value per share	3.31	1.57
Cash dividend per share	—	—

 COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION

Stock Price of the Company

        The tables below set forth, for the calendar quarters indicated, the high and low reported sales prices per share of the Company's common stock, which trades on the New York Stock Exchange under the symbol "MM".

	The Company's Common Stock
	High	Low
Fiscal Year 2012
First Quarter (beginning March 29, 2012)	$27.90	$22.61
Second Quarter	23.64	10.98
Third Quarter	16.49	9.00
Fourth Quarter	16.86	11.51
Fiscal Year 2013
First Quarter	$14.33	$6.35
Second Quarter	8.80	6.05
Third Quarter	10.48	6.36
Fourth Quarter (through October 1, 2013)	7.35	7.05

The Company's Dividend Policy

        The Company has never declared or paid any cash dividends on its capital stock. The Company currently intends to retain any future earnings to service debt and fund the development and expansion of its business, and therefore does not anticipate paying cash dividends on its common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Company's board of directors. None of the Company's outstanding capital stock is entitled to any dividends.

Market Price of and Dividends on Jumptap's Common Stock and Related Stockholder Matters

        Jumptap has never issued a dividend on its common stock and its common equity has never been publicly traded.

 INFORMATION ABOUT THE COMPANIES

Millennial Media, Inc.

        The Company is the leading independent mobile advertising platform company. The Company's technology, tools and services help developers maximize their advertising revenue, acquire users for their apps and gain insight about their users. To advertisers, the Company offers significant audience reach, sophisticated targeting capabilities and the opportunity to deliver rich and engaging ad experiences to customers on their mobile connected devices. The Company's proprietary technology and data platform, known as MYDAS®, determines in real-time which ad to deliver, as well as to whom and when, with the goal of optimizing the effectiveness of advertising campaigns regardless of device type or operating system.

        The Company was incorporated under the General Corporation Law of the State of Delaware on May 30, 2006. It offered common stock to the public for the first time on March 28, 2012 (NYSE: MM).

Jumptap, Inc.

  Overview

        Headquartered in Boston, Massachusetts, Jumptap, Inc. was incorporated under the General Corporation Law of the State of Delaware on January 18, 2005. Jumptap is a mobile advertising and audience targeting platform company that develops and provides technology and advertising solutions to advertisers, publishers, and app developers. Jumptap helps app developers acquire users for their apps and also helps both app developers and publishers maximize their advertising revenue. Jumptap offers advertisers sophisticated targeting capabilities and the ability to reach consumers on a variety of mobile devices, as well as online, with ads designed for the device the consumer is using to view the ad. Jumptap earns revenue from advertisers when it serves ads on publisher mobile web sites and on apps. Jumptap generally pays a portion of that revenue to the publishers and app developers on whose sites and apps it places ads.

  Jumptap's Products

        The core of the Jumptap solution is its Unified Audience Platform. The Unified Audience Platform allows advertisers to deliver their message to mobile users through a variety of advanced targeting capabilities. Jumptap accesses mobile ad inventory through direct developer relationships, mediated relationships and exchange buying using real-time bidding. The advertising revenue generated by the Unified Audience Platform is shared with the developers in the case of direct or mediated relationships. When inventory is accessed using real-time bidding, Jumptap buys spot inventory at a rate determined by the marketplace, target Jumptap margins and advertiser demand.

        The Unified Audience Platform provides a core set of functionality that is summarized below.

  Data Targeting

        Jumptap offers numerous audience segments to its advertisers. This includes basic demographics information such as age range, but often includes much more advanced purchase based or psychographic based information such as 'diet soda drinker' or 'green consumer'. These audience segments are delivered in an anonymous, privacy friendly manner and Jumptap never has access to any personally identifiable information about a user. Jumptap's approach to data targeting relies on integrations with leading online and offline third party data providers such as Datalogix, Acxiom and eXelate. Jumptap's technology addresses the complex problem of merging this online and offline data into the mobile environment.

   Cross-Screen

        There are over 100 million 'cross-screen' users in the United States according to comScore, Inc., a market research firm. These are users who access digital media through both an online (e.g., laptop or PC) and mobile device (e.g., smartphone or tablet). Jumptap has developed a cross-screen device map that allows it to associate a single user with his or her multiple online and mobile devices. Using this cross-screen device map, Jumptap offers its advertisers the ability to both deliver their message to the same user across screens and then to measure the effectiveness of that message across screens. For example, Jumptap is able to deliver a Chevy Traverse advertisement to the same user on their smartphone and laptop. In addition, Jumptap can measure the effectiveness of the mobile advertising even if the user is influenced by an ad on his or her smartphone but interacts with the brand (e.g., builds a Chevy Traverse and schedules a dealer visit) on his or her laptop.

  Programmatic

        Jumptap has built a mobile-first Demand Side Platform. The Jumptap Demand Side Platform is integrated with all major mobile Supply Side Platforms or exchanges. Jumptap's Demand Side Platform processes billions of ad requests per day and values each ad request in real-time based on the needs of Jumptap's advertisers and its understanding of the likely value of the given ad request to those advertisers. Jumptap uses multiple datacenters across the United States to accomplish this. Jumptap has also developed a partnership with a leading exchange technology vendor and now offers Jumptap supply inventory to demand side platforms outside of Jumptap as a means to maximize the value Jumptap is able to deliver back to its direct and mediated app developers and publishers.

  Optimization

        Jumptap has built tools and technology that allow it to efficiently meet the goals of its advertisers, with a focus on 'performance' advertisers. Performance advertisers will typically have an immediate Cost Per Acquisition ("CPA") goal associated with their advertising spend. Jumptap has developed automated machine learning technology that allows the Jumptap systems to optimize pricing, impression selection and advertiser matching to minimize advertiser CPA and maximize spend, all with minimal human intervention.

  Full Solution Stack

        While Jumptap has focused on differentiation in the areas noted above, it has also developed a full stack of end-to-end solutions for its advertiser and developer customers, either directly or through partnerships. This includes mobile conversion tracking and measurement, mobile rich media, mobile video, geo-targeting and location based targeting and tablet specific solutions

  Jumptap's Customers

        Jumptap serves both advertisers and mobile application developers and publishers. Its advertising customers include established national brand advertisers as well as small mobile developers looking to drive awareness and installs of their applications. Jumptap's advertisers have included many of the AdAge 100 and many leading mobile gaming companies. Jumptap's advertising base skews towards performance advertisers because of its strong optimization and programmatic solutions.

  Jumptap's Sales and Marketing

        Jumptap's field sales force calls on agencies and large brands, while its inside sales team focuses on smaller advertisers and app developers. Jumptap also has self-service platforms which app developers and smaller advertisers use to purchase advertising services and which publishers and app developers use to provide inventory on which Jumptap serves ads from its advertisers.

  Jumptap's Technology and Development

        Jumptap devotes resources to its technology and development activities over broad aspects of the mobile advertising market. Jumptap currently has 60 issued patents and has more than 130 patents pending in the United States and internationally, covering broad aspects of the mobile advertising market

  Jumptap's Employees

        As of August 13, 2013, Jumptap has approximately 200 employees located in Massachusetts, Chicago, Dallas, New York, Atlanta, Detroit, San Francisco and Los Angeles.

  Jumptap's Facilities

        Jumptap leases facilities in Boston, New York, Los Angeles, Chicago, Detroit and San Francisco.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF JUMPTAP

        You should read the following discussion and analysis of Jumptap's financial condition and results of operations with Jumptap's audited and unaudited consolidated financial statements and related notes thereto included elsewhere in this proxy statement. This discussion and analysis of financial condition and results of operations contains certain forward-looking statements, which are subject to risks, uncertainties and contingencies, which could cause Jumptap's actual business, results of operations or financial condition to differ materially from those expressed in, or implied by, those statements. References in this discussion and analysis of Jumptap's financial condition and results of operations to "we" and "our" refer to Jumptap.

Components of Revenue and Expenses

Revenue

        We have two primary sources of revenue:

        Advertising Revenue—We generate advertising revenue from several offerings, including the display of rich media advertisements, and the display of text-based links to the advertiser's website. We recognize revenue related to the display of advertisements on various networks of our distribution partners as "impressions" are delivered. An "impression" is delivered when an advertisement appears in a web page viewed by a user.

        We generate revenue from the display of text-based links to the mobile websites or landing pages of our advertisers, which are placed on the networks of the distribution partners. We recognize revenue from these arrangements as "click-throughs" occur. A "click-through" occurs when a user clicks on an advertiser's listing.

        We pay distribution partners a percentage of the advertising revenue, which is included in cost of revenue. The advertising revenue derived is reported gross of the payment to the distribution partners as we are the primary obligor to the advertisers who are the customers of the advertising service.

        Search Fees—Wireless carriers utilize our search engine to increase traffic in the form of user queries and facilitate transactions with their users. We generate fees from these carriers from search services provided under a variety of contractual arrangements, which include per-query search fees and search-based referrals for transactions. We recognize revenue from per-query search fees and transaction referral fees in the period the services are provided.

        Deferred revenue consists of billings or payments received in advance of services being provided. We recognize these billings and payments as revenue only when all of the revenue recognition criteria are met.

Cost of Revenue

        Cost of revenue consists primarily of the payments we make to our publisher and developer partners for their advertising space on which mobile ads are delivered. These payments are typically determined in advance either as a percentage of the advertising revenue earned from mobile ads placed on the publisher's mobile page or developer's app or as a fixed fee for the ad space. We recognize cost of revenue on a partner-by-partner basis at the same time as they recognize the associated revenue. Costs owed to partners but not yet paid are recorded on the consolidated balance sheets as accrued cost of revenue.

Operating Expenses

        Operating expenses consist of sales and marketing, technology and development and general and administrative expenses. Salaries and personnel costs are the most significant component of each of these expense categories. We include stock-based compensation in connection with the grant of any equity instrument in the applicable operating expense category based on the respective equity award recipient's function.

        Sales and marketing expense.    Sales and marketing expense consists primarily of salaries and personnel costs for sales and marketing, sales operations, corporate marketing and business development, including stock-based compensation, commissions and bonuses. Additional sales and marketing expenses include marketing programs, consulting, travel and other related overhead.

        Technology and development expense.    Technology and development expense primarily consists of salaries and personnel costs for development, product management, and technical operations employees, including stock-based compensation and bonuses. Additional technology and development expenses include costs related to our ad serving network, including data center costs, depreciation of network assets, costs related to the leasing of a third party ad serving platform, as well as consulting, travel and other related overhead.

        General and administrative expense.    General and administrative expense primarily consists of salaries and personnel costs for administration, finance and accounting, legal, and human resources employees, including stock-based compensation and bonuses. Additional general and administrative expenses include consulting and professional fees, travel, bad debt expense, insurance and other corporate expenses.

Results of Operations

Six Months Ended June 30, 2013 Compared to Six Months Ended June 30, 2012

        The following table presents an overview of results of operations for the six-month periods ended June 30, 2013 and 2012:

	Six Months Ended June 30,		Period to Period Change
	2013	2012	Amount	Percentage
	(dollars in thousands)
Revenue	$39,492	$31,087	$8,405	27.0%
Cost of revenue	24,567	19,077	5,490	28.8

Gross profit	14,925	12,010	2,915	24.3

Operating expense:
Sales and marketing	10,473	8,561	1,912	22.3
Technology and development	8,193	6,566	1,627	24.8
General and administrative	3,541	2,760	781	28.3

Total operating expense	22,207	17,887	4,320	24.2

Loss from operations	(7,282)	(5,877)	(1,405)	23.9
Other income (expense)
Interest income	14	12	2	16.7
Interest expense	(420)	(388)	(32)	8.2
Other income—net	108	151	(43)	(28.5)

Total other expense	(298)	(225)	(73)	32.4

Net loss	$(7,580)	$(6,102)	$(1,478)	24.2

Revenue

        Total revenue increased $8.4 million, or 27.0%, to $39.5 million for the six months ended June 30, 2013 from $31.1 million for the same period ended 2012. This growth was primarily attributable to an increase in the number of advertiser clients using our platform as well as an increase in spending from our existing advertiser clients. Additionally, we experienced a significant increase in revenue from one new performance advertiser client for the quarter ended June 30, 2013.

Expense

        Cost of Revenue.    Cost of revenue increased $5.5 million, or 28.8%, to $24.6 million during the six months ended June 30, 2013 from $19.1 million during the same period ended 2012, primarily the direct result of the increase in our revenue, as, in most cases, we pay a percentage of advertising revenue to developers and publishers for use of their ad space in delivering mobile ads for our advertiser clients.

        Sales and Marketing.    Sales and marketing expenses increased $1.9 million, or 22.3%, to $10.5 million in the six months ended June 30, 2013 from $8.6 million in the same period ended 2012. The increase in sales and marketing expense was primarily attributable to an increase of $1.7 million in employee related expenses and an increase of $0.2 million in consulting expenses.

        Technology and Development.    Technology and development expenses increased $1.6 million, or 24.8%, to $8.2 million in the six months ended June 30, 2013 from $6.6 million in the same period ended 2012. The increase is attributable to an increase of $0.7 million in employee related costs, an increase of $0.7 million in network related costs and an increase of $0.3 million in software and hardware license and maintenance related costs.

        General and Administrative.    General and administrative expenses increased $0.7 million, or 28.3%, to $3.5 million in the six months ended June 30, 2013 from $2.8 million in the same period ended 2012. This increase is due to an increase of $1.0 million in employee related costs, and increase of $0.1 million in consulting costs offset by a decrease of $0.3 million in bad debt expense.

        Loss from Operations.    Loss from operations increased $1.4 million to $7.3 million in the six months ended June 30, 2013, from $5.9 million for the same period ended 2012. This increase is resultant of the increase in operating expense exceeding the increase in gross profit.

        Other Expense.    Other expense increased $0.1 million to $0.3 million in the six months ended June 30, 2013, from $0.2 million for the same period ended 2012. This change is due to a slight increase other income resulting from the change in fair value of our preferred warrant liability combined with a slight increase in interest expense.

        Net Loss.    For the reasons discussed above, net loss increased $1.5 million, or 24.2%, to $7.6 million in the six months ended June 30, 2013 from $6.1 million in the same period ended 2012.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

        The following table presents an overview of results of operations for the years ended December 31, 2012 and 2011:

	Year Ended December 31,		Period to Period Change
	2012	2011	Amount	Percentage
	(dollars in thousands)
Revenue	$63,634	$47,934	$15,700	32.8%
Cost of revenue	39,109	29,357	9,752	33.2

Gross profit	24,525	18,577	5,948	32.0

Operating expense:
Sales and marketing	17,215	16,958	257	1.5
Technology and development	12,949	10,964	1,985	18.1
General and administrative	6,909	5,304	1,605	30.3

Total operating expenses	37,073	33,226	3,847	11.6

Loss from operations	(12,548)	(14,649)	2,101	(14.3)
Other income (expense)
Interest income	36	23	13	56.7
Interest expense	(875)	(1,329)	454	(34.2)
Other income—net	343	814	(471)	(57.9)

Total other expense	(496)	(492)	(4)	0.8

Net loss	$(13,044)	$(15,141)	$2,097	(13.8)

Revenue

        Total revenue increased $15.7 million, or 32.8%, to $63.6 million in 2012 from $47.9 million in 2011. This growth was primarily attributable to an increase in the number of advertiser clients using our platform as well as an increase in spending from our existing advertiser clients.

Expense

        Cost of Revenue.    Cost of revenue increased $9.7 million, or 33.2%, to $39.1 million in 2012 from $29.4 million in 2011, primarily the direct result of the increase in our revenue, as, in most cases, we pay a percentage of that revenue to developers for use of their ad space in delivering mobile ads for our advertiser clients.

        Sales and Marketing.    Sales and marketing expenses increased $0.2 million, or 1.5%, to $17.2 million in 2012 from $17.0 million in 2011. The increase is primarily the result of an increase of $0.6 million in employee related expenses plus an increase of $0.2 million in travel expense offset by $0.5 million decrease in marketing and facilities.

        Technology and Development    Technology and development expenses increased $2.0 million, or 18.1%, to $13.0 million in 2012 from $11.0 million in 2011. The increase is primarily the result of an increase of $1.4 million in employee related expenses plus increases in facilities, travel, and software/hardware maintenance expense.

        General and Administrative.    General and administrative expenses increased $1.6 million, or 30.3%, to $6.9 million in 2012 from $5.3 million in 2011. The increase is primarily the result of an increase of $1.1 million in employee related expenses plus increases in facilities and software expenses.

        Loss from Operations.    Loss from operations decreased $2.1 million to $(12.5) million in 2012, from $(14.6) million in 2011. This decrease in operating loss is resultant of the increase in revenue and gross profit.

        Other Expense.    Other expense was unchanged at $0.5 million.

        Net Loss.    For the reasons discussed above, net loss decreased $2.1 million, or 13.8%, to $(13.0) million in 2012 from $(15.1) million in 2011.

Year Ended December 31, 2011 Compared to Year Ended December 31, 2010

        The following table presents an overview of results of operations for the years ended December 31, 2011 and 2010:

	Year Ended December 31,		Period to Period Change
	2011	2010	Amount	Percentage
	(dollars in thousands)
Revenue	$47,934	$24,560	$23,374	95.2%
Cost of revenue	29,357	13,453	15,904	118.2

Gross profit	18,577	11,107	7,470	67.3

Operating expense:
Sales and marketing	16,958	11,596	5,362	46.2
Technology and development	10,964	7,859	3,105	39.5
General and administrative	5,304	4,704	600	12.8

Total operating expenses	33,226	24,159	9,067	37.5

Loss from operations	(14,649)	(13,052)	(1,597)	12.2
Other income (expense)
Interest income	23	5	18	359.5
Interest expense	(1,329)	(1,240)	(89)	7.2
Other income (expense)—net	814	(1,209)	2,023	(167.3)

Total other expense	(492)	(2,444)	1,952	(79.9)

Net loss	$(15,141)	$(15,496)	$355	(2.3)

Revenue

        Total revenue increased $23.3 million, or 95.2%, to $47.9 million in 2011 from $24.6 million in 2010. This growth was primarily attributable to an increase in the number of advertiser clients using our platform as well as an increase in spending from our existing advertiser clients.

Expense

        Cost of Revenue.    Cost of revenue increased $15.9 million, or 118.2%, to $29.4 million in 2011 from $13.5 million in 2010, primarily the direct result of the increase in our revenue, as, in most cases, we pay a percentage of that revenue to developers for use of their ad space in delivering mobile ads for our advertiser clients.

        Sales and Marketing.    Sales and marketing expenses increased $5.4 million, or 46.2%, to $17.0 million in 2011 from $11.6 million in 2010. The increase is primarily the result of an increase of $4.5 million in employee related expenses plus increases in marketing, facilities and travel.

        Technology and Development.    Technology services expenses increased $3.1 million, or 39.5%, to $11.0 million in 2011 from $7.9 million in 2010. The increase is primarily the result of an increase of $2.3 million in employee related expenses plus increases network related costs.

        General and Administrative.    General and administrative expenses increased $0.6 million, or 12.8%, to $5.3 million in 2011 from $4.7 million in 2010. The increase is primarily the result of an increase of $0.8 million in bad debt expense offset by decreases in employee related expenses.

        Loss from Operations.    Loss from operations increased $1.6 million to $14.6 million in 2011, from $13.0 million in 2010. This increase is the result of the increase in operating expense exceeding the increase in gross profit.

        Other Expense.    Other expense decreased by $1.9 million to $0.5 million in 2011, from $2.4 million in 2010. This decrease is primarily the result of one time charges due to extinguishment of debt and changes in the preferred stock warrant liability. In 2010, we incurred a charge of $1.4 million in connection with the extinguishment of our term debt. This amount was partially offset by other income of $0.2 million related to the re-measured fair value of our preferred stock warrant. In 2011, we recorded other income of $0.8 million in connection with the re-measurement of the fair value of the preferred stock warrant liability.

        Net Loss.    For the reasons discussed above, net loss decreased $0.4 million to $15.1 million in 2011, from $15.5 million in 2010.

Seasonality

        Our revenue tends to be seasonal in nature, with the fourth quarter of each calendar year historically representing the largest percentage of our total revenue for the year. Many brand advertisers spend the largest portion of their advertising budgets during the fourth quarter, in preparation for the holiday season.

Liquidity and Capital Resources

        Our principal source of liquidity has historically been cash provided by financing activities. Our principal uses of cash have been to fund operations, capital expenditures and debt service requirements. Total cash and cash equivalents were $25.4 million at June 30, 2013, compared to $33.7 million at June 30, 2012.

        We believe that our existing cash and cash equivalents and cash from operations will be sufficient to fund our operations, capital expenditures and debt service requirements for the next twelve months.

        The following table presents a summary of our cash flow for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
	2013	2012	2012	2011	2010
	(in thousands)
Cash provided by (used in):
Operating activities	$(3,830)	$(6,710)	$(11,727)	$(17,216)	$(12,400)
Investing activities	(923)	(480)	(3,127)	(847)	(435)
Financing activities	2,838	27,844	29,149	28,478	9,895

  Operating Activities

        Net cash used in operations for the six months ended June 30, 2013 was $3.8 million compared to $6.7 million for the six months ended June 30, 2012. The $2.9 million decrease in cash used in operations was primarily due to an increase in accounts payable and accrued expenses of $5.4 million offset by an increase in accounts receivable of $1.0 million.

        Net cash used in operations for the year ended December 31, 2012 was $11.7 million compared to $17.2 million for year ended December 31, 2011. The $5.5 million decrease in cash used in operations was primarily due to a decrease in accounts receivable of $4.9 million.

        Net cash used in operations for the year ended December 31, 2011 was $17.2 million compared to $12.4 million for the year ended December 31, 2010. The $4.8 million increase in cash used in operations is primarily due to an increase in accounts receivable of $4.1 million.

  Investing Activities

        Net cash used in investing activities for the six months ended June 30, 2013 was $0.9 million compared to $0.5 million for the six months ended June 30, 2012. This $0.4 million increase in net cash used in investing activities was due to an increase in fixed asset purchases of $0.8 million offset by an increase in restricted cash of $0.4 million.

        Net cash used in investing activities for the year ended December 31, 2012 was $3.1 million compared to $0.8 million for the year ended December 31, 2011. This $2.3 million increase in net cash used in investing activities was principally due to an increase in fixed asset purchases of $2.1 million.

        Net cash used in investing activities for the year ended December 31, 2011 was $0.8 million as compared to $0.4 million for the year ended December 31, 2010. This $0.4 million increase in net cash used in investing activities was primarily due to an increase in fixed asset purchases of $0.3 million.

  Financing Activities

        Net cash provided by financing activities was $2.8 million for the six months ended June 30, 2013 compared to $27.8 million for the six months ended June 30, 2012. The decrease of $25.0 million in net cash provided by financing activities is primarily due to a decrease of $26.8 million related to the issuance of new preferred stock.

        Net cash provided by financing activities was $29.1 million for the year ended December 31, 2012 compared to $28.5 million in 2011. The increase of $0.6 million in net cash provided by financing activities is primarily due to an increase of $2.5 million related to the issuance of new preferred stock, offset by an increase in payments on the outstanding debt.

        Net cash provided by financing activities was $28.5 million for the year ended December 31, 2011 compared to $9.9 million in 2010. This $18.6 million increase in net provided by financing activities is primarily due to an increase of $19.5 million related to the issuance of new preferred stock.

Indebtedness and Covenant Compliance

        In October 2009, we entered into a $3.0 million revolving line of credit (the "Revolver") with a bank that bears interest at the bank's prime rate plus 3%. The borrowing base of the Revolver is up to 80% of eligible accounts receivable. The Revolver is secured by substantially all of our assets, excluding intellectual property, patents, and trademarks, and contains financial covenants and borrowing base requirements. Since entering into this Revolver, we have periodically amended the terms of the Revolver to extend the maturity date, increase the line, change the interest rate and modify certain financial covenants. Under the current terms of the Revolver, the line of credit is $15.0 million, bears interest at the bank's prime rate plus 1% and matures on March 31, 2014. As of June 30, 2013, the interest rate for the Revolver was 4.25% and the outstanding balance on the Revolver was $10.3 million.

        In August 2011, as part of the Revolver, we entered into a $5.5 million term loan (the "Term Loan") with the same bank. In January 2013, we refinanced the Term Loan with a new line of up to $6.0 million. Under the new loan, an initial borrowing of $4.0 million was executed and used to repay the outstanding balance on the existing Term Loan. We can make additional draws against the $6.0 million until January 31, 2014. Interest only is paid monthly until February 1, 2014. Thereafter, we will repay the outstanding balance on the Term Loan in 30 equal monthly installments until maturity on July 1, 2016. As of June 30, 2013 the interest rate for the Term Loan was 5.25%. The Term Loan is secured by substantially all of our assets, excluding intellectual property, patents, and trademarks, and contains financial and nonfinancial covenants.

        As of June 30, 2013, we have made all scheduled payments under the Revolver and Term Loan and were in compliance with all related covenants.

Contractual Obligations

        Our contractual obligations and commitments as of December 31, 2012 are summarized in the tables below:

	Total	Less than 1 year	1 - 3 years	3 - 5 years	More than 5 years
	(in thousands)
Long-term debt	$3,667	$2,200	$1,467	$—	$—
Line of credit	10,346	10,346	—	—	—
Convertible debt	2,103	—	—	2,103	—
Operating leases	9,527	1,601	5,312	2,614	—

Total contractual obligations	$25,643	$14,147	$6,779	$4,717	$—

Summary of Critical Accounting Policies and Estimates

        Our management's discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP"). The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reported period. In accordance with U.S. GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates.

Preferred Stock Warrant Liability

        We determine the fair value of preferred stock warrants using the Black-Scholes model. The preferred stock warrant liability will primarily increase or decrease each period based on the fluctuations of the fair value of the underlying preferred security. A significant fluctuation in the preferred stock fair value could result in a material increase or decrease in the fair value of the preferred stock warrant liability.

  Revenue Recognition

        Our revenue is derived principally from generating advertising revenue from advertisements placed in the networks of its distribution partners and, to a lesser extent, from mobile search fees providing search services on mobile wireless networks. Our distribution partners include publishers and wireless carriers who offer content to mobile users or applications tailored for mobile use.

        Revenue is recognized when the fee is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

        Advertising Revenue—We generate advertising revenue from several offerings, including the display of rich media advertisements, display of text-based links to the advertiser's website, and listing-based services. We recognize revenue related to the display of advertisements on various networks of its distribution partners as "impressions" are delivered. An "impression" is delivered when an advertisement appears in a web page viewed by a user.

        We generate revenue from the display of text-based links to the mobile websites or landing pages of its advertisers, which are placed on the networks of the distribution partners. We recognize revenue from these arrangements as "click-throughs" occur. A "click-through" occurs when a user clicks on an advertiser's listing.

  Stock-Based Compensation

        We account for all stock options granted to employees and nonemployees using a fair value method. Stock-based compensation for options granted to employees is measured at the grant-date fair value of the award and is then recognized as the related services are rendered, typically the vesting period, using the straight-line method. The measurement date for employee awards is generally the date of the grant. Stock-based compensation for options granted to nonemployees is initially measured at the grant-date fair value of the award and is then recognized as the related services are rendered, typically the vesting period, using the accelerated method. The measurement date for nonemployee awards is generally the date the performance of services is completed.

Off-Balance Sheet Arrangements

        We do not have, and have never had, any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

MANAGEMENT FOLLOWING THE ACQUISITION

        After the Acquisition, Jumptap will be a wholly owned subsidiary of the Company, and all of Jumptap's subsidiaries will be indirect wholly owned subsidiaries of the Company. It is anticipated that, following the Acquisition, the Company's board of directors will consist of eight directors. These will include the seven current directors of the Company, and George Bell, Jumptap's Chief Executive Officer, who will be appointed to the Company's board of directors upon the completion of the Acquisition.

        Information relating to management, executive compensation, related transactions and other related matters pertaining to the Company is contained in or incorporated by reference in its annual report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference in this proxy statement. Please see the section entitled "Where You Can Find Additional Information" beginning on page 89.

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION

        In considering the recommendation of the Company's board of directors to vote "FOR" the Company's Share Issuance Proposal, the Company's stockholders should be aware that certain members of the Company's board of directors and certain executive officers of the Company have interests in the Acquisition that may be in addition to, or different from, their interests as the Company's stockholders. These interests may create the appearance of a conflict of interest. The Company's board of directors was aware of these potential conflicts of interest during its deliberations on the merits of the Acquisition and in making its decisions in approving the Acquisition Agreement, the Acquisition and the other transactions contemplated by the Acquisition Agreement. Please see the section entitled "The Acquisition—Interests of the Company's Directors and Executive Officers in the Acquisition" beginning on page 40.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of September 2, 2013 by: (i) each director of the Company; (ii) each of the Company's named executive officers; (iii) all currently serving executive officers and directors of the Company, as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

        This table is based upon information supplied by the Company's executive officers and directors, and in some cases, Schedules 13G and 13G/A, as well as Forms 4, filed with the SEC. The percentage ownership information shown in the table is based upon 81,425,988 shares of common stock outstanding as of September 2, 2013.

        Beneficial ownership has been determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before November 1, 2013, which is 60 days after September 2, 2013. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the Company believes that the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

        Except as otherwise noted below, the address for persons listed in the table is c/o Millennial Media, Inc., 2400 Boston Street, Suite 201, Baltimore, Maryland 21224.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Principal Stockholders:
Entities affiliated with Columbia Capital(1)	11,297,902	13.9%
Entities affiliated with Bessemer Venture Partners(2).	8,611,244	10.6
Entities affiliated with New Enterprise Associates, Inc.(3)	8,224,752	10.1
Fortune Capital Holdings Enterprises Ltd.(4)	4,986,456	6.1
Named Executive Officers and Directors:
Paul Palmieri(5)	5,274,108	6.5
Chris Brandenburg(6)	2,802,100	3.4
Michael Avon(7)	623,796	*
Stephen Root(8)	404,864	*
Mollie Spilman(9)	35,503	*
Wenda Harris Millard(10)	440,495	*
Patrick Kerins(11)	8,228,402	10.1
Jay Markley(12)	419,358	*
Alan MacIntosh(13)	71,857	*
Robert Goodman(14)	9,128,039	11.2
James Tholen(15)	121,888	*
All current executive officers and directors as a group (11 persons)(16)	24,508,072	29.6

*
Represents beneficial ownership of less than 1%.

(1)
Consists of (i) 9,988,544 shares of common stock held of record by Columbia Capital Equity Partners IV (QP), L.P.; (ii) 1,228,961 shares of common stock held of record by Columbia

  Capital Equity Partners IV (QPCO), L.P.; and (iii) 80,397 shares of common stock held of record by Columbia Capital Employee Investors IV, L.P. Columbia Capital Equity Partners IV, L.P. is the general partner of Columbia Capital Equity Partners IV (QP) and Columbia Capital Equity Partners IV (QPCO), L.P. Columbia Capital IV, LLC is the general partner of Columbia Capital Equity Partners IV, L.P. and Columbia Capital Employee Investors IV, L.P. Columbia Capital IV, LLC has sole voting and investment power over the shares held directly and indirectly by the entities of which it is the general partner as described above. James B. Fleming, Jr., Harry F. Hopper III and R. Phillip Herget, III control Columbia Capital IV, LLC. As a result, Messrs. Fleming, Hopper and Herget exercise voting and investment control over all the shares held by Columbia Capital Equity Partners IV (QP), L.P., Columbia Capital Equity Partners IV (QPCO), L.P. and Columbia Capital Employee Investors IV, L.P. and may be deemed to have beneficial ownership over all those shares. The address for these entities is 201 North Union Street, Suite 301, Alexandria, VA 22314.

(2)
Consists of (i) 6,054,696 shares of common stock held of record by Bessemer Venture Partners VI L.P.; (ii) 2,449,973 shares of common stock held of record by Bessemer Venture Partners Co-Investment L.P.; and (iii) 106,575 shares of common stock held of record by Bessemer Venture Partners VI Institutional L.P. Deer VI & Co. LLC is the general partner of each of Bessemer Venture Partners VI L.P., Bessemer Venture Partners Co-Investment L.P. and Bessemer Venture Partners VI Institutional L.P. (collectively referred to as the "Bessemer Venture Partners Entities"). David J. Cowan, J. Edmund Colloton, Robert P. Goodman (a member of the Company's board of directors), Jeremy S. Levine and Robert M. Stavis are the executive managers of Deer VI & Co. LLC and share voting and dispositive power of the shares held by the Bessemer Venture Partners Entities, and each disclaims beneficial ownership of the shares identified in this footnote except to the extent of his respective proportionate pecuniary interest in such shares. The address for these entities is 1865 Palmer Avenue, Suite 104, Larchmont, NY 10538.

(3)
Consists of 8,196,614 shares of common stock held of record by New Enterprise Associates 13, L.P. ("NEA13") and 28,138 shares of common stock held of record by NEA Ventures 2009, L.P. ("Ven 2009"). The shares directly held by NEA 13 are indirectly held by NEA Partners 13, L.P. ("NEA Partners 13"), the sole general partner of NEA 13, NEA 13 GP, LTD ("NEA 13 LTD"), the sole general partner of NEA Partners 13 and each of the individual Directors of NEA 13 LTD. The individual Directors (collectively, the "Directors") of NEA 13 LTD are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins (a member of the Company's board of directors), Krishna "Kittu" Kolluri, David M. Mott, Scott D. Sandell, Ravi Viswanathan and Harry R. Weller. The shares directly held by Ven 2009 are indirectly held by Karen P. Welsh, the general partner of Ven 2009. Mr. Kerins does not have voting or dispositive power with respect to these shares. NEA 13, NEA Partners 13, NEA 13 LTD and the Directors share voting and dispositive power with regard to the shares directly held by NEA 13. Karen P. Welsh, the general partner of Ven 2009, holds voting and dispositive power over the shares held by Ven 2009. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The principal business address of New Enterprise Associates, Inc. is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(4)
Based on information set forth in a Schedule 13G filed with the SEC on August 23, 2013. Consists of 4,986,456 shares of common stock held of record by Fortune Capital Holdings Enterprises Limited ("Fortune Capital"). The sole shareholder of Fortune Capital is Ms. Luo Qian Qian Chrissy. The address of Fortune Capital is 8 Stevens Road, Singapore 257819.

(5)
Consists of 4,677,675 shares of common stock held directly by Mr. Palmieri and 586,433 shares of common stock held directly by The Paul Palmieri 2010 Grantor Retained Annuity Trust. Also includes 10,000 shares of common stock underlying immediately exercisable options.

(6)
Consists of 2,305,763 shares of common stock held directly by Mr. Brandenburg and 496,337 shares of common stock held directly by The John Christopher Brandenburg 2010 Grantor Retained Annuity Trust.

(7)
Consists of 16,523 shares of common stock held directly and 607,273 shares of common stock underlying options that are vested and exercisable within 60 days of September 2, 2013.

(8)
Consists of 242,189 shares of common stock held directly and 162,675 shares of common stock underlying options that are vested and exercisable within 60 days of September 2, 2013.

(9)
Consists of 26,379 shares of common stock held directly and 9,124 restricted stock units that are scheduled to vest within 60 days of September 2, 2013.

(10)
Consists of 3,650 restricted stock units that are scheduled to vest within 60 days of September 2, 2013 and 436,845 shares of common stock underlying options that are vested and exercisable within 60 days of September 2, 2013.

(11)
Consists of the shares held by the entities affiliated with New Enterprise Associates as described in footnote (3) above, as well as 3,650 restricted stock units that are scheduled to vest within 60 days of September 2, 2013.

(12)
Consists of 356,588 shares of common stock held directly by Bear Creek Investors, LLC, 3,650 restricted stock units that are scheduled to vest within 60 days of September 2, 2013 and 59,120 shares of common stock underlying options that are vested and exercisable within 60 days of September 2, 2013. Mr. Markley is a managing member of Bear Creek Investors, LLC and has sole voting and dispositive power of the shares held by that entity.

(13)
Consists of 3,649 shares of common stock held directly by Acta Wireless Capital, LLC, 3,650 restricted stock units that are scheduled to vest within 60 days of September 2, 2013 and 64,558 shares of common stock underlying options held by Mr. MacIntosh that are vested and exercisable within 60 days of September 2, 2013. Mr. MacIntosh and Mark McDowell are the members of Acta Wireless Capital, LLC and share voting and dispositive power of the shares held by that entity. The principal business address of Acta Wireless Capital, LLC is 3201 Brassfield Road, Suite 300, Greensboro, NC 27410.

(14)
Consists of the shares held by the Bessemer Venture Partners Entities as described in footnote (2) above, as well as 513,145 shares of common stock held by NB Group, LLC, an entity for which Mr. Goodman serves as Managing Member, over which he has shared voting power and dispositive power with Jane Sarah Lipman, and 3,650 restricted stock units that are scheduled to vest within 60 days of September 2, 2013.

(15)
Consists of 3,650 restricted stock units that are scheduled to vest within 60 days of September 2, 2013 and 118,238 shares of common stock underlying options that are vested and exercisable within 60 days of September 2, 2013.

(16)
Includes shares described in the notes above, as applicable, but excludes shares held by Messrs. Brandenburg and Root, who are no longer executive officers of the Company. Includes shares that executive officers and directors of Company have the right to acquire within 60 days after September 2, 2013 pursuant to outstanding options and restricted stock units, as follows: Mr. Palmieri, 10,000 shares; Mr. Avon, 607,273 shares; Ms. Spilman, 9,124 shares; Ho Shin, 74,202 shares; Matt Gillis, 82,872 shares; Ms. Millard, 440,495 shares; Mr. Kerins, 3,650 shares; Mr. Markley, 62,770 shares; Mr. MacIntosh, 68,208 shares; Mr. Goodman, 3,650 shares; and Mr. Tholen, 121,888 shares.

 DESCRIPTION OF CAPITAL STOCK

        The following description of the Company's capital stock and provisions of the Company's amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and the amended and restated bylaws, which are incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 20, 2013, which annual report is incorporated by reference in this proxy statement.

General

        The Company's amended and restated certificate of incorporation authorizes it to issue up to 250,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, all of which shares of preferred stock are undesignated. The Company's board of directors may establish the rights and preferences of the preferred stock from time to time.

Common Stock

        Each holder of the Company's common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under the Company's amended and restated certificate of incorporation and amended and restated bylaws, the Company's stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of the Company's liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company's debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate in the future.

Preferred Stock

        The Company's board of directors has the authority, without further action by its stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. The Company's board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Company's common stock. The purpose of authorizing the Company's board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of its common stock and the voting and other rights of the holders of the Company's common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the Company's board of directors determines the specific rights attached to that preferred stock.

Anti-Takeover Provisions

        Certificate of Incorporation and Bylaws.    The Company's restated certificate of incorporation provides for the Company's board of directors to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because the Company's stockholders do not have cumulative voting rights, stockholders holding a majority of the shares of common stock outstanding will be able to elect all of the Company's directors. The Company's restated certificate and restated bylaws also provide that directors may be removed by the stockholders only for cause upon the vote of 66 2/3% or more of the Company's outstanding common stock. Furthermore, the authorized number of directors may be changed only by resolution of the board of directors, and vacancies and newly created directorships on the board of directors may, except as otherwise required by law or determined by the board, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum.

        The Company's restated certificate and restated bylaws also provide that all stockholder actions must be effected at a duly called meeting of stockholders and eliminate the right of stockholders to act by written consent without a meeting. The Company's restated bylaws also provide that only the Company's chairman of the board, chief executive officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors may call a special meeting of stockholders. The Company's restated bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and specify requirements as to the form and content of a stockholder's notice. The Company's restated certificate and restated bylaws provide that the stockholders cannot amend many of the provisions described above except by a vote of 66 2/3% or more of the outstanding common stock.

        The combination of these provisions make it more difficult for the Company's existing stockholders to replace the Company's board of directors as well as for another party to obtain control of the Company by replacing its board of directors. Since the Company's board of directors has the power to retain and discharge the Company's officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Company's board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

        These provisions are intended to enhance the likelihood of continued stability in the composition of the Company's board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Company's vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company's shares and may have the effect of delaying changes in the Company's control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company's stock that could result from actual or rumored takeover attempts. The Company believes that the benefits of these provisions, including increased protection of the Company's potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

 FUTURE STOCKHOLDER PROPOSALS

        To be considered for inclusion in next year's annual proxy materials, stockholder proposals must be submitted in writing by February 6, 2014 to the Secretary of the Company at 2400 Boston Street, Suite 201, Baltimore, Maryland 21224.

        A stockholder nomination for director or a proposal that will not be included in next year's annual proxy materials, but that a stockholder intends to present in person at next year's annual meeting, must comply with the notice, information and consent provisions contained in the Company's Bylaws. In part, the Bylaws provide that to timely submit a proposal or nominate a director you must do so by submitting the proposal or nomination in writing, to the Company's Secretary at the Company's principal executive offices no later than the close of business on February 6, 2014 (90 days prior to the first anniversary of the mailing date of the proxy statement for the 2013 Annual Meeting) nor earlier than the close of business on January 7, 2014 (120 days prior to the first anniversary of mailing date of the proxy statement for the 2013 Annual Meeting). In the event that the Company sets an annual meeting date for 2014 that is not within 30 days before or after the anniversary of the 2013 Annual Meeting date, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2014 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2014 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2014 Annual Meeting is first made. The Company's Bylaws contain additional requirements to properly submit a proposal or nominate a director. If you plan to submit a proposal or nominate a director, please review the Company's Bylaws carefully. You may obtain a copy of the Company's Bylaws by mailing a request in writing to the Secretary of the Company at 2400 Boston Street, Suite 201, Baltimore, Maryland 21224.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including the Company, who file electronically with the SEC. The reports and other information filed by the Company with the SEC are also available at the Company's website. The address of the site is http://investors.millennialmedia.com. The web addresses of the SEC and the Company have been included as inactive textual references only. The information contained on those websites is specifically not incorporated by reference into this proxy statement.

        In addition, the SEC allows the Company to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement, except for any information that is superseded by information included directly in this proxy statement or incorporated by reference subsequent to the date of this proxy statement as described below.

        This proxy statement incorporates by reference the documents listed below that the Company has previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). They contain important information about the Company and its financial condition.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 20, 2013;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 9, 2013;

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the SEC on August 14, 2013 (as amended on August 19, 2013);

  •
  Current Reports on Form 8-K filed on March 1, 2013, April 5, 2013 (as amended on June 14, 2013), April 30, 2013, June 13, 2013, August 13, 2013, August 14, 2013, August 19, 2013, September 10, 2013, September 17, 2013 and September 20, 2013;

  •
  the Company's definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with its 2013 Annual Meeting of Stockholders filed with the SEC on April 30, 2013; and

  •
  the description of the Company's common stock, which is registered under Section 12 of the Exchange Act, in the Company's registration statement on Form 8-A as filed on March 27, 2012, including any amendment or report filed for the purpose of updating such descriptions.

        To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC by the Company, such information or exhibit is specifically not incorporated by reference.

        In addition, the Company incorporates by reference any future filings it may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this proxy statement, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of the other documents of the Company listed above from the SEC, through the SEC's website at the address described above, or from the Company by requesting them in writing or by telephone from the Company at the following address:

Millennial Media, Inc.
Attention: Investor Relations
2400 Boston Street, Suite 201
Baltimore, Maryland 21224
(410) 522-8705
www.millennialmedia.com

        These documents are available from the Company without charge, excluding any exhibits to them, unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement forms a part. You can also find information about the Company at its website at http://www.millennialmedia.com. Information contained on the website is specifically not incorporated by reference into this proxy statement.

        This document is a proxy statement of the Company for the Company's Special Meeting. The Company has not authorized anyone to give any information or make any representation about the Acquisition or the Company that is different from, or in addition to, the information or representations contained in this proxy statement or in any of the materials that the Company has incorporated by reference into this proxy statement. Therefore, if anyone does give you information or representations of this sort, you should not rely on it or them. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

INDEX TO JUMPTAP'S FINANCIAL STATEMENTS

Jumptap, Inc. and Subsidiaries
Consolidated Financial Statements

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
Jumptap, Inc.
Boston, Massachusetts

        We have audited the accompanying consolidated financial statements of Jumptap, Inc. and its subsidiaries (the "Company"), which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive loss, changes in stockholders' deficit, and cash flows for each of the three years ended December 31, 2012, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jumptap, Inc. and its subsidiaries as of December 31, 2012 and 2011, and the results of their operations and their cash flows for each of the three years ended December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

        The accompanying consolidated financial statements for the year ended December 31, 2012 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Deloitte & Touche LLP

September 19, 2013
Boston, MA

JUMPTAP, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND 2011

(In thousands, except share and per share data)

	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$27,330	$13,044
Restricted cash	320	270
Accounts receivable—net of allowances of $1,986 and $1,294 as of December 31, 2012 and 2011, respectively	17,935	15,240
Prepaid expenses and other current assets	625	679

Total current assets	46,210	29,233
PROPERTY AND EQUIPMENT—Net	2,967	788
RESTRICTED CASH	515	215
OTHER ASSETS	87	41

TOTAL	$49,779	$30,277

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$3,231	$2,487
Accrued revenue share	9,859	9,023
Accrued expenses	3,664	3,626
Deferred revenue	571	460
Line of credit	10,346	7,551
Current portion of notes payable	2,200	1,833

Total current liabilities	29,871	24,980
DEFERRED REVENUE—Net of current portion	13	80
NOTES PAYABLE—Net of current portion	1,467	3,667
PREFERRED STOCK WARRANT LIABILITY	521	881
CONVERTIBLE DEBT, EMBEDDED DERIVATIVE, AND ACCRUED INTEREST	2,168	2,037
OTHER LONG TERM LIABILITIES	1,416	—

Total liabilities	35,456	31,645

COMMITMENTS AND CONTINGENCIES (Note 11)
CONVERTIBLE PREFERRED STOCK:
Preferred stock, $0.01 par value—authorized, 31,379,222 shares;
Series A convertible preferred stock, designated 4,450,000 shares; issued and outstanding, 4,450,000 shares as of December 31, 2012 and 2011 (liquidation preferences of $4,450 as of December 31, 2012)	4,444	5,920
Series B convertible preferred stock, designated 6,657,009 shares; issued and outstanding, 6,657,009 shares as of December 31, 2012 and 2011 (liquidation preferences of $16,643 as of December 31, 2012)	16,624	21,697
Series C convertible preferred stock, designated 4,625,300 shares; issued and outstanding, 4,509,948 shares as of December 31, 2012 and 2011 (liquidation preferences of $25,000 as of December 31, 2012)	24,984	31,521
Series D convertible preferred stock, designated 4,836,826 shares; issued and outstanding, 3,889,670 shares as of December 31, 2012 and 2011 (liquidation preferences of $31,956 as of December 31, 2012)	31,531	29,928
Series E convertible preferred stock, designated 744,922 shares; issued and outstanding, 721,315 shares as of December 31, 2012 and 2011 (liquidation preferences of $11,788 as of December 31, 2012)	11,713	11,413
Series F convertible preferred stock, designated 5,200,000 shares; issued and outstanding, 4,664,176 shares as of December 31, 2012 and 2011 (liquidation preferences of $27,289 as of December 31, 2012)	27,206	25,903
Series G convertible preferred stock, designated 4,865,165 shares; issued and outstanding, 3,824,846 shares as of December 31, 2012 (liquidation preferences of $48,153 as of December 31, 2012)	48,010	—

Total convertible preferred stock	164,512	126,382
STOCKHOLDERS' DEFICIT:
Common stock, $0.01 par value—authorized, 49,200,000 shares; issued and outstanding, 3,475,913 and and 2,473,483 shares as of December 31, 2012 and 2011, respectively	35	25
Accumulated other comprehensive loss	(28)	(51)
Accumulated deficit	(150,196)	(127,724)

Total stockholders' deficit	(150,189)	(127,750)

TOTAL	$49,779	$30,277

See notes to consolidated financial statements.

JUMPTAP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011, and 2010

(In thousands)

	2012	2011	2010
REVENUE	$63,634	$47,934	$24,560
COST OF REVENUE	39,109	29,357	13,453

Gross profit	24,525	18,577	11,107
OPERATING EXPENSES:
Sales and marketing	17,215	16,958	11,596
Technology and development	12,949	10,964	7,859
General and administrative	6,909	5,304	4,704

Total operating expenses	37,073	33,226	24,159

LOSS FROM OPERATIONS	(12,548)	(14,649)	(13,052)

OTHER INCOME (EXPENSE):
Interest income	36	23	5
Interest expense	(875)	(1,329)	(1,240)
Other income (expense)—net	343	814	(1,209)

Total other income (expense)	(496)	(492)	(2,444)

NET LOSS	$(13,044)	$(15,141)	$(15,496)

See notes to consolidated financial statements.

JUMPTAP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011, AND 2010

(In thousands)

	2012	2011	2010
NET LOSS	$(13,044)	$(15,141)	$(15,496)
OTHER COMPREHENSIVE INCOME (LOSS)—Foreign currency translation adjustments	23	(26)	25

COMPREHENSIVE LOSS	$(13,021)	$(15,167)	$(15,471)

See notes to consolidated financial statements.

JUMPTAP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011, AND 2010

(In thousands, except share and per share data)

	Common Stock, $0.01 Par Value
				Accumulated Other Comprehensive Income
			Additional Paid-In Capital		Accumulated Deficit	Total Stockholders' Deficit
	Shares	Value
BALANCE—January 1, 2010	1,694,781	$17	$—	$(50)	$(84,934)	$(84,967)
Exercise of stock options	41,104		41			41
Issuance of common stock	555,555	6	494			500
Stock-based compensation			1,222			1,222
Accretion of preferred stock			(1,757)		(7,925)	(9,682)
Comprehensive income—foreign currency translation adjustment				25		25
Net loss					(15,496)	(15,496)

BALANCE—December 31, 2010	2,291,440	23	—	(25)	(108,355)	(108,357)
Exercise of stock options	182,043	2	171			173
Stock-based compensation			824			824
Accretion of preferred stock			(995)		(4,228)	(5,223)
Foreign currency translation adjustment				(26)		(26)
Net loss					(15,141)	(15,141)

BALANCE—December 31, 2011	2,473,483	25	—	(51)	(127,724)	(127,750)
Exercise of stock options	1,002,430	10	803			813
Stock-based compensation			526			526
Reversal of dividends due to elimination of redemption right			14,237			14,237
Accretion of preferred stock			(15,566)		(9,428)	(24,994)
Foreign currency translation adjustment				23		23
Net loss					(13,044)	(13,044)

BALANCE—December 31, 2012	3,475,913	$35	$—	$(28)	$(150,196)	$(150,189)

See notes to consolidated financial statements.

JUMPTAP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012, 2011, AND 2010

(In thousands)

	2012	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,044)	$(15,141)	$(15,496)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	596	379	370
Noncash interest expense	125	115	243
Change in fair value of preferred stock warrant liability	(360)	(814)	(199)
Change in fair value of embedded derivative	17	6	1
Stock-based compensation	526	824	1,222
Deferred rent	1,236	—	—
Loss on extinguishment of debt	—	—	1,351
Loss on disposal of property and equipment	2	38	—
Changes in operating assets and liabilities:
Accounts receivable	(2,695)	(7,615)	(3,517)
Prepaid expenses and other assets	21	36	(125)
Accounts payable	751	1,654	41
Accrued revenue share	836	2,395	2,020
Accrued expenses	218	569	1,759
Deferred revenue	44	338	(70)

Net cash used in operating activities	(11,727)	(17,216)	(12,400)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,777)	(657)	(390)
Increase in restricted cash	(350)	(190)	(45)

Net cash used in investing activities	(3,127)	(847)	(435)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of preferred stock	27,373	24,917	5,426
Proceeds from borrowing from line of credit	2,796	3,614	2,588
Proceeds from issuance of note payable	—	5,500	—
Proceeds from issuance of common stock	—	—	500
Repayment of note payable	(1,833)	(5,976)	(270)
Debt issuance costs	—	—	(40)
Proceeds from issuance of convertible debt agreement	—	250	1,650
Proceeds from exercise of stock options	813	173	41

Net cash provided by financing activities	29,149	28,478	9,895

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND
CASH EQUIVALENTS	(9)	(28)	42

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	14,286	10,387	(2,898)
CASH AND CASH EQUIVALENTS—Beginning of year	13,044	2,657	5,555

CASH AND CASH EQUIVALENTS—End of year	$27,330	$13,044	$2,657

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION—Cash paid for interest	$737	$1,340	$716

NONCASH INVESTING AND FINANCING ACTIVITY—
Issuance of warrants with line of credit	$—	$38	$138

See notes to consolidated financial statements.

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

1. NATURE OF THE BUSINESS AND BASIS OF PRESENTATION

        Jumptap, Inc. (the "Company"), was incorporated in the state of Delaware on January 18, 2005. The Company is a mobile advertising technology company that develops and provides technology and advertising solutions to advertisers, publishers, and wireless carriers to deliver mobile advertising solutions in a hosted environment.

        The Company is subject to a number of risks similar to other companies in the industry and at its stage of development, including rapid technological change, uncertainty of market acceptance of services, competition from substitute services and larger companies, protection of proprietary technology, the need to adequately fund working capital and to achieve profitable operations, historical operating losses and negative cash flows, dependence upon key individuals, the need for further development of commercially viable services, and the need to fund future product and services development.

        Basis of Presentation and Management's Plans—The accompanying consolidated financial statements have been prepared on a basis which assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred net losses since inception and has an accumulated deficit as of December 31, 2012, of $150,196. For the year ended December 31, 2012, the Company had a net loss of $13,044 and used $11,727 in operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

        The Company has financed its operations to date primarily with the proceeds from the sale of preferred stock, issuance of debt and the sale of its services. The Company's long-term success is dependent upon its ability to successfully market its existing services, continue to develop new services, increase cash flow from operations, obtain additional capital when needed, and ultimately achieve profitable operations. The Company's management believes that the current cash balance, current availability on its line of credit, and the proceeds from the sale of its services, will be sufficient to fund operations into 2014. Additional financing may be needed thereafter.

        Subsequent Events—Management has evaluated subsequent events occurring through September 19, 2013, the date that these financial statements were available to be issued, and determined that no additional subsequent events occurred that would require recognition or disclosure in these financial statements other than the matters discussed in Note 12.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Principles of Consolidation—The Company's consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Jumptap Security Corporation, Jumptap UK, Ltd., and Jumptap Israel, Ltd. All intercompany balances and transactions have been eliminated in consolidation.

        Use of Estimates—The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

        Cash, Cash Equivalents, and Restricted Cash—All highly liquid investments purchased with a remaining maturity of three months or less from the date of purchase are considered to be cash equivalents. There are no cash equivalents as of December 31, 2012 and 2011.

        Restricted cash as of December 31, 2012 consists of letters of credit that represent security deposits for the Company's Massachusetts and New York office lease agreements totaling $350 and $165, respectively, that are secured by a money market account for $515. Restricted cash as of December 31, 2011 consists of letters of credit that represent security deposits for its Massachusetts and New York office lease agreements totaling $250 and $165, respectively, that are secured by a certificate of deposit for $250 and a money market account for $165. Restricted cash also includes $250 for the Company's merchant credit card account as of December 31, 2012, and $50 that is collateral against the Company's corporate credit card account as of December 31, 2012 and 2011. The Company also maintains a $20 restricted cash balance in connection with a cash account for its credit card processor as of December 31, 2012 and 2011.

        Fair Value of Financial Measurements—Financial assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

          Level 1— Quoted prices in active markets for identical assets or liabilities.

          Level 2— Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

          Level 3— Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

        The assets and liabilities measured at fair value on a recurring basis as of December 31, 2012 and 2011, and the input categories associated with those assets and liabilities are as follows:

		Fair Value Measurements at Reporting Date Using
	Total Fair Value at December 31, 2012
		Level 1	Level 2	Level 3
Liabilities:
Preferred stock warrants	$521	$—	$—	$521
Embedded derivative in convertible debt	158			158

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

		Fair Value Measurements at Reporting Date Using
	Total Fair Value at December 31, 2011
		Level 1	Level 2	Level 3
Liabilities:
Preferred stock warrants	$881	$—	$—	$881
Embedded derivative in convertible debt	141			141

        Activity of instruments valued with Level 3 fair value measurements during the years ended December 31, 2012, 2011 and 2010, is as follows:

Level 3 Fair Value Measurements	Preferred Stock Warrants	Embedded Derivative in Convertible Debt
Balance—January 1, 2010	$94	$—
Issuance of new instrument	1,762	117
Change in fair value	(199)	1

Balance—December 31, 2010	1,657	118
Issuance of new instrument	38	17
Change in fair value	(814)	6

Balance—December 31, 2011	881	141
Change in fair value	(360)	17

Balance—December 31, 2012	$521	$158

        For preferred stock warrants, the Company determined the fair value using the Black-Scholes model (see Note 7). The preferred stock warrant liability will primarily increase or decrease each period based on the fluctuations of the fair value of the underlying preferred security. A significant fluctuation in the preferred stock fair value could result in a material increase or decrease in the fair value of the preferred stock warrant liability.

        For the embedded derivative, the Company determined fair value using a model that assessed the probability of future cash flows in connection with the convertible debt agreement. The future cash flows were discounted to their net present value using a discount rate of 25%. The embedded derivative liability will increase or decrease each period based on changes in the probability in the future cash flows. A significant fluctuation in the probability would not result in a material increase or decrease in the fair value of the embedded derivative liability.

        Revenue Recognition—The Company's revenue is derived principally from generating advertising revenue from advertisements placed in the networks of its distribution partners and, to a lesser extent, from mobile search fees for providing search services on mobile wireless networks. The Company's

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

distribution partners include publishers and wireless carriers who offer content to mobile users or applications tailored for mobile use.

        Revenue is recognized when the fee is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

        The Company has two primary sources of revenue:

        Advertising Revenue—The Company generates advertising revenue from several offerings, including the display of rich media advertisements, and the display of text-based links to the advertiser's website. The Company recognizes revenue related to the display of advertisements on various networks of its distribution partners as "impressions" are delivered. An "impression" is delivered when an advertisement appears in a web page viewed by a user.

        The Company generates revenue from the display of text-based links to the mobile websites or landing pages of its advertisers, which are placed on the networks of the distribution partners. The Company recognizes revenue from these arrangements as "click-throughs" occur. A "click-through" occurs when a user clicks on an advertiser's listing.

        The Company pays distribution partners a percentage of the advertising revenue which is included in cost of revenue. The advertising revenue derived is reported gross of the payment to the distribution partners as the Company is the primary obligor to the advertisers who are the customers of the advertising service.

        Search Fees—Wireless carriers utilize the Company's search engine to increase traffic in the form of user queries and facilitate transactions with their users. The Company generates fees from these carriers from search services provided under a variety of contractual arrangements, which include per-query search fees and search-based referrals for transactions. The Company recognizes revenue from per-query search fees and transaction referral fees in the period the services are provided.

        Deferred revenue consists of billings or payments received in advance of services being provided. The Company recognizes these billings and payments as revenue only when all of the revenue recognition criteria are met.

        Cost of Revenue—Cost of revenue consists of revenue share amounts paid to the Company's distribution partners and the expenses associated with delivering specific advertising components. The Company recognizes the cost of revenue as the associated revenue is recognized.

        Concentration of Credit Risk and Significant Customers—The Company maintains its cash, cash equivalents, and restricted cash in bank deposit accounts at high-quality financial institutions. The individual balances, at times, may exceed federally insured limits. However, the Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Financial instruments that potentially expose the Company to concentrations of credit risk consist of accounts receivable. Management believes its credit policies are prudent and reflect normal industry terms and business risk. Accounts receivable are typically unsecured and are derived from revenue earned from customers located in North America and Europe. To minimize credit risk related to accounts receivable, ongoing credit evaluations of customers' financial condition are performed and the Company maintains allowances for potential credit losses. To date, losses resulting from uncollected receivables have not exceeded management's expectations. The allowance for doubtful accounts was $1,650 and $1,188 as of December 31, 2012 and 2011, respectively.

        The Company estimates an allowance for sales credits based on the Company's historical sales credits experience. Historically, actual sales credits have not significantly differed from the Company's estimates. However, higher than expected sales credits may result in future write-offs that are greater than the Company's estimates. The allowance for sales credits was $336 and $106 as of December 31, 2012 and 2011, respectively.

        For the years ended December 31, 2012 and 2011, no customers accounted for greater than 10% of total revenue. For the year ended December 31, 2010, one customer accounted for 12% of total revenue. As of December 31, 2012, no customers accounted for greater than 10% of accounts receivable. As of December 31, 2011, one customer accounted for 11% of accounts receivable.

        Property and Equipment—Property and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income from operations. Repairs and maintenance costs are expensed as incurred.

        Impairment of Long-Lived Assets—Long-lived assets, which consist primarily of property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When such events occur, the Company compares the carrying amounts of the assets to their undiscounted expected future cash flows. If this comparison indicates that there may be an impairment, the amount of the impairment is calculated as the difference between the carrying value and fair value. To date, the Company believes that no impairments have occurred.

        Software Development Costs—Costs to develop internal-use computer software are capitalized, provided certain capitalization criteria have been met and these costs are expected to be recoverable. Capitalized costs are then amortized to expense over the estimated useful life. There were no costs capitalized as of December 31, 2012 and 2011 or during the years ended December 31, 2012, 2011 and 2010.

        Income Taxes—Deferred income taxes are provided for the temporary differences arising between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and for research and development credits. Deferred tax assets and liabilities are recorded using tax rates expected to be in effect in the year in which the differences are expected to

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

reverse. A valuation allowance is provided for any net deferred tax assets for which management believes that it is more likely than not that the net deferred tax assets will not be realized.

        The Company provides reserves for potential payments of tax to various tax authorities related to uncertain tax positions and other issues. The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As a result, reserves are based on a determination of whether and how much of a tax benefit taken by the Company in its tax filings or positions is more likely than not to be realized following resolution of any potential contingencies present. Potential interest and penalties associated with such uncertain tax positions are recorded as a component of the provision for income taxes.

        Technology and Development—Technology and development expense primarily consists of salaries and payroll-related costs for development employees, including stock-based compensation and bonuses. Additional expenses include costs related to the Company's data center, including rent, network connectivity and depreciation of network equipment.

        Costs incurred in the research and development of the Company's technology are expensed as incurred and included in technology and development in the consolidated statements of operations.

        Stock-Based Compensation—The Company accounts for all stock options granted to employees and nonemployees using a fair value method. Stock-based compensation for options granted to employees is measured at the grant-date fair value of the award and is then recognized as the related services are rendered, typically the vesting period, using the straight-line method. The measurement date for employee awards is generally the date of the grant. Stock-based compensation for options granted to nonemployees is initially measured at the grant-date fair value of the award and is then recognized as the related services are rendered, typically the vesting period, using the accelerated method. The measurement date for nonemployee awards is generally the date the performance of services is completed.

        Preferred Stock Warrant Liability—The Company accounts for warrants to purchase convertible preferred stock as liabilities. The warrants are recorded at fair value using the Black-Scholes model and revalued at each balance sheet date. The change in the fair value of the warrants is recorded as a component of other income (expense).

        Foreign Currency—The functional currency of the Company's international subsidiaries is the local currency. The financial statements of these subsidiaries are translated to U.S. dollars using month-end rates of exchange for assets and liabilities, and average rates of exchange for revenue, costs, and expenses. Translation gains and losses are deferred and recorded in accumulated other comprehensive loss as a component of stockholders' deficit. Transaction gains and losses are recorded in the consolidated statements of operations in other income (expense). For the years ended December 31, 2012, 2011 and 2010, transaction losses were $0, $2 and $50, respectively.

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Reclassification—The Company has reclassified $2,588 and $1,847 of expense associated with its data center from cost of revenue to technology and development in the consolidated statements of operations for the years ended December 31, 2011 and 2010, respectively. This change in classification has been made to conform to the 2012 presentation, which the Company believes more accurately reflects the direct relationship of these expenses to the general technology costs and not specific to the cost of providing specific services. Additionally, the Company has separated cost of revenue and gross margin from operating expenses for the years ended December 31, 2011 and 2010.

3. PROPERTY AND EQUIPMENT

        Property and equipment as of December 31, 2012 and 2011, consist of the following:

	Estimated Useful Life (In Years)	2012	2011
Leasehold improvements	Lesser of lease term or life of asset	$1,144	$102
Computer equipment and purchased software	3	600	435
Data center equipment	3	2,660	1,521
Office equipment, furniture, and fixtures	3	354	164

Total property and equipment		4,758	2,222
Less accumulated depreciation and amortization		(1,791)	(1,434)

Property and equipment—net		$2,967	$788

        Depreciation and amortization expense were $596, $379 and $370 for the years ended December 31, 2012, 2011 and 2010, respectively.

4. LONG-TERM DEBT

        Line of Credit—In October 2009, the Company entered into a $3,000 revolving line of credit (the "Revolver") with a bank that bears interest at the bank's prime rate plus 3%. The borrowing base of the Revolver is up to 80% of eligible accounts receivable with a maturity date of October 31, 2010. The Revolver is secured by substantially all assets of the Company, excluding intellectual property, patents, and trademarks, and contains financial covenants and borrowing base requirements. Since entering into this Revolver, the Company has periodically amended the terms of the Revolver to extend the maturity date, increase the line, change the interest rate and modify certain financial covenants. As of December 31, 2012, the maturity date of the Revolver is January 31, 2013, the maximum borrowing base of the Revolver is $12,500, and the interest rate is the bank's prime rate plus 2%. The interest rate for the outstanding borrowings on the Revolver as of December 31, 2012, is 5.25%. The outstanding balance on the Revolver as of December 31, 2012 and 2011, is $10,346 and $7,551, respectively. Available borrowings under the Revolver at December 31, 2012, are $1,904.

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

4. LONG-TERM DEBT (Continued)

        In connection with the execution of the Revolver in October 2009, the Company issued a warrant to purchase 9,094 shares of Series D preferred stock at an exercise price of $6.5982 per share (see Note 7) with an estimated fair value of $36. In connection with the amendment to the Revolver in May 2010, the Company issued a warrant to purchase 23,607 shares of Series E preferred stock at an exercise price of $7.6249 per share (see Note 7) with an estimated fair value of $138. In connection with an amendment in June 2011, the Company issued a warrant to purchase 10,261 shares of Series F preferred stock at an exercise price of $5.36 per share (see Note 7) with a fair value of $38. The Company has recorded the fair value of the warrants issued of $212 as deferred financing costs and is amortizing these costs into interest expense over the term of the Revolver. As of December 31, 2012 and 2011, the unamortized deferred financing costs, which are included in other assets, were $22 and $33, respectively, and the Company recorded noncash interest expense of $11, $78 and $98 during the years ended December 31, 2012, 2011 and 2010, respectively, related to the amortization of these costs.

        Notes Payable—In August 2011, the Company issued a $5,500 term loan (the "Term Loan") as part of the loan and security agreement discussed above. The Term Loan bears interest at the bank's prime rate plus 2%. The interest rate as of December 31, 2012, was 5.25%. Interest only is paid monthly until March 2012; thereafter, principal and interest payments are made for 30 months ending on August 1, 2014. The Term Loan is secured by substantially all assets of the Company, excluding intellectual property, patents, and trademarks, and contains financial and nonfinancial covenants.

        The future principal payments under the Term Loan agreement as of December 31, 2012, are as follows:

Years Ending December 31,
2013	$2,200
2014	1,467

Total	3,667
Less current portion	2,200

Long-term debt	$1,467

        Working Capital Loan Facility—On December 31, 2007, the Company entered into a $10,000 working capital loan facility with a financial institution that bore interest of 11.5%. Interest only was paid monthly until October 1, 2008; thereafter, principal and interest payments were made for 36 months ending on October 1, 2011. Under the terms of the loan facility, the Company was required to make an additional payment upon the maturity of the loan facility equal to 5% of the principal. The Company accrued this additional 5% fee over the term of the loan facility as additional interest expense. The outstanding principal and interest may be prepaid after December 31, 2009, with prepayment fees of 2% and 1% in 2010 and 2011, respectively. The loan facility was secured by substantially all assets of the Company and contained certain nonfinancial covenants. In connection with the loan facility, the Company issued a warrant to purchase 115,352 shares of Series C convertible preferred stock at an exercise price equal to $5.8517 per share (see Note 7). On the issuance date, the

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

4. LONG-TERM DEBT (Continued)

Company recorded the fair value of the warrant of $522 as a discount to the carrying value of the working capital loan, which was amortized to interest expense over the term of the loan facility.

        In March 2010, the Company restructured this working capital loan facility. Under the terms of this amendment, the repayment period of the outstanding principal balance of the loan of $6,246 was modified to include 15 monthly payments of interest only from February 2010 through April 2011, with the remaining loan balance to be paid in 15 monthly payments of principal and interest from May 2011 through July 2012. In connection with this amendment, the Company issued a warrant to purchase shares of Series D convertible preferred stock. The Company recorded the fair value of the warrant of $1,624 using the Black-Scholes model with the following assumptions: volatility of 59%, term of seven years, risk-free interest rate of 3.15%, and a dividend yield of 0%. The restructuring was considered to be an extinguishment of the original loan facility, and the Company recorded a loss on extinguishment of $1,351 in other expense during the year ended December 31, 2010. The loss was composed of $1,624 representing the fair value of the warrant issued in connection with the restructuring and an expense of $121 representing unamortized debt discount, offset by the reversal of the 5% fee accrued to date of $394. In connection with the restructuring, the Company incurred costs of $40, which were capitalized as debt issuance costs and amortized over the term of the restructured loan facility. The Company recorded interest expense of $21 during 2010 related to the amortization of these costs. In 2011, the outstanding balance of the note of $4,078 and accrued interest of $1 and $500 for the 5% additional fee payment were paid and the unamortized debt issuance costs of $19 were written off and the facility was terminated.

5. CONVERTIBLE DEBT

        In 2010, the Company entered into a $1,650 convertible debt facility with a marketing entity that bears interest at 5%. In 2011, the Company received an additional $250 under this facility. The debt facility is repayable in the form of common stock, equal to the outstanding debt amount plus accrued interest divided by the conversion price. The conversion price is dependent upon the circumstances of repayment. In the event the Company were to undergo a change of control, either through an initial public offering (IPO), an asset sale, or a merger, the conversion price would be 10% less than (i) if an IPO, the price per share at which shares of common stock are sold to the public in the IPO, (ii) if an asset sale, the amount per share to be received by the holders of the common stock upon the Company's distribution of the proceeds from the asset sale, and (iii) if a merger, the amount per share to be received by the holders of the common stock pursuant to the merger. This price cannot be below $0.65 per share. The Company can repay any portion of the accrued interest and payment amount at any time without penalty. If this early payment were to occur within six months of a sale or a merger, then the Company will pay the holder an amount equal to (i) consideration the holder would have received if the Company had not made the early payment minus (ii) the early payment (the "make-whole" provision). Unless converted upon a change of control or repaid, the outstanding amount is due on September 27, 2017, by delivering to the holder a stock certificate representing the number of shares of the Company's Series D convertible preferred stock, equal to the outstanding amount divided by $7.6249. The outstanding balance on the convertible debt was $1,900 as of

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

5. CONVERTIBLE DEBT (Continued)

December 31, 2012 and 2011, and the accrued interest was $203 and $109 as of December 31, 2012 and 2011, respectively.

        The redemption upon a change of control event feature meets the definition of an embedded derivative. The estimated fair value of the embedded derivative for the initial note issued was $117 and the estimated fair value of the derivative instrument related to the subsequent amount received in 2011 was $17, which are recorded as a discount to the outstanding balance. The Company combined the presentation of the bifurcated embedded derivative with the host debt contract. The Company has allocated the remaining $1,533 of the initial balance and $233 of the subsequent amount to the debt instrument.

        The discount resulting from the embedded derivative is accreted from the issuance date through the stated maturity date of September 27, 2017. The accretion is recognized using the effective interest method as interest expense. The derivative instrument is remeasured at fair value at each reporting period with gains or losses recorded as a component of interest expense because the embedded derivative is associated with a debt instrument and represents additional interest cost. The fair value of the embedded derivative at December 31, 2012 and 2011 was $158 and $141, respectively. As of December 31, 2012, the carrying value of the convertible note is $2,168, which includes the original principal balance of $1,900, unamortized discount of $93, accrued interest of $203 and the fair value of the embedded derivative of $158. The Company recorded noncash interest expense related to the amortization of the discount of $20, $18 and $3 in the years ended December 31, 2012, 2011 and 2010, respectively.

        In connection with this agreement, the Company also entered into a localization and services agreement in 2010, whereby the Company agreed to provide its technology in exchange for an upfront payment of $100 and future royalties. The royalties are based on a percentage of revenue the marketing entity will earn using the Company's technology. The upfront payment was recorded to deferred revenue and is to be recognized over a two-year period commencing upon the launch date. The Company recognized $33, $23 and $0 in revenue in the years ended December 31, 2012, 2011 and 2010, respectively, related to this contract.

6. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

        Preferred Stock—During 2005, the Company issued 4,450,000 shares of Series A convertible preferred stock ("Series A") at $1.00 per share. The Company received gross proceeds of $4,450, which included the conversion of promissory notes and accrued interest of $38 and stock issuance costs incurred of $40.

        During 2005, the Company issued 6,600,000 shares of Series B convertible preferred stock ("Series B") at $2.50 per share for gross cash proceeds of $16,500 and incurred issuance costs of $111. Additionally, in 2006, the Company issued 57,009 shares of Series B at $2.50 per share for gross cash proceeds of $143.

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

6. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT (Continued)

        During 2006, the Company issued 4,509,948 shares of Series C convertible preferred stock ("Series C") at $5.5433 per share. The Company received gross proceeds of $25,000 and incurred issuance costs of $80.

        During 2008, the Company issued 3,889,670 shares of Series D convertible preferred stock ("Series D") at $6.5982 per share. The Company received gross proceeds of $25,665 and incurred issuance costs of $1,356.

        During 2010, the Company issued 721,315 shares of Series E convertible preferred stock ("Series E") at $7.6249 per share. The Company received gross cash proceeds of $5,500 and incurred issuance costs of $74.

        During 2011, the Company issued 4,664,176 shares of Series F convertible preferred stock ("Series F") at $5.36 per share. The Company received gross proceeds of $25,000 and incurred issuance costs of $83.

        During 2012, the Company issued 3,824,846 shares of Series G convertible preferred stock ("Series G") at $7.194 per share. The Company received gross proceeds of $27,516 and incurred issuance costs of $143.

        The convertible preferred stock is contingently redeemable and therefore is classified outside of stockholders' equity at the accreted redemption price including dividends payable upon a deemed liquidation.

        In connection with the Series G issuance, the redemption feature of Series A, Series B and Series C that required redemption of the respective convertible preferred stock on or after May 18, 2015 at the election of the holders was eliminated. As a result, the Company reversed the dividends that had previously been accrued for the Series A, Series B and Series C convertible preferred stock as such dividends are not payable upon liquidation.

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

6. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT (Continued)

        Summary of Activity—The following table presents a summary of activity for the Series A, Series B, Series C, Series D, Series E, Series F and Series G Preferred Stock issued and outstanding for the years ended December 31, 2012, 2011 and 2010:

	Convertible Preferred Stock $0.01 Par Value
	Series A	Series B	Series C	Series D	Series E	Series F	Series G	Total
BALANCE—January 1, 2010	$5,469	$20,014	$29,004	$26,647	$—	$—	$—	$81,134
Issuance of Series E convertible preferred stock—net of issuance costs of $74					5,426			5,426
Accretion of preferred stock	225	843	1,261	1,651	5,702			9,682

BALANCE—December 31, 2010	5,694	20,857	30,265	28,298	11,128			96,242
Issuance of Series F convertible preferred stock—net of issuance costs of $83						24,917		24,917
Accretion of preferred stock	226	840	1,256	1,630	285	986		5,223

BALANCE—December 31, 2011	5,920	21,697	31,521	29,928	11,413	25,903	—	126,382
Issuance of Series G convertible preferred stock—net of issuance costs of $143							27,373	27,373
Reversal of dividends due to elimination of redemption right	(1,588)	(5,489)	(7,160)					(14,237)
Accretion of preferred stock	112	416	623	1,603	300	1,303	20,637	24,994

BALANCE—December 31, 2012	$4,444	$16,624	$24,984	$31,531	$11,713	$27,206	$48,010	$164,512

        The rights, preferences, and privileges of Series A, Series B, Series C, Series D, Series E, Series F and Series G are as follows:

        Voting—The holders of Series A, Series B, Series C, Series D, Series E, Series F and Series G vote on all matters with the common stockholders as if they were one class of stock. The Series A, Series B, Series C, Series D, Series E, Series F and Series G holders are entitled to the number of votes equal to the number of shares of common stock into which each share of the respective series is then convertible. The Board of Directors (the "Board") includes two directors that are elected by the holders of Series A; one director that is elected by the holders of Series B; three directors that are elected by the holders of Series A, Series B, Series C, and Series D voting together as a single class (on an as-converted to common stock basis); and one director that is elected by the holders of common stock. The holders of common stock and preferred stock voting together as a single class (on an as-converted to common stock basis) are entitled to elect the balance, if any, of the total number of directors of the Company.

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

6. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT (Continued)

        Dividends—The holders of Series G preferred stock are entitled to receive, in preference to the holders of Series A, Series B, Series C, Series D, Series E and Series F preferred stock, dividends at a rate of 5% per share per annum of the original issuance price, compounded annually. The holders of Series F preferred stock are entitled to receive, in preference to the holders of Series A, Series B, Series C, Series D and Series E preferred stock, dividends at a rate of 5% per share per annum of the original issuance price, compounded annually. The holders of Series E preferred stock are entitled to receive, in preference to the holders of Series A, Series B, Series C, and Series D preferred stock, dividends at a rate of 5% per share per annum of the original issuance price, compounded annually. The holders of Series D preferred stock are entitled to receive, in preference to the holders of Series A, Series B, and Series C preferred stock, dividends at a rate of 5% per share per annum of the original issuance price, compounded annually. The holders of Series A, Series B, and Series C preferred stock are also entitled to receive dividends at a rate of 5% per share per annum of the original issuance price thereof in preference to common stockholders. Dividends are payable as declared by the Board. Through December 31, 2012, no dividends have been declared.

        Liquidation Preference—The Series A, Series B, and Series C liquidation preference amounts per share are $1.00, $2.50, $5.5433, respectively, plus any declared but unpaid dividends. The Series D, Series E, and Series F liquidation preference amounts per share are $6.5982, $15.2498, and $5.36, respectively, plus all accrued but unpaid dividends, whether declared or not, and any other dividends declared but previously unpaid. The Series G liquidation preference amount per share is $12.5895 if the liquidation event occurs prior to December 31, 2013 and $14.388 if the liquidation event occurs after December 31, 2013. In addition, the holders of Series G will also receive all declared but unpaid dividends and any other dividends declared but previously unpaid.

        In the event of any liquidation, dissolution, or winding-up of the Company, including a deemed liquidation such as a sale of the majority of the stock of the Company, the holders of Series G preferred stock have preference over all other classes of preferred and common stock. Following payment in respect to Series G, the holders of Series F have preference over Series E preferred stockholders. Following payment in respect to Series F, the holders of Series E have preference over Series A, Series B, Series C, and Series D preferred stockholders and common stockholders. Subsequently, the holders of Series D have preference over Series A, Series B, and Series C preferred stockholders and common stockholders. Upon the full payment to Series G, Series F, Series E, and Series D, the holders of Series A, Series B, and Series C shares are entitled to receive, prior to and in preference to holders of common stock, their pro rata share (as defined) of the assets of the Company available for distribution utilizing the liquidation preference amounts above until the holders of Series A, Series B, and Series C have received their full liquidation preference amounts. Amounts remaining after payment to the Series A, Series B, Series C, Series D, Series E, Series F and Series G stockholders per the above, if any, will be shared among the Series F and common stockholders on a pro rata basis in proportion to the number of shares of common stock held by each holder.

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

6. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT (Continued)

        Conversion—Each share of Series A, Series B, Series C, Series D, Series E, Series F and Series G is convertible, without the payment of additional consideration and at the option of the holder, into such number of shares of common stock as determined by dividing the original issuance price of Series A, Series B, Series C, Series D, Series E, Series F and Series G by the Series A, Series B, Series C, Series D, Series E, Series F and Series G conversion price, respectively, as defined in the agreement, in effect at the time of conversion, subject to certain antidilution adjustments. At December 31, 2012, the Series A conversion price was $1.00, the Series B conversion price was $2.50, the Series C conversion price was $5.5433, the Series D conversion price was $6.4405, the Series E conversion price was $7.6249, the Series F conversion price was $5.36 and the Series G conversion price was $7.194. In addition, conversion is automatic upon the earlier of the closing of a qualifying public offering, in which the public offering price equals or exceeds $13.1964 per share (adjusted to reflect subsequent stock dividends, stock splits, or recapitalization) and the aggregate net proceeds raised exceed $30,000.

        Each share of Series A, Series B, Series C, Series D, Series E, Series F and Series G preferred stock shall automatically be converted into shares of common stock upon the written election of a majority of the holders of the then-outstanding shares of Series A, Series B, Series C, Series D, Series E, series F and Series G to require such mandatory conversion, provided that the conversion of Series F shares is also contingent upon the written election of a majority of the Series F holders voting in a separate series. At the time of conversion of any shares of Series A, Series B, Series C, Series D, Series E, Series F and Series G into shares of common stock, any dividends accrued or declared but unpaid shall be deemed forfeited as of the effective date of such conversion.

        Common Stock—Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company's stockholders. Common stockholders are entitled to dividends when and if declared by the Board, subject to the preferential rights of the preferred stockholders.

        In October 2010, the Company issued 555,555 shares of common stock to its CEO at $0.90 per share for gross proceeds of $500.

        Reserved Shares—As of December 31, 2012, the Company has authorized 49,200,000 shares of common stock and has reserved for conversion of the outstanding convertible preferred stock shares

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

6. CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT (Continued)

and for the issuance upon exercise of stock options granted under the stock option plan and warrants as follows:

Series A preferred stock	4,450,000
Series B preferred stock	6,657,009
Series C preferred stock	4,509,948
Series C preferred stock warrant	115,352
Series D preferred stock	3,984,908
Series D preferred stock warrant	645,923
Series E preferred stock	721,315
Series E preferred stock warrant	23,607
Series F preferred stock	4,664,176
Series F preferred stock warrant	10,261
Series G preferred stock	3,824,846
Stock option and grant plan	12,118,782

Total	41,726,127

7. WARRANTS FOR PREFERRED STOCK

        On December 31, 2007, the Company issued a warrant to purchase shares of Series C preferred stock in conjunction with the working capital loan facility (see Note 4). The warrant is to purchase 115,352 shares of Series C at a price of $5.8517 per share. The warrant expires at the earlier of December 31, 2014, or two years after the closing of the IPO. The Company estimated the fair value of the warrant at $521 using the Black-Scholes model with the following issuance date assumptions: volatility 80%, term of seven years, risk-free interest rate of 3.70%, and a dividend yield of 0%. The warrant is outstanding and exercisable as of December 31, 2012.

        In March 2010, the Company issued a warrant to purchase shares of Series D preferred stock in conjunction with the restructure of the working capital loan facility. The warrant is initially exercisable for 2% of the fully diluted shares outstanding up to a maximum of 621,381 shares and is subject to adjustment upon an exit transaction, allowing the holder to purchase between 1%-2% of the fully diluted shares outstanding, depending upon the value of the exit transaction. At the date of issuance, the warrant was exercisable for 557,439 shares. The warrant has an exercise price of $6.5982 per share and a term of seven years. The Company estimated the fair value of the warrant at $1,624 using the Black-Scholes model with the following assumptions: volatility of 59%, term of seven years, risk-free interest rate of 3.15%, and a dividend yield of 0%. The Company recorded the fair value of the warrant of $1,624 to other expense as part of the loss on extinguishment of the original loan facility. This warrant expires the earlier of two years from an IPO or March 12, 2017. As of December 31, 2012, the warrant was exercisable into 621,381 shares. This warrant is outstanding and exercisable at December 31, 2012.

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

7. WARRANTS FOR PREFERRED STOCK (Continued)

        In October 2009, the Company issued a warrant to purchase 9,094 shares of Series D in connection with the opening of the Revolver. The warrant has an exercise price of $6.5982 per share and a term of 10 years. Upon issuance, the Company estimated the fair value of the warrant at $36 using the Black-Scholes model with the following assumptions: volatility of 77%, term of 10 years, risk-free interest rate of 1.59%, and a dividend yield of 0% and recorded the fair value of the warrant as a deferred financing cost in other assets. This warrant expires the earlier of three years from an IPO or October 26, 2019. This warrant is outstanding and exercisable at December 31, 2012.

        In May 2010, the Company issued a warrant to purchase 23,607 shares of Series E in connection with the amendment to the Revolver. The warrant has an exercise price of $7.6249 per share and a term of 10 years. This warrant expires the earlier of three years from an IPO or May 20, 2020. Upon issuance, the Company estimated the fair value of the warrant at $138 using the Black-Scholes model with the following assumptions: volatility of 73%, term of 10 years, risk-free interest rate of 1.36%, and a dividend yield of 0% and recorded the fair value of the warrant as a deferred financing cost in other assets. This warrant is outstanding and exercisable at December 31, 2012.

        In August 2011, the Company issued a warrant to purchase 10,261 shares of Series F in connection with the amendment to the Revolver. The warrant has an exercise price of $5.36 per share and a term of 10 years. This warrant expires the earlier of three years from an IPO or August 31, 2021. Upon issuance, the Company estimated the fair value of the warrant at $38 using the Black-Scholes model with the following assumptions: volatility of 64%, term of 10 years, risk-free interest rate of 1.18%, and a dividend yield of 0% and recorded the fair value of the warrant as a deferred financing cost in other assets. This warrant is outstanding and exercisable at December 31, 2012.

        Fair Value—Warrants outstanding as of December 31, 2012, and the related fair value were as follows:

Issue Date	Term (Years)	Convertible Preferred Stock	Exercise Price per Share	Number of Shares	Estimated Fair Value
Working Capital Loan Facility
December 2007	7	Series C	$5.8517	115,352	$1
March 2010	7	Series D	6.5982	621,381	382
Loan and Security Agreement
October 2009	10	Series D	6.5982	9,094	9
May 2010	10	Series E	7.6249	23,607	105
August 2011	10	Series F	5.3600	10,261	24

				779,695	$521

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

7. WARRANTS FOR PREFERRED STOCK (Continued)

        Warrants outstanding as of December 31, 2011, and the related fair value were as follows:

Issue Date	Term (Years)	Convertible Preferred Stock	Exercise Price per Share	Number of Shares	Estimated Fair Value
Working Capital Loan Facility
December 2007	7	Series C	$5.8517	115,352	$7
March 2010	7	Series D	6.5982	621,381	673
Loan and Security Agreement
October 2009	10	Series D	6.5982	9,094	14
May 2010	10	Series E	7.6249	23,607	150
August 2011	10	Series F	5.3600	10,261	37

				779,695	$881

        The assumptions used to determine the fair value of the outstanding warrants at December 31, 2012 and 2011, were as follows:

	2012
Warrant	Term (Years)	Volatility	Fair Value of Stock	Risk-Free Interest Rate	Dividend Yield
Working Capital Loan Facility
December 2007	2.0	46%	$1.09	0.25%	—%
March 2010	4.2	53	2.97	0.72	—
Loan and Security Agreement
October 2009	6.8	53	2.97	1.18	—
May 2010	7.4	52	8.05	1.18	—
August 2011	8.7	53	4.29	1.78	—

	2011
Warrant	Term (Years)	Volatility	Fair Value of Stock	Risk-Free Interest Rate	Dividend Yield
Working Capital Loan Facility
December 2007	3.0	53%	$1.39	0.36%	—%
March 2010	5.2	55	3.45	0.83	—
Loan and Security Agreement
October 2009	7.8	55	3.45	1.35	—
May 2010	8.4	56	9.67	1.35	—
August 2011	9.7	61	5.36	1.35	—

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

8. STOCK OPTION PLAN

        The Company's 2005 Stock Option and Grant Plan (the "Plan") provides for the grant of incentive and nonqualified stock options, restricted stock awards, and other types of equity awards to the Company's employees, officers, directors, and consultants to purchase up to an aggregate of 15,039,141 shares of the Company's common stock. Incentive stock options may only be granted to employees. Stock options granted under the Plan generally vest over two- or four-year periods. For the exercise of stock options, the Company generally issues previously unissued shares of common stock. The stock option awards expire no more than 10 years after the date of grant. As of December 31, 2012, there are 2,145,126 shares available for future grants under the Plan.

        The activity of the Company's stock options for the year ended December 31, 2012, is as follows:

	Number of Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Life in Years
Outstanding at January 1, 2012	9,594,838	$0.89
Options granted	2,166,000	0.61
Exercised	(1,002,430)	0.81
Forfeited, cancelled, or expired	(784,752)	0.76

Outstanding at December 31, 2012	9,973,656	0.84	6.0

Vested and unvested expected to vest at December 31, 2012	9,470,237	0.89	5.8

Exercisable	6,617,527	0.93	5.7

        Total cash proceeds from options exercised were $813, $173 and $41 in 2012, 2011 and 2010, respectively. The total intrinsic value of stock options exercised was $28, $4 and $0 for the years ended December 31, 2012, 2011 and 2010, respectively. No tax benefits were realized from options and other share-based payment arrangements during these periods.

        Stock-Based Compensation Expense—Stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the vesting period. The Company uses the Black-Scholes model to determine fair value of stock option awards. Determining the fair value of stock-based awards at the grant date requires judgment, including estimating the expected life of the stock awards and the volatility of the underlying common stock. Changes to the assumptions may have a significant impact on the fair value of stock options, which could have a material impact on the Company's financial statements. In addition, judgment is also required in estimating the amount of stock-based awards that are expected to be forfeited. Should the Company's actual forfeiture rates differ significantly from the Company's estimates, the Company's stock-based compensation expense and results of operations could be materially affected.

        In 2012, the Company modified stock options to purchase 1,002,119 shares of common stock for two employees. The modification extended the exercise period from three to 12 months in the case of 525,845 options and from 3 months to the expiration date of the option in the case of 476,274 options.

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

8. STOCK OPTION PLAN (Continued)

In connection with this modification, the Company recorded incremental compensation expense of $32 in 2012.

        In 2010, the Company modified the stock option to purchase 1,011,141 shares of common stock of one employee. The modification accelerated the vesting of the remaining options and extended the exercise period from 3 to 30 months. In connection with this modification, the Company recorded an incremental compensation charge of $180 in 2010.

        The fair value of options granted during 2012, 2011 and 2010 was calculated using the following assumptions:

	2012	2011	2010
Weighted-average expected volatility	52%	51%	51%
Weighted-average expected term—employees (years)	5.00	5.25	5.25
Weighted-average expected term—nonemployees (years)	6.58 - 9.71	6.02 - 9.71	6.05 - 9.49
Risk-free interest rate	0.65% - 1.78%	0.86% - 3.33%	1.17% - 3.30%
Expected dividend yield	None	None	None

        The fair value of each option award is estimated on the date of grant using the Black-Scholes model that uses the assumptions noted in the table above. Expected volatility for the Company's common stock was determined based on an average of the historical volatility of a peer group of similar public companies. The expected term is based on historical data of option exercises and employee terminations. The expected term for nonemployee awards is the remaining contractual term. The assumed dividend yield is based upon the Company's expectation of not paying dividends in the foreseeable future. The risk-free rate for periods within the expected life of the option is based upon the U.S. Treasury yield curve in effect at the time of grant.

        In determining the exercise prices for options granted, the Company's Board has considered the fair value of the common stock as of the measurement date. The fair value of the common stock has been determined by the Board at each award grant date based upon a variety of factors, including the results obtained from an independent third-party valuation, the Company's financial position and historical financial performance, the status of technological developments within the Company's products, the composition and ability of the current engineering and management team, an evaluation or benchmark of the Company's competition, the current business climate in the marketplace, the illiquid nature of the common stock, arm's length sales of the Company's capital stock (including convertible preferred stock), the effect of the rights and preferences of the preferred shareholders, and the prospects of a liquidity event, among others.

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

8. STOCK OPTION PLAN (Continued)

        The Company recorded $526, $824 and $1,222 as compensation expense during the years ended December 31, 2012, 2011 and 2010, respectively, related to vesting of stock options. The amounts included in the consolidated statements of operations relating to stock-based compensation expense are as follows:

	2012	2011	2010
Effect of stock-based compensation on income by line item:
Sales and marketing	$141	$370	$532
Technology and development	120	172	187
General and administrative	265	282	503

Total cost related to stock-based compensation	$526	$824	$1,222

        At December 31, 2012, unrecognized stock-based compensation expense was $933, which is expected to be recognized over a weighted-average period of 2.0 years.

9. INCOME TAXES

        For financial reporting purposes, net loss before income taxes includes the following components:

	2012	2011	2010
United States	$(12,821)	$(13,222)	$(13,069)
Foreign	(223)	(1,919)	(2,427)

Total loss before income tax	$(13,044)	$(15,141)	$(15,496)

        During the years ended December 31, 2012, 2011 and 2010, the Company did not record a net provision or benefit for income taxes as a result of its operating loss. The Company has provided a full valuation allowance for the net deferred tax asset due to the uncertainty of realizing the benefit of this asset. Income tax benefits attributable to the exercise of employee stock options were not significant.

        The reconciliation between the Company's effective tax rate and the statutory rate is as follows:

	2012	2011	2010
U.S. statutory Federal rate	34.0%	34.0%	34.0%
Expenses not deductibe for tax purposes	(0.9)	(0.4)	(5.5)
State income taxes, net of federal benefit	2.8	4.5	4.7
Changes in valuation allowance for deferred income taxes	(36.5)	(38.2)	(33.5)
Other	0.6	0.1	0.3

Effective tax rate	0.0%	0.0%	0.0%

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

9. INCOME TAXES (Continued)

        The significant components of the Company's deferred tax assets and liabilities as of December 31, 2012 and 2011, are as follows:

	2012	2011
Federal and state net operating loss carryforwards	$38,353	$33,712
Research and development credits	1,368	1,273
Accrued expenses	1,689	1,583
Capitalized start-up costs	469	517
Stock options	676	572
Depreciation	(167)	73

	42,388	37,730
Valuation allowance	(42,388)	(37,730)

Net deferred income taxes	$—	$—

        At December 31, 2012, the Company had $101.0 million of federal net operating losses, $74.4 million of state net operating losses, and $2.2 million of research and development credit carryforwards that expire at various dates through 2032. The valuation allowance increased by $4.7 million, $5.7 million and $4.9 million during 2012, 2011 and 2010 respectively, due to the increase in the net deferred tax assets by the same amounts (primarily due to the increased net operating losses).

        Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership, including a sale of the Company or significant changes in ownership due to sales of equity, may have limited, or may limit in the future, the amount of net operating loss carryforwards, which could be used annually to offset future taxable income. The amount of any annual limitation is determined based upon the Company's value prior to an ownership change. The Company has not determined whether there has been such a cumulative change in ownership or the impact on the utilization of the loss carryforwards if such change has occurred.

        The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction, and various states and foreign jurisdictions. With few exceptions, all tax years 2005 through 2012 remain open to examination by U.S. federal, state, and local or non-U.S. tax jurisdictions.

        As of December 31, 2012 and 2011, the Company had uncertain tax positions of $456 and $495, respectively, which reduce deferred tax assets with a corresponding decrease to the valuation allowance. The Company has elected to recognize interest and penalties related to income tax matters as a component of income tax expense, of which no interest or penalties were recorded for the year ended December 31, 2012, 2011 and 2010. The Company expects none of the unrecognized tax benefits to decrease within the next 12 months related to expired statutes or settlement with the taxing authorities.

        Changes in tax laws and rates may affect recorded deferred tax assets and liabilities and the Company's effective tax rate in the future. The American Taxpayer Relief Act of 2012 (the "Act") was

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

9. INCOME TAXES (Continued)

signed into law on January 2, 2013. Because a change in tax law is accounted for in the period of enactment, certain provisions of the Act benefiting the Company's 2012 U.S. federal taxes, including the research and experimentation credit, cannot be recognized in the Company's 2012 financial results and instead will be reflected in the Company's 2013 financial results. The Company estimates that a benefit of approximately $233 related to the research and development credit will be accounted for as a discrete item in the 2013 tax provision.

10. 401(k) SAVINGS PLAN

        The Company has a retirement savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). The 401(k) Plan covers substantially all employees of the Company who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pretax basis. Company contributions to the 401(k) Plan may be made at the discretion of the Board. The Company has not made any contributions to the 401(k) Plan during the years ended December 31, 2012, 2011 and 2010.

11. COMMITMENTS, CONTINGENCIES, AND GUARANTEES

        Lease Commitments—In 2008, the Company entered into a sublease agreement for office space for its former corporate headquarters that expired on September 30, 2012. In 2012, the Company entered into a 73-month lease agreement for office space for its new corporate headquarters. The lease requires monthly payments of $65 beginning on January 1, 2013 and expires October 30, 2018. The lease provided for certain months of nonpayment of rent and included escalating payments as well as a tenant allowance for $826. The lease required the Company to obtain a $350 letter of credit in favor of the landlord from a bank. In connection with the letter of credit, the Company deposited $350 into a restricted cash account at the bank to guarantee payments under the letter of credit.

        In 2011 the Company entered into a 26.5-month lease agreement for office space for a sales office. The lease requires monthly payments of $7 and expires June 30, 2013. In 2011, the Company entered into a 62-month lease agreement for office space for a sales office. The lease provided for nonpayment of rent and included escalating payments.

        Rent expense is recorded on the straight-line basis over the term of the lease. Rent expense was $1,307, $1,340 and $1,170 for the years ended December 31, 2012, 2011 and 2010, respectively and the Company had recorded deferred rent of $1,236 as of December 31, 2012.

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

11. COMMITMENTS, CONTINGENCIES, AND GUARANTEES (Continued)

        Future minimum lease payments due under this noncancelable operating lease as of December 31, 2012, are as follows:

Years Ending December 31,
2013	$1,601
2014	1,619
2015	1,898
2016	1,795
2017	1,396
Thereafter	1,218

Total future minimum lease payments	$9,527

        The Company entered into a collocation agreement in 2012 that requires monthly payments of $50 per month beginning December 1, 2012 and expires on May 31, 2016. The agreement provides for escalating payments.

        Legal Contingencies—In September 2011, the Company was named as one of multiple defendants in a patent infringement case. In March 2012, a settlement agreement was finalized. The Company had accrued the amount of the settlement of $250 as of December 31, 2011. In 2012, the Company paid an installment of $30 related to this settlement. At December 31, 2012, the Company's accrual for this settlement is $220.

        The Company is subject to other legal proceedings, claims, and litigation arising in the ordinary course of business. The Company defends itself vigorously against any such claims. Although the outcome of these matters is currently not determinable, management does not expect that the ultimate costs to resolve these matters will have a material effect on its consolidated financial position, results of operations, or cash flows.

        Guarantees and Indemnification Obligations—As permitted under Delaware law, the Company has agreements whereby the Company indemnifies its officers and directors for certain events or occurrences while the officer or director is, or was, serving at the Company's request in such capacity. The term of the indemnification period is for the officer's or director's lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has directors' and officers' insurance coverage that limits its exposure and enables it to recover a portion of any future amounts paid.

        The Company enters into standard indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company indemnifies and agrees to reimburse the indemnified party for losses incurred by the indemnified party, generally the Company's prospective customers, in connection with any patent, copyright, trade secret, or other proprietary right infringement claim by any third party with respect to the Company's software. The term of these indemnification agreements is generally perpetual after execution of the agreement. The maximum potential amount of future payments the Company could be required to make under these agreements is unlimited. Based on

JUMPTAP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

AS OF DECEMBER 31, 2012 AND 2011 AND FOR THE YEARS ENDED
DECEMBER 31, 2012, 2011, and 2010

(In thousands, except share and per share data)

11. COMMITMENTS, CONTINGENCIES, AND GUARANTEES (Continued)

historical experience and information known as of December 31, 2012 and 2011, the Company has not incurred any costs for the above guarantees and indemnities and no reserve has been established.

12. SUBSEQUENT EVENTS

        Amendments to Loan and Security Agreement—In January 2013, the Company amended its Term Loan and Revolver. The amendment extended the maturity date of the Revolver to March 31, 2014, increased the availability to $15,000, changed the interest rate to the bank's prime rate plus 1%, included an additional final payment of $120, and amended certain covenants and waived certain events of default. As part of the amendment, the Company refinanced the existing Term Loan with a new line of up to $6,000. Under the new loan, an initial borrowing of $4,000 was executed and used to repay the outstanding balance on the existing Term Loan. The Company can make additional draws against the $6,000 until January 31, 2014. Commencing on February 1, 2014, the Company will repay the outstanding balance on the Term Loan in 30 equal monthly installments until maturity on July 1, 2016.

        In July 2013, the Company further amended its Loan and Security Agreement to modify the definition of the borrowing base for the Revolver and to modify certain covenants.

        Capital Leases—In April 2013, the Company entered into a 48-month capital lease agreement with a financing company for computer equipment. In connection with this lease, the Company capitalized $515 of computer equipment and will make monthly payments of $12, including interest.

        In April 2013, the Company entered into a master lease agreement with a different finance company. Under this agreement, the Company executed three capital lease agreements, each with a term of 36 months. Under these agreements, the Company capitalized $602 of computer equipment in May 2013 and $688 and $61 of computer equipment in June 2013, and will make monthly payments of $19, $22 and $2, including interest.

        Acquisition by Millennial Media, Inc.—In August 2013, the Company entered into an agreement with Millennial Media, Inc. ("Millennial") to be acquired in a predominately stock transaction. Jumptap shareholders will receive up to 23.5% of Millennial's fully diluted capital stock based on the average closing price of Millennial's common stock for five consecutive days ending on the trading day that is three trading days prior to the closing of the transaction.

Jumptap, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,415	$27,330
Restricted cash	320	320
Accounts receivable—net of allowances of $1,516 and $1,986 as of June 30, 2013 and December 31, 2012, respectively	19,609	17,935
Prepaid expenses and other current assets	854	625

Total current assets	46,198	46,210
Property and equipment, net	4,684	2,967
Restricted cash	514	514
Other assets	114	88

Total assets	$51,510	$49,779

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$14,911	$3,231
Accrued cost of revenue	3,094	9,859
Accrued expenses	3,543	3,664
Deferred revenue	481	571
Line of credit	10,346	10,346
Current portion of capital lease	447	—
Current portion of notes payable	667	2,200

Total current liabilities	33,489	29,871
Deferred revenue—net of current portion	—	13
Notes payable—net of current portion	3,333	1,467
Preferred stock warrant liability	383	521
Convertible debt, embedded derivative and accrued interest	2,253	2,168
Capital lease—net of current portion	1,429	—
Other long term liabilities	1,528	1,416

Total liabilities	42,415	35,456
Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock, designated 4,450,000 shares; issued and outstanding, 4,450,000 shares as of June 30, 2013 and December 31, 2012 (liquidation preferences of $4,450 as of June 30, 2013)	4,444	4,444
Series B convertible preferred stock, designated 6,657,009 shares; issued and outstanding, 6,657,009 shares as of June 30, 2013 and December 31, 2012 (liquidation preferences of $16,643 as of June 30, 2013)	16,624	16,624
Series C convertible preferred stock, designated 4,625,300 shares; issued and outstanding, 4,509,948 shares as of June 30, 2013 and December 31, 2012 (liquidation preferences of $25,000 as of June 30, 2012)	24,984	24,984
Series D convertible preferred stock, designated 4,836,826 shares; issued and outstanding, 3,889,670 shares as of June 30, 2013 and December 31, 2012 (liquidation preferences of $32,730 as of June 30, 2012)	32,305	31,531
Series E convertible preferred stock, designated 744,922 shares; issued and outstanding, 721,315 shares as of June 30, 2013 and December 31, 2012 (liquidation preferences of $11,942 as of June 30, 2012)	11,867	11,713
Series F convertible preferred stock, designated 5,200,000 shares; issued and outstanding, 4,664,176 shares as of June 30, 2013 and December 31, 2012 (liquidation preferences of $27,959 as of June 30, 2012)	27,875	27,206
Series G convertible preferred stock, designated 4,865,165 shares; issued and outstanding, 3,824,846 shares as of June 30, 2013 and December 31, 2012 (liquidation preferences of $48,153 as of June 30, 2012)	48,010	48,010

Total convertible preferred stock	166,109	164,512
Stockholders' deficit
Common stock—$0.01 par value—authorized 49,200,000 shares; issued and outstanding 5,694,250 and 3,475,913 shares as of June 30, 2013 and December 31, 2012, respectively	57	35
Additional paid in capital	730	—
Accumulated other comprehensive loss	(25)	(28)
Accumulated deficit	(157,776)	(150,196)

Total stockholders' deficit	(157,014)	(150,189)

Total liabilities and stockholders' deficit	$51,510	$49,779

See notes to unaudited consolidated financial statements

Jumptap, Inc.

Unaudited Consolidated Statements of Operations

(In thousands)

	Six Months Ended June 30,
	2013	2012
REVENUE	$39,492	$31,087
COST OF REVENUE	24,567	19,077

Gross profit	14,925	12,010
OPERATING EXPENSES:
Sales and marketing	10,473	8,561
Technology and development	8,193	6,566
General and administrative	3,541	2,760

Total operating expenses	22,207	17,887

LOSS FROM OPERATIONS	(7,282)	(5,877)
OTHER INCOME (EXPENSE):
Interest income	14	12
Interest expense	(420)	(388)
Other income (expense)—net	108	151

Total other income (expense)	(298)	(225)

NET LOSS	$(7,580)	$(6,102)

See notes to unaudited consolidated financial statements

Jumptap, Inc.

Unaudited Consolidated Statements of Comprehensive Loss

(In thousands)

	Six Months Ended June 30,
	2013	2012
NET LOSS	$(7,580)	$(6,102)
Other comprehensive income—foreign currency translation adjustments	3	23

COMPREHENSIVE LOSS	$(7,577)	$(6,079)

See notes to unaudited consolidated financial statements

Jumptap, Inc.

Unaudited Consolidated Statements of Changes in Stockholders' Deficit

For the Six Months Ended June 30, 2013

(In thousands, except share data)

	Common Stock $0.01 Par Value
				Accumulated Other Comprehensive Income
			Additional Paid-in Capital		Accumulated Deficit	Total Stockholders' Deficit
	Shares	Amount
Balance at December 31, 2012	3,475,913	$35	$—	$(28)	$(150,196)	$(150,189)
Exercise of stock options	2,218,337	22	2,095	—	—	2,117
Stock based compensation	—	—	232	—	—	232
Accretion of preferred stock	—	—	(1,597)	—	—	(1,597)
Foreign currency translation adjustment	—	—	—	3	—	3
Net loss	—	—	—	—	(7,580)	(7,580)

Balance at June 30, 2013	5,694,250	$57	$730	$(25)	$(157,776)	$(157,014)

See notes to unaudited consolidated financial statements

Jumptap, Inc.

Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,580)	$(6,102)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	695	225
Noncash interest expense	73	61
Change in fair value of preferred stock warrant liability	(138)	(155)
Change in fair value of embedded derivative	30	3
Stock-based compensation	232	275
Deferred rent	112	—
Changes in operating assets and liabilities:
Accounts receivable	(1,674)	(642)
Prepaid expenses and other current assets	(272)	154
Accounts payable	11,670	(894)
Accrued cost of revenue	(6,765)	417
Accrued expenses	(110)	(92)
Deferred revenue	(103)	40

Net cash used in operating activities	(3,830)	(6,710)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(923)	(130)
Increase in restricted cash	—	(350)

Net cash used in investing activities	(923)	(480)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of preferred stock	—	26,842
Proceeds from borrowing from line of credit	—	1,500
Proceeds from issuance of note payable	517	—
Repayment of note payable	(183)	(733)
Proceeds from capital lease	387	—
Proceeds from exercise of stock options	2,117	235

Net cash provided by financing activities	2,838	27,844
Effect of exchange rate changes on cash and cash equivalents	—	(10)
Net increase (decrease) in cash and cash equivalents	(1,915)	20,644

Cash and cash equivalents—Beginning of period	27,330	13,044
Cash and cash equivalents—End of period	$25,415	$33,688

Supplemental disclosure of cash flow information—cash paid for interest	$293	$324

Noncash investing and financing activity—Equipment purchased with capital lease	$1,489	$—

See notes to unaudited consolidated financial statements

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(In thousands, except share and per share data)

1. NATURE OF THE BUSINESS AND BASIS OF PRESENTATION

        Jumptap, Inc. (the "Company"), was incorporated in the state of Delaware on January 18, 2005. The Company is a mobile advertising technology company that develops and provides technology and advertising solutions to advertisers, publishers, and wireless carriers to deliver mobile advertising solutions in a hosted environment.

        The Company is subject to a number of risks similar to other companies in the industry and at its stage of development, including rapid technological change, uncertainty of market acceptance of services, competition from substitute services and larger companies, protection of proprietary technology, the need to adequately fund working capital and to achieve profitable operations, historical operating losses and negative cash flows, dependence upon key individuals, the need for further development of commercially viable services, and the need to fund future product and services development.

        Basis of Presentation and Management's Plans—The accompanying unaudited consolidated financial statements have been prepared on a basis which assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred net losses since inception and has an accumulated deficit as of June 30, 2013, of $157,014. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

        The Company has financed its operations to date primarily with the proceeds from the sale of preferred stock, issuance of debt and the sale of its services. The Company's long-term success is dependent upon its ability to successfully market its existing services, continue to develop new services, increase cash flow from operations, obtain additional capital when needed, and ultimately achieve profitable operations. The Company's management believes that the current cash balance, current availability on its line of credit, and the proceeds from the sale of its services, will be sufficient to fund operations into 2014. Additional financing may be needed thereafter.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Interim Consolidated Financial Information—The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements for the year ended December 31, 2012, except that certain information and disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the U.S. have been condensed or excluded as permitted. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the six months ended June 30, 2013 are not necessarily indicative of the results that may be expected for the full fiscal year. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes for the year ended December 31, 2012.

        Use of Estimates—The preparation of the unaudited consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(In thousands, except share and per share data)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

        Concentration of Credit Risk and Significant Customers—The Company maintains its cash, cash equivalents, and restricted cash in bank deposit accounts at high-quality financial institutions. The individual balances, at times, may exceed federally insured limits. However, the Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

        Financial instruments that potentially expose the Company to concentrations of credit risk consist of accounts receivable. Management believes its credit policies are prudent and reflect normal industry terms and business risk. Accounts receivable are typically unsecured and are derived from revenue earned from customers located in North America and Europe. To minimize credit risk related to accounts receivable, ongoing credit evaluations of customers' financial condition are performed and the Company maintains allowances for potential credit losses. To date, losses resulting from uncollected receivables have not exceeded management's expectations. The Company also estimates an allowance for sales credits based on the Company's historical sales credits experience. Historically, actual sales credits have not significantly differed from the Company's estimates. However, higher than expected sales credits may result in future write-offs that are greater than the Company's estimates. The allowances for doubtful accounts and sales credits are included in accounts receivable, net in the unaudited consolidated balance sheets.

        For the six months ended June 30, 2013, one customer accounted for 28% of total revenue. For the six months ended June 30, 2012, no customer accounted for greater than 10% of total revenue. As of June 30, 2013, one customer accounted for 18% of total accounts receivable. As of December 31, 2012, no customer accounted for greater than 10% of accounts receivable.

3. FAIR VALUE OF FINANCIAL MEASUREMENTS

        Financial assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

          Level 1— Quoted prices in active markets for identical assets or liabilities.

          Level 2— Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

          Level 3— Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(In thousands, except share and per share data)

3. FAIR VALUE OF FINANCIAL MEASUREMENTS (Continued)

        The assets and liabilities measured at fair value on a recurring basis as of June 30, 2013 and the input categories associated with those assets and liabilities are as follows:

	Total Fair Value at June 30, 2013	Level 1	Level 2	Level 3
Liabilities:
Preferred stock warrants	$383	$—	$—	$383
Embedded derivative in convertible debt	188	—	—	188

        Activity of instruments valued with Level 3 fair value measurements during the six months ended June 30, 2013:

	Preferred Stock Warrants	Embedded Derivative in Convertible Debt
Balance at December 31, 2012	$521	$158
Change in fair value	(138)	30

Balance at June 30, 2013	$383	$188

        For preferred stock warrants, the Company determined the fair value using the Black-Scholes model (see Note 6). The preferred stock warrant liability will increase or decrease each period based on the fluctuations of the fair value of the underlying preferred security. A significant fluctuation in the preferred stock fair value could result in a material increase or decrease in the fair value of the preferred stock warrant liability.

        For the embedded derivative, the Company determined fair value using a model that assessed the probability of future cash flows in connection with the convertible debt agreement. The future cash flows were discounted to their net present value using a discount rate of 25%. The embedded derivative liability will increase or decrease each period based on changes in the probability in the future cash flows. A significant fluctuation in the probability would not result in a material increase or decrease in the fair value of the embedded derivative liability.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(In thousands, except share and per share data)

4. PROPERTY AND EQUIPMENT

        Property and equipment as of June 30, 2013 consist of the following:

	Estimated Useful Life (in Years)
Leasehold improvements	Lesser of lease term or life of asset	$1,193
Computer equipment and purchased software	3	706
Data center equipment	3	4,847
Office equipment, furniture, and fixtures	3	392

Total property and equipment		7,138
Less accumulated depreciation and amortization		(2,454)

Property and equipment—net		$4,684

        Depreciation and amortization expense was $695 and $225 for the six months ended June 30, 2013 and 2012, respectively. Data center equipment includes $1,876 of leased property under capital leases.

5. LONG-TERM DEBT

        Line of Credit—In October 2009, the Company entered into a $3,000 revolving line of credit (the "Revolver"). Since entering into this Revolver, the Company has periodically amended the terms of the Revolver to extend the maturity date, increase the line, change the interest rate and modify certain financial covenants. In January 2013, the Company amended its Revolver. The amendment extended the maturity date of the Revolver to March 31, 2014, increased the line to $15,000, changed the interest rate to the bank's prime rate plus 1%, amended certain covenants and waived certain events of default. As of June 30, 2013 the interest rate for the Revolver was 4.25%. The outstanding balance on the Revolver as of June 30, 2013 was $10,346. Available borrowings under the Revolver at June 30, 2013 were $3,761.

        Notes Payable—In August 2011, the Company issued a $5,500 term loan (the "Term Loan") as part of the loan and security agreement discussed above. In January 2013, the Company refinanced the Term Loan with a new line of up to $6,000. Under the new loan, an initial borrowing of $4,000 was executed and used to repay the outstanding balance on the existing Term Loan. The Company can make additional draws against the $6,000 until January 31, 2014. Interest only is paid monthly until February 1, 2014. Thereafter, the Company will repay the outstanding balance on the Term Loan in 30 equal monthly installments until maturity on July 1, 2016. As of June 30, 2013 the interest rate for the Term Loan was 5.25%. The Term Loan is secured by substantially all assets of the Company, excluding intellectual property, patents, and trademarks, and contains financial and nonfinancial covenants.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(In thousands, except share and per share data)

5. LONG-TERM DEBT (Continued)

        The future principal payments under the Term Loan agreement as of June 30, 2013, are as follows:

Remainder of 2013	$—
2014	1,467
2015	1,600
2016	933

Total	4,000
Less current portion	667

Long-term debt	$3,333

        Capital Leases—In April 2013, the Company entered into a 48-month capital lease agreement with a financing company for computer equipment. In connection with this lease, the Company capitalized $515 of computer equipment.

        In April 2013, the Company entered into a master lease agreement with a different finance company. Under this agreement, the Company executed three capital lease agreements, each with a term of 36 months. Under these agreements, the Company capitalized $602 of computer equipment in May 2013 and $688 and $61 of computer equipment in June 2013.

        The future minimum payments under the capital leases as of June 30, 2013 are as follows:

Remainder of 2013	$275
2014	672
2015	672
2016	325
2017	62

Total future minimum lease payments	2,006
Less: Amounts representing interest	(130)

Present value of minimum lease payments	1,876
Less current portion	447

Long-term capital lease obligation	$1,429

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(In thousands, except share and per share data)

6. WARRANTS FOR PREFERRED STOCK

        Fair Value—Warrants outstanding as of June 30, 2013, and the related fair value were as follows:

Issue Date	Term (Years)	Convertible Preferred Stock	Exercise Price per Share	Number of Shares	Estimated Fair Value
Working capital loan facility
December 2007	7	Series C	$5.8517	115,352	$—
March 2010	7	Series D	6.5982	621,381	244
Loan and security agreement
October 2009	10	Series D	6.5982	9,094	9
May 2010	10	Series E	7.6249	23,607	106
August 2011	10	Series F	5.3600	10,261	24

				779,695	$383

        The assumptions used to determine the fair value of the outstanding warrants at June 30, 2013, were as follows:

Warrant	Term (Years)	Volatility	Fair Value per Share	Risk-Free Interest Rate	Dividend Yield
Working capital loan facility
December 2007	1.5	44%	$1.09	0.36%	—%
March 2010	3.7	46	2.97	0.66	—
Loan and security agreement
October 2009	6.3	54	2.97	1.96	—
May 2010	6.9	53	8.05	1.96	—
August 2011	8.2	53	4.29	1.96	—

7. CONVERTIBLE PREFERRED STOCK

        Summary of Activity—The following table presents a summary of activity for the Series A, B, C, D, E, F and G Preferred Stock issued and outstanding for the six month period ended June 30, 2013:

	Convertible Preferred Stock $0.01 Par Value
	Series A	Series B	Series C	Series D	Series E	Series F	Series G	Total
BALANCE—December 31, 2012	$4,444	$16,624	$24,984	$31,531	$11,713	$27,206	$48,010	$164,512
Accretion of preferred stock	—	—	—	774	154	669	—	1,597

BALANCE—June 30, 2013	$4,444	$16,624	$24,984	$32,305	$11,867	$27,875	$48,010	$166,109

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(In thousands, except share and per share data)

8. STOCK OPTION PLAN

        The activity of the Company's stock options for the six months ended June 30, 2013, is as follows:

	Number of Options Outstanding	Weighted- Average Exercise Price	Weighted- Average Remaining Life in Years
Outstanding at December 31, 2012	9,973,656	$0.84
Options granted	1,072,000	0.38
Exercised	(2,218,337)	0.95
Forfeited, cancelled or expired	(468,798)	0.84

Outstanding at June 30, 2013	8,358,521	0.76	7.0

Vested and unvested expected to vest at June 30, 2013	7,867,937	0.77	6.8

Exercisable	4,771,359	0.89	5.5

        Total cash proceeds from options exercised were $2,117 for the six months ended June 30, 2013. The total intrinsic value of stock options exercised was $57 for the six months ended June 30, 2013. No tax benefits were realized from options and other share-based payment arrangements during these periods.

        Stock-Based Compensation Expense—The fair value of options granted during the six months ended June 30, 2013 was calculated using the following assumptions:

Six Months Ended June 30, 2013
Weighted-average expected volatility	50%
Weighted-average expected term—employees (years)	5.00
Weighted-average expected term—nonemployees (years)	6.08 - 9.21
Risk-free interest rate	0.69% - 1.78%
Expected dividend yield	None

        The Company recorded $232 and $275, as compensation expense during the six months ended June 30, 2013 and 2012, respectively, related to vesting of stock options. The amounts included in the unaudited consolidated statements of operations relating to stock-based compensation expense are as follows:

	2013	2012
Effect of stock-based compensation on income by line item:
Sales and marketing	$79	$85
Technology and development	32	55
General and administrative	121	135

Total cost related to stock-based compensation	$232	$275

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012

(In thousands, except share and per share data)

8. STOCK OPTION PLAN (Continued)

        At June 30, 2013, unrecognized stock-based compensation expense was $896, which is expected to be recognized over a weighted-average period of 1.7 years.

9. COMMITMENTS AND CONTINGENCIES

        Legal Contingencies—In September 2011, the Company was named as one of multiple defendants in a patent infringement case. In March 2012, a settlement agreement was finalized. The Company had accrued the amount of the settlement of $250 as of December 31, 2011. In 2013, the Company paid an installment of $40 related to this settlement. At June 30, 2013, the Company's accrual for this settlement is $180 included in other long term liabilities.

        The Company is subject to other legal proceedings, claims, and litigation arising in the ordinary course of business. The Company defends itself vigorously against any such claims. Although the outcome of these matters is currently not determinable, management does not expect that the ultimate costs to resolve these matters will have a material effect on its consolidated financial position, results of operations, or cash flows.

10. SUBSEQUENT EVENTS

        Management has evaluated subsequent events occurring through September 19, 2013, the date that these financial statements were available to be issued, and determined that no additional subsequent events occurred that would require recognition or disclosure in these financial statements, except as disclosed below.

        On August 13, 2013, the Company announced that it had entered into an agreement with Millennial Media, Inc. ("Millennial") to be acquired in a predominantly stock transaction. Jumptap shareholders will receive up to 23.5% of Millennial's fully diluted capital stock based on the average closing price of Millennial's common stock for five consecutive days ending on the trading day that is three trading days prior to the closing of the transaction.

Annex A

AGREEMENT AND PLAN OF REORGANIZATION

by and among

Millennial Media, Inc.,

Polo Corp.,

Jumptap, Inc.

and

Shareholder Representative Services LLC, as the Stockholders' Representative

Dated as of August 13, 2013

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Exhibits
Exhibit A	Certain Definitions	A-1
Exhibit B-1A	List of Persons delivering Initial Written Consent
Exhibit B-1B	List of Persons delivering Joinder, Lockup Agreement and Investor Questionnaire
Exhibit B-2	Joinder Agreement
Exhibit B-3	Stockholder Written Consent
Exhibit C	Certificate of Merger
Exhibit D	Letter of Transmittal
Exhibit E	Escrow Agreement
Exhibit F	Lockup Agreement
Exhibit G	Registration Rights Agreement
Exhibit H	Investor Questionnaire
Exhibit I	Charter Amendment

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AGREEMENT AND PLAN OF REORGANIZATION

        THIS AGREEMENT AND PLAN OF REORGANIZATION (as may be amended from time to time, this "Agreement") is made and entered into as of August 13, 2013 (the "Agreement Date"), by and among: Millennial Media, Inc., a Delaware corporation ("Parent"); Polo Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); JUMPTAP, INC. a Delaware corporation (the "Company"); and SHAREHOLDER REPRESENTATIVE SERVICES LLC, a Colorado limited liability company, solely in its capacity as the Stockholders' Representative. Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

        A.    Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the "Merger") in accordance with this Agreement and the Delaware General Corporation Law, as amended (the "DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist as a separate corporate entity, and the Company will become a wholly-owned subsidiary of Parent.

        B.    The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and approved the Merger.

        C.    The Company and Parent intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 354(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a) of the Code.

        D.    Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent and Merger Sub to enter into this Agreement, the Key Employees have executed and entered into new employment arrangements or director agreements, as applicable, with Parent which shall include Parent's form of employee invention assignment agreement (the "Employment Agreements"), and non-competition agreements with the Company and Parent (the "Non-Competition Agreements"), in each case, to become effective upon the Closing.

        E.    Concurrently with the execution of this Agreement and as a condition to the inducement to Parent and Merger Sub to enter into this Agreement, each Company Stockholder and holder of Company Option listed on Exhibit B-1B is delivering to Parent a joinder agreement substantially in the form attached hereto as Exhibit B-2 (the "Joinder Agreement") and immediately following the execution and delivery of this Agreement, but in no event later than the earlier of (i) six (6) hours following the execution of this Agreement and (ii) 9:00 a.m. (Eastern Time) on the date of execution of this Agreement if such execution occurs prior to that time, the Company will secure from each Company Stockholder listed on Exhibit B-1A a written consent substantially in the form attached hereto as Exhibit B-3 (the "Stockholder Written Consent" and collectively, the "Initial Stockholder Consents") approving the Merger and adopting this Agreement.

        F.     Concurrently with the execution of this Agreement and as a condition to the inducement to Parent and Merger Sub to enter into this Agreement, each Company Stockholder listed on Exhibit B-1B is delivering to Parent a lockup agreement substantially in the form attached hereto as Exhibit F (the "Lockup Agreement").

        G.    Concurrently with the execution of this Agreement and as a condition to the inducement to Parent and Merger Sub to enter into this Agreement, each Company Stockholder and holder of Company Options listed on Exhibit B-1B is delivering to Parent an Investor Questionnaire substantially in the form attached hereto as Exhibit H (the "Investor Questionnaire").

        H.    Concurrently with the execution of this Agreement and as a condition to the inducement to Parent and Merger Sub to enter into this Agreement, the Company has filed the amendment to the

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Company's Certificate of Incorporation in the form attached hereto as Exhibit I (the "Charter Amendment").

AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

1.  DESCRIPTION OF TRANSACTION

        1.1    Merger of Merger Sub into the Company.     Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

        1.2    Effect of the Merger.     The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.3    Closing; Effective Time.     The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the Company's offices, at 9:00 a.m., local time in Boston Massachusetts, on a date to be designated by the parties (the "Closing Date"), which shall be no later than the third Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL and substantially in the form attached hereto as Exhibit C (the "Certificate of Merger") shall be duly executed by the Company and, concurrently with the Closing on the Closing Date, delivered to and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger shall become effective upon the date and time of the filing of such Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as may be mutually agreed in writing by the Company and Parent and specified in the Certificate of Merger (the "Effective Time").

        1.4    Certificate of Incorporation and Bylaws; Directors and Officers.

          (a)   The certificate of incorporation of the Surviving Corporation shall be amended and restated immediately after the Effective Time to conform to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be "Jumptap, Inc.".

          (b)   The bylaws of the Surviving Corporation shall be amended and restated immediately after the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time.

          (c)   The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

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        1.5    Effect on Company Capital Stock and Company Options.     At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Company Stockholder:

          (a)   any shares of Company Capital Stock then held by the Company (or held in the Company's treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

          (b)   any shares of Company Capital Stock then held by Parent, Merger Sub or any other subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

          (c)   except as provided in subsections "(a)" and "(b)" of this Section 1.5 and subject to Sections 1.8, 1.9 and 1.10:

              (i)  each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall cease to be an existing and issued share of Company Preferred Stock and (except for Dissenting Shares) shall be converted, by virtue of the Merger and without any action on the part of the holders thereof, into the right to receive, without interest: (A) the number of shares of Parent Common Stock equal to the portion of the Stock Merger Consideration set forth on the Spreadsheet payable to in respect of such share of Company Preferred Stock, if any, plus (B) with respect to the Participating Holder that held such share immediately prior to the Effective Time, such Participating Holder's Escrow Pro Rata Fraction of any Parent Common Stock released from the Escrow Fund to the Participating Holders, if any, in each case in accordance with the terms of the Company's certificate of incorporation in effect as of immediately prior to the Effective Time (the "Company Charter");

             (ii)  each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be an existing and issued share of Company Common Stock and (except for Dissenting Shares) shall be converted by virtue of the Merger and without any action on the part of the holders thereof, into the right to receive, without interest:

              A.    if the Participating Holder who holds such share of Company Common Stock as of immediately prior to the Effective Time is an "accredited investor" as defined by Rule 501(a) of Regulation D under the Securities Act (an "Accredited Investor") or such Participating Holder is not an Accredited Investor and is listed in the Spreadsheet as receiving Parent Common Stock (excluding any holder of Company Common Stock who executes an Investor Questionnaire prior to Closing indicating that such holders is an Accredited Investor, each a "Participating Unaccredited Investor"): (i) the number of shares of Parent Common Stock equal to the portion of the Stock Merger Consideration set forth on the Spreadsheet payable in respect of such share of Company Common Stock, if any; plus (ii) with respect to such Participating Holder that held such share immediately prior to the Effective Time, such Participating Holder's Escrow Pro Rata Fraction of any Parent Common Stock released from the Escrow Fund to the Participating Holders, if any, in each case, in accordance with the terms of the Company Charter; and

              B.    if the holder of such share of Company Common Stock is not an Accredited Investor and such holder is not a Participating Unaccredited Investor, an amount in cash equal to the portion of the Cash Merger Consideration set forth on the Spreadsheet payable in respect of such share of Company Common Stock, if any, in each case in accordance with the terms of the Company Charter (provided that the amount payable under this Section 1.5(c)(ii)(B) shall not exceed the Maximum Unaccredited Cash Amount without the prior written consent of Parent).

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          (d)   subject to Sections 1.8, 1.9 and 1.10, the Company Convertible Debt shall be converted, by virtue of the Merger and without any action on the part of the Company Convertible Debt Holder into the right to receive, without interest: (i) the number of shares of Parent Common Stock equal to the portion of the Stock Merger Consideration set forth on the Spreadsheet next to the name of the Company Convertible Debt Holder; plus (ii) such Company Convertible Debt Holder's Escrow Pro Rata Fraction of any Parent Common Stock released from the Escrow Fund to the Company Convertible Debt Holder, if any, in each case in accordance with the terms of the Company Charter and the terms of the Company Convertible Debt in effect as of immediately prior to the Effective Time.

          (e)   subject to Sections 1.8, 1.9 and 1.10, by virtue of the Merger and without any action on the part of the MIP Holders, the MIP Holders shall receive, without interest: (i) the number of shares of Parent Common Stock and the amount of cash equal to the portion of the Stock Merger Consideration set forth on the Spreadsheet next to the name of such MIP Holder; plus (ii) in the case of the MIP Management Holders, such MIP Management Holder's Escrow Pro Rata Fraction of any Parent Common Stock released from the Escrow Fund to the MIP Management Holders, if any, in accordance with the terms of the Company Charter and the terms of the Management Incentive Plan in effect as of immediately prior to the Effective Time.

          (f)    each share of the common stock, $0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of validly issued, fully paid and nonassessable common stock of the Surviving Corporation, such that immediately following the Effective Time, Parent shall become the sole and exclusive owner of all of the issued and outstanding capital stock of the Company as the Surviving Corporation.

          (g)   Upon the terms and subject to the conditions set forth in this Agreement:

              (i)  At the Effective Time, each Company Option other than an Out-of-the-Money Option, whether or not vested or exercisable, that is outstanding and unexercised immediately prior to the Effective Time, subject to Sections 1.8, 1.9 and 1.10, shall be assumed by Parent and converted into an option to purchase a number of shares of Parent Common Stock, rounded down to the nearest whole share (with no cash being payable for any fractional share eliminated by such rounding), in a manner consistent with the requirements of Treasury Regulation Section 1, 409A-1(b)(5)(D) and Section 424 of the Code equal to the number of shares of Parent Common Stock equal to the portion of the Stock Merger Consideration set forth on the Spreadsheet next to the name of the Person that held such Company Option immediately prior to the Effective Time, in each case, in accordance with the terms of the Company Charter, at an exercise price per share of Parent Common Stock (rounded up to the nearest whole cent) equal to the exercise price per share of such Company Option divided by the Exchange Ratio (each, an "Assumed Option"). After the Effective Time, each Assumed Option shall continue to have, and be subject to, the same terms and conditions (including, if applicable, the vesting arrangements and other terms and conditions set forth in the Company Equity Plan and the applicable stock option agreement) as were applicable to the related Company Option immediately prior to the Effective Time. It is the intent of the parties that to the extent permitted by applicable Law, all Assumed Options in respect of Company Options that, prior to the Effective Time were treated as incentive or non-qualified stock options under the Code shall from and after the Effective Time continue to be treated as incentive or non-qualified stock options, respectively, under the Code. Promptly after the Closing Date, Parent shall issue to each holder of an Assumed Option, a document evidencing the foregoing assumption of such Company Option by Parent.

             (ii)  At the Effective Time, each outstanding and unexercised Company Option that is identified as an out-of-the-money option in the Spreadsheet (each, an "Out-of-the-Money

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    Option") shall be canceled without payment of any consideration therefor. For the avoidance of doubt, each such Out-of-the-Money Option shall not be converted into an Assumed Option.

           (iii)  Prior to the Effective Time, the Company shall take all action reasonably necessary to effectuate the transactions in this Section 1.5 as of the Effective Time, including having the board of directors of the Company adopt all resolutions or take such other actions (including obtaining any required consents) as may be required. Prior to the Effective Time, the Company shall take all actions that may be reasonably necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in Section 1.5.

          (h)   At the Effective Time, each Company Warrant, other than an Out-of-the-Money Warrant, that is outstanding as of immediately prior to the Effective Time subject to Sections 1.8, 1.9 and 1.10, shall be cancelled, by virtue of the Merger and pursuant to the terms of the Company Warrants and without any action on the part of the holder of the Company Warrant, and converted into the right to receive, without interest: (i) the number of shares of Parent Common Stock equal to the portion of the Merger Consideration set forth on the Spreadsheet next to the name of such holder of the Company Warrant; plus (ii) such holder's Escrow Pro Rata Fraction of any Parent Common Stock released from the Escrow Fund to the holder of such Company Warrant, if any, in each case in accordance with the terms of the Company Charter and the terms of such Company Warrant in effect as of immediately prior to the Effective Time. At the Effective Time, each outstanding and unexercised Company Warrant that is identified as an out-of-the-money warrant in the Spreadsheet (each, an "Out-of-the-Money Warrant") shall be canceled without payment of any consideration therefor. For the avoidance of doubt, no Company Warrant shall be assumed by Parent or Merger Sub.

          (i)    No fraction of a share of Parent Common Stock shall be issued in connection with the Merger, but in lieu thereof each holder of shares of Company Capital Stock (but not Company Options) who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction and (ii) the Parent Stock Price.

          (j)    In the event any Certificate shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such Certificate, following the making of an affidavit of that fact by the record holder thereof, such number of shares of Parent Common Stock as may be required pursuant to Section 1.5 in respect of such Certificate; provided, however, that Parent or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the record holder of such Certificate to deliver a bond and to execute an indemnification agreement as Parent or the Exchange Agent may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation, the Exchange Agent and/or any of their respective representatives or agents with respect to such Certificate.

          (k)   The maximum aggregate consideration payable by Parent or Merger Sub to any Person in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby shall in no event exceed the Merger Consideration (including the Stock Merger Consideration and the Cash Merger Consideration). The number of shares of Parent Common Stock comprising the Stock Merger Consideration shall be determined three (3) Business Days prior to the Closing Date.

          (l)    On the day three (3) Business Days prior to the Closing Date, the Company shall update the Spreadsheet to reflect the calculation of the Merger Consideration (including the Stock Merger

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  Consideration and the Cash Merger Consideration) based on the Parent Stock Price. In addition, and based on such calculation of the Merger Consideration, the Company shall further update the Spreadsheet to reflect the per share amounts payable to each class and series of Company Capital Stock pursuant to the Company Charter and this Agreement. Such per share amounts shall be determined based on (and shall take into consideration) the relative priorities and preferences of each class of Company Capital Stock upon a liquidation, dissolution or winding up of the Company (including a deemed liquidation event), all as set forth in the Company Charter.

        1.6    Further Action.     If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent may take such action, so long as such action is consistent with the terms and conditions of this Agreement.

        1.7    Closing of the Company's Transfer Books.     At the Effective Time: (a) all shares of Company Capital Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and each certificate representing any such Company Capital Stock (a "Certificate") shall thereafter represent the right to receive the consideration referred to in Section 1.5 (or if applicable, Section 1.10); and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Capital Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a Certificate is presented to the Exchange Agent or to the Surviving Corporation or Parent, such Certificate shall be physically canceled and shall be exchanged as provided in Section 1.8.

        1.8    Exchange/Payment.

          (a)   Prior to the Closing Date, Parent shall select a reputable bank or trust company acceptable to the Company to act as exchange agent in the Merger (the "Exchange Agent"). At the Closing, Parent shall deposit with the Exchange Agent a number of shares of Parent Common Stock equal to the Payment Amount and an amount of cash equal to the Cash Merger Consideration (less the amount of Cash Merger Consideration that is referred to in clause (ii) of the definition of Cash Merger Consideration). As promptly as practicable and in no event later than five (5) Business Days after the Effective Time, the Exchange Agent shall mail to the holders of Company Capital Stock, Company Convertible Debt and Company Warrants, in each case as of immediately prior to the Effective Time: (i) a letter of transmittal in substantially the form attached hereto as Exhibit D (the "Letters of Transmittal"), and (ii) instructions for use in effecting the surrender of Certificates, Company Warrants or instrument representing the Convertible Debt, in exchange for the Parent Common Stock or cash payable in accordance with Section 1.5. Upon surrender of a Certificate, Company Warrant or evidence of Company Convertible Debt, if applicable, to the Exchange Agent for payment, together with a duly executed Letter of Transmittal, (A) the holder of such Certificate, the holder of such Company Warrant and the Company Convertible Debt Holder shall be entitled to receive in exchange therefor the shares of Parent Common Stock or cash payable in accordance with Section 1.5 for each share evidenced by such Certificate, Company Warrant or Company Convertible Debt, as applicable, less the amount to be withheld in escrow in accordance with Section 1.9 of this Agreement and (B) the Certificate, Company Warrant or evidence of Company Convertible Debt, if applicable, so surrendered shall be canceled. If any Certificate shall have been lost, stolen or destroyed, Parent may, as a condition to the payment of the shares of Parent Common Stock or cash payable in accordance with Section 1.5 with respect to each share of Company Capital Stock evidenced by such Certificate, require the owner of such Certificate to provide an executed affidavit to Parent in a form reasonably

6

  acceptable to Parent, which affidavit shall include a bond in such sum as Parent may reasonably direct and an agreement to indemnify and hold harmless Parent and the Exchange Agent from and against any losses arising therefrom.

          (b)   As promptly as practicable and in no event later than five (5) Business Days after the Effective Time (or if later, five (5) Business Days after the release referred to in the Management Incentive Plan becomes effective), Parent shall cause the Exchange Agent to deliver to each MIP Holder, the number of shares of Parent Common Stock equal to the portion of the Stock Merger Consideration payable to such MIP Holder at the Closing and the amount in cash payable to such MIP Holder pursuant to the Management Incentive Plan and Section 1.5(e)(i) of this Agreement, less the amount to be withheld in escrow with respect to the MIP Management Holders.

          (c)   Promptly following the Effective Time and subject to Sections 1.8(f), 1.9 and 1.10, as applicable, Parent shall issue to each Person who immediately prior to the Effective Time was a holder of an outstanding Assumed Option, a document evidencing the foregoing assumption of such option by Parent.

          (d)   Any portion of the amounts payable in accordance with Section 1.5 that remains undistributed to holders of Certificates, Company Warrants or Company Convertible Debt as of the first anniversary of the Effective Time shall be delivered to Parent upon demand, and any holders of Certificates who have not theretofore surrendered the documentation contemplated under this Section 1.8 shall thereafter look only to Parent for satisfaction of their claims for the consideration payable in accordance with Section 1.5, without interest thereon.

          (e)   Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Capital Stock, Company Warrants or Company Convertible Debt with respect to any amounts properly delivered to any public official pursuant to any applicable abandoned property law or escheat law.

          (f)    Each of Parent, Merger Sub, the Surviving Corporation, the Exchange Agent and the Escrow Agent ("Withholding Agents") will be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Company Capital Stock, Company Convertible Debt Holder, MIP Holder, holder of Company Warrants or any other recipient of any payment under this Agreement, the amounts the Withholding Agent is required to deduct and withhold under the Code or any other Tax Law. The Withholding Agent shall cooperate and consult with the Stockholders' Representative regarding the amount of any such withholding tax. To the extent that amounts are so withheld and properly paid over to the applicable Tax Governmental Body, any withheld amounts will be treated as having been paid to the applicable holder of Company Capital Stock, Company Convertible Debt Holder, MIP Holder, holder of Company Warrants or other recipient of payments under this Agreement.

        1.9    Escrow.

          (a)   On the Closing Date, Parent shall deliver to the Escrow Agent, as a contribution to the Escrow Fund, a number of shares of Parent Common Stock equal to the product of ten percent (10%) multiplied by the Stock Merger Consideration, rounded down to the nearest whole share, (the "Escrow Amount"), which shall serve as partial security for the Participating Holders' indemnification obligations pursuant to Section 8. The Escrow Pro Rata Fraction of the Escrow Amount shall be withheld from the Stock Merger Consideration otherwise payable to each of the Participating Holders, which Escrow Pro Rata Fraction was determined in accordance with the Company Charter, including Section 2(g)(v) of Article IV.B thereof. The Escrow Fund shall be held by the Escrow Agent in accordance with the terms of this Agreement and the terms of the Escrow Agreement. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Person, and

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  shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement. Any amounts held in the Escrow Fund that are not subject to then outstanding indemnification claims shall be released to the Participating Holders within five (5) Business Days following the date that is the twelve (12) month anniversary of the Closing Date.

          (b)   Each distribution of Parent Common Stock made from the Escrow Fund to the Participating Holders shall be made in proportion to the respective Escrow Pro Rata Fractions of the Participating Holders.

          (c)   The Parent Common Stock deposited in the Escrow Fund shall be treated for income tax purposes as owned by the Participating Holders; provided, however, that any income, gains, losses and expenses of the Escrow Fund shall be available to Parent as part of the Escrow Fund, and if not paid to Parent in connection with an indemnification claim in accordance with Section 8 shall ultimately be distributable to the Participating Holders in accordance with this Agreement and the Escrow Agreement. The Participating Holders shall have voting rights with respect to their allocable shares of Parent Common Stock in the Escrow Amount.

          (d)   The approval of this Agreement by the Company Stockholders, and the acceptance of a portion of the Stock Merger Consideration by the Participating Holders, shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including the placement of the Escrow Amount in the Escrow Fund in accordance with the terms hereof and thereof.

          (e)   On the Closing Date, the Company will wire to the Stockholders' Representative $250,000 (the "Expense Fund"), which will be used for the purposes of paying directly, or reimbursing the Stockholders' Representative for, any third party expenses pursuant to this Agreement and the Escrow Agreement. The Participating Holders will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Stockholders' Representative any ownership right that they may otherwise have had in any such interest or earnings. The Stockholders' Representative will not be liable for any loss of principal of the Expense Fund other than as a result of its gross negligence or willful misconduct. As soon as practicable following the release in full of the Escrow Fund, the Stockholders' Representative will deliver the balance of the Expense Fund to the Exchange Agent for further distribution to the Participating Holders, in accordance with their respective Indemnity Pro Rata Fractions. For tax purposes, the Expense Fund will be treated as having been received and voluntarily set aside by the Participating Holders.

        1.10    Appraisal and Dissenters' Rights.

          (a)   Notwithstanding any other provision of this Agreement to the contrary, shares of Company Capital Stock held by a holder who has made a demand for appraisal of such shares in accordance with Section 262 of the DGCL (any such shares being referred to as "Dissenting Shares" until such time as such holder fails to perfect or otherwise loses such holder's appraisal rights under Section 262 of the DGCL with respect to such shares), will not be converted into or represent the right to receive consideration in accordance with Section 1.5, but will be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL); provided, however, that if a holder of Dissenting Shares (a "Dissenting Stockholder") withdraws or loses such holder's demand for such payment and appraisal or becomes ineligible for such payment and appraisal then, as of the later of the Effective Time or the date on which such Dissenting Stockholder withdraws such demand or otherwise becomes ineligible for such payment and appraisal, such holder's Dissenting Shares will cease to be Dissenting Shares and will be converted into the right to receive payment of consideration determined in accordance with Section 1.5 (subject to Section 1.10) upon surrender of the certificate representing such shares in accordance with the terms of Section 1.8.

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          (b)   The Company shall give Parent: (i) prompt notice of: (A) any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of Company Capital Stock pursuant to Section 262 of the DGCL; (B) any withdrawal of any such demand; and (C) any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL; and (ii) the opportunity to participate in all negotiations and Proceedings with respect to any such demand, notice or instrument. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not, except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), make any payment or agree to make any payment with respect to any demands for appraisal. Following the Effective Time, neither the Surviving Corporation nor Parent shall, except with the prior written consent of the Stockholders' Representative (which consent shall not be unreasonably withheld, conditioned or delayed), make any payment or agree to make any payment with respect to any demands for appraisal. Notwithstanding the foregoing, to the extent that Parent, the Surviving Corporation or the Company makes any payment or payments with respect to any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with Section 1.5 of this Agreement ("Dissenting Share Payments"), Parent shall be entitled to recover under the terms of Section 8 hereof the amount of such Dissenting Share Payments.

        1.11    Tax Consequences.     It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, and this Agreement is intended to constitute a "plan of reorganization" within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3. No party hereto shall take any action, or fail to take any action, which is inconsistent with such intent, unless required by a Tax authority in connection with an audit or other Tax proceeding or pursuant to a change in other applicable Law, and each party shall cause all tax returns relating to the Merger to be filed on the basis of treating the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, provided, however, that the preceding covenant shall not be considered to be violated by actions of Parent or its affiliates pursuant to the terms of this Agreement. However, except for Parent's representations in Sections 3.4 and 3.7 regarding Parent Common Stock and the Merger Sub, Parent makes no representations or warranties to the Company or to any holder of Company Capital Stock, Company Options or Company Warrants regarding whether the Merger will qualify as a tax-free "reorganization" under the Code, or any of the Tax consequences to the Company or any holder of Company Capital Stock, Company Options or Company Warrants of this Agreement, the Merger or any of the other transactions or agreements contemplated hereby. The Company acknowledges that the Company and the holders of Company Capital Stock, Company Options and Company Warrants are relying solely on their own Tax advisors in connection with this Agreement, the Merger and the other transactions and agreements contemplated hereby.

        1.12    Stockholders' Representative.

          (a)   In order to efficiently administer certain matters contemplated hereby following the Closing, including any actions that the Stockholders' Representative may, in its sole discretion, determine to be necessary, desirable or appropriate in connection with the matters set forth in Sections 1.9, 1.10 and 8, the Participating Holders, by the adoption of this Agreement, acceptance of consideration under this Agreement and/or the completion and execution of the Letters of Transmittal shall be deemed to have designated Shareholder Representative Services LLC as the representative of the Participating Holders (the "Stockholders' Representative").

          (b)   The Stockholders' Representative may resign at any time, and the Participating Holders who hold at least a majority in interest of the Indemnity Pro Rata Fractions at the time of any vote shall be authorized to replace the Stockholders' Representative and such substituted representative shall be deemed to be the Stockholders' Representative for all purposes of this Agreement and the documents delivered pursuant hereto.

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          (c)   By their adoption of this Agreement, acceptance of consideration under this Agreement and/or the delivery of the Letter of Transmittal contemplated by Section 1.8, the Participating Holders shall be deemed to have agreed, in addition to the foregoing, that:

              (i)  the Stockholders' Representative shall be appointed and constituted the true and lawful attorney-in-fact of each Participating Holder, with full power in his, her or its name and on his, her or its behalf to act according to the terms of this Agreement and the Escrow Agreement and in general to do all things and to perform all acts including, without limitation, executing and delivering any agreements, amendments, certificates, receipts, instructions, notices or instruments contemplated by or deemed advisable in connection with this Agreement or the Escrow Agreement and which shall be binding on each Participating Holder. The Stockholders' Representative hereby accepts such appointment;

             (ii)  without limiting the foregoing, as of the Effective Time the Stockholders' Representative shall have full authority to (A) execute, deliver, acknowledge, certify and file on behalf of the Participating Holders (in the name of any or all of the Participating Holders or otherwise) any and all documents that the Stockholders' Representative may, in its sole discretion, determine to be necessary, desirable or appropriate, in such forms and containing such provisions as the Stockholders' Representative may, in its sole discretion, determine to be appropriate, (B) give and receive notices and other communications relating to this Agreement and the transactions contemplated hereby and thereby (except to the extent that this Agreement contemplates that such notice or communication shall be given or received by the Participating Holders individually), (C) take or refrain from taking any actions (whether by negotiation, settlement, litigation or otherwise) to resolve or settle all matters and disputes arising out of or related to this Agreement and the transactions contemplated hereby and thereby, and (D) engage attorneys, accountants, financial and other advisors, paying agents and other persons necessary or appropriate in the judgment of the Stockholders' Representative for the accomplishment of the foregoing;

           (iii)  Parent shall be entitled to rely conclusively, and shall be protected in acting, or refraining from acting, upon any written notice, instruction, request or decision given or made by the Stockholders' Representative as to any of the matters described in this Section 1.12 as if such notice, instruction, request or decision had been given or made by all of the Participating Holders, and no party shall have any cause of action against Parent or the Surviving Corporation for any action or inaction of Parent in reliance upon any such notice, instruction, request or decision;

            (iv)  all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon each of the Participating Holders;

             (v)  no Participating Holder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement, except for fraud, gross negligence or willful misconduct on the part of the Stockholders' Representative;

            (vi)  the provisions of this Section 1.12 are independent and severable, are irrevocable and coupled with an interest, and shall be enforceable notwithstanding any rights or remedies that any Participating Holder may have in connection with the transactions contemplated by this Agreement; and

           (vii)  the provisions of this Section 1.12 shall be binding upon the executors, heirs, legal representatives successors and assigns of each Participating Holder, and any references in this Agreement to a Participating Holder or the Participating Holders shall mean and include the

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    successors to the Participating Holders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

As between the Participating Holders, on the one hand, and the Stockholders' Representative on the other hand, the Stockholders' Representative shall not be liable for any act done or omitted hereunder as Stockholders' Representative while acting in good faith, and any act done or omitted to be done pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Stockholders' Representative shall be entitled to be indemnified, defended, held harmless and reimbursed by the Participating Holders against any loss, liability damage, claim, penalty, fine, forfeiture, action, fee, cost and expense (including the reasonable fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, "Representative Losses") arising out of or in connection with the Stockholders' Representative's execution and performance of this Agreement and the Escrow Agreement, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been primarily caused by the bad faith, gross negligence or willful misconduct of the Stockholders' Representative, the Stockholders' Representative will reimburse the Participating Holders the amount of such indemnified Representative Loss attributable to such bad faith, gross negligence or willful misconduct. Any such Representative Losses may be recovered at the election of the Stockholders' Representative, at any time from: (i) the Expense Fund; (ii) the Escrow Fund, at such time as remaining amounts would otherwise be distributable to the Participating Holders and to the extent any funds remain in such fund; or (iii) from the Participating Holders directly according to the Indemnity Pro Rata Fraction of each Participating Holder; provided, however, that while this section allows the Stockholders' Representative to be paid from the Expense Fund and the Escrow Fund, this does not relieve the Participating Holders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Stockholders' Representative from seeking any remedies available to it at law or otherwise.

        1.13    Restricted Securities.     The shares of Parent Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any such shares shall, until such time that the shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise, if any):

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are disclosed in the Company Disclosure Schedule (each of which disclosures, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of this Section 2 to which it relates (and shall be deemed to be disclosed with respect to any other Section, Subsection or other representations and warranties to the extent that it is reasonably apparent from the actual text of the disclosures), and each of which disclosures shall also be deemed to be representations and warranties made by the Company to Parent and Merger Sub under this Section 2), as follows:

        2.1    Due Incorporation; No Subsidiaries; Etc.     The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) has all necessary corporate power and authority to conduct its business in the manner in which its business is

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currently being conducted; and (iii) is qualified to do business as a foreign corporation, and is in good standing, under the laws of all states where the nature of its activities makes such qualification materially necessary to the Company's business as currently conducted, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect on the Company. Except as set forth in Part 2.1 of the Company Disclosure Schedule, the Company does not hold any equity interests, or rights to acquire any equity interests, in any other Entity.

        2.2    Certificate of Incorporation and Bylaws.     The Company has delivered or otherwise made available to Parent or its counsel copies of the certificate of incorporation and bylaws, including all amendments thereto, of the Company as in effect as of the Agreement Date.

        2.3    Capitalization, Etc.

          (a)   As of the Agreement Date, the authorized capital of the Company consists of 49,200,000 shares of Company Common Stock, of which 6,175,677 shares are issued and outstanding; and 31,379,222 shares of Company Preferred Stock , of which (i) 4,450,000 shares are designated Series A Preferred Stock, all of which are issued and outstanding, (ii) 6,657,009 shares are designated Series B Preferred Stock, all of which are issued and outstanding, (iii) 4,625,300 shares are designated Series C Preferred Stock, of which 4,509,948 shares are issued and outstanding, (iv) 4,836,826 shares are designated Series D Preferred Stock, of which 3,889,670 shares are issued and outstanding, (v) 744,922 shares are designated Series E Preferred Stock, of which 721,315 shares are issued and outstanding, (vi) 5,200,000 shares are designated Series F Preferred Stock, of which 4,664,176 shares are issued and outstanding, and (vii) 4,865,165 shares are designated Series G Preferred Stock, of which 3,824,846 shares are issued and outstanding. The rights, preferences, privileges and restrictions of the Company Capital Stock are as stated in the Company's certificate of incorporation. As of the Agreement Date, the holders of record of the Company Capital Stock is as set forth in Part 2.3(a) of the Company Disclosure Schedule, which further sets forth, for each such Person, the number of shares held by such Person.

          (b)   As of the Agreement Date, 9,419,019 shares of Company Common Stock are reserved for issuance under the Company Equity Plan, of which 8,249,443 shares are subject to outstanding Company Options. Part 2.3(b) of the Company Disclosure Schedule sets forth, as of the Agreement Date, for each outstanding Company Option, the name of the holder of such Company Option, whether such Company Option is an incentive stock option or a nonqualified stock option, the type and number of shares of Company Common Stock issuable upon the exercise of such Company Option, the vesting schedule of such Company Option, and the exercise price of such Company Option. The exercise price of each Company Option is not less than the fair market value of each share of Company Common Stock issuable upon exercise of such Company Option as of the applicable date of grant.

          (c)   Except for (x) the Company Options and as set forth in Part 2.3(c) of the Company Disclosure Schedule, (y) the conversion privileges of the Company Preferred Stock, and (z) those rights set forth in Part 2.3(c) of the Company Disclosure Schedule, (i) there are no other existing options, warrants, calls, rights (including conversion rights, preemptive rights, co-sale rights, rights of first refusal or other similar rights) or agreements to which the Company, or to the Company's Knowledge, any Company Stockholder or holder of Company Options, is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of Company Capital Stock or other equity securities of the Company; (ii) there are no obligations, contingent or otherwise, of the Company to (A) repurchase, redeem or otherwise acquire any shares of Company Capital Stock or (B) to make any material investment in (in the form of a loan, capital contribution or otherwise), or to provide

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  any guarantee (excluding indemnification obligations) with respect to the obligations of, any Person and (iii) there are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Company.

          (d)   Except for those rights set forth in Part 2.3(d) of the Company Disclosure Schedule, there are no bonds, debentures, notes or other Indebtedness of the Company having the right to vote or consent (or, convertible into, or exchangeable for, securities having the right to vote or consent) on any matters on which the Company Stockholders may vote. There are no voting trusts, irrevocable proxies or other Contracts or understandings to which the Company, or, to the Company's Knowledge, any Company Stockholder or any holder of Company Options is a party or is bound with respect to the voting or consent of any shares of Company Capital Stock.

          (e)   All of the outstanding shares of Company Capital Stock have been duly authorized and validly issued, and are fully paid and nonassessable and have been issued and granted in all material respects in compliance with all applicable securities Laws. Each share of Company Preferred Stock is convertible into one share of Company Common Stock.

          (f)    Except as set forth on Part 2.3(f) of the Company Disclosure Schedule, there are not any declared or accrued but unpaid dividends with respect to any shares of the Company Capital Stock.

          (g)   Part 2.3(g) of the Company Disclosure Schedule accurately sets forth, with respect to the Company Convertible Debt: (i) the name of the holder of the Company Convertible Debt; and (ii) the total number (and type) of shares of Company Capital Stock that are subject to the Company Convertible Debt and the number (and type) of shares of Company Capital Stock with respect to which the Company Convertible Debt is immediately convertible (and with respect to which it will be convertible after giving effect to the Merger).

          (h)   Part 2.3(h) of the Company Disclosure Schedule accurately sets forth, with respect to each Company Warrant: (i) the name of the holder of such Company Warrant; (ii) the total number (and type) of shares of Company Capital Stock that are subject to such Company Warrant and the number (and type) of shares of Company Capital Stock with respect to which such Company Warrant is immediately exercisable (and with respect to which it will be exercisable after giving effect to the Merger); (iii) the date on which such Company Warrant was granted and the term of such Company Warrant; and (iv) the exercise price per share of Company Capital Stock purchasable under such Company Warrant.

        2.4    Financial Statements.

          (a)   The Company has delivered or otherwise made available to Parent and its counsel: (i) the Company's unaudited balance sheet as of December 31, 2011 and December 31, 2012, and (ii) the Company's unaudited statement of operations and statement of cash flows for the years ended December 31, 2011 and December 31, 2012 and (iii) the unaudited balance sheet of the Company as of June 30, 2013 (the "Company Balance Sheet"), unaudited statement of operations and unaudited statement of cash flows for the six month period ended June 30, 2013 (all of the foregoing financial statements of the Company and any notes thereto are hereinafter collectively referred to as the "Company Financial Statements"). The Company Financial Statements (i) were prepared in accordance with GAAP (except that the unaudited Company Financial Statements do not contain footnotes and may be subject to normal year-end audit adjustments) applied on a consistent basis throughout the periods indicated and consistent with each other, (ii) are derived from and in accordance with the books and records of the Company, (iii) complied as to form in all material respects with applicable accounting requirements with respect thereto as of their respective dates, and (iv) fairly present in all material respects the consolidated financial condition, operating results and cash flows of the Company and its Subsidiaries at the dates therein indicated

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  and the consolidated results of operations of the Company and its Subsidiaries for the periods therein specified (subject, in the case of unaudited interim period financial statements, to normal recurring year-end audit adjustments, none of which individually or in the aggregate are expected to be material in amount). Except for Liabilities reflected in the Company Financial Statements, the Company has no off balance sheet Liability of any nature to, or any financial interest in, any third party or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of debt expenses incurred by the Company. All reserves that are set forth in or reflected in the Company Balance Sheet have been established in accordance with GAAP consistently applied and are adequate.

          (b)   The Company has established and maintains a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions, receipts and expenditures of the Company and its Subsidiaries are being executed and made only in accordance with appropriate authorizations of management; (ii) that transactions are recorded as necessary: (A) to permit preparation of financial statements in conformity with GAAP; and (B) to maintain accountability for assets; and (iii) the type of information that would be required to be disclosed in the Company Financial Statements is accumulated and communicated to the appropriate officers and employees of the Company in a timely manner. Neither the Company, any of its Subsidiaries nor Company's independent auditors, nor to the Company's Knowledge, any current or former employee, consultant or director of Company or any of its Subsidiaries, has identified or been made aware of any fraud, whether or not material, that involves Company's management or other current or former employees, consultants or directors of Company or any of its Subsidiaries who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or its Subsidiaries, or any claim or allegation regarding any of the foregoing. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, in each case, regarding deficient accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls or any material inaccuracy in the Company's financial statements.

          (c)   Part 2.4(c) of the Company Disclosure Schedule accurately lists all Indebtedness of Company and its Subsidiaries, including, for each item of Indebtedness, the agreement governing the Indebtedness and the interest rate, maturity date and any assets or properties securing such Indebtedness. All Indebtedness may be prepaid at the Closing without penalty under the terms of the Contracts governing such Indebtedness.

        2.5    Absence of Certain Changes.     Except as expressly contemplated by this Agreement, between the date of the Company Balance Sheet and the Agreement Date, there has not occurred: (a) any change, effect or event that has had or, with notice or lapse of time or both, would reasonably be expected to have a Material Adverse Effect on the Company; (b) any event or action that would require the consent of Parent pursuant to Section 4.2 if such event or action occurred during the Pre-Closing Period, or (c) any entry into any Contract by the Company or any Subsidiary to do any of the things described in the preceding clauses (a) and (b) (other than negotiations and agreements with Parent and its Representatives regarding the transactions contemplated by this Agreement).

        2.6    Title to Assets.     The Company has good and valid title to all assets owned by it, other than Intellectual Property which is covered by Section 2.9, including all assets (other than capitalized or operating leases) reflected on the Company Balance Sheet (except for assets sold or otherwise disposed of since the date of the Company Balance Sheet). Except as set forth in Part 2.6 of the Company Disclosure Schedule, all of such assets are owned by the Company free and clear of any Liens (other than Permitted Encumbrances). All assets and properties used in the operations of the Company or any

14

Company Subsidiary are reflected on the Company Balance Sheet to the extent required under GAAP to be so reflected.

        2.7    Equipment.     All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put and are in good condition and repair (ordinary wear and tear and ordinary maintenance excepted).

        2.8    Real Property; Leasehold.     The Company does not own any real property, and the Company does not own any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8 of the Company Disclosure Schedule (the "Leased Real Property"). The Company is in material compliance with such real property leases, and has a valid and subsisting leasehold interest in all Leased Real Property, in each case free and clear of all Liens, other than Permitted Encumbrances. All facilities leased by the Company are in reasonably good condition (ordinary wear and tear and ordinary maintenance excluded), suitable for the purposes for which they are used in all material respects. There are no written or oral subleases, licenses, concessions, occupancy agreements or other Contracts granting to any other Person the right of use or occupancy of any Leased Real Property. The Company has not received written notice of (a) default or intention to terminate or not renew, any real property lease or (b) any eminent domain, condemnation or similar Proceeding pending or threatened against all or any portion of any Leased Real Property.

        2.9    Intellectual Property; Privacy and Security of User Data.

          (a)   [Intentionally omitted]

          (b)   Company Intellectual Property.    Part 2.9(b) of the Company Disclosure Schedule accurately identifies: (A) each item of Registered IP in which the Company has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise); (B) the jurisdiction in which such item of Registered IP has been registered, filed or applied for and the applicable registration or serial number; (C) the status of such item; and (D) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest

          (c)   Inbound Licenses.    Part 2.9(c) of the Company Disclosure Schedule accurately identifies: (i) each Material Contract pursuant to which any Intellectual Property or Intellectual Property is or has been licensed, sold, assigned, or otherwise conveyed or provided to the Company (other than (A) agreements between the Company and its employees with respect to the ownership of any Intellectual Property by the Company in the Company's standard form thereof and (B) non-exclusive licenses to commercially available third-party software that are not incorporated into, or used in the development, manufacturing, testing, distribution, maintenance, or support of, any Company Service having a license fee of less than $15,000 annually); and (ii) whether the licenses or rights granted to the Company in each such Material Contract are exclusive or non-exclusive.

          (d)   Outbound Licenses.    Part 2.9(d) of the Company Disclosure Schedule accurately identifies each Material Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company Intellectual Property. The Company is not bound by, and no Company Intellectual Property is subject to, any Contract containing any covenant or other provision that in any material way limits or restricts the ability of the Company to use, exploit, assert, or enforce any Company Intellectual Property anywhere in the world.

          (e)   Royalty Obligations.    Part 2.9(e) of the Company Disclosure Schedule contains a complete and accurate list and summary of all royalties, fees, commissions, and other amounts payable by the Company to any other Person (other than sales commissions payable to employees of the

15

  Company consistent with the terms of the applicable Company Plan) upon or for the manufacture, sale, or distribution of any Company Service or the use of any Company Intellectual Property.

          (f)    Standard Form IP Agreements.    The Company has provided to Parent a complete and accurate copy of each standard form of agreement used by the Company pursuant to which any license, immunity or other right, title or interest in any Intellectual Property is granted or purported to be granted, assigned or otherwise conveyed or transferred to or by the Company, including each standard form of: (i) employee agreement containing any assignment or license of Intellectual Property; (ii) consulting or independent contractor agreement containing any intellectual property assignment or license of Intellectual Property; and (iii) confidentiality or nondisclosure agreement. Part 2.9(f) of the Company Disclosure Schedule accurately identifies each agreement with an employee, consultant, or independent contractor in which the employee, consultant, or independent contractor expressly reserved or retained rights in any Intellectual Property incorporated into or used in connection with any Company Service or otherwise related to the Company's business, research, or development.

          (g)   Ownership Free and Clear.    The Company exclusively owns and has good and unexpired title to (free and clear of all liens, mortgages, encumbrances, security interests, claims, charges or pledges (individually, a "Lien" and collectively, "Liens") other than Permitted Encumbrances or otherwise possesses adequate rights to use, all of the Company Intellectual Property. Without limiting the generality of the foregoing:

              (i)  Perfection of Rights.    All documents and instruments necessary to establish, perfect, and maintain the rights of the Company in the material Company Intellectual Property have been validly executed, delivered, and filed in a timely manner (to the extent required) with the appropriate Governmental Body.

             (ii)  Employees and Contractors.    Each Person who is or was an employee or contractor of the Company and who is or was involved in the creation or development of any Company Service or Company Intellectual Property has signed a valid, enforceable agreement containing an assignment of Intellectual Property pertaining to such Company Service or Company Intellectual Property to the Company and confidentiality provisions protecting the Company Intellectual Property. No current or former Company Stockholder, officer, director, or employee of the Company has any claim, right (whether or not currently exercisable), or interest to or in any Company Intellectual Property. To the Company's Knowledge, no employee of the Company is (A) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company or (B) in breach of any Contract with any former employer or other Person concerning Intellectual Property or confidentiality due to his or her activities as an employee of the Company.

           (iii)  Government Rights.    No funding, facilities, or personnel of any Governmental Body or any public or private university, college, or other educational or research institution were used, directly or indirectly, to develop or create, in whole or in part, any Company Intellectual Property.

            (iv)  Protection of Proprietary Information.    The Company has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information pertaining to the Company or any Company Service.

             (v)  Standards Bodies.    The Company is not and has never been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate the Company to grant or offer to any other Person any license or right to any Company Intellectual Property.

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          (h)   Sufficiency.    The Company owns or otherwise has, and immediately after the Closing, Parent will have, all Intellectual Property needed to conduct the Company's business as currently conducted, provided that the foregoing representations with respect to Patents shall be qualified to the Company's Knowledge.

          (i)    Valid and Enforceable.    All Company Intellectual Property, and, to the Company's Knowledge, all Intellectual Property used or held for use by Company in the operation of its business, is subsisting and enforceable and, to the Company's Knowledge, valid. Without limiting the generality of the foregoing:

              (i)  Laws and Deadlines.    Each item of Company Intellectual Property that is Registered IP is and at all times has been in compliance with all legal requirements and all filings, payments, and other actions required to be made or taken to maintain such item of Company Intellectual Property in full force and effect have been made by the applicable deadline. Except as provided in Part 2.9(i) of the Company Disclosure Schedule, no application for a patent or a copyright, mask work, or trademark registration or any other type of Registered IP filed by or on behalf of the Company has been abandoned or allowed to lapse, except for any application or registration which the Company has, in the exercise of its reasonable business judgment, abandoned or allowed to lapse. Part 2.9(i) of the Company Disclosure Schedule accurately identifies and describes each payment that must be taken or made on or before the date that is one hundred and twenty (120) days after the Agreement Date to maintain such item of Company Intellectual Property in full force and effect.

             (ii)  Interference Proceedings and Similar Claims.    No interference, opposition, reissue, reexamination, or other Proceeding is pending or, to the Company's Knowledge, threatened, in which the scope, validity or enforceability of any Company Intellectual Property is being, or has been contested or challenged.

          (j)    Third-Party Infringement of Company Intellectual Property.    Part 2.9(j) of the Company Disclosure Schedule accurately identifies (and the Company has provided to Parent a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to the Company or any representative of the Company regarding any actual, alleged, or suspected infringement or misappropriation of any Company Intellectual Property, and provides a brief description of the current status of the matter referred to in such letter, communication, or correspondence.

          (k)   Effects of This Transaction.    Neither the execution, delivery, or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the transactions contemplated by this Agreement (or any of the ancillary agreements) will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (i) a loss of, or Lien on, any Company Intellectual Property; or (ii) the release, disclosure, or delivery of any Company Intellectual Property by or to any escrow agent or other Person; or (iii) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Company Intellectual Property.

          (l)    No Infringement of Third Party Intellectual Property.    The Company has never infringed (directly, contributorily, by inducement, or otherwise), misappropriated, or otherwise violated or made unlawful use of any Intellectual Property of any other Person or engaged in unfair competition; provided that the foregoing representations with respect to Patents shall be qualified to the Company's Knowledge. No Company Service, and no method or process used in the development or creation of any Company Service, infringes, violates, or makes unlawful use of any Intellectual Property of, or contains any Intellectual Property misappropriated from, any other Person; provided that the foregoing representations with respect to Patents shall be qualified to the

17

  Company's Knowledge. Without limiting the generality of the foregoing, except as set forth in Part 2.9(l) of the Company Disclosure Schedule:

              (i)  Infringement Claims.    No infringement, misappropriation, or similar claim or Proceeding is pending or, to the Company's Knowledge, threatened against the Company or against any other Person who is or may be entitled to be indemnified, defended, held harmless, or reimbursed by the Company with respect to such claim or Proceeding. The Company has never received any written or electronic notice or other written or electronic communication, and to the Company's Knowledge, no other notice or communication, relating to any actual, alleged, or suspected infringement, misappropriation, or violation by the Company, any of their employees or agents, or any Company Service of any Intellectual Property of another Person, including any letter or other written or electronic communication suggesting or offering that the Company obtain a license to any Intellectual Property of another Person.

             (ii)  Other Infringement Liability.    Except as set forth in Part 2.9(l)(ii) of the Company Disclosure Schedule, the Company is not bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential intellectual property infringement, misappropriation, or similar claim (other than indemnification obligations under Company's standard form agreements disclosed in Section 2.9(f) that are substantially similar to the indemnification provisions in such agreements.

           (iii)  Infringement Claims Affecting In-Licensed IP.    To the Company's Knowledge, no claim or Proceeding involving any Intellectual Property licensed to the Company is pending or has been threatened.

          (m)  Bugs.    None of the software (including firmware and other software embedded in hardware devices) owned, developed, used, marketed, distributed, licensed, or sold by the Company in a production environment, or any software (including firmware and other software embedded in hardware devices) that is material to Company's business and is used in the design, development, manufacturing, production, distribution, testing, maintenance, or support of any Company Service, but excluding any third-party software that is generally available on standard commercial terms and is licensed to the Company solely for internal use on a non-exclusive basis) (collectively, "Company Software") contains any bug, defect, or error that materially and adversely affects the use, functionality, or performance of such Company Software or any product or system containing or used in conjunction with such Company Software or (ii) fails to comply in any material respect with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Company Software. The Company has provided to Parent a complete and accurate list of all known material bugs, defects, and errors in each version of the Company Software. The Company has not received any written communication from any third party indicating that the Company Software, or the Company's delivery of services through the use thereof, have failed, or are failing, to perform as warranted in Material Contracts with such third parties.

          (n)   Harmful Code.    The Company uses commercially reasonable efforts to prevent the Company Software from containing any "back door," "drop dead device," "time bomb," "Trojan horse," "virus," or "worm" (as such terms are commonly understood in the software industry) or any other code designed or intended to have, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user's consent.

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          (o)   Source Code.    The source code for all Company Software is sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Company Software. Except as set forth in Part 2.9(o) of the Company Disclosure Schedule, no source code for any Company Software has been delivered, licensed, or made available to any escrow agent or other Person who is not, as of the Agreement Date, an employee of the Company. Except as set forth in Part 2.9(o) of the Company Disclosure Schedule, the Company has no duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any Company Software to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will result in the delivery, license, or disclosure of the source code for any Company Software to any other Person.

          (p)   Open Source Code.    Part 2.9(p) of the Company Disclosure Schedule accurately identifies and describes (i) each item of Open Source Code that is contained in, distributed with or used in the development of the Company Services or from which any part of any Company Service is derived, (ii) the applicable license terms for each such item of Open Source Code, (iii) the Company Service or Company Services to which each such item of Open Source Code relates and (iv) whether such item of Open Source Code has been modified. No Company Service contains, is derived from, is distributed with, or is being or was developed using Open Source Code that is licensed under any terms that: (A) impose or could impose a requirement or condition that any Company Service or part thereof (x) be disclosed or distributed in source code form, (y) be licensed for the purpose of making modifications or derivative works, or (z) be redistributable at no charge, or (B) otherwise impose or could impose any other material limitation, restriction, or condition on the right or ability of the Company to use or distribute any Company Service.

          (q)   Privacy; Security of User Data.    Company has complied at all times and in all respects with all of the Company Privacy Policies and with all applicable Laws, contractual obligations relating to privacy, User Data, or Personal Data, including maintaining appropriate administrative, physical and technical safeguards to maintain the security of such User Data. All User Data was collected, disclosed and used in compliance with applicable Law. Specifically, Company is in compliance with the amendments to the Children's Online Privacy Protection Act that went into effect July 1, 2013 (16 CFR Part 312). Without limiting the foregoing:

              (i)  Part 2.9(q)(i) of the Company Disclosure Schedule sets forth a list of segments the Company uses to target Users based on the User Data.

             (ii)  Part 2.9(q)(ii) of the Company Disclosure Schedule identifies each Company Privacy Policy and with respect to such Company Privacy Policy: (A) the period of time during which such privacy policy was or has been in effect, (B) whether the terms of a later Company Privacy Policy apply to the data or information collected under such privacy policy, and (C) if applicable, the mechanism (such as opt-in, opt-out, or notice only) used to apply a later Company Privacy Policy to data or information previously collected under such privacy policy. A copy of each Company Privacy Policy has been provided to Parent.

           (iii)  There has been no unauthorized or illegal use of or access to any User Data (a "Security Breach") and to the Company's Knowledge, no Security Breach is threatened.

            (iv)  Except as set forth in Part 2.9(q)(iv) of the Company Disclosure Schedule, in connection with each third party vendor, outsourcing entity or similar third party that has access to the User Data, Company has entered into a written agreement that requires the third party to comply with all applicable Laws with respect to the User Data including implementing and maintaining appropriate physical, administrative and technical safeguards to protect the User Data; restrict use of the User Data to only those with a need to know; and afford Company the right to audit the places of business and systems to test such third party's compliance with the foregoing, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect on the Company.

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        2.10    Regulatory Matters.     The Company has obtained and maintains all necessary and applicable authorizations, licenses, permits, registrations, certificates and certifications required by the United States and comparable Laws of each other Governmental Body having jurisdiction over the operations of the Company in order to engage in the conduct of its business as currently conducted (the "Company Licenses"), except where the failure to obtain and maintain such Company Licenses could not reasonably be expected to be material to the Company, and the Company is in compliance with the terms and conditions of each Company License, except where the failure to be in compliance could not reasonably be expected to be material to the Company. The Company has not received any notice that any other Governmental Body has commenced and no Governmental Body has threatened to initiate, any action to suspend, modify, revoke or cancel any of the Company Licenses. To the Company's Knowledge, there are no facts in existence that are reasonably likely to cause any suspension, modification, revocation or cancellation of any of the Company Licenses.

        2.11    Material Contracts.

          (a)   Part 2.11(a) of the Company Disclosure Schedule sets forth a list of all of the Material Contracts in effect as of the date of this Agreement.

          (b)   With respect to each Material Contract: (i) such Material Contract is in full force and effect, (ii) such Material Contract is, to the Company's Knowledge, with respect to each party thereto other than the Company, binding and enforceable against such party in accordance with its terms, subject to (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies; and (iii) the Company is not in material breach or material default of such Material Contract or, with the giving of notice or the giving of notice and passage of time without a cure would be, in material breach or material default of such Material Contract and to the Company's Knowledge no other party to such Material Contract is in material breach or material default of such Material Contract, nor does the Company have actual Knowledge of any presently existing facts or circumstances that, with the lapse of time, giving of notice, or both would constitute such a material breach, violation or default by the Company or any such other party. Neither the Company nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible violation or breach of, default under, or intention to cancel or modify any Material Contract. True, correct and complete copies of all Material Contracts have been provided to Parent prior to the Agreement Date.

        2.12    Liabilities.     There are no Liabilities of the Company or its Subsidiaries other than: (a) those set forth or adequately provided for in the Company Balance Sheet; (b) those incurred after the date of the Company Balance Sheet arising in the ordinary course of business and consistent with past practice (none of which in either case results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law); (c) those arising under this Agreement; (d) those that would not, in the aggregate, be material to the Company, (e) performance obligations under Material Contracts set forth on Part 2.11(a) of the Company Disclosure Schedule, in each case, to the extent such performance obligations are readily ascertainable (in nature, scope and amount) from the text of such Material Contracts and other than with respect to any liability of the Company or its Subsidiaries for breach or default; (f) performance obligations under Contracts to which the Company is a Party and: (i) that are not Material Contacts required to be set forth on Part 2.11(a) of the Company Disclosure Schedule; and (ii) have been made available to Parent, in each case, to the extent such performance obligations are readily ascertainable (in nature, scope and amount) from the text of such Material Contracts and other than with respect to any liability of the Company or its Subsidiaries for breach or default; and (g) those set forth in Part 2.12 of the Company Disclosure Schedule.

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        2.13    Compliance with Laws.

          (a)   The Company is in material compliance with applicable Laws, including those relating to employment and Anti-Corruption Laws. Except as set forth on Part 2.13 of the Company Disclosure Schedule, during the time that is two (2) years prior to the Agreement Date, the Company has not: (i) received any written notice or allegation from any Person, with respect to any alleged act or omission arising under or relating to any noncompliance with Law or (ii) conducted or initiated any internal investigation or made a voluntary or involuntary disclosure to any Governmental Body with respect to any alleged act or omission arising under or relating to any noncompliance with Law. The Company is not and has never been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, Proceeding, order or directive by any Governmental Body. For purposes of clarity, the Company makes no representation or warranty in this Section 2.13 with respect to any legal requirements relating to data security Law or compliance with Laws relating to Intellectual Property to the extent that infringement or misappropriation of Intellectual Property would constitute noncompliance with such Laws.

          (b)   The Company and each Subsidiary has conducted its export transactions in accordance in all material respects with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations.

        2.14    Tax Matters.

          (a)   The Company has duly and timely filed all income and other material Company Returns that it was required to file under applicable Laws. Except as set forth in Part 2.14(a) of the Company Disclosure Schedule, all such Company Returns were correct and complete in all material respects and were prepared in substantial compliance with all applicable Laws. All Taxes due and owing by the Company (whether or not shown on any Company Return) have been paid. The Company Financial Statements adequately reserve for unpaid Taxes accrued through the date thereof in accordance with GAAP (including pursuant to Accounting Standards Codification 740-10). The Company has not incurred any liability for Taxes since the date of the Company Balance Sheet other than in the ordinary course of business. The Company is not currently the beneficiary of any extension of time within which to file any Company Return. There are no Liens for Taxes (other than Permitted Encumbrances) upon any of the assets of the Company.

          (b)   Except as set forth in Part 2.14(b) of the Company Disclosure Schedule, the Company has not been notified in writing by any Governmental Body that any Tax audit is contemplated or pending, no Tax audit or controversy is currently in process, and the Company has never previously been the subject of a Tax audit or controversy. The Company has not executed any waiver of any statute of limitations on, or agreement extending the period for the assessment or collection of, any Tax, which waiver or extension is currently in effect. The Company has delivered or made available to Parent correct and complete copies of all U.S. federal income Company Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries, for all taxable periods ending on or after December 31, 2010.

          (c)   The Company is and has at all times been resident for Tax purposes in its country of incorporation or formation, and is not and has not been treated as resident in any other country for any Tax purpose (including any arrangement for the avoidance of double taxation). The Company is not subject to Tax in any jurisdiction other than its place of incorporation or formation by virtue of having a branch or permanent establishment in that jurisdiction. No written claim has ever been made by a Governmental Body that the Company is or may be subject to taxation by a jurisdiction in which it does not file a Company Return.

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          (d)   The Company has (A) never been a member of an affiliated group corporations (other than an affiliated group of which the Company is the common parent), (B) no liability for the Taxes of any Person under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law, including any arrangement for group or consortium relief or similar arrangement) other than any member of an affiliated group of which the Company is the common parent, as a transferee or successor, by contract or agreement, by operation of Law or otherwise, and (C) never been a party to any joint venture, partnership or other arrangement that, to the Company's Knowledge, could be treated as a partnership for Tax purposes. The Company is not a party to any agreement with any third party relating to allocating or sharing the payment of, or liability for, Taxes (other than a commercial agreement entered into in the ordinary course of business the principal purpose of which is not related to Tax).

          (e)   The Company timely has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any Employee, independent contractor, creditor, Company Stockholder, or other third party and has otherwise complied in all material respects with all information reporting and other Laws related to such withholding requirements.

          (f)    The Company has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during any applicable period of determination specified in Section 879(c) of the Code.

          (g)   The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. The Company has not engaged in a "listed transaction" as set forth in Treasury Regulation § 1.6011-4(b)(2), or any similar transaction under any provision of applicable Law.

          (h)   The Company will not be required to include any income or gain in, or exclude any deduction or loss from, taxable income for any taxable period or portion thereof after the Closing as a result of (A) any change in method of accounting made prior to the Closing, (B) closing agreement under Section 7121 of the Code executed prior to the Closing, (C) installment sale or open transaction disposition consummated prior to the Closing, or (D) prepaid amount received prior to the Closing, other than in the ordinary course of business in accordance with past practice.

          (i)    Notwithstanding any other provision of this Agreement: (i) the Company makes no representation or warranty regarding the amount, availability or use of any Tax attributes (including net operating loss carry forwards, Tax credits and Tax bases) of the Company after the Closing and (ii) this Section 2.14 and Section 2.15 (to the extent it relates to Taxes) contain the sole and exclusive representations and warranties of the Company regarding Taxes.

          (j)    Except as provided in Part 2.14(j) of the Company Disclosure Schedule, there is no Company Plan, agreement, arrangement, or other Contract covering any Employee, and no payments have been made or will be made to any Employee, that, considered individually or collectively with any other Company Plan, agreement, arrangement, or Contract or payments, will be, or could reasonably be expected to be, characterized as an "excess parachute payment" as defined in Section 280G of the Code (without regard to Subsection (b)(4) thereof). There is no written or unwritten agreement, arrangement, or other Contract by which the Company is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

          (k)   Part 2.14(k) of the Company Disclosure Schedule accurately lists each Company Plan, employment agreement, or other Contract, plan, program, agreement, or arrangement maintained, established or entered into by the Company and any of its ERISA Affiliates that is a "nonqualified deferred compensation plan" (within the meaning of Section 409A(d)(1) of the Code) subject to Section 409A of the Code. Each such nonqualified deferred compensation plan, if any, has been operated in good faith compliance with Section 409A of the Code (together with the guidance and

22

  regulations thereunder, including the final Treasury Regulations issued thereunder, "Section 409A") and has been in documentary and operational compliance with Section 409A, in each case, in all material respects. No Company Option or other right to acquire Company Common Stock or other equity of the Company (i) has an exercise price that has been or may be less than the fair market value of the underlying equity as of the date such option or right was granted or (ii) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or rights, in each case, determined in a manner consistent with Section 409A. No compensation was or shall be reportable as nonqualified deferred compensation or includable in the gross income of any Employee as a result of the operation of Section 409A of the Code with respect to any arrangements or agreements in effect as of or at any time prior to the Effective Time. The Company has no obligation to provide for the gross-up, indemnity or reimbursement of excise Taxes or any income or other Taxes under the Code, including, without limitation under Sections 4999 or 409A of the Code. Neither the Company, any Subsidiary, nor any of its or their ERISA Affiliates has any liability to make any payments or to issue any equity award or bonus that could be deemed deferred compensation subject to Section 457A of the Code.

        2.15    Employee Benefit Plans; Labor Matters.

          (a)   Part 2.15(a) of the Company Disclosure Schedule contains a true, correct and complete list of (i) each "employee benefit plan," as defined in Section 3(3) of ERISA, including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA, (ii) each other severance pay, salary continuation, employment, change-in-control, retention, bonus, incentive, vacation, sick leave, disability, group insurance, hospitalization, medical, dental, life insurance, stock option, stock purchase, phantom stock, equity compensation, employee loan, retirement, pension, profit sharing or deferred compensation plans, Contracts, programs, funds, or arrangements of any kind, and (iii) each other employee benefit plan, Contract, program, policy, fund or arrangement, whether or not subject to ERISA, whether formal or informal, oral or written, and any trust, escrow, or similar agreement related thereto, whether or not funded, in each case, which is maintained, sponsored, administered, contributed to or required to be contributed to by the Company or any Subsidiary for the benefit of any current or former employee, individual independent contractor or director (and, if applicable, any dependents or beneficiaries of any such individuals) of the Company or any of its Subsidiaries with respect to which the Company or any of its Subsidiaries has had or has, any present or future liability, contingent or otherwise (collectively, the "Company Plans"). There are no Foreign Plans and none of the Company or any of its Subsidiaries have ever maintained, sponsored or contributed to a Foreign Plan. For purposes of this Agreement, the term "Foreign Plan" means those Company Plans maintained, sponsored or contributed to primarily for the benefit of current or former employees or individual service providers of the Company, any of its Subsidiaries or any of its or their ERISA Affiliates, who are or were regularly employed or providing services to the Company, any of its Subsidiaries or any of its or their ERISA Affiliates outside of the United States.

          (b)   With respect to each Company Plan, the Company has made available to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate written description) thereof (and any amendments thereto) and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent IRS determination letter or opinion letter, as applicable; (iii) the most recent summary plan description and other written communications (or a written description of oral communications) by Company to the participants concerning the extent of the benefits provided under a Company Plan; and (iv) a copy of all Section 409A valuation reports in respect of all outstanding Company Options, including, without limitation, any and all internal reports or findings and any reports or findings of third-party valuation firms.

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          (c)   Each Company Plan has been operated and administered, in each case, in all material respects, in accordance with its terms and in material compliance with applicable Laws, including, without limitation, ERISA and the Code. All contributions required to have been made under any of the Company Plans or by applicable Law, to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof, and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on the Company Financial Statements in accordance with GAAP. Except as required by applicable Law, there are no limitations or restrictions on the right of the Company or, after the consummation of the transactions contemplated by this Agreement, Parent or the Surviving Corporation, to merge, amend or terminate any of the Company Plans.

          (d)   Each Company Plan that is intended to be qualified under Section 401(a) of the Code has either received a favorable determination from the IRS as to its qualified status under the Code, or with respect to a prototype Company Plan, the prototype sponsor has received a favorable IRS opinion letter as to its qualified status, and the trusts maintained pursuant to each such Company Plan are exempt from federal income taxation under Section 501 of the Code. Nothing has occurred since the most recent determination or opinion letter that could reasonably be expected to adversely affect such favorable determination.

          (e)   Except as set forth in Part 2.15(e) of the Company Disclosure Schedule, or as expressly contemplated by this Agreement, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in combination with any other event, (i) entitle any current or former employee, individual independent contractor or director of the Company or any Subsidiary to severance pay, unemployment compensation (other than such payments required by applicable Law) or any other payment, or (ii) will result in any payment, acceleration, termination, forgiveness of indebtedness, vesting, distribution, increase in compensation or benefits or obligation to fund benefits with respect to any current or former employee, individual independent contractor or director of the Company or any Subsidiary, (iii) result in any amount failing to be deductible by reason of Section 280G of the Code, or (iv) result in the provision of any gross-up, indemnity or reimbursement of excise Taxes or any income or other Taxes under the Code.

          (f)    No liability under Title IV or Section 302 of ERISA has ever been incurred by the Company, any of its Subsidiaries or any of its or their ERISA Affiliates that has not been satisfied in full and no condition exists that would reasonably be expected to result in the Company, any of its Subsidiaries or any of its or their ERISA Affiliates of incurring any liability under Title IV or Section 302 of ERISA. Neither the Company, any of its Subsidiaries nor any of its or their ERISA Affiliates sponsors, maintains, contributes to, or is obligated to contribute to any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that is (i) a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), (ii) a "multiple employer plan" (within the meaning of Section 413(c) of the Code), or (iii) subject to Section 412 of the Code or Title IV or Section 302 of ERISA. The Company has no liability, contingent or otherwise, in respect of post-retirement health, medical or life insurance benefits or coverage, except as required to be provided under Section 4980B or other similar state Law and at the sole expense of the participant. Except as set forth in Part 2.15(f) of the Company Disclosure Schedule, no Company Plan (other than a health flexible spending account or dependent care spending account) provides health benefits that are not fully insured through an insurance contract.

          (g)   None of the Company, any of its Subsidiaries or any of its or their ERISA Affiliates nor any "party in interest" or "disqualified person" with respect to the Company Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA that would reasonably be expected to result in material Liability to the Company or any of its Subsidiaries. With respect to each Company Plan, no governmental or

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  administrative audits, inquiries, actions, investigations, suits, claims or penalties with respect to any Company Plan are pending or, to the Company's Knowledge, threatened, and to the Company's Knowledge, there are no facts that would reasonably be expected to give rise to any such actions, suits, claims or penalties against any Company Plan, any fiduciary with respect to any Company Plan or the assets of a Company Plan (other than a routine claim for benefits).

          (h)   Part 2.15(h) of the Company Disclosure Schedule sets forth an accurate and complete list of (A) all Employees currently performing services for the Company, including each such Employee's name; title or position; start date; base salary or base hourly rate; any other compensation payable to such Employee (including compensation payable pursuant to bonus, deferred compensation or commission arrangements); status as exempt or non-exempt, full-time or part-time status; temporary status; accrued but unused vacation or other paid leave balance; termination notice period; primary work location; inactive (leave of absence) status; and termination date; and (B) all individuals currently performing services for the Company who are classified as independent contractors or consultants, including the respective compensation of each independent contractor or consultant, and date of engagement. Other than as listed on Part 2.15(h) of the Company Disclosure Schedule, each Employee is employed on an "at-will" basis and may be terminated with or without cause and with or without advance notice, for any reason or no reason at all, and without payment of severance or compensation other than accrued wages. The Company has made available to Parent accurate and complete copies of all employee manuals and handbooks and policy statements relating to the employment of the Employees.

          (i)    Currently and within the past six (6) year: each person or entity classified by the Company or any of its Subsidiaries as an "independent contractor," consultant, volunteer, subcontractor, "temp," leased employee, or other contingent worker is and has been properly classified under applicable Law, and the Company and its Subsidiaries have fully and accurately reported all payments to all independent contractors and other contingent workers on IRS Form 1099s or as otherwise required by applicable Law; and no individual has been improperly excluded from, or wrongly denied benefits under, any Company Plan.

          (j)    The Company is not and has never been a party or otherwise bound to any collective bargaining agreement, employment agreement for a specified duration or severance agreement (excluding employment or severance obligations under applicable foreign Laws). The Company is, and at all times has been, in substantial compliance with all Contracts and any other obligations due to or in connection with any Employee. The Company has never had any strike, slowdown, work stoppage, boycott, picketing, lockout, job action, labor dispute or threat of any of the foregoing, union organizing activity, or question concerning representation, by or with respect to any of its Employees. There is no investigation, review, complaint or Proceeding, labor dispute, collective bargaining, or grievance pending, or to the Knowledge of the Company, threatened by any Person or reasonably anticipated, either by or against the Company, relating to any employment contract, collective bargaining obligation or agreement, or other violation of the rights of Employees or employment candidates. There is no claim, pending or threatened against the Company by an Employee, in respect of any illness or injury, which is not fully covered by insurance. The Company is not liable for the payment of any arrears of wages or other Taxes, penalties, fines, benefits or other compensation of any kind, however designated, for failure to comply with any of the foregoing.

          (k)   No Key Employee of the Company has notified the Company of a current intent to terminate employment with the Company, and the Company has no Knowledge of such intent.

          (l)    Since January 1, 2013, the Company has not effectuated a "mass layoff," "plant closing," partial "plant closing," "relocation" or "termination" (each as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company.

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        2.16    Environmental Matters.     The Company is and has been at all times in material compliance with all applicable Environmental Laws. The Company has not received any written notice from a Governmental Body or any Person that alleges that the Company is violating any Environmental Law or is subject to any liability arising from or related to any Environmental Laws. To the Company's Knowledge, no current or prior owner of any property leased, owned or controlled by the Company (each, a "Property") or any of its Subsidiaries has received any written notice from a Governmental Body or any Person that alleges that such current or prior owner or the Company or any of its Subsidiaries is violating any Environmental Law or is subject to any liability arising from or related to any Environmental Laws.

        2.17    Insurance.     Part 2.17 of the Company Disclosure Schedule lists each insurance policy maintained by, on behalf of, for the benefit of or at the expense of the Company and any claims made thereunder. The Company has made available to Parent copies of all such insurance policies. As of the Agreement Date, there is no material claim pending under any of the Company's insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. The Company is in compliance in all material respects with the terms of such policies. The Company has no Knowledge as of the Agreement Date of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.18    Litigation.     As of the Agreement Date, except as set forth in Part 2.18 of the Company Disclosure Schedule, there is no lawsuit or other Proceeding pending before any court of competent jurisdiction (or, to the Knowledge of Company, overtly threatened) against Company, any of its Subsidiaries or any of their assets or properties or any of their respective directors, officers or Employees (in their capacities as such or relating to their employment, services or relationship with the Company or any of its Subsidiaries), nor, to the actual Knowledge of the Company, is there any reasonable basis for any such Proceeding. There is no judgment, decree, injunction or order against the Company or any Subsidiary, any of their respective assets or properties, or, to the Knowledge of the Company, any of their respective directors, officers or Employees (in their capacities as such or relating to their employment, services or relationship with the Company or any of its Subsidiaries). Neither the Company nor any Subsidiary has any Proceeding pending against any other Person.

        2.19    Authority; Binding Nature of Agreement.     The Company has the right, power and authority to perform its obligations under this Agreement, subject to obtaining the Required Company Stockholder Vote, and the execution, delivery and performance by Company of this Agreement have been duly authorized by all necessary corporate action on the part of Company and its board of directors. Assuming the due authorization, execution and delivery by Parent and Merger Sub in accordance with their respective terms, this Agreement constitutes the legal, valid and binding obligation of Company, enforceable against it in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.20    Non-Contravention; Consents.     Except as set forth in Part 2.20 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement, when duly approved by the Company Stockholders, will not cause a: (a) violation of any of the provisions of the certificate of incorporation or bylaws of the Company; (b) violation by the Company of any Law applicable to the Company; or (c) breach or default on the part of the Company under any Material Contract. Except as set forth in Part 2.20 of the Company Disclosure Schedule and except (i) as may be required by the DGCL, the HSR Act or any other antitrust Law or governmental regulation, and (ii) for any filings as may be required under applicable federal and state securities laws, the Company is not required to obtain any Consent from any Governmental Body or party to a Material Contract at any time prior to the Closing in connection with the execution and delivery of this Agreement or the consummation by the Company of the Merger. Part 2.20 of the Company Disclosure Schedule sets forth all necessary Consents of

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parties to any Material Contract that are required thereunder in connection with the Merger, or for any such Material Contract to remain in full force and effect without limitation, modification or alteration after the Closing in accordance with its terms.

        2.21    Financial Advisor.     Except for Evercore Partners, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The total of all fees, commissions and other amounts that have been paid by the Company to Evercore Partners and all fees, commissions and other amounts that may become payable by the Company if the Merger is consummated are set forth on Part 2.21 of the Company Disclosure Schedule.

        2.22    Related Party Transactions.     Except as set forth in Part 2.22 of the Company Disclosure Schedule, the Company is not a party to any Contract, agreement or other arrangement with any of its officers, directors or stockholders (or any immediate family member thereof) other than (a) for payment of salaries and bonuses for services rendered, (b) reimbursement of customary and reasonable expenses incurred on behalf of the Company in the ordinary course of business, (c) benefits due under Company Plans and fringe benefits not required to be listed on Part 2.15(a) of the Company Disclosure Schedule and (d) agreements relating to outstanding Company Options. To the Company's Knowledge, no officer, director or Company Stockholder has a material interest in any Material Contract or in any competitor of the Company.

        2.23    Restrictions on Business Activities.     There is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company, or to the Company's Knowledge, upon any Employee or service provider, which restricts or impairs the Company's or, after the consummation of the Merger, the Surviving Corporation's or Parent's, ability to engage in any line of business or compete with any Person.

        2.24    Certain Business Practices.     The Company has not, at any time since its inception, (a) used any funds for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or (c) otherwise taken any action that would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, the Anti-Kickback Act of 1986 or any applicable Laws of similar effect.

        2.25    Customers and Suppliers.

          (a)   Neither the Company nor any Subsidiary has any outstanding material disputes concerning its products and/or services with any customer or distributor who, in the year ended December 31, 2012 or the six months ended June 30, 2013, was one of the 20 largest sources of revenues for the Company and its Subsidiaries, based on amounts paid or payable (each, a "Significant Customer"), and the Company has no Knowledge of any material dissatisfaction on the part of any Significant Customer. Each Significant Customer is listed on Part 2.25(a) of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries has received any written, or to the Knowledge of the Company, any other, information from any Significant Customer that such customer shall not continue as a customer of the Company or such Subsidiary (or the Surviving Corporation or Parent) after the Closing or that such customer intends to terminate or materially modify existing Contracts with the Company or such Subsidiary (or the Surviving Corporation or Parent). The Company has not had any of its products returned by a purchaser thereof in the year ended December 31, 2012 or the six months ended June 30, 2013 except for normal warranty returns consistent with past history.

          (b)   Neither the Company nor any Subsidiary has any outstanding material dispute concerning products and/or services provided by any supplier who, in the year ended December 31, 2012 or

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  the six months ended June 30, 2013, was one of the 10 largest suppliers of products and/or services to the Company and its Subsidiaries, based on amounts paid or payable (each, a "Significant Supplier"), and the Company has no Knowledge of any written notice of material dissatisfaction on the part of any Significant Supplier. Each Significant Supplier is listed on Part 2.25(b) of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries has received any written notice from any Significant Supplier that such supplier shall not continue as a supplier to the Company or such Subsidiary (or the Surviving Corporation or Parent) after the Closing or that such supplier intends to terminate or materially modify existing Contracts with the Company or such Subsidiary (or the Surviving Corporation or Parent). The Company and its Subsidiaries have access, on commercially reasonable terms, to all products and services reasonably necessary to carry on their respective businesses, and the Company has no Knowledge of any reason why they will not continue to have such access on commercially reasonable terms.

        2.26    Accounts Receivable.     The accounts receivable as reflected on the Company Balance Sheet arose in the ordinary course of business, consistent with past practices, represented bona fide claims against debtors for sales and other charges. Allowances for doubtful accounts and warranty returns have been prepared in accordance with GAAP consistently applied and in accordance with the Company's and its Subsidiaries' past practices. The accounts receivable of the Company and its Subsidiaries arising after the date of the Company Balance Sheet and before the Closing Date arose or shall arise in the ordinary course of business, consistent with past practices, and represented or shall represent bona fide claims against debtors for sales and other charges. No material amount of accounts receivable is contingent upon the performance by the Company or any Subsidiary of any obligation or Contract other than normal warranty repair and replacement. Part 2.26 of the Company Disclosure Schedule sets forth a list of the Company's and its Subsidiaries' accounts receivable by customer that have been outstanding more than 90 days, and indicates the amounts of allowances for doubtful accounts and warranty returns. Part 2.26 of the Company Disclosure Schedule sets forth such amounts of accounts receivable of the Company and its Subsidiaries which are subject to asserted warranty claims by customers and reasonably detailed information regarding asserted warranty claims made within the last year, including the type and amounts of such claims.

        2.27    Books and Records.     At the Closing, the minute books of the Company will be in the possession of the Company or its counsel. The minutes, books, records and accounts of the Company and its Subsidiaries (i) are true, correct and complete in all material respects, (ii) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, and (iii) are stated in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the assets and properties of the Company and such Subsidiaries. The Company has provided to Parent or its counsel complete and correct copies of (a) all documents identified on the Company Disclosure Schedule, (b) the Certificate of Incorporation and Bylaws or equivalent organizational or governing documents of the Company and each of its Subsidiaries, each as currently in effect, (c) the minute books containing records of all proceedings, consents, actions and meetings of the Board of Directors, committees of the Board of Directors and stockholders of the Company and each Subsidiary, and (d) the stock ledger, journal and other records reflecting all stock issuances and transfers and all stock option and warrant grants and agreements of the Company and each of its Subsidiaries.

        2.28    Vote Required.     The Required Company Stockholder Vote is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

        2.29    Board Approval.     The Board of Directors of the Company has: (a) approved this Agreement and its execution and delivery and the consummation of the Merger, and the other transactions contemplated by this Agreement; and (b) determined that the Merger is in the best interests of the Company and the stockholders of the Company.

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3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as disclosed in any Parent SEC Document and publicly available on EDGAR (excluding any disclosures set forth in any section of any Parent SEC Document entitled "Risk Factors" or "Forward-Looking Statements") or the Parent Disclosure Schedule (each of which disclosures, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of this Section 3 to which it relates (unless and only to the extent the relevance to other representations and warranties is readily apparent from the actual text of the disclosures), and each of which disclosures shall also be deemed to be representations and warranties made by Parent and/or Merger Sub (as applicable) to the Company under this Section 3), Parent and Merger Sub represent and warrant to the Company as follows:

        3.1    Due Incorporation; Etc.     Parent and Merger Sub (i) are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) have all necessary corporate power and authority to conduct their business in the manner in which their business is currently being conducted; and (iii) are qualified to do business as a foreign corporation, and are in good standing, under the laws of all states where the nature of their activities makes such qualification materially necessary to the Parent's and Merger Sub's businesses as currently conducted, except where failure to so qualify could not reasonably be expected to result in a Material Adverse Effect on Parent.

        3.2    Authority; Binding Nature of Agreement.     Parent and Merger Sub have the right, power and authority to perform their obligations under this Agreement, and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary corporate action on the part of Parent, Merger Sub and their respective boards of directors. Assuming the due authorization, execution and delivery by the Company in accordance with its respective terms, this Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.3    Non-Contravention; Consents.     Except as disclosed in Part 3.3 of the Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement will not: (a) cause a violation of any of the provisions of the certificate of incorporation or bylaws of Parent or Merger Sub; (b) cause a violation by Parent or Merger Sub of any Law applicable to Parent or Merger Sub other than violations as would be immaterial to Parent; or (c) cause a material breach or default on the part of Parent under any Contract binding upon Parent that is filed as an exhibit to Parent's Annual Report on Form 10-K filed or required to be filed with the SEC for the fiscal year ended December 31, 2012. Except: (i) as set forth on Part 3.3 of the Parent Disclosure Schedule, (ii) as may be required by the DGCL, the HSR Act or any other antitrust Law or governmental regulation, and (iii) for any filings as may be required under applicable federal or state securities laws, neither Parent nor Merger Sub is required to obtain any Consent from any Governmental Body or party to a material Contract by which it is bound at any time prior to the Closing in connection with the execution and delivery of this Agreement or the consummation of the Merger. Part 3.3 of the Parent Disclosure Schedule sets forth all necessary Consents of parties to any Contract described in clause (c) above that are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Closing in accordance with its terms.

        3.4    Parent Capitalization.

          (a)   As of August 9, 2013, the authorized capital of Parent consists of 250,000,000 shares of Parent Common Stock, of which 81,385,302 shares are issued and outstanding; and 5,000,000 shares of Parent preferred stock, none of which are issued and outstanding. The rights,

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  preferences, privileges and restrictions of the capital stock of Parent are as stated in Parent's certificate of incorporation.

          (b)   As of August 9, 2013, 8,753,190 shares of Parent Common Stock are reserved for issuance under Parent's 2012 Equity Incentive Plan, of which 6,103,092 shares are subject to outstanding options and restricted stock units ("Parent Options") to purchase shares of Parent Common Stock.

          (c)   Except for (x) the Parent Options and as set forth in Part 3.4(c) of the Parent Disclosure Schedule, and (y) those rights set forth in Part 3.4(c) of the Parent Disclosure Schedule, as of August 9, 2013: (i) there are no other existing options, warrants, calls, rights (including conversion rights, preemptive rights, co-sale rights, rights of first refusal or other similar rights) or agreements to which the Parent is a party requiring the issuance, sale or transfer by Parent of any additional shares of capital stock or other equity securities of Parent or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock of Parent or other equity securities of Parent; and (ii) there are no outstanding stock appreciation, phantom stock, profit participation or similar rights issued by or through Parent with respect to Parent.

          (d)   All shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable and have been issued and granted in all material respects in compliance with all applicable securities Laws. All shares of Parent Common Stock which may be issued pursuant to the Merger, including upon exercise of Company Options assumed by Parent hereunder will be, when issued in accordance with the terms hereof and, in the case of assumed Company Options, thereof, voting stock that is duly authorized, validly issued, fully paid and nonassessable, free and clear of any Encumbrances created by Parent (including restrictions on rights of disposition other than restrictions created under applicable securities laws) and not subject to any preemptive rights created by statute, the Amended and Restated Certificate of Incorporation or Bylaws of Parent or any Contract to which Parent is a party or by which it is bound.

        3.5    SEC Documents; Financial Statements.     Since January 1, 2012, Parent has timely filed or furnished all forms, reports, schedules, statements and other documents required to be filed or furnished by it with the SEC, together with all certifications required pursuant to the Sarbanes-Oxley Act (these documents, as supplemented or amended since the time of filing, and together with all information incorporated by reference therein and schedules and exhibits thereto, collectively, the "Parent SEC Documents") since the end of Parent's most recent fiscal year. Parent has delivered or made available to the Company (including through the SEC EDGAR system) accurate and complete copies of the Parent SEC Documents and of all comment letters received by Parent from the Staff of the SEC since the end of Parent's most recent fiscal year and all responses to such comment letters by or on behalf of Parent. No Subsidiary of Parent is required to file with or furnish to the SEC any forms, reports, schedules, statements or other documents. As of their respective filing dates, each Parent SEC Document and all Parent SEC Documents filed after the date hereof but before the Closing complied or, if filed after the date hereof, will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rule and regulations of the SEC thereunder, and none of the Parent SEC Documents as of their respective filing dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a Parent SEC Document filed subsequently (but prior to the Agreement Date). The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied and Regulation S-X of the SEC (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as

30

permitted by Form 10-Q under the Exchange Act) and present fairly, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries at the dates thereof and the consolidated results of its operations, changes in shareholders' equity and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). There has been no change in Parent's accounting policies except as described in the notes to the Parent Financial Statements.

        3.6    Litigation.     As of the Agreement Date, there is no lawsuit or other Proceeding pending before any court of competent jurisdiction (or, to the Knowledge of Parent or Merger Sub, threatened in writing) against Parent or Merger Sub, any of Subsidiaries of Parent or Merger Sub or any of their assets or properties or any of their respective directors, officers or Employees (in their capacities as such or relating to their employment, services or relationship with the Parent or Merger Sub or any of their Subsidiaries) that would have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

        3.7    Merger Sub.     Merger Sub is a direct wholly-owned subsidiary of Parent (a) was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, (b) has engaged in no other business activities and (c) has conducted its operations only as contemplated by this Agreement. All of the issued and outstanding equity of Merger Sub is validly issued, fully paid and non-assessable and is owned, beneficially and of record, by Parent free and clear of all Liens, options, rights of first refusal, stockholder agreements, limitations on Parent's voting rights and other encumbrances of any nature whatsoever.

        3.8    Absence of Certain Changes.     Except as expressly contemplated by this Agreement, between the date of Parent's most recent quarterly report on Form 10-Q required to be filed with the SEC and the Agreement Date, there has not occurred any change, effect or event that has had or, with notice or lapse of time or both, would reasonably be expected to have a Material Adverse Effect on the Parent and its Subsidiaries taken as a whole.

        3.9    Compliance with Laws.

          (a)   Parent is in material compliance with applicable Laws, including those relating to employment and Anti-Corruption Laws. Except as set forth on Part 3.9 of the Parent Disclosure Schedule, during the time that is two (2) years prior to the Agreement Date, Parent has not: (i) received any written notice or allegation from any Person, with respect to any alleged act or omission arising under or relating to any noncompliance with Law or (ii) conducted or initiated any internal investigation or made a voluntary or involuntary disclosure to any Governmental Body with respect to any alleged act or omission arising under or relating to any noncompliance with Law. Parent is not and has never been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, Proceeding, order or directive by any Governmental Body. For purposes of clarity, Parent makes no representation or warranty in this Section 3.9 with respect to any compliance with Laws relating to Intellectual Property to the extent that infringement or misappropriation of Intellectual Property would constitute noncompliance with such Laws.

          (b)   Parent and each Subsidiary has conducted its export transactions in accordance in all material respects with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations.

        3.10    Financial Advisor.     Except for Goldman Sachs & Co, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

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        3.11    Information Supplied.     None of the information supplied in writing by Parent for inclusion or incorporation by reference in the Information Statement will, at the time they are mailed to the Company Stockholders and at all times that stockholder consents are being solicited in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they are made.

        3.12    Registration Eligibility.     Subject to receipt of the Required Financial Statements, Parent is eligible to register the Parent Common Stock to be issued in the Merger for resale by the Company Stockholders on Form S-3 promulgated under the Securities Act and shall be eligible to register on Form S-8 promulgated under the Securities Act the Parent Common Stock issuable upon exercise of all Company Options that are assumed by Parent pursuant to Section 1.5(g) and eligible to be registered on Form S-8.

        3.13    Intellectual Property.

          (a)   To Parent's knowledge, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating, or otherwise violating, any Intellectual Property owned (or purported to be owned) by, or exclusively licensed to, Parent or any of its Subsidiaries ("Parent Intellectual Property").

          (b)   To Parent's knowledge, Parent has never materially infringed (directly, contributorily, by inducement, or otherwise), misappropriated, or otherwise violated or made unlawful use of any Intellectual Property of any other Person or engaged in unfair competition. To Parent's knowledge, the operation of Parent's business does not materially infringe, violate, misappropriates or make unlawful use of any Intellectual Property of any other Person.

4.  CERTAIN COVENANTS OF THE COMPANY

        4.1    Access.     During the period from the Agreement Date through the earlier of the Effective Time or the termination of this Agreement pursuant to Section 9.1 (the "Pre-Closing Period"), and upon reasonable advance notice to the Company, the Company shall provide Parent and Parent's representatives with: (i) reasonable access at the Company's facilities during normal business hours, or otherwise at mutually agreeable times and places, to the Company's existing books and records for the purpose of enabling Parent to (x) verify the accuracy of the Company's representations and warranties contained in this Agreement and (y) audit the Company's financials and operations; and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Nothing herein shall require the Company to disclose any information to Parent if such disclosure would, in its reasonable discretion, contravene any applicable Law.

        4.2    Conduct of the Business of the Company.     During the Pre-Closing Period, except (x) as set forth in Part 4.2 of the Company Disclosure Schedule, (y) as necessary to ensure that the Company complies with applicable Laws, or (z) with Parent's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed): (i) the Company shall (A) carry on its business in the ordinary course and consistent with past practice, (B) use commercially reasonable efforts to preserve substantially intact its present business organization, (C) use commercially reasonable efforts to preserve its material relationships with those parties to whom the Company has contractual obligations; and (D) use its commercially reasonable efforts to manage Cash consistent with past practice; and (ii) except as set forth in Part 4.2 of the Company Disclosure Schedule, the Company shall not:

          (a)   amend its certificate of incorporation or bylaws;

          (b)   split, combine or reclassify any of its capital stock or (except in connection with the conversion of Company Preferred Stock to Company Common Stock, the exercise of outstanding

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  Company Options) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (c)   issue any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities; provided, however, that (i) the Company may issue shares of Company Common Stock in connection with the exercise of Company Options or other rights for Company Common Stock that, in each case, are outstanding as of the date of this Agreement, and (ii) the Company may issue shares of Company Common Stock in connection with the conversion of Company Preferred Stock that, in each case, are outstanding as of the date of this Agreement;

          (d)   declare, set aside or distribute any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock;

          (e)   incur any Indebtedness for borrowed money or guarantee any such Indebtedness, or issue or sell any debt securities or guarantee any debt securities of others, except as reasonably necessary to fund the Company's existing operations consistent with past practice;

          (f)    make any capital expenditures, capital additions or capital improvements, in excess of $400,000 in the aggregate for each full or partial calendar month in the Pre-Closing Period, not to exceed $1,000,000 in the aggregate during the Pre-Closing Period, in each case, other than data center maintenance and similar expenditures incurred in the ordinary course of business;

          (g)   reduce the amount of any material insurance coverage provided by existing insurance policies or fail to renew such policy following its expiration;

          (h)   knowingly waive any material right of the Company under any Material Contract;

          (i)    except as required under applicable Law or under the terms of any Company Plan set forth in Part 2.15 of the Company Disclosure Schedule in existence as of the Agreement Date, (A) grant or increase any severance, termination pay, or retention payments or benefits, or enter into or amend any existing arrangement with any Employee (other than ordinary course hiring activities with respect to employees of director level and below and salary increases of employees of director level or below not to exceed twenty percent of such employee's salary as of the date of this Agreement, in each case, consistent with past practice), (B) increase benefits payable under any severance or termination pay policies or employment agreements existing as of the Agreement Date, (C) establish, adopt, enter into, amend or terminate any Company Plan or any plan, agreement, program, policy, or other arrangement that would be a Company Plan if it were in effect as of the Agreement Date, (D) increase the compensation, bonus or other benefits payable to any directors, officers, Employees or individual independent contractors (other than ordinary course hiring activities with respect to employees of director level and below and salary increases of employees of director level or below not to exceed twenty percent of such employee's salary as of the date of this Agreement, in each case, consistent with past practice), (E) accelerate the payment or vesting of any compensation or benefits, other than as expressly contemplated by this Agreement, (F) grant any equity or equity-based awards, (G) loan or advance any money or property to any Employee; or (H) terminate the employment of any Key Employee or any other officer of the Company, except for cause;

          (j)    announce, implement or effect any reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of Employees;

          (k)   acquire or agree to acquire by merging with, or by purchasing a portion of the stock or assets of, or by any other manner, any business or any entity;

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          (l)    sell or otherwise dispose of, lease or exclusively license any properties or assets of the Company which are material to the Company, other than in the ordinary course of business;

          (m)  enter into any Material Contract, amend in any material respect any such Material Contract or terminate any such Material Contract, other than, in each case, in the ordinary course of business;

          (n)   file or amend any material Company Return, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes (except as required by applicable Law), settle any material claim or assessment in respect of Taxes or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

          (o)   change any of its material methods of accounting or material accounting practices in any material respect;

          (p)   commence or settle any Proceeding other than (1) for the routine collection of bills or (2) in such cases whether the Company in good faith determines that failure to commence a Proceeding would result in the material impairment of a valuable aspect of its business;

          (q)   make any payments or otherwise change or deviate from any Cash management practices, in each case, outside of the ordinary course of business or inconsistent with prior practice; or

          (r)   agree or commit to take any of the actions described in clauses "(a)" through "(p)" of this Section 4.2.

Nothing herein shall require the Company to obtain consent from Parent to do the foregoing if obtaining such consent would cause the Company to violate applicable Law.

        4.3    No Solicitation.

          (a)   During the Pre-Closing Period, the Company shall not, nor shall it authorize or instruct any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it (each, a "Representative") to (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal by any Person or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action intended or reasonably expected to facilitate the making of any inquiry or proposal to the Company that constitutes, or is reasonably expected to lead to, any Takeover Proposal by any Person (other than Parent or its representatives); provided, however, that at any time prior to the approval of this Agreement by the stockholders of the Company, if the Company receives a bona fide written Takeover Proposal that was unsolicited and that did not otherwise result from a breach of this Subsection 4.3, the Company may furnish non-public information with respect to the Company and its Subsidiaries to the Person who mad such Takeover Proposal and may participate in discussions regarding such Takeover Proposal if the Company's board of directors determines in good faith, after receiving advice from its outside counsel, that failure to do so would violate its fiduciary duties to the Company's stockholders under applicable Law. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any investment banker, attorney or other advisor or representative of the Company, acting on behalf of, and with the authorization of, the Company, shall be deemed to be a breach of this Section 4.3(a) by the Company. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any action inconsistent with of any of the provisions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries, whether or not such Representative is purporting to act on behalf of any of the Company or any of its Subsidiaries, shall be deemed to constitute a breach of this Section 4.3 by the Company.

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          (b)   Except as described in Section 4.3(a), neither the board of directors of the Company nor any committee thereof shall (i) withdraw or modify the approval or recommendation by such board of directors or any such committee of this Agreement or the Merger, (ii) approve or recommend any Takeover Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to any Takeover Proposal.

          (c)   The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Takeover Proposal.

          (d)   The Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries has any rights, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent. The Company also will promptly request each Person that has executed, within 12 months prior to the Agreement Date, a confidentiality agreement in connection with its consideration of a possible Takeover Proposal or equity investment to return all confidential information heretofore furnished to such Person by or on behalf of any of the Company or any of its Subsidiaries.

          (e)   In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.3, the Company promptly (and in all events within twenty-four (24) hours) shall advise Parent in writing of any request to the Company for nonpublic information that the Company reasonably believes could lead to a Takeover Proposal or of any Takeover Proposal submitted to the Company, or any inquiry directed to the Company with respect to or which the Company reasonably believes could lead to any Takeover Proposal and the material terms and conditions of such request or inquiry, subject in all cases to any confidentiality obligations on the part of the Company in effect on the date hereof. The Company will keep Parent informed in all material respects of the status and details (including amendments or proposed amendments) of any such Takeover Proposal or inquiry.

        4.4    Spreadsheet.    Prior to the execution of this Agreement, the Company has delivered to Parent the Company's reasonable estimates of the calculation of the Merger Consideration and the distribution of the Stock Merger Consideration and the Cash Merger Consideration among the Company Stockholders, Company Option Holders, Company Warrant Holders, Company Convertible Debt Holders and MIP Holders, based on the Parent Stock Price determined as of the day of the preparation of such estimated Spreadsheet. No later than one (1) Business Day prior to the Closing Date, the Company shall deliver to Parent an updated spreadsheet (the "Spreadsheet"), which Spreadsheet shall be certified as complete and correct by the Chief Financial Officer of the Company as of the Closing and which shall include, among other things, as of the Closing:

          (a)   with respect to each Company Stockholder, (i) such Person's address, (ii) the number of shares of Company Capital Stock held by such Person, (iii) the respective certificate number(s) representing such shares, (iv) the respective date(s) of acquisition of such shares, (v) such Person's Escrow Pro Rata Fraction and Indemnity Pro Rata Fraction, (vi) the aggregate number of shares of Parent Common Stock or the portion of Cash Merger Consideration to be paid to such Person at the Closing in respect of such shares, and (vi) the number of shares of Parent Common Stock to be deposited into the Escrow Fund on behalf of such Person;

          (b)   with respect to each Company Optionholder, (i) such Person's address, (ii) the number of shares of Company Common Stock underlying each Company Option held by such Person, (iii) the respective grant date(s) of such Company Options, (iv) the respective exercise price(s) per share of such Company Options, (v) the number of shares of Company Common Stock underlying each Company Option held by such Person that have vested as of immediately prior to Closing; (vi) the number of shares of Company Common Stock underlying each Company Option that have not

35

  vested as of immediately prior to Closing; and (vii) the respective vesting arrangement(s) with respect to such Company Options, (viii) whether such Company Options are incentive stock options or non-qualified stock options, (ix) the aggregate number of shares of Parent Common Stock such assumed Company Option will become exercisable for and the applicable exercise price per share of Parent Common Stock, in each case, immediately after the Effective Time, and (x) whether or not such Company Option is an Out-of-the-Money Option.

          (c)   with respect to each holder of Company Warrants, (i) such Person's address, (ii) the number of shares of Company Capital Stock into which the Company Warrant held by such Person is exercisable, (iii) such Person's Escrow Pro Rata Fraction and Indemnity Pro Rata Fraction, (iv) the aggregate number of shares of Parent Common Stock to be paid to such Person at the Closing in respect of such shares, and (v) the number of shares of Parent Common Stock to be deposited into the Escrow Fund on behalf of such Person;

          (d)   with respect to each Company Convertible Debt Holder, (i) such Person's address, (ii) the amount of Company Convertible Debt held by such Person, (iii) the number of shares of Company Capital Stock into which the Company Convertible Debt held by such person is convertible, (iv) such Person's Escrow Pro Rata Fraction and Indemnity Pro Rata Fraction, (v) aggregate number of shares of Parent Common Stock to be paid to such Person at the Closing in respect of such Company Convertible Debt, and (vi) the number of shares of Parent Common Stock to be deposited into the Escrow Fund on behalf of such Person; and

          (e)   with respect to each recipient of Management Incentive Plan Shares, (i) such Person's address, (ii) such Person's Escrow Pro Rata Fraction and Indemnity Pro Rata Fraction, (vi) the aggregate number of shares of Parent Common Stock and the portion of Cash Merger Consideration to be paid to such Person at the Closing in accordance with the Management Incentive Plan, and (vi) the number of shares of Parent Common Stock to be deposited into the Escrow Fund on behalf of such Person, if any.

For illustrative purposes, and to aid in the interpretation of this Agreement, Part 4.4 of the Company Disclosure Schedule sets forth a sample Spreadsheet reflecting the illustrative calculations of: (A) the value of the Merger Consideration at Closing based on several different assumed values of the Parent Stock Price; (B) the amount of the Stock Merger Consideration and the Cash Merger Consideration based on each such Parent Stock Price; (c) the aggregate dollar value payable to MIP Participants based on each such Parent Stock Price; (d) the number of shares placed in the Escrow Fund based on each such Parent Stock Price; and (e) the number of Company Options that will be Assumed Options and the aggregate number of shares of Parent Common Stock such Assumed Options will become exercisable for and the applicable exercise price per share of Parent Common Stock, in each case, based on each such Parent Stock Price.

        4.5    Closing Financial Certificate.    The Company shall prepare and deliver to Parent a draft of the Closing Financial Certificate not later than five (5) Business Days prior to the Closing Date. Without limiting the generality or effect of the foregoing, the Company shall provide to Parent, promptly after Parent's request, copies of the documents or instruments evidencing the amounts set forth on any such draft or final certificate.

        4.6    280G Stockholder Vote.    Prior to the Closing, the Company will submit to a vote of the Company Stockholders (the "280G Stockholder Vote"), in a manner that satisfies the requirements of Q/A-7 of the Treasury Regulations under Section 280G of the Code ("Section 280G"), the right of any "disqualified individual" (as defined in Section 280G(c) of the Code) to receive or retain any and all payments and benefits in the nature of compensation that could, but for any Parachute Payment Waiver (as applicable and as defined below) and approval, reasonably be expected to be treated as "parachute payments" under Section 280G (either alone or in combination with any other event). The Company shall, (i) at least five (5) Business Days prior to providing the applicable disqualified individuals with

36

any required waivers, consents or agreements (the "Parachute Payment Waivers") and the applicable Company Stockholders with any materials necessary to comply with the 280G Stockholder Vote, provide a draft of the applicable materials to Parent and consider the incorporation into such materials of any reasonable comments that are timely provided by Parent and (ii) use commercially reasonable efforts to obtain any required Parachute Payment Waivers from each disqualified individual at least one (1) Business Day prior to conducting the 280G Stockholder Vote. Prior to the Closing, the Company shall provide Parent with copies of all documents executed by the Company Stockholders and disqualified individuals in connection with the 280G Stockholder Vote.

        4.7    Resignation of Officers and Directors.     The Company shall use commercially reasonable efforts to obtain and deliver to Parent on or prior to the Closing the resignation of each officer and director of the Company and each of its Subsidiaries.

        4.8    Indebtedness.     The Company shall (i) at least two (2) Business Days prior to Closing, obtain a pay-off letter from each applicable Person of the amount(s) necessary to pay-off and satisfy in full all of its obligations with respect to any Indebtedness and to have all security interests and other Liens on the assets of the Company (other than Permitted Encumbrances) released; (ii) take all actions necessary such that all Liens (other than Permitted Encumbrances) on assets of the Company shall be released immediately upon payment of the amounts set forth in the pay-off letters, and (iii) cause UCC-2 or UCC-3 termination statements, as applicable, to be prepared to be filed upon payment of the amounts set forth in the pay-off letters with respect to each of the unexpired UCC-1 financing statements relating to assets of the Company.

        4.9    FIRPTA Certificate.     At or prior to the Closing, the Company shall have delivered to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

        4.10    Required Financial Statements.     The Company shall use its reasonable efforts to deliver to Parent: (a) the Company's audited balance sheet as of December 31, 2011 and December 31, 2012 and audited statement of operations and statement of cash flows for the years ended December 31, 2011 and December 31, 2012 as soon as practicable following the date of this Agreement, but in no event later than August 31, 2013; and (b) such other financial statements of the Company as may be required in order to conduct the Parent Stockholder Meeting and file the Form S-3, in each case, in compliance with applicable Laws (collectively, the "Required Financial Statements").

        4.11    Investor Questionnaires; Joinder Agreements; Lock-Up Agreements.     Prior to the Closing, the Company shall use its reasonable efforts to cause each Company Stockholder, Company Convertible Debt Holder, MIP Holder and holder of Company Warrants to execute and deliver to Parent (i) a Joinder Agreement, (ii) a Lockup Agreement, and (iii) an Investor Questionnaire.

        4.12    Data Room.     The Company shall have prepared one or more CD ROMS (or other storage format) containing electronic copies of the Data Room as of the date of this Agreement (but at least three (3) hours prior to the execution thereof) and deliver such CD ROMS to Parent prior to the Closing.

        4.13    Securities Law Compliance.

          (a)   If the aggregate amount of cash payable by Parent pursuant to Section 1.5(c)(ii)(B) exceeds the Maximum Unaccredited Cash Amount, then Parent and the Company shall cooperate with one another in good faith for a period of not less than thirty (30) days (but not more than forty-five (45) days), and will consider in good faith the views of one another, and will use their commercially reasonable efforts to restructure the transactions contemplated by this Agreement to provide (to the extent necessary) that: (a) the issuance of the Parent Common Stock at the Closing shall constitute a valid "private placement" pursuant to Regulation D and/or Regulation S under

37

  the Securities Act; and (b) the aggregate amount of cash payable by Parent pursuant to Section 1.5(c)(ii)(B) does not exceed the Maximum Unaccredited Cash Amount.

          (b)   If the aggregate amount of cash payable by Parent to the MIP Holders pursuant to Section 1.5(e) exceeds $11,000,000, then Parent and the Company shall cooperate with one another in good faith for a period of not less than thirty (30) days (but not more than forty-five (45) days), and will consider in good faith the views of one another, and will use their commercially reasonable efforts to restructure the transactions contemplated by this Agreement to provide (to the extent necessary) that the maximum amount payable to the MIP Holders pursuant to Section 1.5(e) does not exceed $11,000,000.

          (c)   During the Pre-Closing Period, the Company shall use commercially reasonable efforts to facilitate the appointment of a "purchaser representative" as defined by Rule 501(h) of Regulation D under the Securities Act, by each Participating Unaccredited Investor to the extent such appointment is required to comply with applicable Law in connection with the issuance of shares of Parent Common Stock in the Merger.

        4.14    Company Warrants; Company Convertible Debt.     During the Pre-Closing Period, the Company shall use commercially reasonable efforts to facilitate the execution and delivery by each holder of a Company Warrant and Company Convertible Debt to Parent of an acknowledgment of the treatment of the Company Warrants and Company Convertible Debt under this Agreement, in each case, in a form reasonably requested by Parent.

        4.15    Third Party Consents.     During the Pre-Closing Period, the Company shall use its commercially reasonable efforts to obtain the Consents identified on Part 4.15 of the Company Disclosure Schedule.

5.  ADDITIONAL COVENANTS OF THE PARTIES

        5.1    Company Stockholder Consent or Approval.

          (a)   Immediately following the execution of this Agreement but in no event later than the earlier of (i) six (6) hours following the execution of this Agreement and (ii) 9:00 a.m. (Eastern Time) on the date of execution of this Agreement if such execution occurs prior to that time, the Company shall deliver to Parent a true, correct and complete copy of the Initial Stockholder Consents evidencing the adoption by the Required Company Stockholder Vote of the Merger, this Agreement and the transactions contemplated hereby. Following receipt of the Initial Written Consents, the Company shall not, without the consent of Parent, take any action to hold a meeting of the Company's Stockholders or otherwise facilitate the revocation of the Required Company Stockholder Vote.

          (b)   The Company shall prepare, subject to Parent's review and approval (not to be unreasonably withheld or delayed), an information statement to be distributed to the Company Stockholders in connection with soliciting the approval of such Company Stockholders of this Agreement and the transactions contemplated hereby (the "Information Statement"), which Information Statement shall comply with the provisions set forth in this Section 5.1. Promptly following the execution of this Agreement, but in no event later than seven (7) Business Days after the Agreement Date, the Company shall submit the Information Statement, this Agreement and the transactions contemplated hereby to the Company Stockholders whose consent was not obtained as described in Section 5.1(a) hereof for approval and adoption by such Company Stockholders pursuant to execution of the Stockholder Written Consent. To the extent required by the DGCL, the Company shall promptly deliver to any Company Stockholder who has not approved this Agreement and the transactions contemplated hereby a notice of the approval of the Merger and adoption of this Agreement by written consent of the Company Stockholders pursuant

38

  to the applicable provisions of the DGCL, which notice shall constitute the notice to Company Stockholders required by applicable Law that appraisal rights may be available to Company Stockholders in accordance with the DGCL.

          (c)   Any materials to be submitted to the Company Stockholders in connection with the solicitation of their approval of the Merger and this Agreement, including the Information Statement (the "Soliciting Materials"), shall be subject to prior review and approval by Parent (not to be unreasonably withheld or delayed) and shall include information regarding the Company, the terms of the Merger and this Agreement, and the recommendation of the board of directors of the Company in favor of the Merger and this Agreement. The Company shall promptly advise Parent in writing if at any time prior to the Closing the Company shall obtain Knowledge of any facts that might make it necessary or appropriate to amend or supplement the Soliciting Materials in order to make statements contained or incorporated by reference therein not misleading or to comply with applicable Law. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Soliciting Materials any information with respect to Parent or its Affiliates or associates, the form and content of which shall not have been consented to in writing by Parent prior to such inclusion, except for publicly available information or as required pursuant to applicable Law.

        5.2    Parent Stockholders' Meeting.     Parent shall take all action necessary to call, give notice of and hold a meeting of the holders of Parent Common Stock to vote on the issuance of Parent Common Stock in the Merger (the "Parent Stockholders' Meeting"). The Parent Stockholders' Meeting will be held as promptly as practicable after Parent has received the Required Financial Statements. Parent shall ensure that all proxies solicited in connection with the Parent Stockholders' Meeting are solicited in compliance with all applicable Laws. Parent shall give the Company the right to review the proxy statement and other proxy solicitation materials of the Parent, and any amendment or supplement thereto, and shall consider the Company's comments with respect thereto in good faith. Parent shall keep the Company updated with respect to proxy solicitation results as reasonably requested by the Company.

        5.3    Regulatory Approvals.     Each party shall use all reasonable efforts to file as soon as practicable, but no later than five (5) Business Days, after the Agreement Date all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, including any notifications required under the HSR Act and any applicable foreign antitrust Laws, and to submit promptly any additional information requested by any such Governmental Body. Parent shall pay all filing fees in connection with any such notifications that must be made by any of the parties under the HSR Act or any other applicable antitrust Law (collectively, the "Antitrust Filings"). Each party will bear its own costs (including the cost of any advisers appointed by it) incurred in connection with preparing the Antitrust Filings and obtaining the necessary clearances.

          (a)   The Company and Parent shall respond as promptly as practicable to and, to the extent applicable, certify substantial compliance with (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or matters related to the Merger and the other transactions contemplated by this Agreement. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Proceeding or threat, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. Except as may be prohibited by any

39

  Governmental Body or by any Law, (a) the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law, and (b) in connection with any such Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Proceeding and to have access to and be consulted in connection with any document, communication, opinion or proposal received from or made or submitted to any Governmental Body in connection with any such Proceeding.

          (b)   Notwithstanding the foregoing provisions of this Section 5.3 or any other provision of this Agreement, nothing in this Agreement shall obligate Parent to agree to or actually (and the Company shall not, without the prior written consent of Parent (which consent may be withheld by Parent in its sole discretion), proffer to, agree to or actually): (i) divest, hold separate, or enter into any license (whether pursuant to an exclusive or nonexclusive license) or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of the Company, Parent, or any of their Affiliates, (ii) pay any amounts or make any commitments to obtain any consents, licenses, permits, certificates, exemptions, waivers, approvals, authorizations, registrations, clearances or orders of a Governmental Body (other than the payment of filing fees and expenses and fees of counsel) in connection with the transactions contemplated by this Agreement, or (iii) limit in any manner whatsoever the ability of such entities to conduct, own, operate or control any of their respective businesses, assets or properties or of the businesses, assets or properties of the Company.

        5.4    Section 16 Matters.     If the Company delivers the Section 16 Information (as defined below) to Parent at least 30 days prior to the Effective Time (to the extent that such information is not included in the Spreadsheet delivered on the Agreement Date), then, prior to the Effective Time, Parent shall take such reasonable steps as are required to cause the acquisition of Parent Common Stock, options to purchase shares of Parent Common Stock and other derivative securities with respect to Parent Common Stock, if any, in connection with the Merger by each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act. For purposes of this Section 5.4, "Section 16 Information" shall mean the following information for each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent: (a) the number of shares of Company Common Stock held by such individual and expected to be exchanged for shares of Parent Common Stock in the Merger; (b) the number of Company Options held by such individual and expected to be converted into options to purchase shares of Parent Common Stock in connection with the Merger; and (c) the number of other derivative securities (if any) with respect to Company Common Stock held by such individual and expected to be converted into shares of Parent Common Stock or derivative securities with respect to Parent Common Stock in connection with the Merger.

        5.5    Board of Directors.     Immediately following the Effective Time, Parent shall use all reasonable efforts to cause George Bell to be elected to the board of directors of Parent.

        5.6    Employee Benefits.

          (a)   Parent shall provide or shall cause to be provided immediately following the Effective Time, to all employees of the Company whose employment continues with Parent or the Surviving Corporation or any applicable Subsidiary of Parent or Surviving Corporation following the Effective Time (the "Continuing Employees"): (i) an annual base salary or hourly wage rate that is

40

  no less favorable than the annual base salary or hourly wage rate in effect as of immediately prior to the Effective Time, and (ii) employee benefits that are substantially comparable in the aggregate to the employee benefits that are provided to similarly-situated employees of Parent under a Parent Plan.

          (b)   To the extent that Continuing Employees are transitioned to the employee welfare and retirement benefit plans of Parent or its Subsidiaries after the Effective Time (the "Parent Plans") and to the extent permitted by Law, applicable Tax qualification requirements, and the terms and conditions of each such Parent Plan, and subject to any applicable break in service or similar rule, (i) each Continuing Employee shall be credited with his or her years of service with the Company or its Subsidiary (or any predecessor entities) before the Effective Time for purposes of eligibility to participate, vesting and determination of level of benefits (but not for purposes of benefit accruals under any Parent Plans or to the extent that such recognition would result in duplication of benefits), but only to the extent such service would have been taken into account under a Parent Plan had such service been performed as an employee of Parent and provided that, if the Company maintained a comparable plan prior to the Effective Time, such service will only be credited to the extent such service was credited under such Company Plan; and (ii) for purposes of each Parent Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, Parent shall use commercially reasonable efforts to cause its third-party insurance providers or third-party administrators to ensure that such Continuing Employees will receive credit under such medical plans for the plan year in which the Closing occurs towards applicable deductibles and out-of-pocket limits for expenses incurred for the plan year in which the Closing occurs under the corresponding Company Plans.

          (c)   Unless Parent provides written notice to the Company to the contrary prior to the Closing Date, effective as of no later than the day immediately preceding the Closing Date, the board of directors of each of the Company and any Subsidiary shall adopt resolutions to terminate any and all Company Plans intended to include a Code Section 401(k) arrangement (each, a "401(k) Plan"). Unless Parent provides written notice to the Company as contemplated in the forgoing sentence, prior to the Closing, the Company shall provide Parent with evidence that resolutions terminating each 401(k) Plan have been adopted (effective as of no later than the day immediately preceding the Closing Date). The form and substance of such resolutions shall be subject to reasonable review and approval by Parent. The Company also shall take such other actions in furtherance of the foregoing as Parent may reasonably require.

          (d)   No provision in this Section 5.6 will (i) create or be deemed to create any third-party beneficiary or other rights in any current or former employee, individual independent contractor or director of the Company or any of its Subsidiaries, or any other Person other than the parties to this Agreement, (ii) constitute or create or be deemed to constitute or create an employment agreement, (iii) constitute or be deemed to constitute an amendment to any employee benefit plan sponsored or maintained by the Company or the Parent or its Subsidiaries, or (iv) require Parent to continue to maintain any employee benefit plan in effect following the Closing for Parent's employees, including Continuing Employees. Notwithstanding anything to the contrary in this Section 5.6, Parent and its Subsidiaries and/or the Surviving Corporation may terminate the employment of any Employee or Continuing Employee at any time after the Closing.

          (e)   Prior to the Closing, the Company shall use its reasonable efforts to obtain from each of the employees listed on Part 5.6(e) of the Company Disclosure Schedule, an amendment to his or her offer letter to clarify the provisions relating to the severance payments that may become payable under such offer letter and such other related amendments, in a form that is reasonably acceptable to Parent.

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          (f)    Prior to the Closing, the Company shall use its reasonable efforts to cause the Continuing Employees (other than the Key Employees) to execute and delivered their employment offer letters and employee invention and assignment agreement, in a form that is reasonably acceptable to Parent.

        5.7    Indemnification of Officers and Directors.

          (a)   All rights to indemnification by the Company existing in favor of those Persons who are directors and officers of the Company as of the Agreement Date (the "D&O Indemnified Persons") for their acts and omissions occurring prior to the Effective Time, as provided in the certificate of incorporation and bylaws of the Company (as in effect as of the Agreement Date) and as provided in the indemnification agreements between the Company and such D&O Indemnified Persons (as in effect as of the Agreement Date) in the forms made available by the Company to Parent prior to the Agreement Date (collectively, the "Indemnification Agreements"), shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent available and unless otherwise required under applicable Law for a period of six (6) years from the Effective Time, and any claim made requesting indemnification pursuant to such indemnification rights within such six (6)-year period shall continue to be subject to this Section 5.7(a) and the indemnification rights provided under this Section 5.7(a) until disposition of such claim.

          (b)   From the Effective Time until the sixth (6th) anniversary of the date on which the Effective Time occurs, Parent and the Surviving Corporation shall, to the fullest extent permitted under applicable Law and consistent with the Indemnification Agreements, indemnify, defend and hold harmless each D&O Indemnified Person in his or her capacity as an officer or director of the Company against all losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such D&O Indemnified Person in his or her capacity as an officer, director or employee of the Company, to the extent arising out of or pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time.

          (c)   Prior to the Effective Time, the Company shall purchase a six (6)-year "tail" policy (the "Tail Policy") for the existing policy of directors' and officers' liability insurance maintained by the Company.

          (d)   The provisions of this Section 5.7 shall survive the consummation of the Merger and are intended to be for the benefit of, and will be enforceable by, each of the D&O Indemnified Persons and their successors, assigns and heirs. This Section 5.7 may not be amended, altered or repealed after the Effective Time without the prior written consent of the affected D&O Indemnified Person.

        5.8    Tax Matters

          (a)   All Company Returns for any taxable period ending on or before the Closing Date, or for any taxable period that includes (but does not end on) the Closing Date (each, a "Pre-Closing Tax Return"), shall be prepared in a manner consistent with past practices of the Company, to the extent such past practice complies with applicable Law. No later than thirty (30) days before the due date for any Pre-Closing Tax Return based on or measured by income (and any other material Pre-Closing Tax Return) that is due after the Closing Date, and no later than thirty (30) days prior to the proposed filing date for any amended or original Pre-Closing Tax Return (whether or not based on or measured by income that was filed (or purportedly should have been filed) prior to the Closing Date (an "Amended Return"), Parent shall deliver such Pre-Closing Tax Returns or such Amended Returns to the Stockholders' Representative for review and comment and shall make any reasonable changes requested by the Stockholders' Representative on such Pre-Closing Tax Returns or Amended Returns. The amount of additional Taxes due on any Pre-Closing Tax Return

42

  or Amended Return shall not be conclusive evidence of the amount of Damages recoverable under Section 8.1 in connection with such Pre-Closing Tax Return or Amended Return.

          (b)   Parent shall have the exclusive right to control any audit, litigation or other proceeding with respect to Taxes (a "Tax Contest"), provided, however, that with respect to any Tax Contest for any Pre-Closing Tax Period or any Straddle Period for which the Participating Holders could reasonably be expected to have any indemnification obligation under Section 8.1 (each a "Pre-Closing Tax Contest"), (i) Parent will notify the Stockholders' Representative in writing of such Pre-Closing Tax Contest and will keep the Stockholders' Representative reasonably informed with respect to such defense, (ii),the Stockholders' Representative, on behalf of the Participating Holders, will have the right to participate in the defense of such Pre-Closing Tax Contest at the sole expense of the Participating Holders; (iii) Parent will consult with the Stockholders' Representative before taking any significant action in connection with such Pre-Closing Tax Contest; and (iv) the Stockholders' Representative shall have the right to approve any settlement of such Pre-Closing Tax Contest (such approval not to be unreasonably delayed, conditioned or withheld). To the extent of any conflict between the provisions of this Section 5.8(c) and Section 8.2 hereof, this Section 5.8(c) shall control.]

          (c)   Parent, the Surviving Corporation and the Stockholders' Representative shall cooperate, as and to the extent reasonably requested by the other Party, in connection with the filing of Company Returns pursuant to this Section 5.8 and any audit, litigation or other proceeding with respect to Taxes of the Company. Parent, the Company, the Stockholder Representative, and the Participating Holders further agree, upon request, to use commercially reasonable efforts to retain or cause to be retained all books and records pertinent to the Company until the applicable period for assessment under applicable law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Governmental Body.

          (d)   All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement ("Transfer Taxes") shall be borne 50% by Parent and 50% by the Participating Holders, and each of the aforementioned parties shall indemnify the other party from such Transfer Taxes paid by the other in excess of such threshold.

        5.9    Form S-3 Registration Statement.

          (a)   Subject to Parent's timely receipt of the Required Financial Statements, Parent shall prepare and file with the SEC, within ten (10) days following the closing, a registration statement on Form S-3 (the "Form S-3") relating to the shares of Parent Common Stock issuable with respect to the Merger pursuant to the terms and conditions of the Registration Rights Agreement.

          (b)   Subject to Parent's timely receipt of the Required Financial Statements, Parent agrees to use its reasonable best efforts to cause the Form S-3 to become or be declared effective by the SEC as promptly as practicable after the filing thereof, but in any event, in the case where the Form S-3 is not subject to review by the SEC, such Form S-3 shall be effective not later than the later of: (i) fifteen (15) Business Days following the Effective Date; and (ii) five (5) Business Days following notification by the staff of the SEC that no review will be performed. In connection with the filing of any Form S-3, but subject to Parent's timely receipt of the Required Financial Statements, Parent agrees to make any other filings with the SEC required to be made prior to the effectiveness of the Form S-3, including, if required, a Current Report on Form 8-K with respect to the closing of the Merger and all financial statements required to be included therein.

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          (c)   Parent shall use its reasonable best efforts to maintain the effectiveness of the Form S-3 for the period described in the Registration Rights Agreement, and shall otherwise comply with all of its obligations contained in the Registration Rights Agreement.

        5.10    Form S-8.     Parent will use commercially reasonable efforts to cause the Parent Common Stock issuable upon exercise of the assumed Company Options for which a Form S-8 registration statement is available to be registered with the SEC on Form S-8 promptly after the Effective Time (assuming timely receipt of the Spreadsheet, all option documentation relating to the Company Options outstanding immediately prior to the Effective Time and all signatures, opinions and consents required for such registration statement), will exercise commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such assumed Company Options remain outstanding and will reserve a sufficient number of shares of Parent Common Stock for issuance upon exercise thereof. Prior to the Closing, the Company shall reasonably cooperate with and assist Parent in the preparation of such registration statement. The Form S-8 registration statement shall not cover the shares of Parent Common Stock subject to any Company Options assumed by Parent which are held by Persons who do not become employees of the Parent at the Effective Time or do not otherwise have a service relationship with the Parent at the Effective Time.

        5.11    Affiliate and Other Legends.     Parent shall be entitled to place appropriate legends with respect to restrictions on transfer imposed by the Securities Act or by applicable Contract on the certificates evidencing any Parent Common Stock to be issued in connection with the Merger, including by Rule 145 promulgated under the Securities Act on certificates received by any Person that Parent reasonably determines may be deemed an Affiliate of the Company and/or Parent and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock.

        5.12    Listing.    Parent shall use reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing (subject to notice of issuance) on the New York Stock Exchange.

        5.13    Disclosure.     The contents of the initial press release (the "Initial Press Release") with respect to the Merger shall be agreed upon by Parent and the Company. Thereafter, Parent may, in Parent's sole discretion, make additional public statements and issue such press releases relating to the Merger without the consent of the Company; provided, however, that prior to the release of any press release Parent shall consult with Company regarding the content of such press release and shall consider any comments of the Company regarding such press release in good faith. The Company shall not, and shall not permit any representative to, directly or indirectly, issue or make any statement or communication to any third party (other than in connection with obtaining the consents, votes and items required to be delivered to Parent, in each case in accordance with and pursuant to this Agreement, and to its legal, accounting and financial advisors that are bound by confidentiality restrictions) regarding the existence or subject matter of this Agreement or the transactions contemplated hereby, without the consent of Parent; provided, however, that the Company shall be permitted to make public statements and disclosures consistent with the content of prior public disclosures of Parent.

        5.14    Notification of Certain Matters.     The Company or Parent, as the case may be, shall give prompt notice to the other party of: (a) the occurrence of any event that is likely to cause any representation or warranty of the Company or Parent, respectively, and as the case may be, contained in this Agreement to be untrue or inaccurate at or prior to the Closing as if such representation or warranty was made at the Closing (except for representations and warranties that speak as of an earlier date) such that the any of the conditions set forth in Section 6 or Section 7, as applicable, hereof would not be satisfied, and (b) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder such that any of the conditions set forth in Section 6 or Section 7, as applicable, hereof would not be satisfied;

44

provided, however, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by the Company or Parent pursuant to this Section 5.14, however, shall be deemed to amend or supplement the Company Disclosure Schedule or prevent or cure any misrepresentation, breach of representation or warranty or breach of covenant.

        5.15    Issuances of Parent Common Stock.     Prior to the Closing, Parent shall not issue, sell or grant any shares of Parent Common Stock, options to purchase shares of Parent Capital Stock, Parent preferred stock, or any securities convertible into or exchangeable or exercisable for Parent Common Stock, other than: (a) grants of Parent Options to purchase no more than 250,000 shares of Parent Common Stock granted to employees of Parent during the Pre-Closing Period in the ordinary course of business consistent with past practices; and (b) the issuance of shares of Parent Common Stock upon the exercise or settlement of any Parent Options outstanding on the Agreement Date.

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent), at or prior to the Closing, of each of the following conditions:

        6.1    Accuracy of Representations and Warranties.     The representations and warranties of the Company set forth in Section 2 shall be true and correct in all material respects (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) on and as of the Agreement Date and on and as of the Closing, as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of the earlier date).

        6.2    Performance of Covenants.    The Company shall have performed and complied with, in all material respects, all of its covenants contained in Sections 4 and 5 at or before the Closing (to the extent that such covenants require performance by the Company at or before the Closing).

        6.3    Stockholder Approval.

          (a)   This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

          (b)   The issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

        6.4    No Restraints.    No temporary restraining order, preliminary or permanent injunction, or other order preventing the consummation of the Merger by Parent shall have been issued by any court of competent jurisdiction and remain in effect, and no material Law shall have been enacted since the Agreement Date that makes consummation of the Merger by Parent illegal.

        6.5    Closing Certificate.    The President or Chief Financial Officer and the Secretary of the Company shall have delivered to Parent a certificate to the effect that each of the conditions specified above in Sections 6.1 and 6.2 is satisfied in all respects. Parent shall also have received a certificate, dated as of the Closing Date and executed on behalf of the Company by its Secretary, certifying the Company's (i) certificate of incorporation, (ii) bylaws, (iii) board resolutions approving the Merger and adopting this Agreement, and (iv) Company Stockholder resolutions approving the Merger and adopting this Agreement.

        6.6    Escrow Agreement.    The Stockholders' Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement.

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        6.7    Reserved.

        6.8    280G Stockholder Vote; Parachute Payment Waivers.     The Company shall deliver copies of executed Parachute Payment Waivers for each disqualified individual for whom the 280G Stockholder Vote is to be solicited and such Parachute Payment Waivers shall be in effect immediately prior to the Effective Time and the Company shall have solicited the 280G Stockholder Vote in accordance with Section 4.6 with respect to each disqualified individual for whom the 280G Stockholder Vote is to be solicited.

        6.9    Resignations.    Parent shall have received resignations, effective as of the Effective Date, of the individual directors and officers of the Company and its Subsidiaries from their positions as directors and officers of the Company and its Subsidiaries.

        6.10    Employment Agreements, Non-Competition Agreements and Other Employee Matters.     None of the Key Employees shall have terminated employment with the Company or shall have terminated or repudiated his or her Employment Agreement or Non-Competition Agreement or shall be unable to continue or commence employment under his or her Employment Agreement upon Closing. No more than seven (7) of the Core Employees shall have terminated employment with the Company or shall have terminated or repudiated his or her Employment Agreement or Non-Competition Agreement or shall be unable to continue or commence employment under his or her Employment Agreement upon Closing.

        6.11    Closing Financial Certificate.     Parent shall have received the Closing Financial Certificate, which certificate shall be accompanied by such supporting documentation, information and calculations as are necessary for Parent to verify and determine the respective amounts of Transaction Expenses and Indebtedness.

        6.12    Payoff Letters; Termination of Financing Statements.     Parent shall have received (i) customary payoff letters executed by all Persons holding Indebtedness or to which Transaction Expenses of the Company have been or are to be paid (the "Payoff Letters") and (ii) executed UCC-2 or UCC-3 termination statements executed by each Person holding a security interest in any assets of the Company as of the Closing Date.

        6.13    Required Financial Statements.     Parent shall have received the Required Financial Statements.

        6.14    No Material Adverse Effect.     Since the Agreement Date, there shall have been no effect, event or change which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company.

        6.15    HSR Act.     The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        6.16    Listing.    The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the New York Stock Exchange.

        6.17    FIRPTA Compliance.     The Company shall have delivered to Parent the statement referred to in Section 4.9, together with the required notice to the IRS and written authorization for Parent to deliver such notice and a copy of such statement to the IRS on behalf of the Company.

        6.18    No Governmental Litigation.     There shall not be pending any Proceeding in which a Governmental Body is a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of the Company and its Subsidiaries any damages or other relief in connection with the Merger that may be material to Parent or the Company and its Subsidiaries; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive

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dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) seeking to compel any of the Company and its Subsidiaries, Parent or any Subsidiary of Parent, to dispose of or hold separate any material assets, as a result of the Merger or any of the other transactions contemplated by this Agreement.

        6.19    Lockup Agreement.     The Company Stockholders set forth on Part 6.19 of the Company Disclosure Schedule shall have executed and delivered to Parent a Lockup Agreement.

7.  CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

        The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by the Company), at or prior to the Closing, of the following conditions:

        7.1    Accuracy of Representations.     The representations and warranties of Parent and Merger Sub set forth in Section 3 shall be true and correct in all material respects (without giving effect to any limitation as to materiality or Material Adverse Effect set forth herein) on and as of the Agreement Date and on and as of the Closing, as though made on and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of the earlier date).

        7.2    Performance of Covenants.     Parent and Merger Sub shall have performed and complied with, in all material respects, all of their covenants contained in Section 5 at or before the Closing (to the extent that such covenants require performance by Parent or Merger Sub at or before the Closing).

        7.3    Closing Certificate.     An executive officer of Parent shall have delivered to the Company and the Stockholders' Representative a certificate to the effect that each of the conditions specified above in Sections 7.1 and 7.2 is satisfied in all respects. The Company and the Stockholders' Representative shall also have received a certificate, dated as of the Closing Date and executed on behalf of the Parent by its Secretary, certifying the Parent's (i) certificate of incorporation, (ii) bylaws, (iii) board resolutions approving the Merger and adopting this Agreement, and (iv) Parent Stockholder consent approving the Merger and adopting this Agreement.

        7.4    Stockholder Approval.

          (a)   This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

          (b)   The issuance of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

        7.5    HSR Act.     The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        7.6    Listing.    The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the New York Stock Exchange.

        7.7    No Restraints.     No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and no material Law shall have been enacted since the Agreement Date that makes consummation of the Merger by the Company illegal.

        7.8    Escrow Agreement.     Parent and the Escrow Agent shall have executed and delivered the Escrow Agreement.

        7.9    S-3/S-8 Eligibility.     Parent shall be eligible to register the Parent Common Stock to be issued in the Merger for resale by the Company Stockholders on Form S-3 promulgated under the Securities Act and shall be eligible to register on Form S-8 promulgated under the Securities Act the Parent

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Common Stock issuable upon exercise of all Company Options that are assumed by Parent pursuant to Section 1.5(e) and eligible to be registered on Form S-8.

        7.10    Registration Rights Agreement.     Parent shall have duly executed and delivered the Registration Rights Agreement.

        7.11    No Material Adverse Effect.     Since the Agreement Date, there shall have been no effect, event or change which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent

        7.12    No Governmental Litigation.     There shall not be pending any legal Proceeding in which a Governmental Body is a party challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement.

8.  INDEMNIFICATION

        8.1    Indemnification.

          (a)   Indemnification by Participating Holders.    Subject to the other provisions of this Section 8, the Participating Holders shall defend and indemnify Parent, the Surviving Corporation, their Subsidiaries and their respective officers, directors, agents, employees, representatives and each Person, if any, who controls or may control Parent within the meaning of the Securities Act (the "Parent Indemnified Parties") in respect of, and hold them harmless against, any Damages suffered by any of the Parent Indemnified Parties resulting from, in connection with or arising out of: (i) any inaccuracy in any representation or warranty made by the Company in this Agreement or in any certificate delivered to Parent pursuant to this Agreement or third party claim that, if determined adversely, would constitute such an inaccuracy, (ii) any breach of or default in connection with any of the covenants or agreements made by the Company in this Agreement, (iii) any inaccuracy in the Spreadsheet or the Closing Financial Certificate, (iv) any Dissenting Share Payments, (v) any Indemnified Third Party Claim, (vi) any Indemnified Taxes, and (vii) the matters set forth on Part 8.1(a)(vii) of the Company Disclosure Schedule. The right to indemnification, payment, reimbursement, or other remedy based upon a breach of representation, warranty, covenant or other indemnifiable matter set forth in this Section 8.1 shall not be affected by any investigation conducted by or any knowledge acquired at any time by any Parent Indemnified Party, whether before or after the Agreement Date or Closing Date.

          (b)   Indemnification by Parent.    Subject to the other provisions of this Section 8, Parent shall defend and indemnify the Participating Holders (the "Holder Indemnified Parties", and, together with the Parent Indemnified Parties, the "Indemnified Parties") in respect of, and hold them harmless against, any Damages suffered by the Participating Holders resulting from, in connection with or arising out of: (i) any inaccuracy in any representation or warranty made by the Parent in this Agreement or in any certificate delivered by Parent pursuant to this Agreement or third party claim that, if determined adversely, would constitute such an inaccuracy, and (ii) any breach of or default in connection with any of the covenants or agreements made by the Parent in this Agreement. The right to indemnification, payment, reimbursement, or other remedy based upon a breach of representation, warranty, covenant or other indemnifiable matter set forth in this Section 8.2 shall not be affected by any investigation conducted by or any knowledge acquired at any time by any Holder Indemnified Party, whether before or after the Agreement Date or Closing Date. The limitations on indemnification obligations of the Participating Holders set forth in Section 8.5 that limit the amounts of indemnification obligations (but not the source of recovery therefor), to the extent applicable to indemnification obligations set forth in Sections 8.1(a)(i) and 8.1(a)(ii), shall apply to the indemnification obligations set forth in this Section 8.2(b), mutatis mutandis.

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        8.2    Third Party Claims.     In the event any Indemnified Party becomes aware of a third-party claim (including any action or Proceeding commenced or threatened to be commenced by any third-party) that such Indemnified Party reasonably believes may result in indemnification pursuant to Section 8, such Indemnified Party shall promptly notify the party from whom indemnification is sought (an "Indemnifying Party") (and the Stockholders' Representative, if the Indemnifying Party is the Participating Holders) in writing of such claim (the "Claim Notice") and shall also deliver a copy of the Claim Notice to the Escrow Agent contemporaneously with its delivery to the Stockholders' Representative, if the Indemnifying Party is the Participating Holders. The Claim Notice shall be accompanied by reasonable supporting documentation submitted by the Indemnified Party and shall describe (to the extent known by the Indemnified Party) the facts constituting the basis for such claim and the amount of the claimed Damages; provided, however, that no delay or failure on the part of the Indemnified Party in delivering a Claim Notice shall relieve the Indemnifying Party from any liability hereunder except to the extent of any damage or liability caused by or arising out of such delay or failure. Within twenty (20) Business Days after receipt of any Claim Notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of the claim referred to therein. If the Indemnifying Party does not elect to so assume control of the defense of such claim, the Indemnified Party may elect to control the defense of such claim with counsel reasonably satisfactory to the Indemnifying Party. The party not controlling the defense of such claim (the "Non-Controlling Party") may participate therein at its own expense. The party controlling the defense of such claim (the "Controlling Party") shall keep the Non-Controlling Party advised of the status of such claim and the defense thereof and shall consider in good faith recommendations made by the Non-Controlling Party with respect thereto. The Non-Controlling Party shall furnish the Controlling Party with such information as it may have with respect to such claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such claim. Neither the Indemnified Party nor the Indemnifying Party shall agree to any settlement of, or the entry of any judgment arising from, any such claim without the prior written consent of the other of such parties, which shall not be unreasonably withheld or delayed; provided, however, that the consent of Parent shall not be required with respect to any such settlement of a claim controlled by the Stockholders' Representative if the Stockholders' Representative agrees in writing that the Participating Holders will be responsible for any amounts payable pursuant to such settlement (subject to the limitation specified in Section 8.5) and such settlement or judgment includes a complete release of Parent from further liability and does not contain an admission of liability on the part of Parent.

        8.3    Indemnification Mechanics.

          (a)   In order to seek indemnification under this Section 8, the Indemnified Party shall deliver a written demand (an "Indemnification Demand") to the Indemnifying Party (and the Stockholders' Representative with a copy to the Escrow Agent, if the Indemnifying Party is the Participating Holders), which contains (i) a description and the amount (the "Asserted Damages Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party (to the extent ascertainable), (ii) a statement that the Indemnified Party is entitled to indemnification under Section 8.1(a) or Section 8.2 for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages.

          (b)   Within thirty (30) days after delivery of an Indemnification Demand to the Indemnifying Party, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which it shall: (i) agree that the Indemnified Party is entitled to receive all of the Asserted Damages Amount (in which case the Indemnified Party shall be entitled to payment (which payment shall be made first out of the Escrow Fund and thereafter by the Participating Holders in proportion to their respective Indemnity Pro Rata Fractions, if the Indemnifying Party

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  is the Participating Holders) of the full Asserted Damages Amount (subject to the limitations of Section 8.5) by check or by wire transfer, and the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, if the Indemnifying Party is the Participating Holders, within three (3) days following the delivery of the Response, a written notice executed by both such parties instructing the Escrow Agent to disburse the full Asserted Damages Amount (subject to the limitations of Section 8.5) to the extent of the Escrow Fund to Parent, and, thereafter the Participating Holders shall pay any remaining amount to Parent in accordance with a payment method reasonably acceptable to Parent in proportion to their respective Indemnity Pro Rata Fractions; (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Asserted Damages Amount (such portion, the "Agreed Portion") in which case the Indemnified Party shall be entitled to payment of the Agreed Portion (subject to the limitations of Section 8.5), by check or by wire transfer and, if the Indemnifying Party is the Participating Holders, the Stockholders' Representative and Parent shall deliver to the Escrow Agent, within three (3) days following the delivery of the Response, a written notice executed by both such Parties instructing the Escrow Agent to disburse the Agreed Portion (subject to the limitations of Section 8.5) to the extent of the Escrow Fund to the Indemnified Party, and, thereafter the Participating Holders shall pay any remaining amount to the Indemnified Party in accordance with a payment method reasonably acceptable to Parent in proportion to their respective Indemnity Pro Rata Fractions; or (iii) dispute that the Indemnified Party is entitled to receive any of the Asserted Damages Amount.

          (c)   In the event that, pursuant to Section 8.3(b), the Indemnifying Party shall (i) dispute that the Indemnified Party is entitled to receive any of the Asserted Damages Amount, or (ii) agree that the Indemnified Party is entitled only to receive the Agreed Portion of the Asserted Damages Amount, the Indemnifying Party and the Indemnified Party shall attempt in good faith to agree upon the rights of the respective parties with respect to each of the indemnification claims that comprise the Asserted Damages Amount (or the portion of the Asserted Damages Amount not comprising the Agreed Portion). If the Indemnifying Party and the Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both such parties and, in the case of a demand for recovery from the Escrow Fund, shall be furnished to the Escrow Agent, and payment shall be made in accordance with the methodology in Section 8.3(b). If no such agreement can be reached after good faith negotiation within thirty (30) days after delivery of a Response, the matter set forth in the applicable Indemnification Demand will be resolved in any court having jurisdiction over the matter where venue is proper pursuant to Section 10.5 of this Agreement.

          (d)   Following the delivery of an Indemnification Demand, the Indemnifying Party and its representatives and agents shall be given all such access (including electronic access, to the extent available) as they may reasonably require to the books and records of the Surviving Corporation and access to such personnel or representatives of the Surviving Corporation and the Indemnified Party, including but not limited to the individuals responsible for the matters that are subject of the Indemnification Demand, as they may reasonably require for the purposes of investigating or resolving any disputes or responding to any matters or inquiries raised in the Indemnification Demand.

          (e)   If the Indemnifying Party fails to deliver a Response as contemplated by Section 8.3(b) prior to the expiration of such thirty (30)-calendar day period, then the indemnity claim set forth in the Indemnification Demand shall be conclusively determined in the Indemnified Party's favor for purposes of this Section 8, and the Indemnified Party shall be indemnified by the Indemnifying Party for the amount of the Damages stated in such Indemnification Demand on demand or, in the case of any notice in which the Damages (or any portion thereof) are estimated, on such later

50

  date when the amount of such Damages (or such portion thereof) becomes finally determined, in either case, subject to the limitations of this Section 8.3.

          (f)    In the case of payments to Parent of shares of Parent Common Stock from the Escrow Fund and thereafter by the Participating Holders, as applicable, in satisfaction of Indemnification Demands pursuant to this Section 8, the number of shares of Parent Common Stock paid to Parent shall be equal to the quotient obtained by dividing (i) the Asserted Damages Amount, the Agreed Portion, or such other Damages amount per this Section 8, as applicable, by (ii) the Parent Stock Price, rounded down to the nearest whole share.

        8.4    Survival of Representations and Warranties.     All representations and warranties contained in this Agreement, or in any certificate or other document delivered to Parent, Merger Sub, the Company or the Stockholders' Representative pursuant to this Agreement, shall survive until 5:00 p.m. Pacific Standard Time on the date that is twelve (12) months after the Closing Date; provided, however, that (i) the representations and warranties of the Company contained in Section 2.1 ("Due Incorporation; No Subsidiaries; Etc."), Section 2.3 ("Capitalization, Etc."), Section 2.19 ("Authority; Binding Nature of Agreement"), Section 2.20 ("Non-Contravention; Consents", except the portions of Section 2.20 that relate to Material Contracts), Section 3.1 ("Due Incorporation"), Section 3.2 ("Authority; Binding Nature"), Section 3.3 ("Non-Contravention; Consents", except for Section 3.3(c) or the other portions of Section 3.3 that relate to Contracts) and Section 3.4 ("Parent Capitalization") (collectively, the "Fundamental Representations") shall survive until the expiration of the applicable statute of limitations; (ii) the representations and warranties in Section 2.14 ("Tax Matters") shall survive until thirty (30) days after the expiration of the applicable statute of limitations (together with the Fundamental Representations, the "Special Claims"); (iii) the representations and warranties of the Company contained in Section 2.9 ("Intellectual Property; Privacy and Security of User Data") shall survive until eighteen (18) months after the Closing Date ("IP Claims"); and (iv) in the event of fraud or intentional misrepresentation, any claim for losses arising therefrom shall survive indefinitely. If an Indemnified Party delivers to the Indemnifying Party (or the Stockholders' Representative, as applicable), before expiration of a representation or warranty, either a Claim Notice or an Indemnification Demand based upon a breach of such representation or warranty, then the demand for indemnification set forth therein shall survive until the resolution of the matter covered by such Claim Notice or Indemnification Demand. It is the express intent of the parties that, if an applicable survival period as contemplated by this Section 8.4 is shorter than the statute of limitations that would otherwise have been applicable, then, by contract, the applicable statute of limitations shall be reduced to the shortened survival period contemplated hereby. The parties further acknowledge that the time periods set forth in this Section 8.4 for the assertion of claims under this Agreement are the result of arms'-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties.

        8.5    Limitations.

          (a)   Except with respect to Fundamental Representations and the matters set forth in Section 8.1(a)(iii), no Indemnified Party shall be entitled to any recovery resulting from Section 8.1(a) or Section 8.1(b) until such time (if at all) as the total amount of all Damages (calculated, without limitation, in accordance with Section 8.3) that have been suffered or incurred by any one or more of the Indemnified Parties with respect to such matters exceeds $1,000,000 in the aggregate (the "Basket"); and in such event, the Indemnified Parties shall, subject to the limitations set forth in Sections 8.5(b) below, be entitled to be indemnified against and compensated and reimbursed for all Damages, including the Basket.

          (b)   If the Merger is consummated, except for Special Claims, IP Claims and the matters set forth in Sections 8.1(a)(ii), 8.1(a)(iii), 8.1(a)(iv), 8.1(a)(vi) and 8.1(a)(vii) or fraud or intentional misrepresentation, recovery from the Escrow Fund shall be the exclusive means for Parent and the Surviving Corporation to collect any Damages for which they are entitled to indemnification under

51

  this Agreement or otherwise and under any theory of liability; provided, however, that a Participating Holder's liability to Parent for Damages in circumstances not limited to the Escrow Fund shall be several and not joint and shall not exceed such Participating Holder's Indemnity Pro Rata Fraction multiplied by the Damages except in cases of fraud or intentional misrepresentation by such Participating Holder or willful breaches of covenants by a Participating Holder, in which case such Participating Holder's liability shall not be limited by the Indemnity Pro Rata Fraction of the Damages. An Indemnified Party shall first seek recovery of any Damages from the Escrow Fund prior to seeking recovery directly from any Participating Holder and, in the event that an Indemnified Party is seeking recovery for Damages directly from a Participating Holder, the Indemnified Party shall seek recovery from each Participating Holder for their Indemnity Pro Rata Fraction of such Damages (except in the event of fraud, intentional misrepresentation or willful breach of covenants by a Participating Holder, in which case recovery may be sought against such Participating Holder in excess of such Participating Holder's Indemnity Pro Rata Fraction). Each Participating Holder's liability to Parent for Damages for IP Claims shall not (inclusive of all other claims for Damages pursuant to Section 8.1(a)(i)), in the aggregate, exceed such Participating Holder's Indemnity Pro Rata Fraction multiplied by twenty percent of the Merger Consideration Amount. Each Participating Holder's liability to Parent for Damages pursuant to Sections 8.1(a)(ii), 8.1(a)(iii), 8.1(a)(iv), 8.1(a)(vi) and 8.1(a)(vii), and Special Claims shall not (inclusive of all other claims for Damages pursuant to Section 8.1(a)) exceed such Participating Holder's Indemnity Pro Rata Fraction multiplied by the Merger Consideration Amount. In the cases of fraud or willful breaches of covenants by a Participating Holder, such Participating Holder's liability shall not be limited by such Participating Holder's Indemnity Pro Rata Fraction of Damages. Each Participating Holder's liability for any Indemnified Third Party Claim shall be limited as set forth in this Section 8.5(b) based on the nature of the matter giving rise to such Indemnified Third Party Claim. For the avoidance of doubt and notwithstanding any other provision of this Agreement to the contrary, except in cases of fraud or intentional misrepresentation by such Participating Holder or willful breaches of covenants by such Participating Holder, in no event shall each Participating Holder's liability to Parent for Damages under this Agreement exceed the aggregate portion of the Merger Consideration payable by Parent to that Participating Holder pursuant to this Agreement, the Escrow Agreement and the Management Incentive Plan.

          (c)   The amount of Damages otherwise recoverable under Section 8.1(a) or Section 8.1(b) hereof shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar cash payment actually received by the Indemnified Parties from any third party with respect thereto, net of costs of recovery and increased insurance premium resulting from such claims.

          (d)   Any Damages for which any Indemnified Party is entitled to indemnification under this Section 8 shall be determined without duplication of recovery by reason of the state of facts giving rise to such Damages constituting a breach of more than one representation, warranty, covenant or agreement.

          (e)   Subject to specific performance and other equitable remedies, if the Merger is consummated, the indemnification provisions under this Section 8 will be the sole and exclusive remedy of an Indemnified Party attributable to claims under, relating to or arising out of the Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Agreement shall limit any Person's rights or obligations under any agreement other than this Agreement.

          (f)    Notwithstanding any provision in this Section 8 or elsewhere in this Agreement to the contrary, only the Stockholders' Representative shall have the right, power and authority to commence any action, suit or Proceeding, by and on behalf of any or all Participating Holders,

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  against Parent, Merger Sub or the Surviving Corporation in connection with this Agreement and the transactions contemplated hereby and thereby, and in no event shall any Participating Holder himself, herself or itself have the right to commence any action, suit or Proceeding against Parent, Merger Sub or the Surviving Corporation in such connection. By virtue of the adoption of this Agreement and the approval of the Merger by the Company Stockholders, each Participating Holder (regardless of whether or not such Participating Holder votes in favor of the adoption of the Agreement and the approval of the Merger, whether at a meeting or by written consent in lieu thereof) shall be deemed to have waived, and shall be deemed to have acknowledged and agreed that such Participating Holder shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which such Participating Holder may become subject under or in connection with this Agreement or the related facts and circumstances underlying any such indemnification obligation or other liability.

9.  TERMINATION

        9.1    Termination.    This Agreement may be terminated prior to the Effective Time:

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company if (i) a court of competent jurisdiction shall have issued a final and nonappealable order having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, and (ii) the contravention of such order would have a Material Adverse Effect on Parent (in the case of a termination by Parent) or a Material Adverse Effect on Company (in the case of a termination by the Company or Parent); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 9.1(b) if such party did not use reasonable best efforts to have such order vacated prior to its becoming final and nonappealable;

          (c)   by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of Section 4.3 or a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Section 6 hereof would not be satisfied and such breach has not been cured within thirty (30) calendar days after written notice thereof to the Company; provided, however, that no cure period shall be applicable for a breach of Section 4.3 or a breach which by its nature cannot be cured;

          (d)   by the Company if the Company is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of Parent contained in this Agreement such that the conditions set forth in Section 7 hereof would not be satisfied and such breach has not been cured within thirty (30) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be applicable for a breach which by its nature cannot be cured;

          (e)   by Parent if the Initial Stockholder Consents are not delivered to Parent before 7:45 p.m. (Eastern Time) on the Agreement Date;

          (f)    by the Company if the Required Parent Stockholder Vote has not been obtained by December 31, 2013; or

          (g)   by either Parent or the Company if the Merger shall not have been consummated by January 15, 2014; provided, however, that: (i) a party shall not be permitted to terminate this Agreement pursuant to this Section 9.1(g) if the failure to consummate the Merger by January 15, 2014 is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time.

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        9.2    Effect of Termination.

          (a)   In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that this Section 9.2 and Section 10 shall survive the termination of this Agreement and shall remain in full force and effect; provided, further, that the termination of this Agreement shall not relieve any party of liability for such party's intentional breach of this Agreement prior to its termination.

          (b)   Notwithstanding the foregoing Section 9.2(a), in the event that this Agreement is terminated by Parent pursuant to Section 9.1(e), then the Company shall pay to Parent, in cash at the time specified in the following sentence, a nonrefundable fee in an amount equal to Parent's reasonable costs and expenses (including legal fees) incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby, not to exceed $2,000,000 (the "Termination Fee"). The Termination Fee shall be paid by the Company within two Business Days after such termination. If the Company fails to pay when due the Termination Fee, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 9.2, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at an annual rate three percentage points above the "prime rate" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid. Notwithstanding anything to the contrary contained in this Agreement, if this Agreement is terminated by Parent pursuant to Section 9.1(e), Parent's right to receive the Termination Fee and the other amounts set forth in this Section 9.2(b) shall be the sole and exclusive remedy of Parent and its Affiliates and their respective Representatives against the Company or any of its Affiliates or their respective Representatives, and Parent (on its own behalf and on behalf of its stockholders and Affiliates) shall be deemed to have waived all other remedies (including equitable remedies) with respect to: (i) any failure of the Merger to be consummated; (ii) any breach by the Company of its obligations to consummate the Merger or any other provision set forth in this Agreement; or (iii) any inaccuracy in any representation or warranty set forth in this Agreement. Upon payment by the Company of the Termination Fee and any other amounts pursuant to this Section 9.2(b), neither the Company nor any of its Affiliates or Representatives shall have any further liability or obligation (under this Agreement or otherwise) relating to or arising out of this Agreement or any of the transactions contemplated hereby, and in no event shall Parent (and Parent shall ensure that its Affiliates and Representatives do not) seek to recover any money damages or losses, or seek to pursue any other recovery, judgment, damages or remedy (including any equitable remedy) of any kind, in connection with this Agreement or the transactions contemplated hereby.

          (c)   Notwithstanding the foregoing Section 9.2(a), in the event that this Agreement is terminated by the Company pursuant to Section 9.1(f), then Parent shall pay to the Company, in cash at the time specified in the following sentence, a nonrefundable fee in an amount equal to ten million dollars ($10,000,000) (the "Reverse Termination Fee"). The Reverse Termination Fee shall be paid by Parent within two Business Days after such termination. If Parent fails to pay when due the Reverse Termination Fee, then (i) Parent shall reimburse the Company for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the Company of its rights under this Section 9.2, and (ii) Parent shall pay to the Company interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the Company in full) at an annual rate three percentage points above the "prime rate" (as announced by Bank of America or any

54

  successor thereto) in effect on the date such overdue amount was originally required to be paid. Notwithstanding anything to the contrary contained in this Agreement, if this Agreement is terminated by the Company pursuant to Section 9.1(f), the Company's right to receive the Reverse Termination Fee and the other amounts set forth in this Section 9.2(c) shall be the sole and exclusive remedy of the Company and its Affiliates and their respective Representatives against Parent or any of its Affiliates or their respective Representatives, and the Company (on its own behalf and on behalf of its stockholders and Affiliates) shall be deemed to have waived all other remedies (including equitable remedies) with respect to: (i) any failure of the Merger to be consummated; (ii) any breach by Parent or Merger Sub of their respective obligations to consummate the Merger or any other provision set forth in this Agreement; or (iii) any inaccuracy in any representation or warranty set forth in this Agreement. Upon payment by Parent of the Reverse Termination Fee and any other amounts pursuant to this Section 9.2(c), neither Parent nor any of its Affiliates or Representatives shall have any further liability or obligation (under this Agreement or otherwise) relating to or arising out of this Agreement or any of the transactions contemplated hereby, and in no event shall the Company (and the Company shall ensure that its Affiliates and Representatives do not) seek to recover any money damages or losses, or seek to pursue any other recovery, judgment, damages or remedy (including any equitable remedy) of any kind, in connection with this Agreement or the transactions contemplated hereby.

10.  MISCELLANEOUS PROVISIONS

        10.1    Amendment.     This Agreement may be amended with the approval of the board of directors of the Company (or the Stockholders' Representative following the Closing) and Parent at any time (whether before or after the adoption of this Agreement by the Required Company Stockholder Vote); provided, however, that after any such adoption of this Agreement by the Required Company Stockholder Vote, no amendment shall be made which by Law requires further approval of the Company Stockholders without the further approval of such Company Stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company and Parent (prior to the Closing) or Parent and the Stockholders' Representative (after the Closing).

        10.2    Expenses.     All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated, except that all fees and expenses of the third party online due diligence management system, the Exchange Agent and the Escrow Agent shall be shared equally by the Company and Parent.

        10.3    Waiver.

          (a)   No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b)   No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        10.4    Entire Agreement; Counterparts.     This Agreement and the Related Agreements constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement dated as of January 17, 2013 between the Company and

55

Parent shall not be superseded and shall remain in full force and effect until the Effective Time. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronic transmission, each of which shall be deemed an original.

        10.5    Governing Law; Jurisdiction.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each party irrevocably submits to the exclusive jurisdiction and venue of any state or federal court located within New Castle County, State of Delaware, and agrees that all actions or proceedings relating to this Agreement or the transactions contemplated hereby shall be litigated in one of such courts. Further, each of the parties waives any objection that it may have based on improper venue or forum non conveniens to the conduct of any such action or proceeding in any such court and waives personal service of any and all process upon it, and consents to all such service of process made in the manner set forth in Section 10.9. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE RELATED AGREEMENTS OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF AND THEREOF.

        10.6    Attorneys' Fees.     In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

        10.7    Assignability.     This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective permitted successors and assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by the Company or Parent without the prior written consent of the other party, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect provided, further, however, that Parent and the Surviving Corporation may assign (i) this Agreement as a whole without such consent in connection with the acquisition (whether by merger, consolidation, sale or otherwise) of Parent or the Surviving Corporation or of that part of Parent's business to which this Agreement relates, and (ii) any of Parent or the Surviving Corporation's rights hereunder without such consent to an Affiliate of Parent.

        10.8    Third Party Beneficiaries.     Except as provided in Section 8.2, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that following the Closing all Persons that held Company Capital Stock or Company Options immediately prior to the Closing shall be deemed to be third-party beneficiaries of the provisions of Section 1 of this Agreement.

        10.9    Notices.     Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon transmission, if sent by facsimile or electronic transmission (in each case with receipt verified by electronic confirmation), or (c) one (1) Business Day after being sent by courier or express delivery service, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to Parent or Merger Sub:

56

      Millennial Media, Inc.
      2400 Boston Street, Suite 201
      Baltimore, Maryland
      Attention: General Counsel
      Facsimile: N/A

          in the case of notices to the Parent or Merger Sub, with a copy to (which shall not constitute notice):

      Cooley LLP
      3175 Hanover Street
      Palo Alto, CA 94304
      Attention: Craig Menden and Brent Siler
      Facsimile: (650) 857-0663

          if to the Company (prior to Closing):

      Jumptap, Inc.
      155 Seaport Boulevard
      8th Floor
      Boston, MA 02210
      Attention: General Counsel
      Facsimile: (617) 301-4599

          or the Stockholders' Representative (after the Closing):

      Shareholder Representative Services LLC
      1614 15th Street, Suite 200
      Denver, CO 80202
      Attention: Managing Director
      Facsimile: (303) 623-0294
      Telephone: (303) 648-4085

          in the case of notices to the Company (prior to Closing) or to the Stockholders' Representative (after the Closing), with a copy to (which shall not constitute notice):

      Goodwin Procter LLP
      53 State Street
      Boston, MA 02109
      Attention: William J. Schnoor, John M. Mutkoski and Jane Greyf
      Facsimile: (617) 570-1231

        10.10    Severability.     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

57

        10.11    Specific Performance.     Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Parent and the Company would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching party may be entitled at law, a non-breaching party shall be entitled to seek injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof.

        10.12    Construction.

          (a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b)   The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c)   As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d)   Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

          (e)   The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

          (f)    When reference is made in this Agreement to information that has been "made available,""provided to" or "delivered to" Parent or its Representatives, such reference shall include only that information which is readable, printable and otherwise fully accessible to Parent and its Representatives in the Data Room or otherwise delivered in writing by the Company or any of its Representatives to any of Michael Avon, Tom Bell, Matt Gillis, Ho Shin, Paul Palmieri or Mollie Spilman no later than the date of this Agreement, but at least there (3) hours prior to execution hereof.

        10.13    Conflict Waiver.

          (a)   Notwithstanding that the Company has been represented by Goodwin Procter LLP (the "Firm") in the preparation, negotiation and execution of this Agreement and the Escrow Agreement, the Company agrees that after the Closing the Firm may represent the Stockholders' Representative, the Participating Holders and/or their affiliates in matters related to this Agreement and the Escrow Agreement, including without limitation in respect of any indemnification claims. The Company hereby acknowledges, on behalf of itself and its affiliates, that it has had an opportunity to ask for and has obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, and it hereby waives any conflict arising out of such future representation.

[SIGNATURE PAGE FOLLOWS]

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

MILLENIAL MEDIA, INC.
By:	/s/ PAUL PALMIERI
	Name:	Paul Palmieri
	Title:	President and CEO
POLO CORP.
By:	/s/ MICHAEL AVON
	Name:	Michael Avon
	Title:	President
JUMPTAP, INC.
By:	/s/ GEORGE BELL
	Name:	George Bell
	Title:	President and CEO
SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as the Stockholders' Representative
By:	/s/ MARK B. VOGEL
	Name:	Mark B. Vogel
	Title:	Managing Director

[Signature Page to Agreement and Plan of Reorganization]

EXHIBIT A
CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        "280G Stockholder Vote" shall have the meaning set forth in Section 4.6 of this Agreement.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

        "Agreed Portion" shall have the meaning set forth in Section 8.3(b).

        "Agreement" shall have the meaning set forth in the preamble of this Agreement.

        "Anti-Corruption Laws" shall mean the Foreign Corrupt Practices Act of 1977, as amended, the Anti-Kickback Act of 1986 or any applicable Laws of similar effect, and the related regulations and published interpretations thereunder.

        "Asserted Damages Amount" shall have the meaning set forth in Section 8.3(a) of this Agreement.

        "Assumed Option" shall have the meaning set forth in Section 1.5(g)(i) of this Agreement.

        "Business Day" means a day (A) other than Saturday or Sunday and (B) on which commercial banks are open for business in New York City, New York.

        "Cash" means, as of any given time, the aggregate amount of cash and cash equivalents held or owned by the Company, in each case determined in accordance with GAAP in a manner consistent with the historical accounting policies and procedures used in preparing the Company Financial Statements.

        "Cash Merger Consideration" shall mean the aggregate amount of cash (i) payable to certain of the Participating Holders who are not Accredited Investors and who are not Participating Unaccredited Investors as set forth on the Spreadsheet, such aggregate amount not to exceed the Maximum Unaccredited Cash Amount and (ii) the amount in cash payable to the MIP Holders pursuant to Section 1.5(e), such aggregate amount not to exceed $11,000,000.

        "Certificate" shall have the meaning set forth in Section 1.7 of this Agreement.

        "Certificate of Merger" shall have the meaning set forth in Section 1.3 of this Agreement.

        "Change of Control Payments" shall mean all change-in-control, retention and other Company Plans, Contracts or other obligations pursuant to which payments are due to employees and other individual service providers of the Company or any Subsidiary solely as a result of the transactions contemplated by this Agreement.

        "Claim Notice" shall have the meaning set forth in Section 8.2 of this Agreement.

        "Closing" shall have the meaning set forth in Section 1.3 of this Agreement.

        "Closing Company Share Number" shall mean the sum of (a) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time, (b) the aggregate number of shares of Company Common Stock issuable upon the conversion of shares of Company Preferred Stock outstanding as of immediately prior to the Effective Time, and (c) the aggregate number of shares of Company Common Stock underlying Company Options and warrants and other rights to purchase or acquire Company Capital Stock outstanding as of immediately prior to the

Effective Time (whether or not then vested or exercisable but excluding Out-of-the-Money Options) and with respect to any such rights to acquire Company Capital Stock other than Company Common Stock, assuming conversion of such Company Capital Stock to Company Common Stock.

        "Closing Date" shall have the meaning set forth in Section 1.3 of this Agreement.

        "Closing Financial Certificate" shall mean a certificate executed by the Chief Financial Officer of the Company dated as of the Closing Date, certifying the Reduction Amount and Indebtedness (including an itemized list of each such expense and liability with a description of the Person to whom such expense was or is owed). The Closing Financial Certificate shall include a representation of the Company, certified by the Chief Financial Officer of the Company, that such certificate includes all of the amounts that constitute the Reduction Amount and Indebtedness, in each case, paid or payable at any time prior to, at or following the Closing Date.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Company" shall have the meaning set forth in the preamble to this Agreement.

        "Company Balance Sheet" shall have the meaning set forth in Section 2.4(a) of this Agreement.

        "Company Capital Stock" shall mean, collectively, the Company Common Stock and the Company Preferred Stock.

        "Company Common Stock" shall mean the common stock, $0.01 par value per share, of the Company.

        "Company Convertible Debt" shall mean the indebtedness of the Company to cyber communications inc. evidenced by that certain Financial Agreement dated October 8, 2010 between the Company and cyber communications inc.

        "Company Convertible Debt Holder" shall mean a holder of the Company Convertible Debt.

        "Company Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company and delivered to Parent and Merger Sub on the date of the Agreement.

        "Company Equity Plan" shall mean the Amended and Restated Jumptap, Inc. 2005 Stock Option and Grant Plan, as amended and currently in effect.

        "Company Financial Statements" shall have the meaning set forth in Section 2.4(a) of this Agreement.

        "Company Intellectual Property" shall mean all Intellectual Property owned (or purported to be owned) by, or exclusively licensed to, the Company.

        "Company Licenses" shall have the meaning set forth in Section 2.10 of this Agreement.

        "Company Options" shall mean options to purchase shares of Company Common Stock under the Company Equity Plan or otherwise.

        "Company Plans" shall have the meaning set forth in Section 2.15(a) of this Agreement.

        "Company Preferred Stock" shall mean the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, and Series G Preferred Stock.

        "Company Privacy Policy" shall mean each external or internal, past or present privacy policy of the Company, including any policy relating to (i) the privacy of users of the Company Sites and / or Company Services, (ii) the collection, storage, disclosure, and transfer of any User Data or Personal Data, and (iii) any employee information.

        "Company Returns" shall mean any return, statement, report, tax filing or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) required to be filed by or on behalf of the Company with respect to Taxes.

        "Company Service" means any product or service designed, developed, marketed, distributed, provided, licensed or sold at any time by Company.

        "Company Sites" shall mean any Internet websites (including mobile websites) and mobile applications that connect to the internet owned, maintained or operated by the Company.

        "Company Software" has the meaning set forth in Section 2.9(m).

        "Company Stockholders" shall mean the holders of Company Capital Stock.

        "Company Warrants" shall mean warrants to purchase shares of Company Capital Stock.

        "Consent(s)" shall mean any consent, approval or waiver.

        "Continuing Employees" shall have the meaning set forth in Section 5.6(a) of this Agreement.

        "Contract" shall mean any written or oral legally binding contract, agreement, instrument, commitment or undertaking of any nature (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent and purchase orders) as of the Agreement Date or as may hereafter be in effect.

        "Controlling Party" shall have the meaning set forth in Section 8.2 of this Agreement.

        "Core Employees" shall mean the individuals listed on Schedule A to this Agreement.

        "D&O Indemnified Persons" shall have the meaning set forth in Section 5.7(a) of this Agreement.

        "Data Room" shall mean the third-party online due diligence management system maintained by the Company in connection with the preparation and negotiation of this Agreement.

        "Damages" shall mean Liabilities, losses, costs, Taxes, damages, reductions in value, and expenses (but not a multiple of losses), including costs of investigation, defense and settlement and reasonable attorneys' fees and expenses and reasonable fees and expenses of other professionals and experts, that have been directly or indirectly incurred, accrued, or paid by a Person caused by the breach, inaccuracy or nonfulfillment of a representation, warranty or covenant or matters specified in Section 8.1, but excluding punitive damages unless a part of a claim by a third party (and awarded to such third party).

        "DGCL" shall have the meaning set forth in the Recital A of this Agreement.

        "Digital Advertising Alliance" means the Digital Advertising Alliance, the consortium of leading national advertising and marketing trade groups.

        "Dissenting Shares" shall have the meaning set forth in Section 1.10(a) of this Agreement.

        "Dissenting Share Payments" shall have the meaning set forth in Section 1.10(b) of this Agreement.

        "Dissenting Stockholder" shall have the meaning set forth in Section 1.10(a) of this Agreement.

        "Effective Time" shall have the meaning set forth in Section 1.3 of this Agreement.

        "Employee" shall mean any current or former or retired employee, director, or individual independent contractor of the Company, any of its Subsidiaries or any of its or their ERISA Affiliates and, where applicable, the beneficiary or dependent of any such individual.

        "Employment Agreements" shall have the meaning set forth in Recital D of this Agreement.

        "Entity" shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        "Environmental Law" shall mean any Law relating to pollution or protection of human health or the indoor or outdoor environment, including any Laws that preserve or protect the air, surface or ground water, land, and other natural resource, or that regulate emissions, discharges or releases of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products ("Hazardous Substances") or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, including the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any analogous state, local or foreign laws.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" shall mean any Person or entity that would be considered a single employer with such Person under Sections 414(b), (c), (m) or (o) of the Code.

        "Escrow Agent" shall mean Wells Fargo Bank, N.A.

        "Escrow Agreement" shall mean an escrow agreement in substantially the form attached to this Agreement as Exhibit E (as the same may be amended, modified, restated or supplemented from time to time with the approval of the board of directors of the Company (or the Stockholders' Representative following the Closing) and Parent).

        "Escrow Amount" shall have the meaning set forth in Section 1.9(a) of this Agreement.

        "Escrow Fund" shall mean the fund established pursuant to the Escrow Agreement, including the Escrow Amount.

        "Exchange Agent" shall have the meaning set forth in Section 1.8(a) of this Agreement.

        "Escrow Pro Rata Fraction" shall, with respect to a Participating Holder, be equal to the quotient obtained by dividing (a) the portion of the Stock Merger Consideration in the Escrow Account allocated to such Participating Holder by (b) the aggregate Stock Merger Consideration in the Escrow Account, as set forth in the Spreadsheet.

        "Exchange Ratio" shall mean the ratio identified as such on the Spreadsheet.

        "Form S-3" shall have the meaning set forth in Section 5.9(a) of this Agreement.

        "Fundamental Representations" shall have the meaning set forth in Section 8.4 of this Agreement.

        "GAAP" shall mean United States generally accepted accounting principles.

        "Governmental Body" shall mean any national, federal, regional, state, provincial, local, or foreign or other governmental authority or instrumentality, legislative body, court, administrative agency, regulatory body, commission or instrumentality, including any multinational authority having governmental or quasi-governmental powers, or any other industry self-regulatory authority.

        "HSR Act" shall mean the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended.

        "Holder Indemnified Parties" shall have the meaning set forth in Section 8.1(b) of this Agreement.

        "Indebtedness" shall mean, as of any specified date, the amount equal to the sum of the following monetary or payment obligations (whether or not then due and payable), to the extent they are obligations of the Company or guaranteed by the Company, including through the grant of a security interest upon any assets of such entity: (a) all outstanding indebtedness for borrowed money owed to third parties; (b) accrued interest payable with respect to Indebtedness referred to in clause (a); (c) all obligations evidenced by notes, bonds, debentures or other similar instruments (whether or not convertible) or arising under indentures; (d) all obligations arising out of any financial hedging, swap or similar arrangements; (e) all obligations as lessee that would be required to be capitalized in accordance with GAAP; (f) all obligations in connection with any banker's acceptance, guarantee, surety, performance or appeal bond, or similar credit transaction; and (g) the aggregate amount of all prepayment premiums, penalties, breakage costs, "make whole amounts," costs, expenses and other payment obligations of such entity that would arise (whether or not then due and payable) if all such items under clauses (a) through (f) were prepaid, extinguished, unwound and settled in full as of such specified date.

        "Indemnification Agreements" shall have the meaning set forth in Section 5.7(a) of this Agreement.

        "Indemnification Demand" shall have the meaning set forth in Section 8.3(a) of this Agreement.

        "Indemnified Party" shall mean the Person entitled to indemnification under Section 8 of this Agreement.

        "Indemnified Taxes" shall mean any and all liabilities for any Taxes of the Company with respect to any Pre-Closing Tax Period (other than Taxes attributable to actions outside the ordinary course of business on the Closing Date after the Closing). For the avoidance of doubt, the employer portion of any employment or payroll taxes with respect to any compensatory payments made on or about the Closing Date in connection with the transactions contemplated by this Agreement shall be treated as arising in the Pre-Closing Tax Period. In the case of any taxable period that includes but does not end on the Closing Date (each, a "Straddle Period"): real, personal and intangible property Taxes ("Property Taxes") allocable to the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and Taxes (other than Property Taxes) allocable to the Pre-Closing Tax Period shall be computed based on a closing of the books as if such taxable period ended on the close of business on the Closing Date, provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated between the Pre-Closing Tax Period and the period after the Closing Date in proportion to the number of days in each such period.

        "Indemnified Third Party Claim" shall mean any action or Proceeding commenced or threatened to be commenced by any third-party against Parent, the Surviving Corporation, and their Subsidiaries and respective officers, directors, agents, employees, representatives and each Person, if any, who controls or may control Parent within the meaning of the Securities Act that, if determined adversely, would result in an indemnification obligation pursuant to Section 8.

        "Indemnity Pro Rata Fraction" shall, with respect to a Participating Holder and any other MIP Holder, be equal to the quotient obtained by dividing (a) the portion of the Stock Merger Consideration paid to such Participating Holder and other MIP Holder by (b) the aggregate Stock Merger Consideration paid to all Participating Holders and other MIP Holders, as set forth in the Spreadsheet.

        "Information Statement" shall have the meaning set forth in Section 5.1(b) of this Agreement.

        "Initial Press Release" shall have the meaning set forth in Section 5.13 of this Agreement.

        "Initial Stockholder Consent" shall have the meaning set forth in Recital E of this Agreement.

        "Intellectual Property" shall mean the following:

          (a)   Patents;

          (b)   trademarks, trade names, service marks, designs, logos, trade dress, trade styles, corporate names and other source or business identifiers, whether or not registered, together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof;

          (c)   works of authorship, copyrights, moral rights and other rights associated with original works of authorship (whether by statute, common law or otherwise), whether or not registered, and all registrations, applications, renewals, extensions and reversions thereof;

          (d)   URLs, Internet domain names, social media accounts, and all registrations and applications therefor;

          (e)   all information, know-how and data, including, without limitation, inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology applicable to products or to their development, registration, use or marketing;

          (f)    computer programs, including, without limitation, computer programs embodied in semiconductor chips or otherwise embodied, and related flow-charts, programmer notes, updates and data, whether in object or source code form; and

          (g)   to the extent not included in the foregoing, other intellectual, industrial or intangible property rights and assets of any type or nature whatsoever, and rights (whether at law, in equity, by contract or otherwise) to use or otherwise exploit any of the foregoing.

        "IRS" shall mean the Internal Revenue Service.

        "Key Employees" shall mean the individuals listed on Schedule A to this Agreement.

        "Knowledge" of an individual of a particular fact or other matter shall mean such individual is actually aware of such fact, circumstance, event or other matter in question after reasonable inquiry. The Company shall be deemed to have "Knowledge" of a particular fact or other matter if any Key Employee has Knowledge of such fact or other matter. Parent shall be deemed to have "Knowledge" of a particular fact or other matter if Michael Avon, Tom Bell, Matt Gillis, Ho Shin, Paul Palmieri or Mollie Spilman has Knowledge of such fact or other matter.

        "Law" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body and the Self-Regulatory Principles for Online Behavioral Advertising and Self-Regulatory Principles for Multi-Site Data as published by the Digital Advertising Alliance.

        "Letters of Transmittal" shall have the meaning set forth in Section 1.8(a) of this Agreement.

        "Liability" or "Liabilities" means any and all debts, Taxes, liabilities and obligations.

        "Leased Real Property" shall have the meaning set forth in Section 2.8 of this Agreement.

        "Lien" or "Liens" shall have the meaning set forth in Section 2.9(g) of this Agreement.

        "Management Incentive Plan" means the Management Incentive Plan adopted by the board of directors of the Company on August 9, 2013.

        "Management Incentive Plan Shares" shall mean the shares of Parent Common Stock, which are issuable pursuant to the Management Incentive Plan as set forth in the Spreadsheet.

        "Material Adverse Effect" shall mean any state of facts, condition, change, development, event or effect that (when considered either individually or in the aggregate) is, or reasonably likely to be, materially adverse to the assets, liabilities, financial condition, business or results of operation of either party to this Agreement; provided, however, that none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse effect resulting directly or indirectly from general business or economic conditions, except to the extent such general business or economic conditions have a disproportionate effect on the party as compared to other companies in the party's industry; (b) any adverse effect resulting directly or indirectly from conditions generally affecting the industry or industry sector in which the party primarily operates or competes, except to the extent such adverse effect has a disproportionate effect on the party as compared to other companies in such industry or industry sector; (c) any adverse effect resulting directly and solely from any change in accounting requirements or principles or any change in applicable Laws that do not affect the party disproportionately, (d) any changes, events or effects resulting from or arising in connection with this Agreement or the transactions contemplated hereby, or the announcement thereof (including any loss of or adverse change in the relationship of the party with its employees, customers, partners or suppliers related thereto); (e) any changes, events or effects resulting from or arising in connection with the loss of any customer; (f) any failure to meet internal or analysts' estimates or projections, performance measures, operating statistics or revenue or earnings predictions for any period; (g) with respect to Parent, any decline in the price or trading volume of the shares of Parent Common Stock; or (h) with respect to Parent, any adverse effect arising out of or relating to the matters disclosed in Part 3.8 of the Parent Disclosure Schedule, provided, however, that the exceptions set forth in subsections (e) and (f) hereof shall not prevent or otherwise affect a determination that the underlying cause of any such event is a Material Adverse Effect.

        "Material Contract" shall mean any Contract to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets are otherwise bound of the following categories:

          (a)   any Contract (or group of related Contracts) that either per its express terms requires payments by or to the Company in excess of $100,000 in any calendar year, or under which the Company made payments or received payments in excess of $100,000 in 2012 or in excess of $50,000 in the first six (6) months of 2013, including any Contract (or group of related Contracts) for the purchase or sale of real property, raw materials, goods, commodities, utilities, equipment, supplies, products or other personal property, or for the provision or receipt of services;

          (b)   any Contract that either per its express terms requires payments by or to the Company in excess of $100,000 in any calendar year, or under which the Company made payments or received payments in excess of $100,000 in 2012 or in excess of $50,000 in the first six (6) months of 2013, and that is not terminable without penalty on ninety (90) days' or shorter notice, provided, however, that penalty shall not include requirements to pay costs and expenses in connection with the termination of such agreements consisting of reimbursement of expenses incurred and reasonable wind-down costs;

          (c)   (i) any Contract relating to the acquisition or disposition by the Company of any operating business or assets; or (ii) any Contract under which the Company has any indemnification obligations; in each case other than any such Contracts entered into in the ordinary course of business consistent with past practice (excluding any agreements entered into on after January 1, 2013 that provide for non-solicitation provisions);

          (d)   any licenses, sublicenses and other Contracts as to which the Company or any Subsidiary is a party and pursuant to which any Person is authorized to use any Company Intellectual Property;

          (e)   other than "shrink wrap" and similar generally available commercial end-user licenses to software that is not redistributed with or used in the development or provision of the Company products that have an individual acquisition cost of $5,000 or less, all licenses, sublicenses and other Contracts to which the Company or any Subsidiary is a party and pursuant to which the Company or any Subsidiary acquired or is authorized to use any third party Intellectual Property rights that require payments by the Company in excess of $100,000 in any calendar year;

          (f)    all licenses, sublicenses and other Contracts pursuant to which the Company or any of its Subsidiaries has agreed to any restriction on the right of the Company or any of its Subsidiaries to use or enforce any Company-owned Company Intellectual Property or pursuant to which the Company or any Subsidiary agrees to encumber, transfer or sell rights in or with respect to any Company-owned Company Intellectual Property;

          (g)   any Contract providing for the development of any software, content, technology or Intellectual Property, independently or jointly, by or for the Company or any Subsidiary that require payments by the Company in excess of $100,000 in any calendar year;

          (h)   any Contract to license or authorize any third party to manufacture or reproduce any Company Intellectual Property or any of the products, services or technology of the Company;

          (i)    any Contracts relating to the membership of, or participation by, the Company or any of Subsidiary in, or the affiliation of the Company or any Subsidiary with, any industry standards group or association.

          (j)    (i) any guaranty, surety or performance bond or letter of credit issued or posted, as applicable, by the Company; (ii) any Contract evidencing Indebtedness of the Company or providing for the creation of or granting any Lien upon any of the property or assets of the Company (excluding Permitted Encumbrances); (iii) any Contract (A) relating to any loan or advance to any Person which is outstanding as of the date of the Agreement or (B) obligating or committing the Company to make any such loans or advances; and (iv) any currency, commodity or other hedging or swap Contract;

          (k)   (i) creating or purporting to create any partnership or joint venture or any sharing of profits or losses by the Company with any third party; or (ii) any Contract that provides for "earn-outs" or other contingent payments by or to the Company;

          (l)    under which any Governmental Body is a party;

          (m)  any Contract (i) containing covenants restricting or purporting to restrict competition which, in either case, have, would have or purport to have the effect of prohibiting the Company or, after the Closing, Parent or the Surviving Corporation from engaging in any business or activity in any geographic area or other jurisdiction, other than nondisclosure agreements entered into (A) in the ordinary course of business consistent with past practice or (B) in connection with this Agreement; (ii) any Contract in which the Company has granted "exclusivity" or that requires the Company to deal exclusively with, or grant exclusive rights or rights of first refusal to, any customer, vendor, supplier, distributor, contractor or other Person; (iii) any Contract that includes minimum purchase conditions or other requirements, in either case that exceed $100,000 in any calendar year; (iv) any Contract containing a "most-favored-nation", "best pricing" or other similar term or provision by which another party to such Contract or any other Person is, or could become, entitled to any benefit, right or privilege which, under the terms of such Contract, must be at least as favorable to such party as those offered to another Person; or (v) containing any "non-solicitation" or "no-hire" provisions or covenants running in favor of another Person operating in the industry in which the Company operates;

          (n)   any Contract involving commitments to make capital expenditures or to Contract, purchase or sell assets involving $250,000 or more individually;

          (o)   any lease, sublease, rental or occupancy agreement, license, installment, and conditional sale agreement or agreement under which the Company is lessee or lessor of, or owns, uses or operates any leasehold or other interest in any real or personal property that require payments by the Company in excess of $25,000 in any calendar year;

          (p)   any employment, consulting or professional services Contract that is not terminable by the Company at will and without cost or material Liability;

          (q)   any Contract that either per its express terms requires payments by or to the Company in excess of $100,000 in any calendar year, or under which the Company made payments or received payments in excess of $100,000 in 2012 or in excess of $50,000 in the first six (6) months of 2013, containing any support, maintenance or service obligation or cost on the part of the Company or any Subsidiary (other than under its unmodified form of standard customer or distributor agreement, the form of which has been made available to counsel to Parent);

          (r)   any Contract listed on Part 2.22 of the Company Disclosure Schedule;

          (s)   any power of attorney granted by the Company that is currently in effect;

          (t)    any Contract with any investment banker, broker, advisor or similar party retained by the Company, in connection with this Agreement and the transactions contemplated hereby;(t) any Contract with any third party data provider; and

          (u)   any Contract pursuant to which rights of any third party are triggered or become exercisable, or under which any other consequence, result or effect arises, in connection with or as a result of the execution of this Agreement or the consummation of the Merger or other transactions contemplated hereunder, either alone or in combination with any other event;

          (v)   any Contract that if terminated, or if such Material Contract expired without being renewed, would result in a Material Adverse Effect on the Company;

          (w)  provided, however, that notwithstanding any other provision in this definition, any Contract by and between the Company and any advertiser, advertising agency, or publisher or app developer (with respect to any app developer, only for purposes of the Company serving ads on its app) shall not be deemed a Material Contract, provided that such Contract was entered into in the ordinary course of business.

        "Maximum Unaccredited Cash Amount" shall mean an amount equal to three million dollars ($3,000,000).

        "Merger" shall have the meaning set forth in Recital A of this Agreement.

        "Merger Consideration" shall mean twenty six million nine hundred fifty two thousand three hundred seventeen (26,952,317) shares of Parent Common Stock.

        "Merger Consideration Amount" shall mean an amount equal to: (a) the Stock Merger Consideration; multiplied by (b) the Parent Stock Price.

        "Merger Sub" shall have the meaning set forth in the preamble of this Agreement.

        "MIP Holders" shall mean the Company employees who are receiving Management Incentive Plan Shares as set forth on the Spreadsheet.

        "MIP Management Holders" shall mean the members of the Company's management who are receiving Management Incentive Plan Shares and are contributing to the Escrow Fund as set forth on the Spreadsheet.

        "Non-Competition Agreements" shall have the meaning set forth in Recital D of this Agreement.

        "Non-Controlling Party" shall have the meaning set forth in Section 8.2 of this Agreement.

        "Non-Dissenting Stockholder" shall mean each Company Stockholder that does not perfect such stockholder's appraisal rights under the DGCL and is otherwise entitled to receive consideration pursuant to Section 1.5 of this Agreement.

        "Open Source Code" means any software (in source or object code form) that is subject to (A) a license or other agreement commonly referred to as an open source, free software, copyleft or community source code license (including but not limited to any code or library licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement) or (B) any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (1) disclosed, distributed, made available, offered, licensed or delivered in source code form, (2) licensed for the purpose of making derivative works, (3) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (4) redistributable at no charge, including without limitation any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org.

        "Parachute Payment Waivers" shall have the meaning set forth in Section 4.6 of this Agreement.

        "Parent" shall have the meaning set forth in the preamble of this Agreement.

        "Parent Indemnified Parties" shall have the meaning set forth in Section 8.1(a) of this Agreement.

        "Parent Capital Stock" shall mean capital stock of Parent, including Parent Common Stock and preferred stock of Parent.

        "Parent Common Stock" shall mean the common stock, $0.001 par value per share, of Parent.

        "Parent Disclosure Schedule" shall mean the disclosure schedule that has been prepared by Parent and Merger Sub and delivered to the Company on the date of the Agreement.

        "Parent Intellectual Property" shall have the meaning set forth in Section 3.13(a) of this Agreement.

        "Parent Plans" shall have the meaning set forth in Section 5.6(b) of this Agreement.

        "Parent Stock Price" shall mean the average of the closing sale prices of Parent Common Stock as quoted on the New York Stock Exchange for the five (5) consecutive trading days ending with the trading day that is three (3) trading days prior to the Closing Date.

        "Parent's Fully-Diluted Capital Stock" shall mean as of a specified date, the sum, without duplication, of (A) the aggregate number of shares of Parent Common Stock that are issued and outstanding as of such date, (B) the aggregate number of shares of Parent Common Stock issuable upon the exercise of Parent Options (including all Parent Options issued in connection with assumed Company Options and Parent Options granted to Continuing Employees in connection with the Merger) that are outstanding as of such date (whether or not then vested, exercisable or in-the-money), (C) the aggregate number of shares of Parent Common Stock issuable upon conversion of all shares of Parent preferred stock that are issued and outstanding as of such date, and (D) the aggregate number of shares of Parent Common Stock issuable upon exercise of warrants to acquire Parent Capital Stock or other direct or indirect rights to acquire shares of Parent Capital Stock, in each case that are issued and outstanding as of such date (whether or not then vested, exercisable or in-the-money) and with respect to any such rights to acquire Parent Capital Stock other than Parent Common Stock, assuming conversion of such Parent Capital Stock to Parent Common Stock.

        "Participating Stockholders" shall mean each Non-Dissenting Stockholder.

        "Participating Holders" shall mean, collectively, the Participating Stockholders who receive shares of Parent Common Stock in the Merger, the Company Convertible Debt Holders, the holders of Company Warrants and the MIP Management Holders.

        "Patents" shall mean all patents and patent applications (including provisional applications), including without limitation all divisionals, continuations, substitutions, continuations-in-part, re-examinations, re-issues, additions, renewals, extensions, confirmations, registrations, utility models, design patents, certificates of invention, confirmation patents, registration patents or patents of addition, patent term extensions, and supplemental protection certificates or requests for continued examinations, foreign counterparts, and the like, in each case in any country or jurisdiction.

        "Payment Amount" shall mean (a) the Stock Merger Consideration, minus (without duplication) (b) the shares of Parent Common Stock that are part of the Escrow Amount, minus (c) the Management Incentive Plan Shares minus (d) the shares of Parent Common Stock into which Assumed Options would be convertible or exercisable, as applicable.

        "Payoff Letters" shall have the meaning set forth in Section 6.12 of this Agreement.

        "Permitted Encumbrances" shall mean: (a) liens for current Taxes not yet due and payable or being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (b) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (c) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance or similar programs mandated by applicable Law or governmental regulations; (d) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies, and other like liens; (e) liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; and (f) liens in favor of other financial institutions arising in connection with the Company's deposit accounts or securities accounts held at such institutions to secure customary fees, charges, and the like.

        "Person" shall mean any individual, entity or Governmental Body.

        "Personal Data" means a natural person's name, street address, telephone number, e-mail address, photograph, social security number, driver's license number, passport number, or customer or account number, or any other piece of information that allows the identification of a natural person, and all other information associated with such natural person.

        "Pre-Closing Period" shall have the meaning set forth in Section 4.1 of this Agreement.

        "Pre-Closing Tax Contest" shall have the meaning set forth in Section 5.8(b) of this Agreement.

        "Pre-Closing Tax Period" shall mean any Tax period (or portion thereof) ending on or before the Closing Date.

        "Pre-Closing Tax Return" shall have the meaning set forth in Section 5.8(a) of this Agreement.

        "Proceeding" means any action, arbitration (whether for settlement of any claim or otherwise), audit, claim, demand, hearing, investigation, litigation, proceeding or suit, whether civil, criminal, administrative, investigative, or informal and whether commenced, brought, conducted or heard by or before or otherwise involving any Governmental Body or arbitrator.

        "Proxy Statement" shall have the meaning set forth in Section 5.2 of this Agreement.

        "Reduction Amount" shall mean an amount equal to: (a) Transaction Expenses; plus (b) the Expense Fund; plus (c) the Cash Merger Consideration.

        "Registered IP" shall mean all Intellectual Property that is registered, filed, or issued under the authority of any Governmental Body, including without limitation all Patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing.

        "Registration Rights Agreement" shall mean the Registration Rights Agreement in the form of Exhibit G hereto entered into between and among Parent, each Company Stockholder listed on Exhibit B-1 and certain other Company Stockholders and holders of Company Options, which will become effective at the Effective Time.

        "Related Agreements" shall mean the Non-Competition Agreements, the Employment Agreements, the Letters of Transmittal, the Escrow Agreement, the Registration Rights Agreement and all other agreements and certificates entered into or executed by the Company and/or the Company Stockholders and/or the holders of Company Options in connection with the Closing of the Merger and the transactions contemplated herein.

        "Representative" shall have the meaning set forth in Section 4.3(a) of this Agreement.

        "Required Company Stockholder Vote" shall mean the affirmative vote of the holders of a majority of the shares of Company Common Stock and Company Preferred Stock (on an as-converted to common stock basis) outstanding on the applicable record date, voting together as a single class.

        "Required Financial Statements" shall have the meaning set forth in Section 4.10 of this Agreement.

        "Required Parent Stockholder Vote" shall mean the affirmative vote of the holders of a majority of the shares of Parent Common Stock cast on the proposal to approve the issuance of the Parent Common Stock to be paid as Stock Merger Consideration.

        "Response" shall have the meaning set forth in Section 8.3(b) of this Agreement.

        "SEC" means the Securities and Exchange Commission.

        "Section 280G" shall have the meaning set forth in Section 4.7 of this Agreement.

        "Section 409A" shall have the meaning set forth in Section 2.14(k) of this Agreement.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock, $0.01 par value per share, of the Company.

        "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, $0.01 par value per share, of the Company.

        "Series C Preferred Stock" shall mean the Series C Convertible Preferred Stock, $0.01 par value per share, of the Company.

        "Series D Preferred Stock" shall mean the Series D Convertible Preferred Stock, $0.01 par value per share, of the Company.

        "Series E Preferred Stock" shall mean the Series E Convertible Preferred Stock, $0.01 par value per share, of the Company.

        "Series F Preferred Stock" shall mean the Series F Convertible Preferred Stock, $0.01 par value per share, of the Company.

        "Series G Preferred Stock" shall mean the Series G Convertible Preferred Stock, $0.01 par value per share, of the Company.

        "Soliciting Materials" shall have the meaning set forth in Section 5.1(c) of this Agreement.

        "Special Bonus Plan" means the Company Special Bonus Plan adopted by the board of directors of the Company on August 9, 2013.

        "Special Claims" shall have the meaning set forth in Section 8.4 of this Agreement.

        "Spreadsheet" shall have the meaning set forth in Section 4.4 of this Agreement.

        "Stock Merger Consideration" shall mean the number of shares of Parent Common Stock equal to the difference between: (a) the Merger Consideration; minus (b) the Reduction Amount divided by the Parent Stock Price.

        "Stockholder Written Consent" shall have the meaning set forth in Recital E of this Agreement.

        "Stockholders' Representative" shall have the meaning set forth in Section 1.12(a) of this Agreement.

        "Subsidiary" means, with respect to any Person, any corporation, association, limited liability company or other business Entity of which more than fifty percent (50%) of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or by one or more of the other Subsidiaries of that Person or a combination thereof.

        "Surviving Corporation" shall have the meaning set forth in Section 1.1 of this Agreement.

        "Takeover Proposal" shall mean any transaction or series of transactions, or any offer, proposal, inquiry or indication of interest, involving:

          (a)   any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Company and its Subsidiaries is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Company and its Subsidiaries, or (iii) in which any of the Company and its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of any of the Company and its Subsidiaries;

          (b)   any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, net income or assets of any of the Company and its Subsidiaries; or

          (c)   any liquidation or dissolution of any of the Company and its Subsidiaries.

        "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, fringe benefit, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), Code Section 59A or windfall profit tax, custom duty or other tax of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Tax Governmental Body responsible for the imposition of any such tax (domestic or foreign).

        "Transaction Expenses" shall mean the product of (i) fifty-percent (50%) times (ii) the sum of (a) all third party fees and expenses incurred by the Company in connection with the Merger and this Agreement and the transactions contemplated hereby whether or not billed or accrued (including any fees and expenses of legal counsel and accountants, the maximum amount of fees payable to financial advisors, investment bankers and brokers of the Company notwithstanding any contingencies for earnouts, escrows, etc., any amounts incurred by the Company pursuant to Section 5.3 and any such fees incurred by the Company Stockholders paid or to be paid for by the Company); plus (b) 50% all fees and expenses of the Data Room, the Exchange Agent and the Escrow Agent; plus (c) all Change of Control Payments (other than payments under the Management Incentive Plan or the Special Bonus Plan); plus (d) the cost of the Tail Policy; plus (e) fifty percent (50%) of the aggregate amount payable under the Special Bonus Plan.

        "User Data" shall mean any Personal Data or other data or information: (a) collected by or on behalf of the Company from users of the Company Services or of any Company Site and (b) controlled, maintained, processed, stored or otherwise accessed by Company or a third party acting on Company's behalf that is collected from a particular computer, phone or device regarding viewing behaviors for the purpose of delivering advertising to that computer or device, and all other information associated with such particular computer or device.

        "Voluntary Amendment" shall have the meaning set forth in Section 5.8(b) of this Agreement.

        "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq. (1988), as amended, and any similar state or local Law.

        "Withholding Agent" shall have the meaning set forth in Section 1.8(f) of this Agreement.

Annex B

PERSONAL AND CONFIDENTIAL

August 13, 2013

Board of Directors
Millennial Media Inc.
2400 Boston St, Suite 301
Baltimore, MD 21224

Ladies and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to Millennial Media Inc. (the "Company") of the Merger Consideration (as defined in the Agreement (as defined below)) to be paid by the Company pursuant to the Agreement and Plan of Reorganization, dated as of August 13, 2013 (the "Agreement"), by and among the Company, Polo Corp., a wholly owned subsidiary of the Company, and Jumptap, Inc. ("Jumptap"), in connection with the purchase of Jumptap, as provided in the Agreement.

        Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Jumptap and any of their respective affiliates and third parties, including General Catalyst Partners, Summerhill Venture Partners and Redpoint Ventures, each an affiliate of a significant stockholder of Jumptap (collectively, the "Funds") and their respective affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction") for the accounts of Goldman, Sachs & Co. and its affiliates and employees and their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain investment banking services to the Company and its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint active bookrunner on the Company's initial public offering of 10,200,000 shares of common stock in March 2012 and follow-on offering of 10,000,000 shares of common stock in October 2012. We may also in the future provide investment banking services to the Company, Jumptap and their respective affiliates and the Funds and their respective affiliates and portfolio companies for which our Investment Banking Division may receive compensation. Affiliates of Goldman, Sachs & Co. also may have co-invested with the Funds and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of the Funds from time to time and may do so in the future.

        In connection with this opinion, we have reviewed, among other things, the Agreement; the annual report to stockholders and the Annual Report on Form 10-K of the Company for the fiscal year ended 2012; the Company's Registration Statement on Form S-1, including the prospectus contained therein dated March 27, 2012 relating to the Company's initial public offering of common stock; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; Jumptap's unaudited balance sheet as of December 31, 2011 and December 31, 2012, Jumptap's unaudited statement of operations and statement of cash flows for the years ended December 31, 2011 and December 31, 2012 and Jumptap's unaudited balance sheet as of June 30, 2013 and unaudited statement of operations and unaudited statement of cash flows for the six month period ended June 30, 2013; certain publicly available research analyst reports for the Company; certain internal financial analyses and forecasts for Jumptap prepared by its management; and certain internal financial analyses and forecasts for the Company and certain financial analyses and forecasts for Jumptap, in each case, as prepared by the management of the Company and approved for our use by the Company (the "Forecasts"), including certain cost savings and operating synergies projected by the management of the Company to result from the Transaction, as approved for our use by the Company (the "Synergies"). We have also held discussions with members of the senior managements of the Company and Jumptap regarding their assessment of the past and current business operations, financial condition and future prospects of Jumptap and with the members of senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company and the strategic rationale for, and the potential benefits of, the Transaction; reviewed the reported price and trading activity for the shares of Company Common Stock; compared certain financial and stock market information for the Company and certain financial information for Jumptap with similar financial and stock market information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the internet industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Jumptap or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Jumptap or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the Company, as of the date hereof, of the Merger Consideration to be paid by the Company for Jumptap pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, any ongoing obligations of the Company, the allocation of the Merger Consideration, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company or Jumptap, or any class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid by the Company for Jumptap pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or Jumptap or the ability of the Company or Jumptap to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date

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hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by the Company for Jumptap pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

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SPECIAL MEETING OF STOCKHOLDERS OF MILLENNIAL MEDIA, INC. November 4, 2013 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17752/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To approve the issuance of up to 26,952,317 shares of Millennial Media, Inc. common stock to Jumptap, Inc. security holders in connection with the acquisition of Jumptap, Inc. (the "Share Issuance Proposal"). 2. To approve, if necessary, the adjournment of the Special Meeting, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal. 3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED FOR THE SHARE ISSUANCE PROPOSAL, FOR PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SHARE ISSUANCE PROPOSAL AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00030300000000000000 8 110413 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

14475 0 MILLENNIAL MEDIA, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 4, 2013 The undersigned stockholder of Millennial Media, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement with respect to the Special Meeting of Stockholders of Millennial Media, Inc. to be held at the Grand Hyatt Washington,1000 H Street, NW, Washington, D.C. on November 4, 2013, at 9:00 a.m., and hereby appoint Paul J. Palmieri and Michael B. Avon, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Millennial Media, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments). (Continued and to be signed on the reverse side.)

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To approve the issuance of up to 26,952,317 shares of Millennial Media, Inc. common stock to Jumptap, Inc. security holders in connection with the acquisition of Jumptap, Inc. (the "Share Issuance Proposal"). 2. To approve, if necessary, the adjournment of the Special Meeting, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of the Share Issuance Proposal. 3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED FOR THE SHARE ISSUANCE PROPOSAL, FOR PROPOSAL 2, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD. FOR AGAINST ABSTAIN JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 SPECIAL MEETING OF STOCKHOLDERS OF MILLENNIAL MEDIA, INC. November 4, 2013 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SHARE ISSUANCE PROPOSAL AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 00030300000000000000 8 110413 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/17752/